As filed with the Securities and Exchange Commission on February 18, 1998
                                                     Registration No. 333-42903
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                                 MNI NEWCO, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                         2711                 522080478
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)


          2100 "Q" Street, Sacramento, California 95816, (916) 321-1846 (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                               -------------------

                              Karole Morgan-Prager
                     General Counsel and Corporate Secretary
                           McClatchy Newspapers, Inc.
                                 2100 "Q" Street
                              Sacramento, CA 95816
                                 (916) 321-1828
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                   Copies to:
  Nathaniel M. Cartmell III      Arthur Fleischer, Jr.    William  R. Busch, Jr.
    Katharine A. Martin             Jeffrey Bagner           Laura S. Carlson
Pillsbury Madison & Sutro LLP    Fried, Frank, Harris,      Faegre & Benson LLP
     2550 Hanover Street           Shriver & Jacobson       2200 Norwest Center
     Palo Alto, CA 94304           One New York Plaza        90 S. 7th Street
       (650) 233-4500              New York, NY 10004      Minneapolis, MN 55402
                                     (212) 859-8000            (612) 336-3000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the Agreement and Plan of Merger and Reorganization (described in the Joint Proxy Statement/Prospectus included herein) are satisfied or waived.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               -------------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               -------------------


                                          CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                 AMOUNT TO BE    OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED              REGISTERED(1)        SHARE(2)             PRICE(2)       REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per share    20,182,049        $27.4063           $553,115,289.51     $163,169.02(3)
-----------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, par value $0.01 per share    28,675,912        $27.4063           $785,900,647.05     $231,840.70(3)
=============================================================================================================================

(1) Based upon the approximate maximum number of shares of Class A Common Stock and Class B Common Stock of the Registrant to be issued in connection with the transactions described herein. This Registration Statement also relates to an indeterminable number of shares of the Registrant's Class A Common Stock issuable upon conversion of the Registrant's Class B Common Stock.
(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price of the Class A Common Stock and Class B Common Stock is based upon the product of (i) $27.4063 (the average of the high and low prices of McClatchy Newspapers, Inc. ("McClatchy") Class A Common Stock on February 17, 1998 as reported on the New York Stock Exchange (the "NYSE") Composite Transactions Tape) multiplied by (ii) 48,857,961 (the sum of (A) the approximate total number of shares of McClatchy Class A Common Stock outstanding on such date, (B) the approximate total number of shares of McClatchy Class B Common Stock outstanding on such date and (C) the maximum number of shares of the Registrant's Class A Common Stock issuable to holders of shares of Cowles Media Company ("Cowles") Voting Common Stock, Cowles Non-voting Common Stock and Cowles Converted Stock Units (as defined herein) pursuant to the transactions described herein). The proposed maximum offering price per share for both Class A Common Stock and Class B Common Stock is based upon the proposed maximum aggregate offering price divided by the amount to be registered.
(3) A filing fee of $280,897.00 was previously paid by McClatchy pursuant to section 14(g) of the Securities Exchange Act of 1934, as amended, in connection with the filing of the preliminary Joint Proxy Statement/Prospectus on December 15, 1997. Pursuant to Rule 457(b) under the Securities Act of 1933, as amended, such fee is being credited against the registration fee, and accordingly, only
         $114,113 of the total filing fee is being paid by the Registrant herewith in connection with this registration statement.

                              --------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           MCCLATCHY NEWSPAPERS, INC.
                                 2100 "Q" Street
                          Sacramento, California 95816
                                 (916) 321-1846

To the Stockholders of McClatchy Newspapers, Inc.:

         You are cordially invited to attend a Special Meeting of the stockholders of McClatchy Newspapers, Inc. ("McClatchy") to be held at the Sacramento Convention Center Activity Building, 13th and K Streets, Room 202, Sacramento, California, on March 19, 1998, at 9:00 a.m., local time.

         At the Special Meeting, you will be asked to consider and vote on a proposal to approve and adopt a Reorganization Agreement between McClatchy and Cowles Media Company ("Cowles"), pursuant to which (i) a new holding company to be renamed The McClatchy Company will be established, (ii) each outstanding share of McClatchy Class A Common Stock and McClatchy Class B Common Stock will be converted into shares of Class A Common Stock and Class B Common Stock, respectively, of the new holding company, having substantially identical rights to the existing shares (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights), and (iii) each outstanding share of Cowles common stock will be converted into cash or shares of Class A Common Stock of the new holding company. DETAILED INFORMATION CONCERNING THE REORGANIZATION AGREEMENT, THE MCCLATCHY MERGER AND THE COWLES MERGER IS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, WHICH YOU ARE URGED TO READ CAREFULLY. A COPY OF THE REORGANIZATION AGREEMENT IS ATTACHED AS ANNEX A TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

         The approval and adoption of the Reorganization requires the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Class A Common Stock and McClatchy Class B Common Stock held by stockholders of record on January 26, 1998 (the "Record Date"). Holders of shares representing approximately 70% of the total voting power of McClatchy Common Stock have agreed to vote their shares in favor of the Reorganization. Although these stockholders have sufficient voting power to approve and adopt the Reorganization Agreement, your Board of Directors nevertheless believes that your representation at the Special Meeting is important and urges you to vote your shares of McClatchy Common Stock.

         The stockholders of Cowles are also being asked to approve and adopt the Reorganization Agreement. Holders of shares representing approximately 56% of the total voting power of Cowles have agreed to vote to approve and adopt the Reorganization Agreement.

         Subject to the satisfaction of certain conditions, holders of McClatchy Class B Common Stock will be entitled to the appraisal rights provided under Delaware law in connection with the McClatchy Merger as described in the accompanying Joint Proxy Statement/Prospectus.

         Your Board of Directors, after careful consideration, has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Reorganization is fair to and in the best interests of McClatchy and its stockholders and recommends that you vote FOR approval and adoption of the Reorganization Agreement and the transactions contemplated thereby.

         IT IS VERY IMPORTANT THAT YOUR SHARES OF McCLATCHY COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

         HOLDERS OF McCLATCHY COMMON STOCK SHOULD NOT SEND ANY McCLATCHY COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

         THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBING THESE IMPORTANT MATTERS ARE ATTACHED. If you require assistance in completing your proxy or have questions about voting procedures or the Joint Proxy Statement/Prospectus, please contact Karole Morgan-Prager, McClatchy's General Counsel and Corporate Secretary, at (916) 321-1828 or Georgeson & Company Inc., McClatchy's proxy solicitor, at (800) 223-2064 or (212) 440-9800.

February 17, 1998


              Sincerely,

              /s/ Gary Pruitt                             /s/ Erwin Potts

              Gary B. Pruitt                              Erwin Potts
              President and Chief Executive Officer       Chairman of the Board

                           MCCLATCHY NEWSPAPERS, INC.
                                 2100 "Q" Street
                          Sacramento, California 95816
                                 (916) 321-1846

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 19, 1998


To the Stockholders of McClatchy Newspapers, Inc.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy"), will begin at 9:00 a.m., local time, at the Sacramento Convention Center Activity Building, 13th and K Streets, Room 202, Sacramento, California, on March 19, 1998, for the following purposes:

         To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of November 13, 1997 and amended and restated as of February 13, 1998 (the "Reorganization Agreement") between (among others) McClatchy and Cowles Media Company, a Delaware corporation ("Cowles"), and the transactions contemplated thereby (the "Reorganization"). In connection with the Reorganization, (i) MNI Newco, Inc., a Delaware corporation and newly formed holding company ("New McClatchy"), will be renamed "The McClatchy Company," (ii) McClatchy will be merged (the "McClatchy Merger") with a wholly owned subsidiary of New McClatchy and each outstanding share of McClatchy Class A Common Stock and Class B Common Stock will be converted into shares of New McClatchy Class A Common Stock and Class B Common Stock (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights), and (iii) Cowles will be merged with another wholly owned subsidiary of New McClatchy and, subject to certain exceptions, each outstanding share of Cowles common stock will be converted into $90.50 in cash, shares of New McClatchy Class A Common Stock (based upon an exchange ratio set forth in the Reorganization Agreement) or a combination of cash and New McClatchy Class A Common Stock. As a result of the Reorganization, McClatchy and Cowles will become wholly owned subsidiaries of New McClatchy. Further information on the Reorganization Agreement and the Reorganization is set forth in the accompanying Joint Proxy Statement/Prospectus, which is incorporated herein by reference.

         The approval and adoption of the Reorganization Agreement and the transactions contemplated thereby requires the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Class A Common Stock and McClatchy Class B Common Stock held by stockholders of record on January 26, 1998.

         In connection with the McClatchy Merger, appraisal rights will be available to holders of McClatchy Class B Common Stock who meet and comply with applicable provisions of Delaware law, which are attached as Annex F to the accompanying Joint Proxy Statement/Prospectus. Please see the section entitled "STOCKHOLDERS' APPRAISAL RIGHTS" in the accompanying Joint Proxy Statement/Prospectus for a discussion of procedures to be followed in asserting appraisal rights in connection with the McClatchy Merger.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                 /s/ Karole Morgan-Prager

Sacramento, California                           Karole Morgan-Prager
February 17, 1998                                Corporate Secretary

                              COWLES MEDIA COMPANY
                               329 Portland Avenue
                              Minneapolis, MN 55415
                                 (612) 673-7100

To the Stockholders of Cowles Media Company:

         You are cordially invited to attend a Special Meeting of the stockholders of Cowles Media Company to be held at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on March 19, 1998 at 9:00 a.m. local time.

         At the Special Meeting, you will be asked to vote on a proposal to approve a Reorganization Agreement with McClatchy Newspapers, Inc., under which Cowles will be merged with a subsidiary of a new holding company ("New McClatchy") and will become a wholly owned subsidiary of New McClatchy. In the merger, each share of Cowles common stock will be converted (based on elections by stockholders) into the right to receive (i) $90.50 in cash; (ii) between
2.68820 and 3.01667 shares of New McClatchy Class A Common Stock (depending on the market price of McClatchy Class A Common Stock shortly before the closing of the merger); or (iii) a combination of cash and New McClatchy Class A Common Stock. Because the McClatchy Class A Common Stock issued in the merger must be at least 15% (but not more than 25%) of the total consideration received by stockholders in the merger, stockholders may receive prorated amounts of cash and New McClatchy Class A Common Stock that are different from their elections. DETAILED INFORMATION CONCERNING THE REORGANIZATION AGREEMENT, THE MERGER, ELECTIONS BY STOCKHOLDERS AND PRORATED AMOUNTS IS SET FORTH IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, WHICH YOU ARE URGED TO READ CAREFULLY.

         Approval of the Reorganization Agreement requires the affirmative vote of a majority of the outstanding shares of Cowles voting common stock held by stockholders of record on February 16, 1998. (Only holders of Cowles voting common stock are entitled to vote at the Special Meeting.) Holders of approximately 56% of the outstanding shares of Cowles voting common stock have agreed to vote FOR the Reorganization Agreement. Although these holders have sufficient voting power to approve the Reorganization Agreement, your Board of Directors believes that your representation at the Special Meeting is important.

         After careful consideration, your Board of Directors has approved the Reorganization Agreement, and has determined that it is fair to and in the best interests of Cowles and its stockholders and recommends that you vote FOR approval of the Reorganization Agreement. The Board's actions regarding the Reorganization Agreement were taken at a meeting attended by eight of the nine directors. All directors present voted in favor of the Reorganization Agreement.

         Stockholders of McClatchy are also being asked to approve the Reorganization Agreement. Holders of shares representing approximately 70% of the total voting power of McClatchy have agreed to vote to approve and adopt the Reorganization Agreement.

         THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS DESCRIBING THESE IMPORTANT MATTERS ARE ATTACHED. If you require assistance in completing your proxy or have questions about voting procedures, electing to receive cash or shares of New McClatchy Class A Common Stock or the Joint Proxy Statement/Prospectus, please contact William R. Busch, Jr., General Counsel and Secretary, at (612) 673-7002, Georgeson & Company Inc., our proxy solicitor, at (800) 223-2064 or (212) 440-9800, or Sherburne & Coughlin, Ltd., our transfer agent, at (612) 338-3255. WE URGE EACH HOLDER OF SHARES OF COWLES VOTING COMMON STOCK TO COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID PROXY ENVELOPE.

         We appreciate your support and confidence over the years.

February 17, 1998

                               Sincerely,

                               /s/ David C. Cox

                               David C. Cox
                               President and Chief Executive Officer


                               /s/ John Cowles III

                               John Cowles III
                               Chairman of the Board

                              COWLES MEDIA COMPANY
                               329 Portland Avenue
                              Minneapolis, MN 55415
                                 (612) 673-7100

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 19, 1998

                  To the Stockholders of Cowles Media Company:

         NOTICE IS HEREBY GIVEN that a Special Meeting of stockholders of Cowles Media Company, a Delaware corporation ("Cowles"), will be held at 9:00 a.m., local time, at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on March 19, 1998, for the following purposes:

         To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of November 13, 1997 and amended and restated as of February 13, 1998 (the "Reorganization Agreement") between (among others) Cowles and McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy"), and the transactions contemplated thereby (the "Reorganization"). The Reorganization includes a merger (the "Cowles Merger") by which Cowles will be merged with a wholly owned subsidiary of a newly formed holding company ("New McClatchy") and will become a wholly owned subsidiary of New McClatchy. Subject to appraisal rights discussed below and certain other exceptions, each share of common stock of Cowles ("Cowles Common Stock") outstanding at the time of the Cowles Merger will be converted into the right to receive, based on elections made on the Form of Election accompanying this notice, (i) $90.50 in cash; or
(ii) between 2.68820 and 3.01667 shares of New McClatchy Class A Common Stock (depending on the market price of McClatchy Class A Common Stock during a specified period prior to the Cowles Merger); or (iii) a combination of cash and New McClatchy Class A Common Stock.

         The value of the McClatchy Class A Common Stock issued in the Cowles Merger must be at least 15%, but not more than 25%, of the total consideration received by Cowles stockholders in the Cowles Merger. Therefore, Cowles stockholders may receive prorated amounts of cash and New McClatchy Class A Common Stock that are different from the amounts elected by such stockholders in their respective Forms of Election.

         As a result of the Reorganization, each of Cowles and McClatchy will become a wholly owned subsidiary of New McClatchy. The accompanying Joint Proxy Statement/Prospectus, which is incorporated herein by reference, includes additional information regarding the Reorganization Agreement, the Reorganization, the Cowles Merger, the cash and stock elections to be made by Cowles stockholders pursuant to the Form of Election, and the possible proration of amounts of cash and New McClatchy Class A Stock to be received in the Cowles Merger.

         Approval and adoption of the Reorganization Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of the outstanding shares of Cowles Common Stock having voting rights ("Cowles Voting Common Stock") held by stockholders of record on February 16, 1998. Only holders of Cowles Voting Common Stock are entitled to vote at the Special Meeting.

         In connection with the Cowles Merger, appraisal rights will be available to holders of Cowles Common Stock who meet and comply with all applicable provisions of Delaware law, copies of which are attached as Annex F to the accompanying Joint Proxy Statement/Prospectus. Please see the section entitled "STOCKHOLDERS' APPRAISAL RIGHTS" in the Joint Proxy Statement/Prospectus for a discussion of procedures to be followed to exercise appraisal rights in connection with the Cowles Merger.

         IF YOU HOLD COWLES VOTING COMMON STOCK, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID PROXY ENVELOPE. PLEASE SEND IN ALL OF YOUR COWLES STOCK CERTIFICATES--BOTH VOTING AND NON-VOTING--WITH YOUR FORM OF ELECTION IN THE ENCLOSED ELECTION ENVELOPE.


                                            /s/ W. R. Busch

Minneapolis, Minnesota                      William R. Busch, Jr.
February 17, 1998                           Secretary

                              JOINT PROXY STATEMENT
                              FOR SPECIAL MEETINGS
                             OF THE STOCKHOLDERS OF
                           MCCLATCHY NEWSPAPERS, INC.
                                       AND
                              COWLES MEDIA COMPANY
                            TO BE HELD MARCH 19, 1998

                - - - - - - - - - - - - - - - - - - - - - - - - -

                          PROSPECTUS OF MNI NEWCO, INC.


         This Joint Proxy Statement/Prospectus is being furnished to the holders of the outstanding shares of common stock of McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy"), in connection with the solicitation of proxies by the Board of Directors of McClatchy (the "McClatchy Board") for use at the special meeting of stockholders of McClatchy to be held on March 19, 1998 (the "McClatchy Special Meeting"), and to holders of the outstanding shares of common stock of Cowles Media Company, a Delaware corporation ("Cowles"), in connection with the solicitation of proxies by the Board of Directors of Cowles (the "Cowles Board") for use at the special meeting of stockholders of Cowles to be held on March 19, 1998 (the "Cowles Special Meeting," and together with the McClatchy Special Meeting, the "Special Meetings").

         The McClatchy Special Meeting has been called to consider and vote upon a proposal (the "McClatchy Proposal") to approve the Agreement and Plan of Merger and Reorganization, dated as of November 13, 1997 and amended and restated as of February 13, 1998, by and among McClatchy, Cowles, New McClatchy (as defined herein), MNI Merger Sub (as defined herein) and CMC Merger Sub (as defined herein) (the "Reorganization Agreement") and the transactions contemplated thereby (the "Reorganization"). In connection with the Reorganization, (i) MNI Newco, Inc., a Delaware corporation and newly formed holding company ("New McClatchy"), will be renamed "The McClatchy Company;" (ii) McClatchy will be merged (the "McClatchy Merger") with MNI Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of New McClatchy ("MNI Merger Sub") and each outstanding share of McClatchy Class A common stock, par value $0.01 per share (the "McClatchy Class A Common Stock"), and Class B common stock, par value $0.01 per share (the "McClatchy Class B Common Stock," and together with the McClatchy Class A Common Stock, the "McClatchy Common Stock") will be converted, respectively, into shares of New McClatchy Class A common stock, par value $0.01 per share (the "New McClatchy Class A Common Stock") and New McClatchy Class B common stock, par value $0.01 per share (the "New McClatchy Class B Common Stock," and together with the New McClatchy Class A Common Stock, the "New McClatchy Common Stock") (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights); and (iii) Cowles will be merged with CMC Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of New McClatchy ("CMC Merger Sub") and, subject to the right of holders of Cowles Common Stock to exercise appraisal rights, each outstanding share of Cowles common stock will be converted into $90.50 in cash, shares of New McClatchy Class A Common Stock (based upon an exchange ratio described herein and set forth in the Reorganization Agreement) or a combination of cash and New McClatchy Class A Common Stock.

         The Cowles Special Meeting has been called to consider and vote on a proposal (the "Cowles Proposal") to approve and adopt the Reorganization Agreement and the transactions contemplated thereby, including, among other things, that CMC Merger Sub will merge with and into Cowles (the "Cowles Merger," and together with the McClatchy Merger, the "Mergers") and Cowles will continue as the surviving corporation (sometimes referred to herein as the "Cowles Surviving Corporation").

         SEE "RISK FACTORS" BEGINNING ON PAGE 23 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF COWLES COMMON STOCK IN CONNECTION WITH AN ELECTION TO RECEIVE NEW McCLATCHY COMMON STOCK OR BY HOLDERS OF McCLATCHY COMMON STOCK IN CONNECTION WITH THEIR VOTING ON THE McCLATCHY PROPOSAL.

         THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY
STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is February 19, 1998.

         As a result of the Reorganization, each of McClatchy and Cowles will become a separate wholly owned subsidiary of New McClatchy. A copy of the Reorganization Agreement is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The description of the material portions of the Reorganization Agreement set forth herein is subject to, and is qualified in its entirety by reference to, the text of the Reorganization Agreement.

         This Joint Proxy Statement/Prospectus also serves as a prospectus of New McClatchy with respect to the shares of New McClatchy Class A Common Stock and the shares of New McClatchy Class B Common Stock to be issued in the Reorganization.

         Pursuant to the McClatchy Merger, each share of McClatchy Class A Common Stock and McClatchy Class B Common Stock issued and outstanding immediately prior to the effective time of the Mergers (the "Effective Time") (other than (i) shares of McClatchy Common Stock owned by McClatchy, Cowles, any subsidiary of McClatchy or any subsidiary of Cowles (the "McClatchy Excluded Shares"), which shares will be canceled, and (ii) McClatchy Dissenting Shares (as defined herein)) will be converted into one share of New McClatchy Class A Common Stock and one share of New McClatchy Class B Common Stock, respectively (subject to the right of holders of McClatchy Class B Common Stock to exercise appraisal rights). See "THE REORGANIZATION AGREEMENT--Conversion of McClatchy Common Stock."

         Pursuant to the Cowles Merger, (A) each share of Cowles voting common stock, no par value (the "Cowles Voting Common Stock"), (B) each share of Cowles non-voting common stock, no par value (the "Cowles Non-voting Common Stock," and together with the Cowles Voting Common Stock, the "Cowles Common Stock"), and
(C) each Cowles Converted Stock Unit (as defined herein), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Cowles Common Stock owned by Cowles, McClatchy, any subsidiary of Cowles or any subsidiary of McClatchy (the "Cowles Excluded Shares"), which shares will be canceled, and
(ii) Cowles Dissenting Shares (as defined herein)) will be converted, subject to the terms and conditions described herein and in the Reorganization Agreement, at the election of the holder thereof, into cash in the amount of $90.50 per share (the "Cash Election Price" and also referred to as the "Cash Consideration" in the opinion of Cowles' financial advisor), that number of shares of New McClatchy Class A Common Stock as equals the Exchange Ratio (as defined herein) (the "Stock Election Price" and also referred to as the "Stock Consideration" in the opinion of Cowles' financial advisor) or a combination of cash and shares of New McClatchy Class A Common Stock; provided, however, that a minimum of 6,410,518 shares (the "Minimum Shares Issuable") of New McClatchy Class A Common Stock and up to a maximum of 10,684,197 shares (the "Maximum Shares Issuable") of New McClatchy Class A Common Stock shall be issued to holders of Cowles Common Stock and Cowles Converted Stock Units (based on the number of shares of Cowles Common Stock and Cowles Converted Stock Units outstanding at the Cowles Record Date (as defined herein), assuming an Exchange Ratio of 3.01667 and that there are no Cowles Dissenting Shares). In certain circumstances, elections by holders of Cowles Common Stock and Cowles Converted Stock Units may be prorated. For a detailed description of the proration procedures, see "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration."

         The approval of the McClatchy Proposal requires the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Common Stock held by stockholders of record on January 26, 1998 (the "McClatchy Record Date"). Pursuant to a stockholders voting agreement, dated as of November 13, 1997 and amended and restated on November 23, 1997 (the "McClatchy Stockholders Voting Agreement"), by and among Cowles and certain holders of McClatchy Class B Common Stock, as set forth on Schedule A thereto (the "McClatchy Stockholders"), the McClatchy Stockholders have agreed, among other things, to vote shares representing approximately 70% of the total voting power of McClatchy Common Stock in favor of the McClatchy Proposal. Although the aforementioned stockholders have sufficient voting power to approve and adopt the McClatchy Proposal, the McClatchy Board of Directors nevertheless believes that representation of all shares of McClatchy Common Stock at the McClatchy Special Meeting is important and urges all stockholders to vote their shares of McClatchy Common Stock. A copy of the McClatchy Stockholders Voting Agreement is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

         The approval of the Cowles Proposal requires the affirmative vote of a majority of the outstanding shares of Cowles Voting Common Stock held by stockholders of record on February 16, 1998 (the "Cowles Record Date"). Pursuant to a stockholders voting agreement, dated as of November 13, 1997 (the "Cowles Stockholders Voting Agreement"), by and among McClatchy and certain holders of Cowles Common Stock, as set forth on Schedule A thereto (the "Cowles Stockholders"), the Cowles Stockholders have agreed, among other things, to vote their shares in favor of the Cowles Proposal. Although the aforementioned stockholders have sufficient voting power to approve and adopt the Cowles Proposal, the Cowles Board of Directors nevertheless believes that representation of all shares of Cowles Voting Common Stock at the Cowles Special Meeting is important and urges all stockholders to vote their shares of Cowles Voting Common Stock. A copy of the Cowles Stockholders Voting Agreement is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

         In connection with the Mergers, appraisal rights may be available in respect of shares of McClatchy Class B Common Stock, Cowles Voting Common Stock and Cowles Non-voting Common Stock issued and outstanding immediately prior to the Effective Time held by a stockholder who has complied with the requirements of section 262 ("Section 262") of the Delaware General Corporation Law (the "DGCL"), a copy of which is included as Annex F to this Joint Proxy Statement/Prospectus. Reference is made to the section entitled "STOCKHOLDERS' APPRAISAL RIGHTS" in this Joint Proxy Statement/Prospectus for a discussion of the procedures to be followed in asserting appraisal rights under Section 262.

         The McClatchy Class A Common Stock is listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "MNI." On February 13, 1998, the closing price of the McClatchy Class A Common Stock was $27.8125 per share. Based on such price, each holder of Cowles Common Stock electing to receive New McClatchy Class A Common Stock would receive 3.01667 shares of such stock. See "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration." On November 13, 1997, the last trading day before public announcement of the execution of the Reorganization Agreement, the closing price of McClatchy Class A Common Stock on the NYSE Composite Transactions Tape was $32.625 per share. Assuming the Mergers are approved by the stockholders of McClatchy and Cowles, McClatchy will have the McClatchy Class A Common Stock delisted from the NYSE. New McClatchy has made application to have the New McClatchy Class A Common Stock listed on the NYSE under the symbol "MNI," subject to official notice of issuance.

         This Joint Proxy Statement/Prospectus and accompanying proxy are first being mailed to the stockholders of McClatchy and the stockholders of Cowles on or about February 19, 1998.

         THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS JOINT PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF McCLATCHY AND COWLES ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE MERGERS AND THE SOLICITATION MADE BY THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

         NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER WILL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF McCLATCHY OR COWLES SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                              AVAILABLE INFORMATION

         McClatchy (but not Cowles) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by McClatchy with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1034, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the web site (http://www.sec.gov) maintained by the Commission; or at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. As described herein, the McClatchy Class A Common Stock will be deregistered under the Exchange Act following the Reorganization and McClatchy will no longer file reports, proxy statements or other information with the Commission. McClatchy does not plan to provide any reports or information to its public stockholders other than pursuant to the right to inspect the books and records of McClatchy as required by Delaware law. Instead, such information would be provided, to the extent required, in filings made by New McClatchy as a successor registrant to McClatchy.

          New McClatchy has filed with the Commission a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to shares of New McClatchy Common Stock that are proposed to be issued in connection with the Reorganization to holders of McClatchy Common Stock and to certain holders of Cowles Common Stock. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement filed by New McClatchy with the Commission, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information is available for inspection and copying at the offices of the Commission. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated into this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. After the consummation of the Reorganization, New McClatchy will be subject to the informational requirements of the Exchange Act. New McClatchy has applied to have the shares of New McClatchy Class A Common Stock listed for trading on the NYSE, subject to official notice of issuance.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by McClatchy with the Commission under the Exchange Act are incorporated herein by reference: (a) McClatchy's Annual Report on Form 10-K for the year ended December 31, 1996; (b) biographical information for directors and executive officers contained under the captions "Nominees for Class A Directors," "Nominees for Class B Directors" and "Other Executive Officers" under the heading "Election of Directors"; and information contained under the headings "Compensation," "Executive Compensation," "Stock Option Awards," "Option Exercises and Holdings," "Pension Plans," "Employment Agreement" and "Stock Ownership" from McClatchy's Proxy Statement for its 1997 Annual Meeting of Stockholders dated March 31, 1997; (c) McClatchy's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (d) McClatchy's Current Report on Form 8-K dated November 13, 1997; (e) McClatchy's Current Report on Form 8-K dated January 9, 1998; and (f) McClatchy's Current Report on Form 8-K dated January 29, 1998.

         All reports and definitive proxy or information statements filed by McClatchy or New McClatchy pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the Effective Time will be deemed to be incorporated by reference into this Joint Proxy Statement/Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         All information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to McClatchy has been supplied by McClatchy or New McClatchy and all such information relating to Cowles has been supplied by Cowles.

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. A COPY OF ANY AND ALL DOCUMENTS INCORPORATED THEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE) WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY AFTER RECEIPT OF SUCH REQUEST. WITH RESPECT TO DOCUMENTS OF MCCLATCHY OR NEW MCCLATCHY INCORPORATED HEREIN BY REFERENCE, REQUESTS SHOULD BE DIRECTED TO MCCLATCHY NEWSPAPERS, INC., ATTN: INVESTOR RELATIONS MANAGER, P.O. BOX 15779, SACRAMENTO, CALIFORNIA 95852 (TELEPHONE (916) 321- 1846). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETINGS TO WHICH THIS JOINT PROXY STATEMENT PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY MARCH 12, 1998.


                           FORWARD-LOOKING STATEMENTS

         This Joint Proxy Statement/Prospectus includes "forward-looking statements" within the meaning of various provisions of the Securities Act and the Exchange Act. All statements included in this Joint Proxy Statement/Prospectus that address activities, events or developments that New McClatchy, McClatchy or Cowles expect or anticipate will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of New McClatchy's and its subsidiaries' business and operations, plans, references to future success and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made in light of experience and perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform to New McClatchy's expectations and predictions is subject to a number of risks and uncertainties, including the significant considerations and risks discussed in this Joint Proxy Statement/Prospectus; general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by New McClatchy and its subsidiaries; competitive actions by other companies; changes in laws or regulations; increases in newsprint prices and/or printing and distribution costs over anticipated levels; competition from other forms of media in New McClatchy's principal markets; increased consolidation among major retailers in New McClatchy's newspaper markets or other events depressing the level of advertising; an economic downturn in the economies of California's Central Valley, Washington State, Alaska, the Carolinas or Minnesota; changes in the ability of New McClatchy to negotiate and obtain favorable terms under collective bargaining arrangements with its employees; other occurrences leading to decreased circulation and diminished revenues from both display and classified advertising; and other factors, many of which are beyond the control of New McClatchy and its subsidiaries. See "Risk Factors." Consequently, all of the forward-looking statements made in this Joint Proxy Statement/Prospectus are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by New McClatchy will be realized or, even if substantially realized, that they will have the expected consequences to or effects on New McClatchy and its subsidiaries or their business or operations.

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

AVAILABLE INFORMATION........................................................ 4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................. 5

FORWARD-LOOKING STATEMENTS................................................... 5

SUMMARY  ................................................................... 10
         The Companies...................................................... 10
         McClatchy Special Meeting.......................................... 10
         Cowles Special Meeting............................................. 11
         The Reorganization Agreement....................................... 12
         The Reorganization................................................. 16

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF McCLATCHY................. 19

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF COWLES.................... 20

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA AND PER
         SHARE DATA......................................................... 21

RISK FACTORS................................................................ 23

BUSINESS OF COWLES.......................................................... 24
         Introduction....................................................... 24
         Operating Strategy................................................. 25
         Products and Services.............................................. 25
         CEM................................................................ 26
         CBM................................................................ 27
         CCP................................................................ 27

BUSINESS OF NEW McCLATCHY FOLLOWING THE REORGANIZATION...................... 27

THE SPECIAL MEETINGS........................................................ 27
         General  .......................................................... 27
         Matters to be Considered........................................... 27
         Record Dates; Vote Required; Voting at the Meetings................ 28
         Recommendations of the Board of Directors.......................... 30

THE REORGANIZATION.......................................................... 30
         Background of the Cowles Merger.................................... 30
         Recommendation of the Cowles Board and Reasons for the
         Cowles Merger...................................................... 32
         Recommendation of the McClatchy Board; McClatchy's
         Reasons for the Reorganization..................................... 33
         Opinion of McClatchy's Financial Advisor........................... 34
         Opinion of Cowles' Financial Advisor............................... 38
         Certain Financial Forecasts........................................ 40
         Federal Income Tax Matters......................................... 41
         Accounting Treatment............................................... 44
         Effect on Stock Options and Employee Benefit Matters............... 44
         Interests of Certain Persons in the Mergers........................ 45
         Regulatory Approvals............................................... 46

         Exchange Act Reporting............................................. 47
         Reorganization Financings.......................................... 47

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION................ 47

DIVIDENDS AND PRICES OF COMMON STOCK........................................ 59
         McClatchy.......................................................... 59
         Cowles   .......................................................... 60

DESCRIPTION OF NEW McCLATCHY CAPITAL STOCK.................................. 61
         Authorized Capital Stock........................................... 61
         Antitakeover Effects of Provisions of the Certificate of
         Incorporation and Delaware Law..................................... 61
         McClatchy Stock Options............................................ 62

THE REORGANIZATION AGREEMENT................................................ 62
         The Mergers........................................................ 62
         Conversion of McClatchy Common Stock............................... 62
         Cowles Merger Consideration........................................ 63
         Cowles Stock Options............................................... 64
         Procedures for Exchange of Stock Certificates...................... 65
         Fractional Shares.................................................. 66
         Representations and Warranties..................................... 66
         Certain Pre-Closing Covenants...................................... 67
         No Solicitation of Transactions.................................... 68
         Board Recommendations.............................................. 68
         Listing of New McClatchy Class A Common Stock on the NYSE.......... 69
         Board of Directors and Officers of New McClatchy Following
         the Mergers........................................................ 69
         Registration Rights Agreement...................................... 69
         Access to Information.............................................. 70
         Public Announcements............................................... 70
         Indemnification and Insurance...................................... 70
         Reasonable Best Efforts............................................ 71
         Conditions to the Consummation of the Reorganization............... 71
         Termination........................................................ 72
         Amendment; Extension; Waiver....................................... 73
         Fees and Expenses.................................................. 73

CERTAIN PROVISIONS OF THE COWLES STOCKHOLDERS VOTING AGREEMENT.............. 73

CERTAIN PROVISIONS OF THE McCLATCHY STOCKHOLDERS VOTING AGREEMENT........... 75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
         COWLES............................................................. 76

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND
         FINANCIAL CONDITION OF COWLES...................................... 79
         Recent Events...................................................... 79
         Six Months Ended September 27, 1997 and September 28, 1996......... 79
         Fiscal Years 1997, 1996 and 1995................................... 81

COMPARISON OF STOCKHOLDERS' RIGHTS.......................................... 83
         Comparison of Stockholders' Rights With Respect to
         New McClatchy and McClatchy........................................ 83
         Comparison of Stockholders' Rights With Respect to
         New McClatchy Class A Common Stock and Cowles Common Stock......... 84

STOCKHOLDERS' APPRAISAL RIGHTS.............................................. 86

EXPERTS  ................................................................... 89

LEGAL MATTERS............................................................... 89

OTHER INFORMATION AND STOCKHOLDER PROPOSALS................................. 89

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF COWLES MEDIA COMPANY......... F-1

ANNEXES
-------

A   -    Reorganization Agreement
B   -    McClatchy Stockholders Voting Agreement, as amended and restated
C   -    Cowles Stockholders Voting Agreement
D   -    Opinion of Salomon Brothers Inc
E   -    Opinion of Goldman, Sachs & Co.
F   -    Section 262 of the Delaware General Corporation Law

                                     SUMMARY

         THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, IN THE ATTACHED ANNEXES HERETO AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF MCCLATCHY AND COWLES ARE URGED TO READ CAREFULLY THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE ATTACHED ANNEXES IN THEIR ENTIRETY.

         FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS OF COWLES COMMON STOCK IN CONNECTION WITH THEIR CONSIDERATION OF AN ELECTION TO RECEIVE NEW McCLATCHY CLASS A COMMON STOCK IN THE COWLES MERGER OR BY HOLDERS OF McCLATCHY COMMON STOCK IN CONNECTION WITH THEIR VOTING ON THE McCLATCHY PROPOSAL, SEE "RISK FACTORS."

THE COMPANIES

         MCCLATCHY. McClatchy and its subsidiaries currently publish 10 daily and 13 non-daily newspapers located in western coastal states (including California, Washington and Alaska) and North and South Carolina. As of December 31, 1996, McClatchy had daily circulation of 972,600 and Sunday circulation of 1,175,100. McClatchy's newspapers include, among others, THE SACRAMENTO BEE, THE NEWS AND OBSERVER (Raleigh, North Carolina), THE FRESNO (California) BEE, THE NEWS TRIBUNE (Tacoma, Washington) and the ANCHORAGE DAILY NEWS. McClatchy also owns and operates other media-related businesses, including Nando.net, a national online publishing operation and The Newspaper Network, a national newspaper marketing company. The mailing address of McClatchy's principal executive offices is 2100 "Q" Street, Sacramento, California 95816; its telephone number is (916) 321-1846.

         COWLES. Cowles is a newspaper, magazine, book and information services company headquartered in Minneapolis, Minnesota. Cowles' operating units currently include STAR TRIBUNE, publisher of a daily newspaper and ancillary products serving the cities of Minneapolis and Saint Paul; Cowles Enthusiast Media, Inc. ("CEM"), publishers of special interest consumer magazines and related products; Cowles Business Media, Inc. ("CBM"), publisher of business-to-business magazines, online research products and conferences for the media and marketing services industries; and Cowles Creative Publishing, Inc. ("CCP," and collectively with CEM and CBM, the "Non-newspaper Subs"), a specialty publisher, distributor and direct marketer of books and products for the home arts, home improvement and outdoor markets. In January 1998, Cowles and McClatchy executed agreements to sell the stock of the Non-newspaper Subs at or as soon as practicable after the Effective Time. The mailing address of Cowles' principal executive offices is 329 Portland Avenue, Minneapolis, Minnesota 55415; its telephone number is (612) 673-7100. See "BUSINESS OF COWLES."

         NEW MCCLATCHY. New McClatchy, a Delaware corporation, is a wholly owned subsidiary of McClatchy incorporated in November 1997 that has not conducted any substantial business activities to date. As a result of the Reorganization, McClatchy and Cowles will become wholly owned subsidiaries of New McClatchy. Accordingly, the business of New McClatchy will be the business currently conducted by McClatchy and Cowles; provided, however, that Cowles and McClatchy have executed agreements to dispose of the stock of the Non-newspaper Subs at or as soon as practicable after the Effective Time. The mailing address of New McClatchy's principal executive offices will be 2100 "Q" Street, Sacramento, California 95816; its telephone number is (916) 321-1846. See "BUSINESS OF NEW McCLATCHY FOLLOWING THE REORGANIZATION."

MCCLATCHY SPECIAL MEETING

         DATE, TIME AND PLACE. The McClatchy Special Meeting will begin at 9:00 a.m., local time, at the Sacramento Convention Center Activity Building, 13th and K Streets, Room 202, Sacramento, California, on March 19, 1998. The purpose of the McClatchy Special Meeting is to vote upon the McClatchy Proposal.

         MCCLATCHY RECORD DATE. Only stockholders of record at the close of business on the McClatchy Record Date are entitled to notice of, and to vote at, the McClatchy Special Meeting. At the close of business on the McClatchy Record Date, there were 9,447,852 shares of Class A Common Stock and 28,675,912 shares of Class B Common Stock outstanding and entitled to vote at the McClatchy Special Meeting.

         REQUIRED VOTE. The approval and adoption of the McClatchy Proposal requires the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Common Stock entitled to vote at the McClatchy Special Meeting. Pursuant to the McClatchy Stockholders Voting Agreement, the McClatchy Stockholders have agreed, among other things, to vote shares representing approximately 70% of the total voting power of McClatchy Common Stock in favor of the McClatchy Proposal. Although the McClatchy Stockholders have sufficient voting power to approve the McClatchy Proposal, the McClatchy Board nevertheless believes that the representation of all stockholders of McClatchy at the McClatchy Special Meeting is important and urges all stockholders to vote their shares of McClatchy Common Stock. See "THE SPECIAL MEETINGS--Record Dates; Vote Required; Voting at the Meetings" and "CERTAIN PROVISIONS OF THE McCLATCHY STOCKHOLDERS VOTING AGREEMENT."

         REVOCABILITY OF PROXIES. McClatchy stockholders may revoke their proxy at any time prior to its exercise (a) by attending the McClatchy Special Meeting and voting in person (although attendance at the McClatchy Special Meeting will not in and of itself constitute revocation of a proxy), (b) by giving notice of revocation of the proxy at the McClatchy Special Meeting or (c) by delivering
(i) a written notice of revocation of the proxy or (ii) a duly executed proxy relating to the matters to be considered at the McClatchy Special Meeting, bearing a date later than the proxy previously executed. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: McClatchy Newspapers, Inc., 2100 "Q" Street, Sacramento, California 95816, Attention: Corporate Secretary, and must be received before the taking of the votes at the McClatchy Special Meeting. See "THE SPECIAL MEETINGS--Record Dates; Vote Required; Voting at the Meetings--Voting and Revocation of Proxies."

         RECOMMENDATION OF THE MCCLATCHY BOARD. The McClatchy Board, after careful consideration, has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and determined that the Reorganization is fair to and in the best interest of McClatchy and its stockholders and recommends that McClatchy stockholders vote FOR approval and adoption of the McClatchy Proposal.

         APPRAISAL RIGHTS. Holders of McClatchy Class A Common Stock are not entitled to appraisal rights. Subject to the satisfaction of certain conditions, holders of McClatchy Class B Common Stock will be entitled to the appraisal rights provided under Delaware law in connection with the McClatchy Merger. See "STOCKHOLDERS' APPRAISAL RIGHTS."

         HOLDERS OF McCLATCHY COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING McCLATCHY COMMON STOCK WITH THE ENCLOSED PROXY CARD.

COWLES SPECIAL MEETING

         DATE, TIME AND PLACE. The Cowles Special Meeting will begin at 9:00 a.m., local time, at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on March 19, 1998. The purpose of the Cowles Special Meeting is to vote upon the Cowles Proposal.

         COWLES RECORD DATE. Only holders of record of shares of Cowles Voting Common Stock at the close of business on the Cowles Record Date are entitled to notice of, and to vote at, the Cowles Special Meeting. At the close of business on the Cowles Record Date, there were 3,837,059 shares of Cowles Voting Common Stock entitled to vote at the Cowles Special Meeting.

         REQUIRED VOTE. The approval and adoption of the Cowles Proposal requires the affirmative vote of a majority of the outstanding shares of Cowles Voting Common Stock entitled to vote at the Cowles Special Meeting.

Pursuant to the Cowles Stockholders Voting Agreement, the Cowles Stockholders have agreed, among other things, to vote shares representing approximately 56% of the total voting power of Cowles Voting Common Stock in favor of the Cowles Proposal. Although the Cowles Stockholders have sufficient voting power to approve the Cowles Proposal, the Cowles Board nevertheless believes that the representation of all stockholders of Cowles at the Cowles Special Meeting is important and urges all stockholders to vote their shares of Cowles Voting Common Stock. See "THE SPECIAL MEETINGS--Record Dates; Vote Required; Voting at the Meetings" and "CERTAIN PROVISIONS OF THE COWLES STOCKHOLDERS VOTING AGREEMENT."

         REVOCABILITY OF PROXIES. A proxy of a Cowles stockholder may be revoked at any time prior to its exercise (a) by attending the Cowles Special Meeting and voting in person (although attendance at the Cowles Special Meeting will not in and of itself constitute revocation of a proxy), (b) by giving notice of revocation of the proxy at the Cowles Special Meeting or (c) by delivering (i) a written notice of revocation of the proxy or (ii) a duly executed proxy relating to the matters to be considered at the Cowles Special Meeting, bearing a date later than the proxy previously executed. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Cowles Media Company, 329 Portland Avenue, Minneapolis, Minnesota 55415, Attention: Secretary, and must be received before the taking of the vote at the Cowles Special Meeting.

         RECOMMENDATION OF THE COWLES BOARD. The Cowles Board, after careful consideration, has approved the Reorganization Agreement and the transactions contemplated thereby, including the Cowles Merger, and has determined that the Cowles Merger is fair to and in the best interests of Cowles and its stockholders and recommends that Cowles stockholders vote FOR approval and adoption of the Cowles Proposal. The Cowles Board's actions regarding the Reorganization Agreement were taken at a meeting attended by eight of the nine directors of Cowles. All directors present voted in favor of the Reorganization Agreement.

         APPRAISAL RIGHTS. Subject to the satisfaction of certain conditions, holders of Cowles Common Stock will be entitled to the appraisal rights provided under Delaware law in connection with the Cowles Merger. See "STOCKHOLDERS' APPRAISAL RIGHTS."

         HOLDERS OF COWLES COMMON STOCK SHOULD SEND IN THEIR STOCK CERTIFICATES--BOTH VOTING AND NON-VOTING--WITH THEIR FORMS OF ELECTION.

         For additional information relating to the Special Meetings, see "THE SPECIAL MEETINGS."

THE REORGANIZATION AGREEMENT

         GENERAL. The Reorganization Agreement provides, among other things, for: (a) the merger of MNI Merger Sub with and into McClatchy, which will result in McClatchy, as the surviving corporation of the McClatchy Merger, becoming a wholly owned subsidiary of New McClatchy, and (b) the merger of CMC Merger Sub with and into Cowles, which will result in Cowles, as the surviving corporation of the Cowles Merger, becoming a wholly owned subsidiary of New McClatchy.

         CONVERSION OF MCCLATCHY COMMON STOCK. Upon consummation of the McClatchy Merger, each outstanding share of McClatchy Class A Common Stock and McClatchy Class B Common Stock will be converted into a corresponding share of New McClatchy Class A Common Stock or New McClatchy Class B Common Stock. Each share of McClatchy Common Stock which is held in the treasury of McClatchy, or owned by any subsidiary of McClatchy, Cowles or any subsidiary of Cowles ("McClatchy Excluded Shares") will be canceled and cease to exist. See "THE REORGANIZATION AGREEMENT--Conversion of McClatchy Common Stock." For a description of the New McClatchy Common Stock, see "DESCRIPTION OF NEW McCLATCHY CAPITAL STOCK." For a summary of the principal differences between the rights of holders of New McClatchy Common Stock and McClatchy Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS--Comparison of Stockholders' Rights with Respect to New McClatchy and McClatchy."

         CONSIDERATION TO BE RECEIVED BY COWLES STOCKHOLDERS. Upon consummation of the Cowles Merger, each outstanding share of Cowles Common Stock and each outstanding Cowles Converted Stock Unit will be converted into the right to receive the Cash Election Price, the Stock Election Price or a combination thereof. Each Cowles stockholder of record on the Cowles Record Date will have the opportunity to indicate, on a form of election accompanying this Joint Proxy Statement/Prospectus (the "Form of Election"), whether such holder wishes to make a Stock Election or a Cash Election (as such terms are defined herein) for each share of Cowles Common Stock held by such holder. (Each holder of a Cowles Converted Stock Unit will also have the opportunity to make a Stock Election or a Cash Election for such Cowles Converted Stock Unit). The allocation of cash and/or shares of New McClatchy Class A Common Stock that a stockholder of Cowles or a holder of a Cowles Converted Stock Unit may receive will depend on (i) the stated preferences of the Cowles stockholders and holders of Cowles Converted Stock Units on the Forms of Election and (ii) the proration procedures to be applied if the number of Stock Electing Shares exceeds the Maximum Stock Number or the number of Cash Electing Shares exceeds the Maximum Cash Number (as such terms are defined herein). A "Cowles Converted Stock Unit" is a restricted performance stock unit granted under an employee benefit plan or arrangement of Cowles. See "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration."

         Stockholders of Cowles (and holders of Cowles Converted Stock Units) who make an effective "Stock Election" will receive (subject to the proration procedures described below), for each share of Cowles Common Stock (or Cowles Converted Stock Unit) for which such election is made, that number of shares of New McClatchy Class A Common Stock as equals the Exchange Ratio (as defined herein) (the "Stock Election Price"). The "Exchange Ratio" is equal to $90.50 divided by the McClatchy Stock Price (as defined herein), rounded to the nearest 1/100,000; provided, however, that if the foregoing would cause the Exchange Ratio to be less than 2.68820, then the Exchange Ratio shall be 2.68820 and if the foregoing would cause the Exchange Ratio to be greater than 3.01667, then the Exchange Ratio shall be 3.01667. The "McClatchy Stock Price" is equal to the average of the Volume Weighted Average Trading Price (as defined herein) of McClatchy Class A Common Stock on the NYSE, as reported on the NYSE Composite Transactions Tape for the 15 trading days randomly selected by lot out of the 25 trading days ending on the second trading day immediately preceding the Closing Date (as defined herein). "Volume Weighted Average Trading Price" means, for any given trading day, an amount equal to (A) the sum of each of the products of (x) each sales price at which McClatchy Class A Common Stock was traded during such trading day on the NYSE and (y) the number of shares of McClatchy Class A Common Stock traded at such price during such trading day, divided by (B) the total number of shares of McClatchy Class A Common Stock so traded on such trading day. The "Closing Date" is the date on which the closing of the transactions contemplated by the Reorganization Agreement takes place (which is anticipated to be the day of the Special Meetings). For an illustration of the interaction of the McClatchy Stock Price and the Exchange Ratio, see the chart below.

          McClatchy                            Exchange
         Stock Price                             Ratio
     ------------------                 -----------------------

       $30.00 or less                           3.01667
      $30.01 to $33.66                    3.01666 to 2.668821
      $33.67 or higher                          2.68820

         Stockholders of Cowles (and holders of Cowles Converted Stock Units) who make an effective "Cash Election" will receive (subject to the proration procedures described below) for each share of Cowles Common Stock (or Cowles Converted Stock Unit) for which such election is made, $90.50 in cash. If a holder of Cowles Common Stock (or Cowles Converted Stock Units) does not make a Cash Election or a Stock Election, or properly revokes an effective, properly completed Form of Election without timely submitting a revised, properly completed Form of Election (collectively, a "Non-electing Share"), such Cowles Stockholder may receive only one form of Cowles Merger Consideration, or may be prorated. See "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration."

         Stockholders of Cowles (and holders of Cowles Converted Stock Units) who elect to receive either the Stock Election Price or the Cash Election Price may not receive in full their stated preference for New McClatchy Class A Common Stock or cash, as the case may be, depending on the potential application of proration to all Elections. Set forth below are three examples that illustrate how the proration of shares of New McClatchy Class A Common Stock and cash, based on Elections of Cowles stockholders (and holders of Cowles Converted Stock Units), will be calculated.

         EXAMPLE A--10% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive shares of New McClatchy Class A Common Stock; 88% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive cash; and 2% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) do not make an Election.

                  RESULT: Under Example A, each person electing to receive shares of New McClatchy Class A Common Stock will receive such shares to the full extent of the Election, each person failing to make an Election will receive shares of New McClatchy Class A Common Stock, and each person electing to receive cash will receive, for each share of Cowles Common Stock (or Cowles Converted Stock Unit) for which such Cash Election is made, that number of shares of New McClatchy Class A Common Stock as equals 3/88 multiplied by the Exchange Ratio and cash in the ratio of 85/88 multiplied by the Cash Election Price for each such share (or Unit). Assuming the Exchange Ratio is 3.01667, under Example A, a stockholder making a Cash Election in respect of 1,000 shares of Cowles Common Stock would receive approximately 102 shares of New McClatchy Class A Common Stock (3/88 multiplied by 1,000 multiplied by the Exchange Ratio) and approximately $87,414 in cash (85/88 multiplied by 1,000 multiplied by the Cash Election Price of $90.50).

         EXAMPLE B--20% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive shares of New McClatchy Class A Common Stock; 70% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive cash; and 10% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) do not make an Election.

                  RESULT: Under Example B, each person electing to receive shares of New McClatchy Class A Common Stock will receive such shares to the full extent of the Election, each person electing to receive cash will receive cash to the full extent of the Election and each person failing to make an Election will receive cash. Assuming the Exchange Ratio is 3.01667, under Example B, a stockholder holding 1,000 shares of Cowles Common Stock making a Cash Election in respect of 500 of such shares and a Stock Election in respect of the remaining 500 of such shares would receive approximately 1,508 shares of New McClatchy Class A Common Stock (500 multiplied by the Exchange Ratio) and approximately $45,250 in cash (500 multiplied by the Cash Election Price of $90.50).

         EXAMPLE C--30% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive shares of New McClatchy Class A Common Stock; 65% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) elect to receive cash; and 5% of the stockholders of Cowles (and holders of Cowles Converted Stock Units) do not make an Election.

                  RESULT: Under Example C, each person electing to receive cash will receive cash to the full extent of the Election, each person failing to make an Election will receive cash, and each person electing to receive shares of New McClatchy Class A Common Stock will receive, for each share of Cowles Common Stock (or Cowles Converted Stock Unit) for which such Stock Election is made, that number of shares of New McClatchy Class A Common Stock as equals 25/30 multiplied by the Exchange Ratio and cash in the ratio of 5/30 multiplied by the Cash Election Price for each such share (or Unit). Assuming the Exchange Ratio is 3.01667, under Example C, a stockholder making a Stock Election in respect of 1,000 shares of Cowles Common Stock would receive approximately 2,513 shares of New McClatchy Class A Common Stock (25/30 multiplied by 1,000 multiplied by the Exchange Ratio) and approximately $15,083 in cash (5/30 multiplied by 1,000 multiplied by the Cash Election Price of $90.50).

         Each stockholder of Cowles (and holder of Cowles Converted Stock Units) is urged to make an Election to increase the likelihood of receiving the desired mix of cash and shares of New McClatchy Class A Common Stock. Any Cowles stockholder who exercises appraisal rights but withdraws such demand, or fails to comply with the requirements for the exercise of such rights set forth in
Section 262 of the DGCL, after the Effective Time, will be deemed not to have made an Election. See "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration."

          No fractional share of New McClatchy Class A Common Stock will be issued pursuant to the Cowles Merger or to holders of Cowles Converted Stock Units. In lieu of the issuance of any fraction of a share, cash equal to the product of such fraction and the McClatchy Stock Price will be paid.

         A Form of Election is being mailed with this Joint Proxy Statement/Prospectus to each person who was a holder of outstanding Cowles Common Stock as of the Cowles Record Date. Each such holder shall have the right to submit a Form of Election specifying the number of shares of Cowles Common Stock that such person desires to have converted, subject to the proration procedures described herein, into the Stock Election Price pursuant to a Stock Election and the number of shares of Cowles Common Stock that such person desires to have converted, subject to the proration procedures described herein, into the Cash Election Price pursuant to an effective or deemed Cash Election. See "THE REORGANIZATION AGREEMENT--Cowles Merger Consideration--Election Procedures." For federal income tax considerations in choosing an election, see "THE REORGANIZATION--Federal Income Tax Matters."

         CONDITIONS TO THE REORGANIZATION. The obligations of McClatchy and Cowles to consummate the Reorganization are subject to the fulfillment of various conditions, including, among others: (i) the effectiveness of the Registration Statement and the absence of any stop order suspending the effectiveness thereof and no proceeding for that purpose having been initiated by the Commission; (ii) approval of the McClatchy Proposal by the stockholders of McClatchy and approval of the Cowles Proposal by the stockholders of Cowles;
(iii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (iv) listing of the New McClatchy Class A Common Stock on the NYSE, subject only to official notice of issuance; and (v) no temporary or permanent injunction or other order issued by any court prohibiting the Reorganization having been issued. See "THE REORGANIZATION AGREEMENT--Conditions to the Consummation of the Reorganization."

         CERTAIN FEDERAL INCOME TAX MATTERS. It is a condition to the consummation of the McClatchy Merger that McClatchy receive an opinion from Pillsbury Madison & Sutro LLP, counsel to McClatchy (or if such firm is unwilling or unable to render such opinion, an opinion of special counsel to Cowles), based upon customary representation letters, that the McClatchy Merger will be treated as a reorganization described in section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and/or a transaction described in section 351 of the Code. In accordance with this opinion, no gain or loss will be recognized by a holder of McClatchy Common Stock who exchanges such stock for New McClatchy Common Stock pursuant to the McClatchy Merger. See "THE REORGANIZATION--Federal Income Tax Matters."

         TERMINATION OF THE REORGANIZATION AGREEMENT. The Reorganization Agreement may be terminated by either McClatchy or Cowles at any time prior to the Effective Time, whether before or after approval of the Mergers by the stockholders of McClatchy or Cowles, if, among other reasons, the Mergers have not been consummated on or before May 31, 1998. See "THE REORGANIZATION AGREEMENT--Termination."

THE REORGANIZATION

         OWNERSHIP OF NEW MCCLATCHY AFTER THE REORGANIZATION. Immediately following the Reorganization, assuming that the Exchange Ratio is 3.01667 and that the Maximum Shares Issuable are issued to Cowles stockholders (and holders of Cowles Converted Stock Units) in the Cowles Merger, (i) the former holders of McClatchy Class A Common Stock on the McClatchy Record Date will collectively hold approximately 46.9% of the issued and outstanding shares of New McClatchy Class A Common Stock and (ii) the former holders of Cowles Common Stock (and holders of Cowles Converted Stock Units) on the Cowles Record Date will collectively hold approximately 53.1% of the issued and outstanding shares of New McClatchy Class A Common Stock (59.6% and 40.4% if the Minimum Shares Issuable are issued to Cowles stockholders (and holders of Cowles Converted Stock Units) in the Cowles Merger). Immediately following the Reorganization, the former holders of McClatchy Class B Common Stock will collectively hold 100% of the issued and outstanding shares of New McClatchy Class B Common Stock.

         RECOMMENDATION OF MCCLATCHY BOARD; MCCLATCHY'S REASONS FOR THE REORGANIZATION. The McClatchy Board has determined that the Reorganization is fair to and in the best interests of the holders of McClatchy Common Stock and recommends that holders of McClatchy Common Stock vote in favor of the McClatchy Proposal. The decision of the McClatchy Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the McClatchy Proposal is based upon its evaluation of a number of factors including, among others, the oral opinion (subsequently confirmed in a written opinion dated as of November 13, 1997) of Salomon Brothers Inc ("Salomon Brothers"), McClatchy's financial advisor in connection with the Reorganization, that based upon and subject to the matters set forth in its written opinion, as of such date, the consideration to be paid to the holders of Cowles Common Stock in the Cowles Merger was fair from a financial point of view to the stockholders of McClatchy. See "THE REORGANIZATION--Recommendation of the McClatchy Board; McClatchy's Reasons for the Reorganization" and "--Opinion of McClatchy's Financial Advisor."

         RECOMMENDATION OF COWLES BOARD; COWLES' REASONS FOR THE REORGANIZATION. The Cowles Board has determined that the Reorganization is fair to and in the best interests of the holders of Cowles Common Stock and recommends that holders of Cowles Voting Common Stock vote in favor of the Cowles Proposal. The decision of the Cowles Board to enter into the Reorganization Agreement and to recommend that stockholders vote in favor of the Cowles Proposal is based upon its evaluation of a number of factors including, among others, the November 13, 1997 opinion of Goldman, Sachs & Co. ("Goldman Sachs"), Cowles' financial advisor in connection with the Reorganization, that, as of such date, the Cash Consideration and the Stock Consideration to be received by the holders of Cowles Common Stock in the Cowles Merger pursuant to the Reorganization Agreement, taken as a unitary transaction, is fair from a financial point of view. See "THE REORGANIZATION--Recommendation of the Cowles Board and Reasons for the Cowles Merger" and "--Opinion of Cowles' Financial Advisor."

         INTEREST OF CERTAIN PERSONS IN THE REORGANIZATION; MANAGEMENT AND DIRECTORS OF NEW MCCLATCHY AFTER THE REORGANIZATION. Pursuant to the Reorganization Agreement, McClatchy will designate the directors and officers of New McClatchy. It is anticipated that all of the current directors of McClatchy, as well as Elizabeth Ballantine, currently a director of Cowles, will become directors of New McClatchy. The executive officers of McClatchy will become executive officers of New McClatchy. Shares of McClatchy Common Stock held by officers and directors of McClatchy will be converted into the right to receive the same consideration as shares of McClatchy Common Stock held by other stockholders. Options held by officers and directors of McClatchy will be treated in the same manner as any stock options held by other McClatchy option holders. As a result of the Reorganization, certain officers and directors of Cowles will receive benefits under the Cowles 1995 Stock Incentive Plan, the Cowles Executive Income Continuation Policy and the Cowles Supplemental Executive Retirement Plan, which benefits include the following amounts for the persons named: John Cowles III, $108,000; David C. Cox, $4,226,196; James J. Viera, $1,584,223; Joel R. Kramer, $2,222,793; Pamela J. Sveinson, $745,365; and
Franklin J. Parisi, $657,241. See "THE REORGANIZATION--Interests of Certain Persons in the Mergers" and "--Effect on Stock Options and Employee Benefit Matters."

         As a condition to Cowles' obligation to effect the Cowles Merger, New McClatchy will execute a Registration Rights Agreement (the "Registration Rights Agreement") with the Cowles Stockholders, which will provide that New McClatchy will, subject to certain conditions, register the resale of all or any portion of New McClatchy Class A Common Stock owned by the Cowles Stockholders. See "THE REORGANIZATION AGREEMENT--Registration Rights Agreement."

         Pursuant to the Reorganization Agreement, New McClatchy will indemnify all present directors and officers of Cowles and will, subject to certain limitations, maintain for six years directors' and officers' insurance and an indemnification policy containing comparable terms and conditions to any such policy which may be in effect prior to the Effective Time. See "THE REORGANIZATION AGREEMENT--Indemnification and Insurance."

         REGULATORY APPROVAL. The Reorganization is subject to the requirements of the HSR Act, and the rules and regulations thereunder, which provide that certain transactions may not be consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and the requisite waiting period has expired or is terminated. All such requisite waiting periods either expired or were terminated prior to the date hereof. See "THE REORGANIZATION--Regulatory Approvals--Antitrust."

         ACCOUNTING TREATMENT. The Cowles Merger will be accounted for under the "purchase" method of accounting. The McClatchy Merger will be treated as a reorganization with no change in the recorded amount of McClatchy's assets and liabilities. See "THE REORGANIZATION--Accounting Treatment."

         OPINIONS OF FINANCIAL ADVISORS. On November 6, 1997 Salomon Brothers rendered to the McClatchy Board its oral opinion (subsequently confirmed in writing in an opinion dated as of November 13, 1997) to the effect that, based upon and subject to the matters set forth in its written opinion, as of such date, the consideration to be paid to the holders of Cowles Common Stock in the Cowles Merger was fair to the holders of McClatchy Common Stock from a financial point of view. The full text of the written opinion of Salomon Brothers, which sets forth assumptions made, factors considered and limitations on the review undertaken by Salomon Brothers, is included as Appendix D to this Joint Proxy Statement/Prospectus. McClatchy stockholders are urged to read such opinion carefully in its entirety. See "THE REORGANIZATION--Opinion of McClatchy's Financial Advisor."

         Goldman Sachs delivered its written opinion to the Cowles Board that, as of November 13, 1997, the Cash Consideration and the Stock Consideration to be received by the holders of Cowles Common Stock in the Cowles Merger, taken as a unitary transaction, was fair to such holders from a financial point of view. The full text of the written opinion of Goldman Sachs, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included as Appendix E to this Joint Proxy Statement/Prospectus. Cowles Stockholders are urged to read such opinion in its entirety. See "THE REORGANIZATION--Opinion of Cowles' Financial Advisor."

         FEDERAL INCOME TAX CONSIDERATIONS IN CHOOSING AN ELECTION. A stockholder of Cowles who receives solely New McClatchy Class A Common Stock in the Cowles Merger generally will recognize no gain or loss for federal income tax purposes. A stockholder of Cowles who receives solely cash in the Cowles Merger generally will recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder's basis in the Cowles Common Stock surrendered. A stockholder of Cowles who receives both New McClatchy Class A Common Stock and cash in the Cowles Merger (by making a Stock Election for some shares and a Cash Election for the holder's remaining shares, or by reason of the application of the proration procedures) will recognize gain equal to the lesser of (i) the excess of the amount of cash received plus the fair market value of the New McClatchy Class A Common Stock received, over the stockholder's basis in the Cowles Common Stock surrendered, or (ii) the amount of cash received. See "THE REORGANIZATION--Federal Income Tax Matters" for a more detailed description of the above matters and information with respect to the applicability of the foregoing to certain taxpayers subject to special treatment. The actual federal income tax consequences to each Cowles stockholder of making a Cash Election, Stock Election or no Election will not be ascertainable at the time the Election is made because stockholders of Cowles will not know at such time if, or to what extent, the proration procedures described above will apply.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE McCLATCHY MERGER OR THE COWLES MERGER MAY VARY DEPENDING ON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER, IT IS RECOMMENDED THAT HOLDERS OF McCLATCHY COMMON STOCK OR COWLES COMMON STOCK CONSULT THEIR TAX ADVISORS CONCERNING THE FEDERAL (AND ANY STATE, LOCAL AND FOREIGN) TAX CONSEQUENCES OF THE McCLATCHY MERGER OR THE COWLES MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

         TREATMENT OF MCCLATCHY STOCK OPTIONS. At the Effective Time, each McClatchy Stock Option (as defined herein), without any action on the part of any holder thereof, shall become a New McClatchy Stock Option (as defined herein). See "DESCRIPTION OF NEW McCLATCHY CAPITAL STOCK--McClatchy Stock Options."

         TREATMENT OF COWLES STOCK OPTIONS. For each Cowles Stock Option (as defined herein) vested before (or as a consequence of) the Cowles Merger, if the holder thereof shall have elected (by the Election Record Date, as defined herein) to receive a cash payment in exchange therefor, then such Cowles Stock Option shall be canceled and exchanged for a payment from New McClatchy (payable in cash at Closing (as defined herein), subject to any applicable withholding taxes) equal to the excess of the Cash Election Price over the exercise price of such Cowles Stock Option. Any Cowles Stock Option that is not canceled pursuant to the previous sentence shall become (at the Effective Time) an option to acquire (on the same terms and conditions as were applicable under such Cowles Stock Option) the number of shares of New McClatchy Class A Stock as equals the Exchange Ratio, at an exercise price per share of New McClatchy Class A Stock equal to the exercise price of such Cowles Stock Option divided by the Exchange Ratio (which exercise price shall be rounded to the nearest one cent). See "THE REORGANIZATION AGREEMENT--Cowles Stock Options."

           SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF MCCLATCHY

         The selected consolidated financial data as of December 31, 1996 and 1995 and for each of the years in the three years ended December 31, 1996 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of McClatchy and related notes thereto incorporated herein by reference. These consolidated financial statements have been audited by Deloitte & Touche LLP, independent auditors, whose report thereon is also incorporated herein by reference. The selected consolidated financial data as of and for the years ended December 31, 1994, 1993 and 1992 are derived from audited consolidated financial statements of McClatchy not incorporated herein by reference. The selected consolidated financial data for the nine months ended September 30, 1997 and 1996, and as of September 30, 1997 and 1996 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of McClatchy and related notes thereto incorporated herein by reference. The results for the nine months ended September 30, 1997 are not necessarily indicative of results to be expected for a full fiscal year. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," and "FORWARD-LOOKING STATEMENTS."

                                                                                                       Nine Months Ended
                                                           Year Ended December 31,                       September 30,
                                          --------------------------------------------------------  ---------------------
                                            1996(1)    1995(2)     1994(3)     1993       1992(4)    1997(5)      1996
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
                                                              (In thousands, except per share data)       (unaudited)

CONSOLIDATED INCOME STATEMENT DATA:

Revenues - net........................... $  624,233  $ 540,879  $  471,418  $ 449,115   $ 440,247  $ 472,501  $  458,765

Operating expenses:
 Depreciation and amortization...........     52,954     44,000      38,140     35,583      33,560     40,167      39,502
  Other expenses.........................    486,044    434,505     361,410    348,428     344,764    350,076     364,332
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
    Total................................    538,998    478,505     399,550    384,011     378,324    390,243     403,834
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------

Operating income.........................     85,235     62,374      71,868     65,104      61,923     82,258      54,931
Other nonoperating expenses (income).....      7,320      3,359       2,303      6,188       7,665       (518)      7,093
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
Income before income tax provision and
 accounting changes......................     77,915     59,015      69,565     58,916      54,258     82,776      47,838
Income tax provision.....................     33,422     25,397      22,920     27,118      24,087     34,302      20,805
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
Income before effect of accounting changes    44,493     33,618      46,645     31,798      30,171     48,474      27,033
Effect of accounting changes.............         --         --          --         --        (341)        --          --
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
Net income............................... $   44,493  $  33,618  $   46,645  $  31,798  $   29,830  $  48,474  $   27,033
                                          ==========  =========  ==========  =========  ==========  =========  ==========

Earnings per common share(6):
 Income before effect of accounting change$     1.18  $    0.90  $     1.26  $    0.88  $     0.84  $    1.27  $     0.72
 Effect of accounting changes............         --         --          --         --       (0.01)        --          --
                                          ----------  ---------  ----------  ---------  ----------  ---------  ----------
 Net income.............................. $     1.18  $    0.90  $     1.26  $    0.88  $     0.83  $    1.27  $     0.72
                                          ==========  =========  ==========  =========  ==========  =========  ==========

Dividends per common share............... $    0.323  $   0.304  $    0.264  $   0.216  $    0.172  $   0.285  $   $0.228
                                          ==========  =========  ==========  =========  ==========  =========  ==========

CONSOLIDATED BALANCE SHEET DATA:

 Total assets............................ $  875,666  $ 892,958  $  586,637  $ 525,163  $  491,151  $ 855,250  $  869,736
 Long-term bank debt.....................    190,000    243,000          --         --      10,164    119,000     209,000
 Stockholders' equity....................    503,114    465,694     442,220    383,523     358,299    547,260     486,868

-----------------

(1) Results for 1996 include a pre-tax gain of $2.8 million on the sale of a newspaper and other business operations.
(2) Results for 1995 include a $2.7 million pre-tax charge related to early retirement programs.
(3) Results for 1994 include a $6.0 million favorable adjustment (included in the income tax provision) related to the resolution of income tax audits.
(4) Results for 1992 include a $2.6 million pre-tax charge related to an early retirement program.
(5) Results for the nine months ended September 30, 1997 include pre-tax gains totaling $7.3 million on the sale of newspapers and other assets.
(6) All per share amounts have been adjusted for a five-for-four stock split paid on January 2, 1997.

                                      -19-

            SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF COWLES

         The selected consolidated financial data as of March 29, 1997 and March 30, 1996 and for each of the years in the three years ended March 29, 1997 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of Cowles and related notes thereto appearing elsewhere herein. These consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent auditors, whose report thereon also appears elsewhere herein. The selected consolidated financial data as of and for the years ended April 1, 1995, April 2, 1994 and April 3, 1993 are derived from audited consolidated financial statements of Cowles not included herein. The selected consolidated financial data for the six months ended September 27, 1997 and September 28, 1996, and as of September 27, 1997 and September 28, 1996 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of Cowles and related notes thereto appearing elsewhere herein. The results for the six months ended September 27, 1997 are not necessarily indicative of results to be expected for a full fiscal year. See Consolidated Financial Statements of Cowles and notes thereto and "FORWARD-LOOKING STATEMENTS."

                                                                 Year Ended                            Six Months Ended
                                          --------------------------------------------------------  ----------------------
                                           March 29,   March 30,  April 1,    April 2,   April 3,    Sept. 27,  Sept. 28,
                                             1997        1996       1995        1994       1993(1)     1997       1996
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
                                                              (In thousands, except per share data)       (unaudited)

CONSOLIDATED INCOME STATEMENT DATA:

Revenues - net........................... $   517,069 $  492,635 $   449,738 $  358,196 $  334,591  $  260,419 $   252,593

Operating expenses:
  Depreciation and amortization..........      22,193     24,395      21,691     18,856     19,079      11,475      11,023
  Other expenses.........................     440,511    423,082     385,353    299,025    280,006     209,640     218,937
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
    Total................................     462,704    447,477     407,044    317,881    299,085     221,115     229,960
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------

Operating income.........................      54,365     45,158      42,694     40,315     35,506      39,304      22,633
Other nonoperating expenses..............       1,045      3,593       3,031      7,143      6,787       2,659          32
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
Income before income tax provision
 and accounting changes..................      53,320     41,565      39,663     33,172     28,719      36,645      22,601
Income tax provision.....................      23,828     17,138      17,164     13,744     12,344      15,027       9,251
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
Income before effect of accounting changes     29,492     24,427      22,499     19,428     16,375      21,618      13,350
Effect of accounting changes.............          --         --          --         --     (1,336)         --          --
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
Net income............................... $    29,492 $   24,427 $    22,499 $   19,428 $   15,039  $   21,618 $    13,350
                                          =========== ========== =========== ========== ==========  ========== ===========

Earnings per common share:
 Income before effect of accounting change$      2.13 $     1.76 $      1.61 $     1.40 $     1.18  $     1.53 $      0.96
 Effect of accounting changes............          --         --          --         --       (.09)         --          --
                                          ----------- ---------- ----------- ---------- ----------  ---------- -----------
 Net income.............................. $      2.13 $     1.76 $      1.61 $     1.40 $     1.09  $     1.53 $      0.96
                                          =========== ========== =========== ========== ==========  ========== ===========

Dividends per common share............... $      0.64 $     0.60 $      0.56 $     0.52 $      0.49 $     0.34 $      0.32
                                          =========== ========== =========== ========== =========== ========== ===========

CONSOLIDATED BALANCE SHEET DATA:

 Total assets............................ $   326,790 $  316,166 $   314,221 $  279,169 $   249,537 $  341,999 $   322,973
 Long-term debt..........................      84,976     85,979      90,031     91,034      83,840     83,194      85,833
 Stockholders' equity....................      79,820     63,055      48,510     30,483      14,652     99,962      70,713

-----------------

(1) 1993 consisted of 53 weeks compared to 52 weeks for all other years presented.

                 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL DATA AND PER SHARE DATA

         The combined statements of operations table below presents unaudited pro forma condensed combined financial information for McClatchy for the year ended December 31, 1996 and Cowles for the year ended March 29, 1997 and for the nine months ended September 30, 1997 for McClatchy and the 39 weeks ended September 27, 1997 for Cowles as if the Cowles Merger was consummated on the first day of fiscal 1996. Additionally, the balance sheet data below is based on the combined unaudited September 30, 1997 and September 27, 1997 balance sheets of McClatchy and Cowles, respectively, as if the Cowles Merger was consummated on September 30, 1997. The per share financial information table presents certain historical, pro forma condensed combined and pro forma equivalent per share financial information for McClatchy Common Stock and Cowles Common Stock, assuming the Cowles Merger had been effective during all periods presented. The pro forma amounts below reflect the reorganization of McClatchy pursuant to the McClatchy Merger (with no resulting change in the recorded amounts of McClatchy's assets and liabilities) and give effect to the purchase method of accounting for the Cowles Merger. A preliminary determination and allocation of the total purchase price and the underlying assumptions are described under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." As noted under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION" and the notes thereto, the consideration to be received by Cowles stockholders in the Cowles Merger, based on elections of such stockholders, will consist of cash and a maximum of 25% of shares of New McClatchy Class A Common Stock and a minimum of 15% of shares of New McClatchy Class A Common Stock. Both a 25% stock election alternative and a 15% stock election alternative are provided below. Both alternatives assume the sales of the Non-newspaper Subs at or as soon as practicable after the Effective Time and, accordingly, give effect during the periods and as of the date presented to such sales, and the application of the proceeds therefrom, in the same manner as the Cowles Merger. This information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of McClatchy incorporated herein by reference, the Cowles' Consolidated Financial Statements and accompanying notes included elsewhere herein and the pro forma condensed combined financial statements and accompanying discussion and notes set forth under "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." The pro forma condensed combined amounts below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of McClatchy and Cowles as a combined company that would have actually occurred had the Cowles Merger and the sales of the Non-newspaper Subs been consummated as of the date or for the periods presented. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of New McClatchy.

                                                              25% Stock Election                    15% Stock Election
                                                      ---------------------------------     ---------------------------------
                                                      Nine Months Ended     Year Ended      Nine Months Ended     Year Ended
                                                        September 30,      December 31,       September 30,      December 31,
                                                            1997(1)            1996(2)            1997(1)            1996(2)
                                                          Pro Forma          Pro Forma          Pro Forma          Pro Forma
                                                      -----------------    ------------     -----------------    ------------
                                                                        (In thousands, except per share data)
STATEMENTS OF OPERATIONS:
 Revenues - net...................................        $742,930           $974,296           $742,930           $974,296
 Operating Income................................           98,554            100,174             98,498            100,099
 Income before income taxes.......................          50,025             29,717             42,687             19,932
 Income from continuing operations................          25,146              7,920             20,793              2,116
 Earnings per share on income from
     continuing operations........................            0.52               0.16               0.47               0.05
 Weighted average common stock and
     common equivalent shares.....................          48,787             48,496             44,514             44,223

                                                                          As of                                 As of
                                                                       September 30,                         September 30,
                                                                          1997(1)                               1997(1)
                                                                        Pro Forma                             Pro Forma
                                                                       -------------                         -------------
BALANCE SHEET DATA:
 Total assets.....................................                      $2,306,439                            $2,309,439
 Long-term debt...................................                       1,033,451                             1,164,661
 Stockholders' equity.............................                         867,786                               739,576

----------

(1) As of and for the nine months ended September 30, 1997 for McClatchy and for the 39 weeks ended September 27, 1997 for Cowles.
(2) As of and for the year ended December 31, 1996 for McClatchy and as of and for the year ended March 29, 1997 for Cowles.

                                                                                Nine Months Ended         Year Ended
                                                                               September 30, 1997      December 31, 1996
                                                                               ------------------      -----------------
NEW MCCLATCHY COMMON STOCK

Earnings per share on income from continuing operations:
 Historical...............................................................             $1.27                 $1.18
 Pro forma @ 25% stock election(1)........................................              0.52                  0.16
 Pro forma @ 15% stock election(1)........................................              0.47                  0.05

Book value per common share:
 Historical...............................................................           $ 14.37               $ 13.32
 Pro forma @ 25% stock election(2)........................................             17.79                    N/A
 Pro forma @ 15% stock election(2)........................................             16.62                    N/A

Dividends per common share:
 Historical...............................................................            $ 0.285               $ 0.323
 Pro forma at 25% stock election..........................................              0.362                 0.433
 Pro forma at 15% stock election..........................................              0.397                 0.475

                                                                                 39 Weeks Ended        Fiscal Year Ended
                                                                               September 27, 1997       March 29, 1997
                                                                               ------------------      -----------------
COWLES COMMON STOCK

Earnings per share on income from continuing operations:
 Historical...............................................................             $ 2.03               $ 2.13
 Pro forma equivalent combined @ 25% stock election(3)....................               1.57                 0.48
 Pro forma equivalent combined @ 15% stock election(3)....................               1.42                 0.15

Book value per common share:
 Historical...............................................................            $ 7 .21               $ 5.83
 Pro forma equivalent combined @ 25% stock election(3)....................              53.67                   N/A
 Pro forma equivalent combined @ 15% stock election(3)....................             50 .14                   N/A

Dividends per common share:
 Historical...............................................................             $ 0.50               $ 0.64
 Pro forma equivalent combined @ 25% stock election(3)....................               1.09                 1.31
 Pro forma equivalent combined @ 15% stock election(3)....................               1.20                 1.43

----------

(1) The pro forma condensed combined per share data combines the financial information of McClatchy for the fiscal year ended December 31, 1996 and the nine months ended September 30, 1997 with the financial information of Cowles for the fiscal year ended March 29, 1997 and the 39 weeks ended September 27, 1997, respectively. See "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."
(2) Amount is calculated by dividing total pro forma common stockholders' equity by the sum of total outstanding shares of McClatchy Common Stock plus the incremental shares of New McClatchy Common Stock to be issued in the Reorganization.
(3) Amounts are determined by multiplying McClatchy's pro forma amounts by 3.01667, which would be the Exchange Ratio assuming the McClatchy Class A Common Stock price is $30.00 or less per share.

                                  RISK FACTORS

         Holders of Cowles Common Stock should carefully consider the following factors in connection with their consideration of an election to receive New McClatchy Class A Common Stock in the Cowles Merger and holders of McClatchy Common Stock should carefully consider the following factors in connection with their voting on the McClatchy Proposal.

         This Joint Proxy Statement/Prospectus contains forward-looking statements that involve risks and uncertainties. New McClatchy's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Joint Proxy Statement/Prospectus. See "FORWARD-LOOKING STATEMENTS."

         SUBSTANTIAL LEVERAGE; NEGATIVE NET TANGIBLE ASSETS; LIQUIDITY. In connection with consummating the Reorganization, New McClatchy will become the borrower under the financings arranged by Salomon Smith Barney to (i) fund payment of the cash consideration and fees and expenses incurred in connection with the Reorganization (the "Reorganization Financings"), estimated at approximately $1,022.0 million (assuming Cowles stockholders elect to receive up to 25% of the merger consideration in New McClatchy Class A Common Stock) or $1,152.9 million (assuming a 15% stock election), and (ii) refinance $91.0 million of assumed debt from the Cowles Merger and $94.0 million of pre-existing McClatchy debt. When the sale of the Non-newspaper Subs is completed, which McClatchy and Cowles expect to accomplish at or as soon as practicable after the Effective Time, New McClatchy will reduce its borrowings by approximately $170.0 million. Although the definitive terms of the Reorganization Financings have not been finalized as of the date of this Joint Proxy Statement/Prospectus, McClatchy and New McClatchy expect that such terms, in addition to the financial terms discussed below, will include certain operating and financial restrictions, such as limits on New McClatchy's ability to incur indebtedness, create liens, sell assets, engage in mergers or consolidations, make investments and pay dividends. The proposed financial terms of the Reorganization Financings are as follows. A syndicate of banks has committed to provide the debt portion of the Reorganization Financings in three tranches. The term loan facility will consist of two tranches: Tranche A, of $735 million, will bear interest at the London Interbank Offered Rate ("LIBOR") plus 125 basis points and will be payable in seven years; and Tranche B, of up to $330 million, will bear interest at LIBOR plus 175 basis points and will be payable in nine and one-half years. In addition, a revolving credit facility of up to $200 million will bear interest at LIBOR plus 125 basis points, will be partially available for New McCLatchy's working capital needs and will be payable in seven years. To the extent that New McClatchy reduces outstanding debt relative to its EBITDA (as defined herein), the interest rate spread over LIBOR on the debt will decline. The debt is secured by certain assets of New McClatchy, and all of the debt is pre-payable without penalty. Although New McClatchy has no present plan in place for early repayment of this debt, New McClatchy intends to accelerate payments on this debt as cash generation allows. An additional $170 million of debt will be added to Tranche B in the event that the sales of the Non-newspaper Subs do not close at the Effective Time.

         As of September 30, 1997, after giving pro forma effect to the Reorganization and the Reorganization Financings and the application of the net proceeds therefrom (giving effect to the disposition of the Non-newspaper Subs), New McClatchy would have had (i) $1,033.5 million in long-term debt (assuming a 25% stock election) or $1,165.7 million in long-term debt (assuming a 15% stock election) and (ii) because $1,138.2 million (assuming a 25% stock election) or $1,141.2 million (assuming a 15% stock election) of the purchase price of the Cowles Merger is expected to be allocated to additional intangible assets, net tangible assets of $(783.6) million (assuming a 25% stock election) or $(914.8) million (assuming a 15% stock election). Such level of consolidated indebtedness is substantially greater than McClatchy's pre-Reorganization long-term indebtedness of $119.0 million. Such high leverage may have important consequences for New McClatchy including the following: (a) New McClatchy's ability to obtain additional financing for future acquisitions (if any), working capital, capital expenditures or other purposes may be impaired or any such financing may not be on terms favorable to New McClatchy; (b) a substantial portion of New McClatchy's cash flow available from operations after satisfying certain liabilities arising in the ordinary course of business will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing funds that would otherwise be available to New McClatchy, including for future business opportunities; (c) a substantial decrease in net operating cash flows or a substantial increase in expenses of New McClatchy could make it difficult for New McClatchy to meet its debt service requirements or force it to modify its operations; and

(d) high leverage may make New McClatchy more vulnerable to a downturn in its business or the economy generally. See "THE REORGANIZATION--Reorganization Financings."

         After the Reorganization is consummated, New McClatchy's principal sources of liquidity are expected to be cash flow from operations and borrowings under the revolving credit facility. The term loan facility will be drawn in full upon consummation of the Reorganization. It is anticipated that New McClatchy's principal uses of liquidity will be to provide working capital, to meet debt service requirements and other liabilities arising in the ordinary course and to finance New McClatchy's strategic plans. See "THE REORGANIZATION--Reorganization Financings."

         EARNINGS DILUTION AS A RESULT OF THE REORGANIZATION. The amortization of the identifiable intangibles and goodwill associated with the Reorganization, the issuance of shares of New McClatchy Class A Common Stock in the Cowles Merger (assuming Cowles stockholders elect to receive as merger consideration New McClatchy Class A Common Stock to the full extent possible) and increased interest expense as a result of the incurrence of additional long-term debt will have a negative effect on New McClatchy's net income for the next several years. Assuming that the Reorganization and the sale of the Non-newspaper Subs had occurred on January 1, 1996, pro forma income from continuing operations for the fiscal year ended December 31, 1996 would have been approximately $7.9 million (assuming a 25% stock election) and $2.1 million (assuming a 15% stock election), as compared to approximately $44.5 million of income from continuing operations for McClatchy for the same period on a historical basis, and pro forma interest expense for the same fiscal year would have been approximately $83.0 million (assuming a 25% stock election) and $92.6 million (assuming a 15% stock election), as compared to approximately $13.3 million for McClatchy for the same period on a historical basis. There can be no assurance that this reduction in earnings and net income from continuing operations will not have a negative impact on the market price for New McClatchy Class A Common Stock. See "SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA AND PER SHARE DATA."

         INTEGRATION. The Reorganization may place substantial demands on the management and financial resources of New McClatchy. There can be no assurance that the combined companies will realize the full cost savings that New McClatchy expects to realize as a result of the Reorganization and the consolidation of certain of the operations of the combined companies, or that such savings will be realized at the points in time currently anticipated. Furthermore, there can be no assurance that any cost savings which are realized will not be offset by increases in other expenses or operating losses.


                               BUSINESS OF COWLES

INTRODUCTION

         Cowles is a newspaper, magazine, book and information services company headquartered in Minneapolis, Minnesota. Cowles consists of four operating units:

         STAR TRIBUNE is a leading information provider in the Twin Cities of Minneapolis and Saint Paul, Minnesota, through its core product, the STAR TRIBUNE newspaper, and other print and digital products and services. CEM is a publisher of special interest consumer magazines and related books and products in the areas of history, recreation, healthy lifestyles and collectibles. CBM is a publisher of specialized business-to-business magazines, conferences and information services directed to the marketing and media industries. CCP is a publisher, distributor and direct marketer of specialty books and products for the home arts, home improvement and outdoor markets.

         Cowles was founded in 1935 by John Cowles Sr. with the acquisition of the MINNESOTA DAILY STAR, which eventually became the MINNEAPOLIS STAR. The MINNEAPOLIS STAR and the MINNEAPOLIS TRIBUNE, which was purchased in 1941, were consolidated in 1982 into the MINNEAPOLIS STAR & TRIBUNE, which was renamed the STAR TRIBUNE in 1987 in recognition of its wider Twin Cities presence.

OPERATING STRATEGY

         Cowles' goal has been to create long-term value from information in traditional and emerging media. In 1987, the renaming of the STAR TRIBUNE coincided with Cowles' strategy to become the leading newspaper for the entire Twin Cities market.

         The Twin Cities area is the 15th largest market in the United States in terms of population and number of households and the STAR TRIBUNE reaches most Twin Cities households through its newspaper and other products. The STAR TRIBUNE also serves more than 30,000 businesses in the Twin Cities, who use the STAR TRIBUNE for marketing support through display and classified advertising, targeted advertising supplements, digital services, direct-marketing and other marketing services.

         In recent years, Cowles has launched several new information products to leverage the STAR TRIBUNE brand and address specific information needs of customers, including STAR TRIBUNE Source Books, Weekly Market Review, Buyers Edge, Rent Right, Drive Time, Workavenue.com and Real Estate Extra Online. Startribune.com (on the World Wide Web) is recognized as one of the Twin Cities' most popular web sites. Cowles' strategy includes introducing new products that meet the needs of highly targeted audiences which have long-term profit potential.

         Cowles has also pursued a strategy to acquire and develop consumer magazines and related books and business-to-business magazines and related media that offer growth and positioning in specialized market segments. To accomplish those objectives, Cowles has completed approximately 40 acquisitions (principally magazine businesses) since 1986. In 1994, Cowles acquired the book business which now constitutes CCP. Cowles and McClatchy have executed agreements to dispose of the stock of the Non-newspaper Subs at or as soon as practicable after the Effective Time. See "BUSINESS OF NEW McCLATCHY FOLLOWING THE REORGANIZATION."

PRODUCTS AND SERVICES

         As reported by the Audit Bureau of Circulations, an independent audit agency, the STAR TRIBUNE is the leading daily and Sunday newspaper in the Twin Cities area in terms of circulation, with average daily and Sunday circulation in 1997 of approximately 387,000 and 668,000, respectively (compared with daily and Sunday circulation during comparable periods of 203,000 and 267,000, respectively, for the ST. PAUL PIONEER PRESS). The Twin Cities area includes 11 counties in Minnesota and two counties in Wisconsin, which generally surround the Minneapolis-Saint Paul metropolitan area.

         Cowles' strategy has been to rely on high-quality news and opinion in the STAR TRIBUNE's pages and on outstanding service to advertisers to sustain and increase its position in a growing market. This strategy focuses on advertising and circulation quality and profitability, rather than focusing primarily on circulation growth. Through a combination of higher reader prices and reduced discounting, circulation revenue has grown at a 5.4% annual compounded rate over the past five years. Cowles has placed particular emphasis on Sunday circulation, which has been more profitable. Advertising revenue for the STAR TRIBUNE has grown at an 8.4% annual compounded rate over the past five years, compared with 5.6% for the newspaper industry.

         EDITORIAL. Attributes of the STAR TRIBUNE include journalistic integrity and quality of its news, sports, features coverage, opinion pages and production. The newspaper publishes national and international news, largely from wire services. The STAR TRIBUNE maintains a Washington, D.C. news bureau and frequently sends reporters and photographers on assignments around the world. The newspaper has the largest news staff in the upper Midwest and is committed to investigative and enterprise journalism. In recent years the newspaper and its news staff have received journalistic awards, including the Pulitzer Prize and the Robert F. Kennedy Journalism Award.

         The newspaper's three editions, the Minneapolis, Saint Paul and State editions, are published seven days a week. The Monday through Saturday editions generally include the following major sections: World & National news, Metro/State news, Variety, Business, Sports and Classified Advertising. Special sections are offered on certain days, including Taste, Motoring, Homes and Weekly Market Review. The Sunday edition includes Travel, Entertain-ment, Comics and an internally produced TV Week. Color is used in virtually all editorial sections, and extensive use is made of photographs, charts, maps and drawings.

         CIRCULATION AND READERSHIP. In 1987, Cowles launched a "metro strategy" for the STAR TRIBUNE to become the "Newspaper of the Twin Cities." Since then, the STAR TRIBUNE has expanded its market reach throughout the Twin Cities. As a result, Sunday metro circulation has grown 20%, compared with an industry-wide decrease of 1.1%. Cowles' strategy has been to stabilize circulation volume and maintain market penetration by targeting its marketing effort toward stronger demographic areas. During fiscal 1996, STAR TRIBUNE began offering a "half-week" home delivery option to increase circulation near the weekend, when advertisers prefer to run display and pre-print advertising for sales and promotions. Data from the Audit Bureau of Circulations reflecting gross circulation of the STAR TRIBUNE as a percentage of total combined gross circulation of the STAR TRIBUNE and the ST. PAUL PIONEER PRESS shows the STAR TRIBUNE's daily percentage in the mid-60% range. The STAR TRIBUNE's Sunday percentage consistently exceeds 70%.

         ADVERTISING. The STAR TRIBUNE and its alternative delivery products cover nearly the entire Twin Cities area and compete for advertising dollars by focusing on advertisers' needs and serving those needs through the newspaper and additional products and services. For example, the STAR TRIBUNE also produces Real Estate Extra, a stand-alone picture classified publication featuring residential real estate, which is distributed through brokers and in racks.

         The STAR TRIBUNE has capitalized on its metro-wide circulation leadership to attract advertising from retailers at the four largest shopping areas of the Twin Cities, the Mall of America, Rosedale, Ridgedale and Southdale, plus new business with retail advertisers entering the Twin Cities market, such as Nordstrom, Federated and Circuit City.

         Of the STAR TRIBUNE's total advertising revenue in fiscal 1997, display advertising accounted for approximately 53% and classified advertising (principally employment, automobile and real estate) accounted for approximately 45%. The trend over the past five years has been a decrease in the percentage of display advertising (which represented 64% of the total in fiscal 1993), due partly to growth in employment classified advertising and a decline in display advertising by some retailers. In fiscal 1997, the STAR TRIBUNE's 10 largest advertising accounts represented 14% of total advertising revenue, its 50 largest advertising accounts represented 33% of the total and its 100 largest accounts represented 43% of the total.

         PRODUCTION AND TECHNOLOGY. The STAR TRIBUNE is produced at Heritage Center, a state-of-the-art newspaper production facility located in Minneapolis, which was completed in 1987. The facilities include automated and customized systems and duplicated computer networks, as well as 425,000 square feet of space and five press lines. All platemaking, printing, newsprint handling, mailroom and fleet services are conducted at Heritage Center. Editorial and advertising materials are produced at the STAR TRIBUNE's news and administrative offices in Minneapolis, from which final page content is laser-scanned and transmitted to Heritage Center for production.

         EMPLOYEES. STAR TRIBUNE has approximately 2,700 employees (not including newspaper carriers, who are independent contractors), of which about one-fourth are part-time. Of the total, approximately 50% are represented by one of the nine unions having contracts with STAR TRIBUNE. STAR TRIBUNE considers its relations with employees to be good.

         NEWSPRINT. The STAR TRIBUNE and related products consume approximately 85,000 to 90,000 metric tons of newsprint annually. Newsprint is supplied by several sources under long-term contracts.

CEM

         CEM publishes 28 special-interest consumer magazines, with a total circulation of approximately 3 million. Many of these magazines are the primary advertising and sales vehicles for reaching their respective specialized markets. Examples include such market-leading titles as FLY FISHERMAN, CIVIL WAR TIMES ILLUSTRATED, DOLL READER and HORSE & RIDER. The magazines are characterized by high subscription renewal rates, significant percentages of revenue from stable subscription sources and high gross margins.

CBM

         CBM provides business-to-business information products (including magazines, newsletters, reports, conferences, trade shows and online services) directed to business markets such as marketing, publishing and media. Its publications include AMERICAN DEMOGRAPHICS, DIRECT, PROMO, CATALOG AGE, FOLIO:, CIRCULATION MANAGEMENT and CABLE WORLD.

CCP

         CCP publishes high-quality "how-to" books and continuity series. The books are sold under the Cowles brand and through licensing arrangements with well-known brands such as Black & Decker and Singer. Sales channels include direct marketing, retail, special sales and international outlets.


             BUSINESS OF NEW MCCLATCHY FOLLOWING THE REORGANIZATION

         Following the Reorganization, New McClatchy will operate as a holding company and its business will consist of the businesses currently conducted by McClatchy and Cowles. A holding company structure will allow McClatchy's California newspapers, currently divisions of McClatchy, to operate more efficiently. In addition, following the Reorganization, New McClatchy will have more operating flexibility because none of its newspaper operations will be divisions of New McClatchy; currently only non-California newspapers are operated by McClatchy subsidiaries. It is anticipated that all of the current directors of McClatchy, as well as Elizabeth Ballantine, currently a director of Cowles, will become directors of New McClatchy. The executive officers of McClatchy will become executive officers of New McClatchy. In January 1998, McClatchy and Cowles executed agreements to sell the stock of the Non-newspaper Subs at or as soon as practicable after the Effective Time. McClatchy and Cowles intend to sell CBM and CEM to PRIMEDIA, Inc. and intend to sell CCP to a management group led by CCP's president. The combined transactions are valued at approximately $208 million, including the assumption of existing debt and other liabilities. The sale of the Non-newspaper Subs is expected to close at or as soon as practicable after the Effective Time, pending HSR approval and other customary conditions, although there can be no assurance that these transactions will close at such time. See Note 3 to "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION."


                              THE SPECIAL MEETINGS

GENERAL

         This Joint Proxy Statement/Prospectus is being furnished to the holders of the outstanding shares of McClatchy Common Stock in connection with the solicitation of proxies by the McClatchy Board for use at the McClatchy Special Meeting to be held on March 19, 1998 or any adjournment or postponement thereof, and to holders of the outstanding shares of Cowles Voting Common Stock in connection with the solicitation of proxies by the Cowles Board for use at the Cowles Special Meeting to be held on March 19, 1998 or any adjournment or postponement thereof.

         This Joint Proxy Statement/Prospectus and accompanying form of proxy are being mailed to the stockholders of McClatchy and the stockholders of Cowles on or about February 19, 1998.

MATTERS TO BE CONSIDERED

         THE MCCLATCHY SPECIAL MEETING. The McClatchy Special Meeting will begin at 9:00 a.m., local time, at the Sacramento Convention Center Activity Building, 13th and K Streets, Room 202, Sacramento, California, on March 19, 1998. At the McClatchy Special Meeting, the stockholders of McClatchy will be asked to consider and vote upon the McClatchy Proposal.

         THE COWLES SPECIAL MEETING. The Cowles Special Meeting will begin at 9:00 a.m., local time, at the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on March 19, 1998. At the Cowles Special Meeting, the stockholders of Cowles will be asked to consider and vote upon the Cowles Proposal.

RECORD DATES; VOTE REQUIRED; VOTING AT THE MEETINGS

         MCCLATCHY. The McClatchy Board has fixed January 26, 1998, as the McClatchy Record Date for determination of the McClatchy stockholders entitled to notice of and to vote at the McClatchy Special Meeting. Accordingly, only stockholders of record at the close of business on January 26, 1998 are entitled to notice of, and to vote at, the McClatchy Special Meeting. At the close of business on the McClatchy Record Date, there were 9,447,852 shares of Class A Common Stock and 28,675,912 shares of Class B Common Stock outstanding and entitled to vote at the McClatchy Special Meeting. Each share of McClatchy Class B Common Stock is entitled to one vote and each share of Class A Common Stock is entitled to one-tenth (1/10th) of one vote.

         Pursuant to McClatchy's Certificate of Incorporation, as amended and restated (the "McClatchy Certificate"), McClatchy's By-laws and applicable laws, the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Common Stock entitled to vote at the McClatchy Special Meeting is required, provided a quorum is present. Pursuant to the McClatchy Stockholders Voting Agreement, the McClatchy Stockholders have agreed, among other things, to vote shares representing approximately 70% of the total voting power of McClatchy Common Stock in favor of the McClatchy Proposal; thus approval of the McClatchy Proposal is assured. See "CERTAIN PROVISIONS OF THE McCLATCHY STOCKHOLDERS VOTING AGREEMENT."

         COWLES. The Cowles Board has fixed February 16, 1998 as the Cowles Record Date for determination of the Cowles stockholders entitled to notice of and to vote at the Cowles Special Meeting. Accordingly, only holders of Cowles Voting Common Stock of record at the close of business on February 16, 1998 are entitled to notice of, and to vote at, the Cowles Special Meeting. At the close of business on the Cowles Record Date, there were 3,837,059 shares of Cowles Voting Common Stock entitled to vote at the Cowles Special Meeting. Each share of Cowles Voting Common Stock is entitled to one vote.

         Pursuant to Cowles Restated Certificate of Incorporation (the "Cowles Certificate"), Cowles' By-laws and applicable law, the affirmative vote of a majority of the outstanding shares of Cowles Voting Common Stock entitled to vote at the Cowles Special Meeting is required, provided a quorum is present. Pursuant to the Cowles Stockholders Voting Agreement, the Cowles Stockholders have agreed, among other things, to vote their shares of Cowles Voting Common Stock, representing approximately 56% of all shares entitled to vote at the Cowles Special Meeting, in favor of the Cowles Proposal. Therefore, approval of the Cowles Proposal is assured.

         As of the Cowles Record Date, directors and executive officers of Cowles were beneficial owners of an aggregate of 2,233,965 shares of Voting Common Stock (approximately 58.22% of the outstanding shares of Cowles Voting Common Stock) and an aggregate of 1,201,525 shares of Non-voting Common Stock (approximately 11.86% of the outstanding shares of Cowles Non-voting Common Stock). The directors and executive officers of Cowles have indicated that they intend to vote their shares of Cowles Voting Common Stock in favor of the Cowles Proposal (and certain of such individuals who are directors have agreed to vote their shares in favor of the Cowles Proposal pursuant to the Cowles Stockholders Voting Agreement). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF COWLES" and "THE REORGANIZATION--Interests of Certain Persons in the Mergers."

         VOTING AND REVOCATION OF PROXIES. All shares of McClatchy Common Stock and Cowles Voting Common Stock that are entitled to vote and are represented by a properly executed proxy properly signed and received at or prior to the McClatchy Special Meeting (in the case of McClatchy stockholders) or at the Cowles Special Meeting (in the case of Cowles stockholders), unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares represented by such proxy will be voted in accordance with the recommendations of the McClatchy Board (in the case of proxies representing shares of McClatchy Common Stock) or the Cowles Board (in the case of proxies representing shares of Cowles Voting Common Stock).

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its exercise. Proxies may be revoked by
(i) attending the relevant Special Meeting and voting in person (although attendance at the relevant Special Meeting will not in and of itself constitute revocation of a proxy), (ii) by giving notice of revocation of the proxy at the relevant Special Meeting or (iii) by delivering (A) a written notice of revocation of the proxy or (B) a duly executed proxy relating to the matters to be considered at the relevant Special Meeting, bearing a date later than the proxy previously executed. In order to vote in person at either the McClatchy Special Meeting or at the Cowles Special Meeting, McClatchy stockholders and Cowles stockholders must attend the relevant Special Meeting and cast their votes in accordance with the voting procedures established for such meeting. All written notices of revocation and other communications with respect to revocation of proxies must be received before the taking of the votes at the relevant Special Meeting and should be addressed as follows:

              (i) in the case of McClatchy stockholders, to McClatchy Newspapers, Inc., 2100 "Q" Street, Sacramento, California 95816,
         Attention: Corporate Secretary; and

              (ii) in the case of Cowles stockholders, to Cowles Media Company, 329 Portland Avenue, Minneapolis, Minnesota 55415, Attention:
         Secretary.

         Pursuant to the McClatchy Certificate, McClatchy's By-laws and applicable law, at least a majority of the outstanding voting power of the McClatchy Common Stock entitled to be cast at the McClatchy Special Meeting is necessary to constitute a quorum for the transaction of business. Proxies relating to "street name" shares that are voted by brokers and abstentions will be counted as shares present for purposes of determining whether a quorum is present but broker non-votes and abstentions will not be counted as votes cast in favor of the McClatchy Proposal. Because the McClatchy Proposal requires the affirmative vote of a majority in voting interest of the outstanding shares of McClatchy Common Stock entitled to vote, abstentions and broker non-votes will have the same effect as a negative vote on the foregoing proposal.

         Pursuant to the Cowles Certificate and applicable law, at least a majority of the votes entitled to be cast at the Cowles Special Meeting is necessary to constitute a quorum for the transaction of business. Proxies relating to "street name" shares that are voted by brokers and abstentions will be counted as shares present for purposes of determining whether a quorum is present but broker non-votes and abstentions will not be counted as votes cast in favor of the Cowles Proposal. Because the Cowles Proposal requires the affirmative vote of a majority of the outstanding shares of Cowles Voting Common Stock entitled to vote, abstentions and broker non-votes will have the same effect as a negative vote on the foregoing proposal.

         SOLICITATION OF PROXIES. McClatchy and Cowles will each bear its own cost of the solicitation of proxies of its stockholders. The cost of printing and mailing this Joint Proxy Statement/Prospectus will be shared equally by McClatchy and Cowles. In addition to solicitation by mail, the directors, officers and employees of McClatchy or Cowles may solicit proxies from their respective stockholders by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of McClatchy Common Stock and Cowles Voting Common Stock, and each of McClatchy and Cowles will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith. Georgeson & Company Inc. will assist in the solicitation of proxies by McClatchy and Cowles for a fee based on the number of telephone calls received from McClatchy or Cowles stockholders. Sherburne & Coughlin, Ltd. may also answer questions for Cowles stockholders, and will be paid an hourly fee for its services based on its normal rates for services to Cowles.

         McClatchy stockholders who have any questions or require additional material should call Karole Morgan-Prager, McClatchy's General Counsel and Corporate Secretary, at (916) 321-1828 or Georgeson & Company Inc., McClatchy's proxy solicitor, at (800) 223-2064 or (212) 440-9800. Cowles stockholders who have any questions or require additional material should call William R. Busch, Jr., General Counsel and Secretary, at (612) 673-7002, Georgeson & Company Inc., Cowles' proxy solicitor, at (800) 223-2064 or (212) 440-9800, or Sherburne & Coughlin, Ltd., Cowles' transfer agent, at (612) 338-3255.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         MCCLATCHY. The Board of Directors of McClatchy, after careful consideration, has unanimously approved the Reorganization Agreement and the transactions contemplated thereby and has determined that the Reorganization is fair to and in the best interests of McClatchy and its stockholders and recommends that McClatchy stockholders vote FOR approval and adoption of the McClatchy Proposal.

         COWLES. The Board of Directors of Cowles, after careful consideration, has approved the Reorganization Agreement and the transactions contemplated thereby, including the Cowles Merger, and has determined that the Cowles Merger is fair to and in the best interests of Cowles and its stockholders and recommends that Cowles stockholders vote FOR approval and adoption of the Cowles Proposal. The Cowles Board's actions regarding the Reorganization Agreement were taken at a meeting attended by eight of the nine directors of Cowles. All directors present voted in favor of the Reorganization Agreement.


                               THE REORGANIZATION

         This section of the Joint Proxy Statement/Prospectus describes certain aspects of the Mergers. The description does not purport to be complete and is qualified by reference to the Reorganization Agreement, which is attached as Annex A hereto and is incorporated by reference herein.

BACKGROUND OF THE COWLES MERGER

         The proposed Cowles Merger is the result of a review by the Cowles Board of strategic alternatives available to Cowles. This review included consideration of factors affecting the newspaper business and other parts of the media industry, plus an exploration of opportunities for continued growth available to Cowles and opportunities for liquidity and enhanced value available to Cowles stockholders. As discussed below, the Cowles Board has concluded that the proposed Cowles Merger is in the best interest of Cowles and its stockholders.

         In July 1997, representatives of the Cowles Family Voting Trust (which holds approximately 56% of all outstanding shares of Cowles Voting Common Stock) requested that the Cowles Board explore strategic alternatives available to Cowles and indicated support for a possible combination with, or acquisition by, a third party having experience in managing large daily newspaper operations. The Cowles Family Voting Trust expressed interest in considering a possible transaction that would include a tax-deferred equity component and liquidity for some of the proceeds.

         Following receipt of the Cowles Family Voting Trust's request for an exploration of strategic alternatives, Goldman Sachs, a full-service investment banking and securities firm that has served as Cowles' principal financial advisor for many years, made a presentation to the Cowles Board and senior management of Cowles on July 29, 1997, that included a discussion of possible processes for identifying and evaluating strategic alternatives and analyses of historic and recent performance of the newspaper industry, emerging technological changes in media markets and related opportunities and challenges for newspapers, and competitive effects arising from development of large, sophisticated news-gathering and distribution networks. Goldman Sachs also discussed valuation considerations for newspaper companies in private and public markets, and provided an overview of various other newspaper companies. On August 12, 1997, Cowles formally engaged Goldman Sachs to act as its financial advisor. The scope of Goldman Sachs' engagement included reviewing alternatives, evaluating possible strategic transactions and rendering an opinion as to the fairness from a financial point of view of the consideration to be received in a possible transaction.

         After meeting with representatives of the Cowles Family Voting Trust who expressed their general goals and objectives with respect to a possible strategic transaction, Cowles developed a list, with the assistance of Goldman Sachs, of potential candidates considered qualified for preliminary contacts regarding a possible strategic transaction. During August 1997, Goldman Sachs contacted the potential candidates and obtained confidentiality agreements from several of them. Following receipt of the confidentiality agreements, Goldman Sachs provided to the candidates a confidential memorandum that included detailed information about Cowles and each of its business units.

         During the week of September 1, 1997, Cowles and Goldman Sachs became aware of speculation within parts of the newspaper industry that Cowles was considering various strategic alternatives. While it is Cowles' long-standing general policy not to comment on rumors or speculation, Cowles management preferred to have any public discussion about the process occur on an orderly basis so as to avoid a situation where employees and stockholders of Cowles would face uncertainty and other distractions because of potentially inaccurate rumors and speculation. Accordingly, on September 4, 1997, Cowles announced publicly that it had commenced an exploration of strategic alternatives at the request of the Cowles Family Voting Trust.

         Following the September 4, 1997 public announcement, McClatchy and certain other companies also expressed interest in a possible strategic transaction with Cowles. Thereafter, McClatchy and other interested companies entered into confidentiality agreements with Cowles, obtained the confidential memorandum and began conducting due diligence.

         Of the candidates who signed confidentiality agreements, several, including McClatchy, submitted non-binding proposals in late September and early October for a possible transaction with Cowles within various price ranges. Most of the candidates who submitted such proposals then reviewed additional information about Cowles and its businesses, visited Cowles facilities and met with Cowles management during October 1997.

         On October 20, 1997, Goldman Sachs reviewed with the Cowles Board the terms of the non-binding proposals received to date. The Cowles Board instructed Goldman Sachs to engage in further discussions with the candidates that submitted proposals in order to refine such proposals and make them more definitive. Thereafter, Cowles provided additional due diligence information to the candidates, and Goldman Sachs requested final proposals from the candidates, including any comments on a proposed form of merger agreement previously distributed by counsel to Cowles. During the week of November 3, 1997, the candidates, including McClatchy, made separate presentations to senior management of Cowles and representatives of the Cowles Board. In connection with such presentations, Cowles and its legal and financial advisors conducted due diligence with respect to the candidates. On November 10, 1997, the candidates, including McClatchy, submitted definitive proposals.

         McClatchy submitted two alternative proposals having the same per-share offer price: one proposal contemplated an all-cash transaction and the other contemplated 75% of the merger consideration being paid in cash and 25% being paid in New McClatchy Class A Common Stock. In evaluating McClatchy's proposals, Cowles expressed a concern that 25% of the consideration in New McClatchy Class A Common Stock may require some Cowles stockholders to take more stock than they might otherwise elect. Therefore, Cowles requested that McClatchy modify its combination cash/stock proposal so as to include an election to receive up to 25% of the merger consideration in stock. On November 11, 1997, McClatchy agreed, among other things, to modify the stock component of the merger consideration so as to include an election to receive a minimum stock consideration component of 15% (with a maximum stock consideration component of 25%) and to make certain other nonfinancial changes to its proposal. The Tribune Company also submitted a proposal contemplating both cash and stock, each providing approximately 50% of the total proposed consideration. The Tribune Company proposal represented a per share price that was materially lower than the per share price proposed by McClatchy.

         A meeting of the Cowles Board was held in two sessions on November 12, 1997. At the first session, Cowles management and Goldman Sachs made a presentation that included an updated review of the exploration process, a comparison of final proposals, an analysis of the business operations, financial capabilities and other attributes of the candidates submitting proposals and the results of financial due diligence performed with respect to the candidates. Cowles' legal counsel presented the results of legal due diligence with respect to the candidates and described the terms of the proposed merger agreements submitted by the candidates. Such session also included a discussion of the proposals in the absence of those directors who are also trustees of the Cowles Family Voting Trust. Between the two sessions, senior executives of Cowles and representatives of Goldman Sachs attended part of a meeting of certificateholders and trustees of the Cowles Family Voting Trust and described the final proposals. At the second session of the meeting of the Cowles Board, representatives of the Cowles Family Voting Trust reported that the trustees were prepared to vote the shares of Cowles Voting Common Stock held by them in favor of the McClatchy proposal that included a stock component of 15% to 25% of the total merger consideration. Following additional discussions with Goldman Sachs and legal counsel to Cowles (including discussions in the absence of those directors who are also trustees of the Cowles Family Voting Trust), the Cowles Board concluded, for reasons stated below under "--Recommendations of the Cowles Board and Reasons for the Cowles Merger," that the McClatchy proposal was the superior alternative for Cowles and its stockholders. The Cowles Board also concluded to accept and recommend the version of the McClatchy proposal that included issuance of McClatchy Class A Common Stock, given the expressed intent (but not a commitment) of certificateholders of the Cowles Family Voting Trust to elect to receive at least two-thirds of the minimum stock consideration component of 15%. At the conclusion of the meeting, the Cowles Board voted to authorize the execution and delivery of the Reorganization Agreement and to recommend the proposed Cowles Merger to the holders of Cowles Voting Common Stock. On November 13, 1997, Cowles and McClatchy executed the Reorganization Agreement.

RECOMMENDATION OF THE COWLES BOARD AND REASONS FOR THE COWLES MERGER

         The Cowles Board has approved the Reorganization Agreement and recommends the proposed Cowles Merger to the stockholders of Cowles. The Cowles Board believes that the proposed Cowles Merger is fair to and in the best interests of Cowles and its stockholders, and recommends that holders of Cowles Voting Common Stock vote FOR the Cowles Proposal. The Cowles Board's actions regarding the Reorganization Agreement were taken at a meeting attended by eight of the nine directors of Cowles. All directors present voted in favor of the Reorganization Agreement.

         Prior to taking action on the proposed Cowles Merger, the Cowles Board reviewed and carefully considered reports and other materials relevant to the proposed Cowles Merger and received reports and presentations from Goldman Sachs, senior officers of Cowles and legal counsel to Cowles, including a detailed review of terms and conditions of the Reorganization Agreement and the transactions contemplated thereby. The decision of the Cowles Board to approve the Reorganization Agreement and recommend the proposed Cowles Merger was the result of the exploration process described above. (See "--Background of the Cowles Merger.")

         In its evaluation of the Cowles Merger, the Cowles Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In determining whether to approve and recommend the Reorganization Agreement and the Cowles Merger, the Cowles Board considered the following factors:

         ENHANCED STOCKHOLDER VALUE. The Cowles Board reviewed possible strategic alternatives to enhance stockholder value and concluded that the proposed Cowles Merger presents the most favorable opportunity to do so.

         PUBLIC ANNOUNCEMENT AND PROCESS. Cowles publicly announced that it would consider a strategic transaction. Execution of the Reorganization Agreement occurred well after such announcement and after an exploration of various strategic alternatives by Goldman Sachs. Because information regarding the exploration of strategic alternatives was publicly available for over two months before execution of the Reorganization Agreement, the Cowles Board believes that any qualified candidate interested in making a proposal had sufficient opportunity to do so.

         FINANCIAL CAPABILITY OF MCCLATCHY. The Cowles Board considered McClatchy's financial ability to complete the proposed Cowles Merger, including its financing commitments and the fact that the Reorganization Agreement does not include any financing-related conditions to McClatchy's obligation to complete the Cowles Merger.

         OPINION OF FINANCIAL ADVISOR. Goldman Sachs has provided its opinion to the Cowles Board that, as of November 13, 1997, the Cash Consideration and the Stock Consideration to be received by the holders of Cowles Common Stock under the Reorganization Agreement, taken as a unitary transaction, is fair from a financial point of view to such holders.

         INCREASED POTENTIAL FOR CONTINUED SUCCESS. The Cowles Board believes that prospects for continued performance at the levels achieved by the STAR TRIBUNE in recent years will be enhanced by greater size and scale. In the Reorganization, the STAR TRIBUNE will become part of a substantially larger enterprise, and the Cowles Board believes that the STAR TRIBUNE's enhanced access to capital and other resources as a result of the proposed merger would substantially increase its ability to compete successfully in the increasingly consolidating newspaper industry.

         CONTINUED ACCESS TO OUTSTANDING MANAGEMENT. The Cowles Board believes that opportunities and challenges in the newspaper industry will become more complex in the future, especially as technological advances and other industry developments continue to emerge. The Cowles Board also believes that the STAR TRIBUNE's performance in recent years has been substantially enhanced by its ability to attract and retain outstanding management and that continued success will require continued access to outstanding executive talent. Cowles' planning for development and succession among senior executives has demonstrated that larger enterprises have an increasing advantage in attracting and retaining outstanding executives, including the ability to provide long-term equity based compensation, stronger opportunities for career development within a single organization, and capital resources and support functions necessary for development and execution of aggressive strategic and operating plans.

         LIQUIDITY FOR STOCK OF COWLES. Although Cowles stock has traded on a local over-the-counter basis since 1981 and bid-and-asked prices for Cowles stock have been publicly quoted since 1993, opportunities to buy and sell Cowles stock have remained limited and relatively unpredictable. The Cowles Board believes that stockholder interest in greater liquidity and diversification has increased, and stockholders have continued to make inquiries to Cowles about opportunities for additional liquidity. Certain stockholders (including, among others, members of the Cowles family and current and former employees of Cowles) have substantial percentages of their personal assets invested in Cowles stock. Such stockholders currently do not have reliable opportunities to liquidate such stock to fund personal needs for retirement, education and other purposes at values that are representative of those available in public markets for stock of other media or publishing companies.

         SUPPORT OF MAJORITY HOLDER. Trustees of the Cowles Family Voting Trust, which holds a majority of all outstanding shares of Cowles Voting Common Stock, have indicated their support for the proposed Cowles Merger and their commitment to vote such shares in favor of the Cowles Proposal pursuant to the Cowles Stockholders Voting Agreement.

         OTHER FACTORS. In addition to the foregoing, the Cowles Board also considered certain disadvantages of the Reorganization, such as the fact that the minimum stock consideration of 15% may cause some Cowles stockholders to receive more New McClatchy Class A Common Stock than they might otherwise elect; the fact that McClatchy is a family-controlled company and some elements of liquidity (including, among others, average trading volume) for New McClatchy Class A Common Stock will be more limited than those of other possible candidates; and the fact that, immediately following the Reorganization, New McClatchy will be substantially more leveraged than before the Reorganization.

RECOMMENDATION OF THE MCCLATCHY BOARD; MCCLATCHY'S REASONS FOR THE
REORGANIZATION

         The McClatchy Board believes that the terms of the Reorganization Agreement and the transactions contemplated thereby are fair to and in the best interests of McClatchy and its stockholders. Accordingly, the McClatchy Board has unanimously approved the Reorganization Agreement and recommends approval thereof by the stockholders of McClatchy.

         In view of the variety of factors considered in connection with its evaluation of the Reorganization, the McClatchy Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. In reaching its determination to recommend approval of the Reorganization Agreement, the McClatchy Board consulted with McClatchy management, as well as its legal counsel and financial advisors, and considered a number of factors.

         In deciding to approve the execution of the Reorganization Agreement, the McClatchy Board considered Salomon Brothers' written opinion that, as of November 13, 1997, from a financial point of view, the consideration to be paid to holders of Cowles Common Stock in the Cowles Merger was fair to McClatchy. See "--Opinion of McClatchy's Financial Advisor."

         The McClatchy Board also considered the nature and scope of the business of Cowles, and quality and breadth of its assets, its financial condition, competitive position and prospects for further development. The McClatchy Board recognized that although New McClatchy would be expected to achieve lower earnings per share in the next several years (based on pro forma combination analysis) than McClatchy would otherwise have achieved on a stand-alone basis in the absence of the Reorganization, the McClatchy Board nevertheless believes that the Reorganization presents a rare opportunity for McClatchy to obtain a high-quality newspaper in a premier market while adding additional geographic diversification to McClatchy's revenue base.

         The McClatchy Board also concluded that the Reorganization is consistent with McClatchy's strategic vision: (i) the Twin Cities market growth together with the contemplated synergies created by the Cowles Merger will position McClatchy as the eighth largest newspaper company in the United States based on daily and Sunday circulation; (ii) the STAR TRIBUNE is the leading newspaper in Minnesota (nearly twice that of its primary competitor in the Twin Cities market) with circulation of 387,000 daily and 673,000 on Sunday, it ranks as the 16th largest daily and the 12th largest Sunday newspaper in the country, and it is recognized as one of the top newspapers in the nation for journalistic integrity and quality and has won a Pulitzer Prize for investigative reporting, the Robert F. Kennedy Award and numerous other national honors; (iii) the STAR TRIBUNE's strong name-brand recognition has enabled Cowles to leverage its core business into a powerful marketing information company through the introduction of new products and services, including special interest publications, online services, voice services, non-subscriber products, direct mail and event sponsorships; and (iv) in addition to the STAR TRIBUNE, Cowles has operated the three Non-newspaper Subs, which Cowles and McClatchy have executed agreements to sell at or as soon as practicable after the Effective Time, using the proceeds of such sales to reduce the debt incurred by the Reorganization Financings.

OPINION OF MCCLATCHY'S FINANCIAL ADVISOR

         McClatchy engaged Salomon Brothers to act as its financial advisor in connection with the transactions contemplated by the Reorganization Agreement based upon Salomon Brothers' qualifications, expertise and reputation as an investment banking firm and familiarity with McClatchy. On November 13, 1997, Salomon Brothers delivered a written opinion to the Board of Directors of McClatchy (the "Salomon Brothers Opinion") to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid to the Cowles stockholders in the Cowles Merger was fair to the stockholders of McClatchy from a financial point of view.

         THE FULL TEXT OF THE SALOMON BROTHERS OPINION IS SET FORTH AS ANNEX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY, INCLUDING WITHOUT LIMITATION, THE DESCRIPTIONS OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN ARRIVING AT SUCH OPINION. THE SALOMON BROTHERS OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE PAID TO THE COWLES STOCKHOLDERS IN THE COWLES MERGER TO THE COMMON STOCKHOLDERS OF MCCLATCHY FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF MCCLATCHY OR COWLES AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE RESPECTIVE SPECIAL MEETINGS. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SALOMON BROTHERS OPINION.

         The Salomon Brothers Opinion does not constitute an opinion as to the price at which McClatchy Common Stock or New McClatchy Common Stock will actually trade at any time. Salomon Brothers was requested to evaluate, from a financial point of view, the fairness of the consideration to be paid to the Cowles stockholders in the Cowles Merger to the stockholders of McClatchy. No restrictions or limitations were imposed upon Salomon Brothers with respect to the investigations made or procedures followed by Salomon Brothers in rendering its opinion. In arriving at its opinion, Salomon Brothers, among other things, reviewed the Reorganization Agreement, including Annexes thereto, as well as financial and other information that was publicly available or furnished to it by McClatchy and Cowles including information provided during discussions with their respective managements regarding their businesses and prospects. Included in the information provided during discussions with the respective

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managements were certain financial forecasts and other information relating to the business operations, financial condition and prospects of McClatchy and Cowles, respectively, prepared by their respective managements. In addition, Salomon Brothers compared certain financial and securities data of McClatchy and Cowles with various other companies whose securities are traded in public markets, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as Salomon Brothers deemed appropriate for purposes of rendering its opinion. Salomon Brothers also considered such other information, financial studies, analyses, investigations and financing, economic and market criteria that Salomon Brothers deemed relevant.

         In rendering its opinion, Salomon Brothers did not independently verify or assume responsibility for verifying any of the information and assumed the accuracy and completeness of all of the financial and other information reviewed by it. Salomon Brothers did not conduct a physical inspection of the properties or facilities, nor make or obtain or assume responsibility for obtaining any independent evaluation or appraisal of any assets (including properties and facilities) or liabilities, of McClatchy or Cowles. Salomon Brothers relied upon the estimates of the respective managements of McClatchy and Cowles of the operating savings and other benefits and cost reductions achievable as a result of the Reorganization. Salomon Brothers also assumed that the financial forecasts and other information relating to the prospects of McClatchy and Cowles were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of McClatchy and Cowles, respectively, as to the likely future financial performance of McClatchy and Cowles, respectively, and Salomon Brothers expressed no opinion with respect to such forecasts or the assumptions on which they are based. Salomon Brothers did not make any independent investigation of any legal matters affecting McClatchy or Cowles, and assumed the correctness of all legal advice given to each of them and to the Board of Directors of McClatchy, including advice as to the tax consequences of the Reorganization. While Salomon Brothers believes that its review as described herein is an adequate basis for the Salomon Brothers Opinion, the Salomon Brothers Opinion is necessarily based upon financial, economic, monetary, political, market and other conditions that existed and could be evaluated as of the date of the Salomon Brothers Opinion and does not speak to any date other than the date on which the Salomon Brothers Opinion was delivered. Salomon Brothers does not have any obligation to update, revise or reaffirm its opinion as a result of changes in such conditions or otherwise.

         The following is a brief summary of the analyses performed by Salomon Brothers in connection with the Salomon Brothers Opinion and included in its presentations to the Board of Directors of McClatchy. All analyses discussed below, unless otherwise indicated, exclude anticipated cost savings resulting from the Reorganization estimated by the management of McClatchy.

         PUBLIC MARKET VALUATION. Salomon Brothers compared the operating performance of Cowles to certain market trading statistics of selected publicly traded companies in the industries considered by Salomon Brothers to be reasonably comparable to Cowles with similar historical financial and operating data, and projections of future financial performance. In the newspaper publishing industry, these companies were A.H. Belo Corporation, Central Newspapers, Inc., Dow Jones & Company, Inc., Gannet Co., Hollinger International Inc., Knight-Ridder, Inc., Lee Enterprises Incorporated, McClatchy Newspapers, Inc., The New York Times Company, The Times Mirror Company, The Tribune Company and The Washington Post Company (the "Newspaper Publishing Companies") and in the magazine publishing industry, these companies were American Media Operations, Inc., CMF-Media Inc., Marvel Entertainment Group, Inc., Mecklermedia Corporation, Meredith Corporation, The Petersen Companies, Inc., PRIMEDIA Inc. (formerly K-III Communications Corporation), Playboy Enterprises, Inc., The Readers Digest Association, Inc. and Waverly, Inc. (the "Magazine Publishing Companies"). Historical financial information used in connection with the ratios provided below with respect to the Newspaper Publishing Companies and the Magazine Publishing Companies is as of the most recent financial statements publicly available for each company as of November 6, 1997.

         Salomon Brothers examined certain publicly available financial data of the Newspaper Publishing Companies and the Magazine Publishing Companies including Firm Value (defined as market value of fully diluted common equity less any option proceeds ("Equity Value") plus book value of total debt, minority interest and preferred stock and out-of-the-money convertible securities, less investments in unconsolidated affiliates and cash) as a multiple of revenues over the last twelve months ("LTM") sales, earnings before interest, taxes, depreciation and amortization

("EBITDA"), earnings before interest and taxes ("EBIT"), and estimated EBITDA for calendar years 1997 and 1998, and price to earnings ratios ("P/E") based on estimated earnings per share ("EPS") for calendar years 1997 and 1998. EPS and EBITDA estimates for Cowles were based on certain financial forecasts prepared by the management of Cowles and the management of McClatchy; EPS and EBITDA estimates for the Newspaper Publishing Companies and the Magazine Publishing Companies were based upon a composite of equity research analysts' estimates.

         Salomon Brothers compared the principal business units of Cowles to the Newspaper Publishing Companies and the Magazine Publishing Companies with a view to determining the valuation that the public securities markets would give to those units on a stand-alone basis. Based on this analysis, Salomon Brothers calculated a firm value reference range of approximately $909 million to approximately $1.1 billion for Cowles, implying an equity reference range of $56.20 to $68.98 for each share of the Cowles Common Stock on a noncontrol premium adjusted basis. Adjusting for a 30% to 40% control premium, Salomon Brothers calculated a firm value reference range of approximately $1.2 billion to approximately $1.5 billion for Cowles, implying an equity reference range of $73.06 to $96.57 for each share of the Cowles Common Stock.

         No company used in the public market valuation analysis summarized above is identical to McClatchy or Cowles. Accordingly, any analysis of the value of the Reorganization based upon the Newspaper Publishing Companies and the Magazine Publishing Companies involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the Newspaper Publishing Companies and the Magazine Publishing Companies and other factors in relation to the trading and acquisition values of the Newspaper Publishing Companies and the Magazine Publishing Companies.

         COMPARABLE TRANSACTION ANALYSIS. Salomon Brothers reviewed and analyzed selected merger or acquisition transactions involving other companies in the newspaper and publishing industries it deemed relevant. These transactions included the following: Hollinger International Inc./Southam Inc. (announced May
1997); The E.W. Scripps Company/Harte-Hanks Communications (announced May 1997); Knight-Ridder, Inc./ABC Media, Inc. (announced April 1997); A.H. Belo Corporation/The Providence Journal Company (announced September 1996); Media General, Inc./Park Communications Inc. (announced July 1996); Pulitzer Publishing Company/Scripps League Newspapers, Inc. (announced May 1996); Media General, Inc./Worrell Enterprises, Inc. (announced September 1995); Knight-Ridder, Inc./Lesher Communications, Inc. (announced August 1995); McClatchy/The News and Observer Publishing Company (announced May 1995); Hearst Corp./Houston Post (announced April 1995); Hollinger Inc./The Sun-Times Company (announced February 1994); and The New York Times Company/Affiliated Publications, Inc. (announced June 1993). Salomon Brothers also reviewed the acquisitions made by CBM, CEM, and CCP of existing publications. Among other matters, Salomon Brothers indicated that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Salomon Brothers noted that no transaction reviewed was identical to the Reorganization and that, accordingly, an assessment of the results of the following analysis necessarily involves considerations and judgments concerning differences in financial and operating characteristics of Cowles and other factors that would affect the acquisition value of the companies to which it is being compared. Salomon Brothers reviewed, for each acquired company, the ratio of firm value to latest LTM sales and to LTM EBITDA, when available. Based on these analyses and the prices paid in the transactions described above, Salomon Brothers calculated a firm value reference range of approximately $1.2 billion to approximately $1.5 billion for Cowles, implying an equity reference range of $77.48 to $100.05 for each share of the Cowles Common Stock.

         DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow ("DCF") methodology, Salomon Brothers valued Cowles estimating the present value of unlevered future free cash flows available to its debt and equity holders if Cowles were to perform on a stand-alone basis (without giving effect to the Reorganization). The discounted cash flow analysis for Cowles was based upon certain discussions with management of Cowles and McClatchy and upon certain financial forecasts prepared by the management of Cowles and McClatchy. This analysis was performed for each major business unit of Cowles on a stand-alone basis. Free cash flow represented the amount of cash generated and available for principal and interest payments after providing for ongoing business operations. Salomon Brothers aggregated (x) the present value of the free cash flows of each business unit over a five-year forecast period with (y) the present value of the range of terminal values. The range of terminal values

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

represented each business unit's value beyond the applicable forecast period. This range of terminal values was generally calculated by applying a range of selected EBITDA multiples to each business unit's EBITDA in the final year of the forecast period. As part of the DCF analysis, Salomon Brothers used discount rates reflecting each business unit's specific financial characteristics. This analysis indicated a firm value reference range of approximately $1.3 billion to approximately $1.5 billion for Cowles, implying an equity reference range of $86.39 to $97.22 for each share of the Cowles Common Stock. Salomon Brothers also performed a DCF analysis including the value of anticipated cost savings. The value of the anticipated cost savings was calculated using similar discount rates and was comprised of the sum of the present value of the annual amounts of anticipated cost savings plus the present value of a range of terminal values. This analysis indicated a firm value reference range of approximately $1.5 billion to approximately $1.7 billion for Cowles, implying an equity reference range of $96.94 to $108.96 for each share of the Cowles Common Stock.

         PRO FORMA COMBINATION ANALYSIS. Salomon Brothers analyzed the pro forma effect of the Reorganization on the projected earnings per share of McClatchy. Such analysis was based on certain financial forecasts prepared by managements of McClatchy and Cowles, and anticipated cost savings as forecasted by the management of McClatchy and Cowles contemplated to result from the Reorganization. This analysis is based on a number of assumptions, including, among other things, the projected financial performance of McClatchy and Cowles, and the estimated amounts and timing of the anticipated cost savings. The analysis indicated that (accounting for the transaction as a purchase, and giving effect to the anticipated cost savings), the pro forma earnings per share forecasts for New McClatchy are anticipated to be lower than McClatchy's stand-alone earnings per share forecasts for each of the next several years. Salomon Brothers noted that the dilution of forecasted earnings per share was primarily attributable to amortization of goodwill resulting from the Reorganization.

         The summary set forth above does not purport to be a complete description of the analyses performed by Salomon Brothers, but describes, in summary form, the principal elements of the analyses made by Salomon Brothers in arriving at the Salomon Brothers Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily summarized. Each of the analyses conducted by Salomon Brothers was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Salomon Brothers did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Salomon Brothers considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. Further, Salomon Brothers' conclusion involved significant elements of judgment and qualitative analyses as well as the financial and quantitative analyses. Salomon Brothers did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Salomon Brothers believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinions. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by Salomon Brothers are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

         Salomon Brothers was selected to render an opinion in connection with the Reorganization based upon Salomon Brothers' qualifications, expertise and reputation, including the fact that Salomon Brothers, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         Pursuant to a letter agreement between McClatchy and Salomon Brothers dated September 29, 1997 (the "Salomon Brothers Engagement Letter"), McClatchy has paid Salomon Brothers $550,000 ($250,000 of which was paid upon delivery of the Salomon Brothers Opinion) and has agreed to pay Salomon Brothers an additional fee equal to 0.50% of the Aggregate Consideration (as defined herein) less the $550,000 previously paid upon the con-summation of an acquisition transaction in which McClatchy acquires Cowles by merger, tender offer or otherwise, or directly or indirectly purchases all or a significant portion of the assets, or more than 10% of the equity securities, of Cowles. "Aggregate Consideration" is defined in the Salomon Brothers Engagement Letter as the total amount of cash and the fair market value (on the date of payment) of all other property paid or payable by McClatchy directly or indirectly to Cowles, its employees or its security holders or its security holders in connection with an acquisition transaction or a transaction related thereto. McClatchy has agreed to reimburse Salomon Brothers for its out-of-pocket expenses, including reasonable fees and expenses of its counsel, and to indemnify Salomon Brothers for liabilities and expenses, including liabilities under federal securities laws, arising out of its engagement thereunder. The terms of the fee arrangement with Salomon Brothers, which Salomon Brothers and McClatchy believe are customary in transactions of this nature, were negotiated at arm's length between McClatchy and Salomon Brothers and the Board of Directors of McClatchy was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Salomon Brothers is contingent upon consummation of the Reorganization.

         In the ordinary course of business, Salomon Brothers may actively trade the securities of McClatchy, New McClatchy or Cowles for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

OPINION OF COWLES' FINANCIAL ADVISOR

         On November 13, 1997, Goldman Sachs delivered its oral opinion to the Cowles Board which it confirmed in writing, that as of November 13, 1997, the Stock Consideration and the Cash Consideration to be received by holders of Cowles Common Stock pursuant to the Reorganization Agreement, taken as a unitary transaction, was fair from a financial point of view to the holders of Cowles Common Stock.

         THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED NOVEMBER 13, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS ANNEX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COWLES COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

         In connection with its opinion, Goldman Sachs reviewed, among other things, (i) the Reorganization Agreement; (ii) Annual Reports to Stockholders of Cowles for the five fiscal years ended March 29, 1997 and Annual Reports to Stockholders and Annual Reports on Form 10-K of McClatchy for the five years ended December 31, 1996; (iii) certain interim reports to stockholders and Quarterly Reports of Cowles and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of McClatchy; (iv) certain other communications from Cowles and McClatchy to their respective stockholders; and (v) certain internal financial analyses and forecasts for Cowles and McClatchy prepared by members of their respective senior managements. Goldman Sachs also held discussions with members of senior management of Cowles and McClatchy regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported prices and trading activity for the publicly traded shares of Cowles and McClatchy, compared certain financial and stock market information for Cowles and McClatchy with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the newspaper industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

         Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and has assumed such accuracy and completeness for purposes of rendering its opinion. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Cowles, McClatchy or any of their subsidiaries and was not furnished with any such evaluation or appraisal. The advisory services and opinion of Goldman Sachs are provided for the information and assistance of the Cowles Board in connection with its consideration of the transaction contemplated by the Reorganization Agreement and such opinion does not constitute a recommendation as to how any holder of Cowles Common Stock should vote with respect to such transaction. Goldman Sachs does not express any opinion as to the prices at which the shares of New McClatchy Class A Common Stock may trade if and when issued.

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

         The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its November 13, 1997 opinion to the Cowles Board.

         (i) PUBLIC MARKET ANALYSIS. Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for fifteen publicly traded newspaper corporations: Hollinger International Inc., Central Newspapers, Inc., McClatchy Newspapers, Inc., Media General, Inc., Pulitzer Publishing Company, Journal Register Company, A.H. Belo Corporation, Dow Jones & Company, Inc., The E.W. Scripps Company, Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, Tribune Company, The Times Mirror Company and The Washington Post Company (collectively, the "Selected Companies"). The Selected Companies were chosen because they are companies with operations that for purposes of analysis may be considered similar to certain operations of Cowles.

         With respect to the Selected Companies, Goldman Sachs calculated price/earnings ("P/E") ratios, based on EPS and growth estimates provided by Institutional Brokers Estimate System ("IBES"), which ranged from 11.4x to 39.4x for LTM, with a mean and median of 23.1x and 22.9x, respectively; from 16.9x to 42.1x for estimated 1997, with a mean and median of 23.2x and 23.0x, respectively; and from 13.7x to 33.4x for estimated 1998, with a mean and median of 20.4x and 20.5x, respectively. Goldman Sachs computed EBITDA multiples for the Selected Companies (based on research analysts' estimates) which ranged from 8.5x to 15.6x for LTM, with a mean and median of 10.8x and 10.6x, respectively; 6.1x to 13.3x for estimated 1997, with a mean and median of 9.7x and 10.1x, respectively; and from 5.6x to 11.4x for estimated 1998, with a mean and median of 8.9x and 9.3x, respectively.

         As part of the public market analysis, Goldman Sachs also considered LTM revenue multiples which ranged from 1.2x to 4.1x, with a mean and median of 2.6x and 2.4x, respectively; five-year projected EPS growth based on IBES estimates which ranged from 10% to 20%, with a mean and median of 13% and 13%, respectively; the multiple of estimated 1998 earnings divided by the five-year projected EPS growth which ranged from 0.9x to 2.7x, with a mean and median of 1.6x and 1.6x, respectively; and dividend yields which ranged from zero to 3.0%, with a mean and median of 1.5% and 1.3%, respectively.

         (ii) MERGER MARKET ANALYSIS. Goldman Sachs reviewed selected acquisitions in the newspaper industry since 1990 where the consideration paid exceeded $100 million and where the buyer and seller were, respectively, Knight-Ridder, Inc. and Walt Disney Company; A.H. Belo Corporation and The Providence Journal Company; McClatchy and The News & Observer Publishing Company; The New York Times Company and Affiliated Publications, Inc.; News Corp. and The Hearst Corporation; Gannett Co., Inc. and Persis Corporation; TCI Communications, Inc. and Kearns-Tribune Corporation; The Hearst Corporation and The Houston Post Company; American Publishing Company and The Sun-Times Company; and Blade Communications, Inc. and The E.W. Scripps Company. In six transactions from major markets without competitive newspapers, the LTM revenue multiples ranged from 2.3x to 4.7x, with a mean and median of 3.3x and 3.1x, respectively; and forward EBITDA multiples ranged from 11.0x to 14.5x, with a mean and median of 12.7x and 12.4x, respectively. In four transactions from major markets with competitive newspapers, the LTM revenue multiples ranged from 0.8x to an estimated 1.4x, with a mean and median of 1.1x and 1.1x, respectively; and forward EBITDA multiples ranged from 8.0x to 9.7x, with a mean and median of 8.8x and 8.6x, respectively.

         (iii) DISCOUNTED CASH FLOW ANALYSIS. Goldman Sachs performed a discounted cash flow analysis based on management projections. Using terminal values in the year 2000 based on EBITDA multiples ranging from 9.0x to 13.0x and discounting these terminal values to present value using discount rates ranging from 9.0% to 15.0%, the implied equity value per share of Cowles Common Stock ranged from $59.75 to $98.98.

         (iv) SUMMARY ACQUISITION ANALYSIS. Goldman Sachs reviewed the financial consequences to McClatchy of acquiring Cowles both utilizing a structure that involved part stock and part cash (for purposes of their analysis, Goldman Sachs utilized a structure that consisted of 25% stock consideration and 75% cash consideration) and utilizing a structure that involved only cash consideration. This analysis indicated that before synergies the acquisition of Cowles would, in a part stock/part cash structure, be dilutive to McClatchy's projected future earnings

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per share by an estimated 43.8% in 1998 and 31.3% in 1999 and would in an all cash structure be dilutive to McClatchy's projected future earnings per share by an estimated 58.7% in 1998 and 36.9% in 1999.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Cowles or McClatchy or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Cowles Board as to the fairness from a financial point of view of the Stock Consideration and the Cash Consideration, taken as a unitary transaction, to be received by holders of Cowles Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of Goldman Sachs, Goldman Sachs does not assume responsibility if future results are materially different from those forecast. Goldman Sachs' opinion to the Cowles Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex E hereto.

         Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Cowles, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Reorganization Agreement. Goldman Sachs may provide investment banking services to McClatchy or New McClatchy in the future. Cowles selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to this one. Goldman Sachs provides a full range of financial, advisory and brokerage services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities including derivative securities, of Cowles or McClatchy for its own account and for the accounts of customers.

         Pursuant to a letter agreement signed by Cowles on August 12, 1997 (the "Engagement Letter"), Cowles engaged Goldman Sachs to act as its exclusive financial advisor in connection with exploring strategic alternatives and a possible strategic transaction. Pursuant to the terms of the Engagement Letter, Cowles has agreed to pay Goldman Sachs a transaction fee of 0.7% of the aggregate consideration to be paid by McClatchy (as described in the Engagement Letter). Cowles has agreed to reimburse Goldman Sachs for its reasonable expenses, including attorney's fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

CERTAIN FINANCIAL FORECASTS

         As part of their respective business planning cycles, management of each of Cowles and McClatchy from time to time have prepared financial forecasts regarding their respective anticipated future operations. Such internal forecasts, to the extent shared by each party with the other in the fall of 1997 during the course of negotiating the proposed Cowles Merger, included, among other things, (i) for Cowles, forecasted fiscal 1998 revenue, EBITDA, and earnings per share of $542.8 million, $102.0 million and $3.04, respectively, and forecasted fiscal 1999 revenue, EBITDA, and earnings per share of $584.6 million, $116.3 million and $3.55, respectively; and (ii) for McClatchy, forecasted fiscal 1998 revenue, EBITDA, and earnings per share of $676 million, $178 million and $1.84, respectively, and forecasted fiscal 1999 revenue, EBITDA, and earnings per share of $706 million, $194 million and $2.16, respectively.

         These internal forecasts were not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. While presented with numerical specificity, these internal forecasts are based upon a variety of assumptions relating to the business of their respective companies and are inherently subject to significant uncertainties and contingencies that are beyond the control of management of Cowles or McClatchy, including the impact of economic conditions, the competitive environment in which each operates and other factors. See "FORWARD-LOOKING STATEMENTS." Accordingly, actual results may differ materially from those forecasted. The inclusion of these internal forecasts herein should not be regarded as a representation by Cowles, McClatchy, New McClatchy or any other person that the internal forecasts are or will prove to be correct. None of Cowles, McClatchy or New McClatchy intends to make publicly available any update or other revisions to any internal forecast presented above to reflect circumstances existing after the respective dates of such internal forecast's preparation.

FEDERAL INCOME TAX MATTERS

         The following discusses the material federal income tax consequences of the Mergers to holders of McClatchy Common Stock and Cowles Common Stock. The discussion is based upon the Code, applicable Treasury Regulations thereunder, administration rulings and judicial authority, all as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion.

         This discussion does not address the federal income tax considerations that may affect the treatment of a stockholder subject to special tax rules, such as a non-United States person, a tax-exempt entity, an insurance company, a financial institution, a person who acquired McClatchy Common Stock or Cowles Common Stock through the exercise of employee stock options or otherwise as compensation, a person holding shares of McClatchy Common Stock or Cowles Common Stock as part of a "straddle," "hedge" or "conversion transaction" or a person under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure, or similar proceeding in a federal or state court. Holders of McClatchy Common Stock and Cowles Common Stock are urged to consult their own tax advisors as to the tax consequences of the Mergers to them. This discussion does not address any aspect of state, local or foreign taxation. This summary assumes that the holders of the McClatchy Common Stock and Cowles Common Stock will, at the Effective Time, hold such shares as a capital asset.

         As of the date hereof, it is intended that the McClatchy Merger will constitute a reorganization pursuant to section 368(a) of the Code for federal income tax purposes and/or a transfer of property to New McClatchy by the holders of McClatchy Common Stock and Cowles Common Stock governed by section 351 of the Code. It is a condition to the obligation of McClatchy to complete the Mergers that McClatchy shall have received an opinion of Pillsbury Madison & Sutro LLP, dated as of the Closing Date, or if such firm is unwilling or unable to render such opinion, an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to Cowles, dated as of the Closing Date, that the McClatchy Merger will be treated for federal income tax purposes as a reorganization described in section 368(a) of the Code and/or a transfer of property, to New McClatchy by the holders of McClatchy Common Stock governed by section 351 of the Code. The opinion of Pillsbury Madison & Sutro LLP will be based upon, among other things, certain customary representations made by McClatchy and certain of its stockholders. Assuming that the customary representations referred to in the preceding sentence are true and correct at the time the McClatchy Merger is consummated and assuming further that the McClatchy Merger is consummated in accordance with the terms of the Reorganization Agreement, then in the opinion of Pillsbury Madison & Sutro LLP, the McClatchy Merger will qualify as a reorganization within the meaning of section 368(a) of the Code and will have the material federal income tax consequences described below under the headings "--Treatment of Holders of McClatchy Common Stock--Exchange of McClatchy Common Stock for New McClatchy Common Stock" and "--Reporting Requirements."

         Cowles' obligation to complete the Cowles Merger is not conditioned upon the receipt by Cowles of an opinion of counsel regarding the tax consequences of the Cowles Merger. However, it is anticipated that Faegre & Benson LLP and Fried, Frank, Harris, Shriver & Jacobson, counsel to Cowles, each will deliver an opinion to Cowles to the effect that the exchange of Cowles Common Stock for New McClatchy Class A Common Stock pursuant to the Cowles Merger will qualify as a tax-free exchange under section 351 of the Code. These opinions will be based upon, among other things, (i) certain customary representations made by McClatchy and Cowles, and (ii) the assumption that, at the time of the Mergers, there will be no plan or intention on the part of certain stockholders of McClatchy and Cowles who receive New McClatchy Common Stock in the Mergers to dispose of the stock. Assuming that the customary representations and the assumptions referred to in (i) and (ii) above are correct and assuming that the Mergers are consummated in accordance with the terms of the Reorganization Agreement, then in the opinion of Faegre & Benson LLP and Fried, Frank, Harris, Shriver & Jacobson, the Mergers will qualify as a tax-free exchange under section 351 of the Code and will have the material federal income tax consequences described below under the headings "--Treatment of Holders of Cowles Common Stock" (and the subheadings thereof) and "--Reporting Requirements." Although the tax law is unclear in this regard, if the assumption referred to in (ii) above is incorrect, the Internal Revenue Service (the "IRS") or a court might reach the conclusion that the exchange of Cowles Common Stock for New McClatchy Class A Common Stock pursuant to the Cowles Merger does not qualify as a tax-free exchange under section 351 of the Code, but instead is a fully taxable transaction. As of the date of the Joint Proxy Statement/Prospectus, neither McClatchy nor Cowles has any reason to believe that the assumption referred to in (ii) above is incorrect.

         No rulings have been or will be requested from the IRS with respect to any of the matters discussed herein. The opinions of counsel described above are not binding on the IRS or a court and, thus, in considering the matters addressed in those opinions, the IRS or a court could reach a conclusion contrary to that reached in the opinions. Also, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements contained herein.

         TREATMENT OF HOLDERS OF MCCLATCHY COMMON STOCK--EXCHANGE OF MCCLATCHY COMMON STOCK FOR NEW MCCLATCHY COMMON STOCK. A holder of McClatchy Common Stock who, pursuant to the McClatchy Merger, exchanges McClatchy Common Stock for New McClatchy Common Stock will not recognize gain or loss upon such exchange. The tax basis of the New McClatchy Common Stock received by such holder will be equal to the tax basis of the McClatchy Common Stock surrendered and the holding period of the New McClatchy Common Stock will include the holding period of the McClatchy Common Stock surrendered.

         Generally, a holder of McClatchy Class B Common Stock who receives solely cash in exchange for that stock pursuant to the exercise of dissenter's rights under the DGCL (a "dissenter") will recognize capital gain or loss equal to the difference between the tax basis of the McClatchy Class B Common Stock surrendered and the amount of cash received therefor (except that any cash received that is or is deemed to be interest for federal income tax purposes will be taxed as ordinary income). Such capital gain or loss will constitute long-term capital gain or loss if the McClatchy Class B Common Stock has been held by the dissenter for more than eighteen months at the Effective Time and mid-term capital gain if it has been held for more than one year, but not more than eighteen months. Gain or loss must be calculated separately for each block of McClatchy Class B Common Stock (i.e., shares of McClatchy Class B Common Stock acquired at the same time in a single transaction). Under certain circumstances (e.g., if a dissenter remains an officer, director or employee of McClatchy following the Effective Time), the federal income tax consequences to a dissenter could be different, and generally less favorable, from those described in the preceding three sentences. Specifically, the dissenter could recognize dividend income equal to all or part of the cash received. A holder of McClatchy Class B Common Stock contemplating dissenting should contact his or her tax advisor regarding the tax consequences of dissenting.

         TREATMENT OF HOLDERS OF COWLES COMMON STOCK--EXCHANGE OF COWLES COMMON STOCK SOLELY FOR NEW MCCLATCHY COMMON STOCK. Assuming section 351 of the Code applies to the Cowles Merger, then, except as discussed below under "--Cash in Lieu of Fractional Shares," a holder of Cowles Common Stock who receives solely New McClatchy Class A Common Stock in exchange for Cowles Common Stock will not recognize gain or loss upon such exchange. The aggregate tax basis of the New McClatchy Class A Common Stock received by such holder will be equal to the aggregate tax basis of the Cowles Common Stock surrendered (excluding any portion of the holder's basis allocated to fractional shares) and the holding period of the New McClatchy Class A Common Stock will include the holding period of the Cowles Common Stock surrendered. A holder of Cowles Common Stock who is considering making a Stock Election should note that there can be no assurance that such holder will receive only New McClatchy Class A Common Stock (because of the possibility of proration) and, therefore, there can be no assurance that a holder who makes a Stock Election will recognize no taxable gain upon such holder's exchange of Cowles Common Stock.

         If the exchange of Cowles Common Stock for New McClatchy Class A Common Stock pursuant to the Cowles Merger fails to qualify as a tax-free exchange under section 351 of the Code (which might occur if either the representations of McClatchy and Cowles or the assumption that, at the time of the Mergers, there will be no plan or intention on the part of certain stockholders of McClatchy and Cowles to dispose of New McClatchy Common Stock received in the Mergers is not true and correct), then a holder of Cowles Common Stock who receives New McClatchy Class A Common Stock in exchange for Cowles Common Stock in the Cowles Merger will recognize capital gain or loss equal to the difference between the tax basis in the Cowles Common Stock surrendered and the fair market value of the New McClatchy Class A Common Stock received.

         EXCHANGE OF COWLES COMMON STOCK SOLELY FOR CASH. A holder of Cowles Common Stock who receives solely cash in exchange for Cowles Common Stock in the Cowles Merger or pursuant to the exercise of dissenter's rights under the DGCL will recognize capital gain or loss equal to the difference between the tax basis of the Cowles Common Stock surrendered and the amount of cash received therefor (except that, in the case of a dissenter, any cash received that is or is deemed to be interest for federal income tax purposes will be taxed as ordinary income). Any such capital gain or loss will constitute long-term capital gain or loss if the Cowles Common Stock has been held by the holder for more than eighteen months at the Effective Time and mid-term capital gain or loss if it has been held for more than one year, but not more than eighteen months. Gain or loss must be calculated separately for each block of Cowles Common Stock (i.e., shares of Cowles Common Stock acquired at the same time in a single transaction).

         EXCHANGE OF COWLES COMMON STOCK FOR A COMBINATION OF NEW MCCLATCHY CLASS A COMMON STOCK AND CASH. Assuming section 351 of the Code applies to the Cowles Merger (see "--Treatment of Holders of Cowles Common Stock--Exchange of Cowles Common Stock Solely for New McClatchy Common Stock" above), then, except as discussed below under "--Cash in Lieu of Fractional Shares," a holder of Cowles Common Stock who receives a combination of New McClatchy Class A Common Stock and cash in exchange for Cowles Common Stock (by making a Stock Election for some shares and a Cash Election for the holder's remaining shares, or by reason of the application of the proration procedures) will recognize capital gain realized in the transaction but will not recognize any loss realized in the transaction. The amount of capital gain that is recognized will be calculated separately for each block of Cowles Common Stock surrendered, in an amount equal to the lesser of (a) the amount of gain realized in respect of such block (i.e., the excess of (i) the sum of the amount of cash and the fair market value of New McClatchy Class A Common Stock received that is allocable to such block of Cowles Common Stock over (ii) the tax basis of such block) and (b) the amount of cash received that is allocable to such block. Any such capital gain will constitute long-term capital gain if such block of Cowles Common Stock has been held by the holder for more than eighteen months at the Effective Time and mid-term capital gain if it has been held for more than one year, but not more than eighteen months. For this purpose, all of the cash and New McClatchy Class A Common Stock received by a holder will be allocated proportionately among the blocks of Cowles Common Stock surrendered by such holder. The tax basis of the New McClatchy Class A Common Stock received in exchange for a block of Cowles Common Stock will be equal to the tax basis of such surrendered block of Cowles Common Stock, decreased by the amount of cash received in respect of such block and increased by the amount of gain recognized in respect of such block. The holding period of the New McClatchy Class A Common Stock will include the holding period of such block of Cowles Common Stock surrendered.

         If section 351 of the Code does not apply to the Cowles Merger (which might occur if either the representations of McClatchy and Cowles or the assumption that, at the time of the Mergers, there will be no plan or intention on the part of certain stockholders of McClatchy and Cowles to dispose of New McClatchy Common Stock received in the Mergers are not true and correct), then a holder of Cowles Common Stock who receives New McClatchy Class A Common Stock and cash in exchange for Cowles Common Stock in the Cowles Merger will recognize capital gain or loss equal to the difference between the tax basis in the Cowles Common Stock surrendered and the sum of the fair market value of the New McClatchy Class A Common Stock plus the amount of the cash received.

         FEDERAL INCOME TAX CONSIDERATIONS IN MAKING AN ELECTION. If a stockholder of Cowles who makes an effective Stock Election for all of such stockholder's Cowles Common Stock receives cash as a result of the proration procedures, the federal income tax consequences will be those described in the preceding paragraph. If a stockholder of Cowles who makes an effective Cash Election for all of such stockholder's Cowles Common Stock receives New McClatchy Class A Common Stock as a result of the proration procedures, the federal income tax consequences will be those described in the preceding paragraph. The actual federal income tax consequences to each Cowles stockholder of making a Cash Election or Stock Election will not be ascertainable at the time the election is made because stockholders of Cowles will not know at such time if, or to what extent, the proration procedures will apply.

         CASH IN LIEU OF FRACTIONAL SHARES. A holder of Cowles Common Stock who receives cash in lieu of a fractional share of New McClatchy Common Stock will be treated as having received such fractional share pursuant to the Cowles Merger and then as having exchanged such fractional share for cash in a redemption by New McClatchy. Any gain or loss attributable to a fractional share generally will be capital gain or loss. The amount of such gain or loss will be equal to the difference between the ratable portion of the tax basis of the Cowles Common Stock (adjusted as described above to reflect any cash received and gain recognized by such holder) surrendered in the Cowles Merger that is allocated to such fractional share and the cash received in lieu thereof. Any such capital gain or loss will constitute long-term capital gain or loss if the Cowles Common Stock has been held by the holder for more than eighteen months at the Effective Time and mid-term capital gain or loss if it has been held for more than one year, but not more than eighteen months.

         REPORTING REQUIREMENTS. Each holder of Cowles Common Stock that receives New McClatchy Class A Common Stock in the Cowles Merger and each holder of McClatchy Common Stock that receives New McClatchy Common Stock in the McClatchy Merger will be required to retain records and file with such holder's federal income tax return a statement setting forth certain facts relating to the Cowles Merger and the McClatchy Merger, respectively. It is also expected that holders of McClatchy Common Stock will be asked to indicate in their Letter of Transmittal their tax basis in McClatchy Common Stock surrendered.

ACCOUNTING TREATMENT

         The Cowles Merger will be accounted for under the purchase method of accounting, in accordance with generally accepted accounting principles. Under the purchase method of accounting, the purchase price of Cowles, including direct costs of the Reorganization, will be allocated to the assets acquired and liabilities assumed based upon their estimated relative fair values, with the excess purchase consideration allocated to goodwill. The conversion of McClatchy's Common Stock into New McClatchy Common Stock will be treated as a reorganization with no change in the recorded amount of McClatchy's assets and liabilities. The financial statements of McClatchy will become the financial statements of New McClatchy. The results of New McClatchy's operations will include the results of operations of Cowles commencing at the Effective Time.

         The Unaudited Pro Forma Combined Condensed Financial Statements appearing elsewhere in this Joint Proxy Statement/Prospectus are based upon certain assumptions and allocate the purchase price to assets and liabilities based upon preliminary estimates of their respective fair values. The unaudited pro forma adjustments and combined amounts are included for informational purposes only. If the Reorganization is consummated, then New McClatchy's financial statements will reflect effects of acquisition adjustments only from the Effective Time. The actual allocation of the purchase price may differ significantly from the allocation reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

EFFECT ON STOCK OPTIONS AND EMPLOYEE BENEFIT MATTERS

         The Reorganization Agreement provides that, subject to certain exceptions and for varying periods of time depending upon the particular plan, New McClatchy shall provide to certain employees as specified in the Reorganization Agreement benefits that are in the aggregate no less favorable to such employee than those provided under any such Cowles benefit plan immediately before the Effective Time. See "DESCRIPTION OF NEW McCLATCHY CAPITAL STOCK--McClatchy Stock Options" and "THE REORGANIZATION AGREEMENT--Cowles Stock Options."

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

         Certain directors and officers of Cowles have interests, described below, that may present them with potential conflicts of interest in connection with the Reorganization. Each of the McClatchy Board and the Cowles Board is aware of the conflicts and considered them in addition to the other matters described under "--Background of the Cowles Merger," "--Recommendation of the McClatchy Board; McClatchy's Reasons for the Reorganization" and "--Recommendation of the Cowles Board and Reasons for the Cowles Merger" when they approved the Reorganization Agreement and recommended that their stockholders vote in favor of the Reorganization.

         Certain officers and directors of Cowles participate in the Cowles 1995 Stock Incentive Plan (the "Long Term Plan"), the Cowles Executive Income Continuation Policy (the "EICP") and the Cowles Supplemental Executive Retirement Plan (the "SERP"). As a result of the Cowles Merger, each person named below will receive the benefits listed below for such person:

                                                                                                          Retirement
                                                              Value of                EICP                 Benefit
Name                                Title                   Certain PSUs(1)         Payments(2)          Enhancement(3)
----                                -----                   ------------            --------             -----------

John Cowles III         Chairman of the Board                        -0-           $  108,000                   -0-

David C. Cox            President and Chief                   $2,454,360            1,638,624                $133,212
                        Executive Officer

James J. Viera          Vice President and Chief                 800,835              685,744                  97,644
                        Financial Officer

Joel R. Kramer          Publisher and President,               1,522,300              691,968                   8,525
                        STAR TRIBUNE

Pamela J. Sveinson      Vice President, Human                    392,680              348,618                   4,067
                        Resources

Franklin J. Parisi      Vice President,                          295,392              348,618                  13,231
                        Communications and
                        Corporate Relations

----------------

(1) Under the Long Term Plan, each executive holds certain Cowles Converted Stock Units, some of which will become earned and vested (or, in some cases, become earned and vested earlier than otherwise) as a result of the Cowles Merger. For each executive, the amount shown is the product of $90.50 multiplied by the number of Converted Stock Units held by such Executive.
(2) Under the EICP, an "Involuntary Termination" means, generally, a termination by Cowles without cause or a resignation by the executive that (a) follows any involuntary material change in the terms and conditions of employment or (b) occurs within the 60-day period that begins 120 days following a change in control of Cowles. In the event of an Involuntary Termination, Cowles will be required to pay to the executive: (i) during a continuation period (not exceeding 24 months), monthly payments equal to one-twelfth of the executive's base salary;
          (ii) during the continuation period, monthly payments equal to one-twelfth of the executive's target amount under the annual management incentive plan; (iii) for the fiscal year in which termination occurs, a pro-rated portion of such target amount; and
          (iv) a lump-sum payment equal to the monthly health insurance premium paid by Cowles (if any), multiplied by the number of months in the continuation period. The amount shown assumes an Involuntary Termination on or about the Closing Date (although there is no assurance that such Involuntary Termination will occur at that time) and represents the sum of items (i) through (iv) for the named executive.
(3) Under the SERP, in the event of a change in control followed by an Involuntary Termination, the named executive would be entitled to enhancement of his or her retirement benefit, so that his or her total annual retirement benefit would be increased by the amount shown.

         Under a compensation continuation plan, as amended, each Cowles director (other than Mr. Cox) is entitled to receive a monthly retirement benefit (commencing when such director ceases serving as such), equal to one-twelfth of the annual director's fee then in effect. Such benefit is subject to a vesting requirement of 60 months of service, which requirement is reduced to 48 months in the event of a change in control. The monthly benefit is paid until the former director has received the lesser of (a) one payment for each full month of service or (b) 120 payments. The benefit for Ms. Ballantine and Ms. Bullitt (each of whom has served for 56 months) and for Mr. Wilkins (who has served for 51 months) will vest as a result of the Cowles Merger.

         Shares of McClatchy Common Stock held by officers and directors of McClatchy will be converted into the right to receive the same consideration as shares of McClatchy Common Stock held by other stockholders. Options held by officers and directors of McClatchy will be treated in the same manner as any Options held by other Option holders. Similarly, shares of Cowles Common Stock held by officers and directors of Cowles will be converted into the right to receive the same consideration as shares of Cowles Common Stock held by other stockholders. Options held by officers and directors of Cowles will be treated in the same manner as any Options held by other Option holders. See "--Effect on Stock Options and Employee Benefit Matters."

         Pursuant to the Reorganization Agreement, McClatchy has agreed that, at all times after the Effective Time, New McClatchy and the Cowles Surviving Corporation shall indemnify all present and former directors, officers and employees of Cowles and its subsidiaries to the fullest extent called for by the Cowles Indemnification Provisions (as defined herein) (in each case as the Cowles Indemnification Provisions exist immediately before the Effective Time and regardless of whether any of them is subsequently amended, qualified, repealed or otherwise changed). McClatchy has also agreed that New McClatchy will maintain for at least six years the directors' and officers' liability insurance coverage currently maintained by Cowles. See "THE REORGANIZATION AGREEMENT--Indemnification and Insurance."

         EXECUTIVE OFFICERS AND DIRECTORS OF THE MERGER SUBS. Because the Merger Subs are acquisition vehicles established solely to consummate the Reorganization, they do not have any executive officers other than those individuals who have been appointed officers in order to effect the Reorganization. These individuals have no interests in the Reorganization other than as executives or employees of McClatchy, nor will they receive any compensation for serving as such.

REGULATORY APPROVALS

         Consummation of the Reorganization is subject to the expiration or termination of the applicable waiting period under the HSR Act. Certain aspects of the Reorganization will require notification to, and filings with, certain securities and other authorities in certain states, including jurisdictions where McClatchy and Cowles currently operate.

         ANTITRUST. Under the HSR Act and the rules promulgated thereunder by the FTC, the Reorganization may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division and the applicable waiting period has expired or been terminated. All such requisite waiting periods have expired or been terminated. Notwithstanding such expiration or termination, at any time before or after consummation of the Reorganization, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Reorganization or seeking divestiture of substantial assets of McClatchy or Cowles. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

         Based on information available to them, management of McClatchy and Cowles believe that the Reorganization would not violate federal and state antitrust laws. However, there can be no assurance that a challenge to the consummation of the Mergers on antitrust grounds will not be made or that, if such a challenge were made, McClatchy and Cowles would prevail or would not be required to accept certain adverse conditions in order to consummate the Mergers.

         OTHER. The obligations of McClatchy and Cowles under the Reorganization Agreement are also subject to the filing of all notices, reports and other requisite filings and the receipt of all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by McClatchy or Cowles, or any of their respective subsidiaries, from any governmental entity in connection with the execution and delivery of the Reorganization Agreement and the consummation of the Reorganization and the other transactions contemplated thereby upon terms and conditions that are not reasonably likely to have a material adverse effect on McClatchy. Neither McClatchy nor Cowles is aware of any such notices, reports, filings, consents, registrations, approvals, permits or authorizations that would delay the consummation of the Reorganization.

EXCHANGE ACT REPORTING

         New McClatchy has applied to list the shares of New McClatchy Class A Common Stock on the NYSE and will register such shares under the Exchange Act, and thus will be required to comply with the proxy and periodic reporting requirements of the Exchange Act. As a result of the Reorganization, the shares of McClatchy Class A Common Stock will be deregistered under the Exchange Act. Thus, McClatchy will not be required to comply with the proxy or the periodic reporting requirements of the Exchange Act and does not plan to provide any reports or information to its stockholders other than pursuant to the right to inspect the books and records of McClatchy as required by Delaware law. Instead, such information would be provided, to the extent required, in filings made by New McClatchy as a successor registrant to McClatchy.

REORGANIZATION FINANCINGS

         McClatchy expects funds necessary for payment of the cash consideration and fees and expenses incurred in connection with the Reorganization to be approximately $1,022.0 million (assuming a 25% stock election) or $1,152.9 million (assuming a 15% stock election). In addition, $91.0 million of assumed debt from Cowles and $94.0 million of pre-existing McClatchy debt will be refinanced as a result of the Reorganization. The total transaction contemplated will be funded by approximately $1,307.0 million (assuming a 25% stock election) or $1,435.0 million (assuming a 15% stock election) of bank borrowings pursuant to a senior secured term loan facility arranged by Salomon Smith Barney. When the sale of the Non-newspaper Subs is completed, which McClatchy and Cowles expect to accomplish at or as soon as practicable after the Effective Time, New McClatchy will reduce its borrowings by approximately $170.0 million. Included in the senior secured facility is a $100.0 million revolving credit facility which will be used for partial funding of the Reorganization and for working capital requirements of New McClatchy following the Reorganization. On November 13, 1997, McClatchy executed commitments from Salomon Brothers (now Salomon Smith Barney) with respect to the Reorganization Financings. Such commitments are subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect thereto. See "RISK FACTORS--Substantial Leverage; Negative Net Tangible Assets; Liquidity."


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of each of McClatchy and Cowles, and should be read in conjunction with those consolidated financial statements and related notes. The pro forma adjustments were applied to the respective historical financial statements to reflect the reorganization of McClatchy pursuant to the McClatchy Merger (with no resulting change in the recorded amount of McClatchy's assets and liabilities) and to account for the Cowles Merger as a purchase. Under purchase accounting, the purchase cost will be allocated to acquired assets and liabilities in accordance with their relative fair values at the Effective Date. The Cowles purchase price will exceed the fair value of the net assets acquired at the Effective Date. This difference has been allocated to goodwill which will be amortized over 40 years. The foregoing allocations are subject to final determination based on valuation studies and a review of the books, records and accounting policies of Cowles. These studies are expected to be completed after the Effective Date but before the end of fiscal 1998. Accordingly, the final allocations will be different from the amount reflected herein. Based on current information, management is unable to determine whether the final allocations will differ materially from the amounts presented herein. See Note 1 to the "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION." See "THE

REORGANIZATION--Accounting Treatment." The unaudited pro forma condensed combined financial information presented also gives effect to the sales of the Non-newspaper Subs and the application of the proceeds therefrom.

         The Reorganization Agreement provides that a minimum of 15% and a maximum of 25% of the consideration will be paid to Cowles stockholders in the form of New McClatchy Class A Common Stock. Because it cannot be determined at this time the amount of cash or stock consideration that will be paid, two alternatives of unaudited pro forma condensed combined financial statements are presented--a 25% stock election alternative and a 15% stock election alternative. These alternatives further assume an Exchange Ratio of 3.01667.

         As further discussed in the notes to the unaudited pro forma condensed combined financial statements, the unaudited pro forma condensed combined statements of income for the year ended December 31, 1996 (March 29, 1997 for Cowles) and for the nine months ended September 30, 1997 (39 weeks ended September 27, 1997 for Cowles) give effect to the Cowles Merger and the sales of the Non-newspaper Subs (and application of the proceeds therefrom) as if each were consummated on the first day of fiscal 1996.

         As further discussed in the notes to the unaudited pro forma condensed combined financial statements, the unaudited pro forma balance sheet presents the combined financial position of McClatchy and Cowles as of September 30, 1997 for McClatchy and September 27, 1997 for Cowles. The unaudited pro forma condensed combined balance sheet reflects the acquisition of Cowles and the sales of the Non-newspaper Subs (and application of the proceeds therefrom) as if each were consummated on September 30, 1997.

         The unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or the financial position of McClatchy had the Cowles Merger been consummated on the dates discussed above, nor do these statements purport to represent the expected results for future periods. No pro forma adjustments were made to reflect any operational efficiencies that could be derived as a result of the Cowles Merger or disposition of Cowles' Non-newspaper Subs.

                 PRO FORMA CONDENSED COMBINED BALANCE SHEET 25% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                                  SEPTEMBER 30, 1997
                                                    (IN THOUSANDS)

                                                                          Pro Forma     Pro Forma     Pro Forma
                                              McClatchy      Cowles       Purchase    Combined Prior Businesses
                                            September 30, September 27,  Accounting   to Businesses   Disposed     Pro Forma
                                                1997          1997       Adjustments    Disposed     Adjustments   Combined
                                            ------------- ------------- ------------- ------------- ------------- ----------
                                                                        (See note 1)                (See note 3(a))

Current assets............................. $     118,242 $     103,567  $     2,188  $     223,997 $    (51,785) $     172,212
Property, plant and equipment--net.........       328,510       115,672      110,057        554,239      (88,693)       465,546
Intangibles--net...........................       397,125       116,093    1,250,610      1,763,828     (112,445)     1,651,383
Other assets...............................        11,373         6,667           --         18,040         (742)        17,298
                                            ------------- -------------  -----------  ------------- ------------  -------------

     Total assets.......................... $     855,250 $     341,999 $  1,362,855  $   2,560,104 $   (253,665) $   2,306,439
                                            ============= ============= ============  ============= ============  =============

Current liabilities........................ $     101,444 $     122,792               $     224,236 $    (56,036) $     168,200
Long-term debt.............................       119,000        83,194 $  1,021,340      1,223,534     (190,083)     1,033,451
Other long-term obligations................        87,546        36,051      120,951        244,548       (7,546)       237,002
Stockholders' equity:
  Common stock.............................           381         2,334       (2,227)           488                         488
  Additional paid-in capital...............        73,650           665      319,754        394,069                     394,069
  Retained earnings........................       473,229        96,963      (96,963)       473,229                     473,229
                                            ------------- ------------- ------------  ------------- ------------  -------------
  Total....................................       547,260        99,962      220,564        867,786                     867,786
                                            ------------- ------------- ------------  ------------- ------------  -------------
     Total liabilities and stockholders'
        equity............................  $     855,250 $     341,999 $  1,362,855  $   2,560,104 $   (253,665) $   2,306,439
                                            ============= ============= ============  ============= ============  =============

         See notes to pro forma condensed combined financial statements.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS 25% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    (IN THOUSANDS)

                                                                       Pro Forma     Pro Forma      Pro Forma
                                           McClatchy      Cowles       Purchase    Combined Prior  Businesses
                                         September 30, September 27,  Accounting   to Businesses    Disposed     Pro Forma
                                             1997          1997       Adjustments    Disposed      Adjustments   Combined
                                        -------------- ------------- ------------- ------------- ------------------------
                                                                     (See note 2)                (See note 3(b))

Revenues - net......................... $     472,501  $    390,129                $    862,630  $    (119,700)$   742,930

Operating expenses.....................       350,076       323,019                     673,095       (112,226)    560,869
Depreciation and amortization..........        40,167        16,204  $     33,923        90,294         (6,787)     83,507
                                        -------------  ------------  ------------  ------------  ------------- -----------
 Total.................................       390,243       339,223        33,923       763,389       (119,013)    644,376
                                        -------------  ------------  ------------  ------------  ------------- -----------
Operating income.......................        82,258        50,906       (33,923)       99,241           (687)     98,554
Interest expense.......................        (7,005)       (5,824)      (56,684)      (69,513)        10,828     (58,685)
Other non-operating--net...............         7,523         3,692            --        11,215         (1,059)     10,156
                                        -------------  ------------  ------------  ------------  ------------- -----------
Income from continuing operating before
 income tax provision..................        82,776        48,774       (90,607)       40,943          9,082      50,025
Income tax provision...................        34,302        20,278       (29,621)       24,959            (80)     24,879
                                        -------------  ------------  ------------  ------------  ------------- -----------

Income (loss) from continuing
 operations............................ $      48,474  $     28,496  $    (60,986) $     15,984  $       9,162 $    25,146
                                        =============  ============  ============  ============  ============= ===========

Earnings per share from continuing
 operations............................         $1.27                                                                $0.52

Weighted average common shares.........        38,103                      10,684                                   48,787

         See notes to pro forma condensed combined financial statements.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS 25% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                    (IN THOUSANDS)

                                                        Cowles       Pro Forma    Pro Forma     Pro Forma
                                          McClatchy    March 29,     Purchase   Combined Prior Businesses
                                        December 31,     1997       Accounting  to Businesses   Disposed     Pro Forma
                                            1996                    Adjustments   Disposed     Adjustments   Combined
                                        ------------ ------------  ------------ ------------  -----------  ------------
                                                                   (See note 2)               (See note 3(b))

Revenues - net......................... $    624,233 $    517,069               $  1,141,302  $  (167,006) $    974,296

Operating expenses.....................      486,044      440,511                    926,555     (163,184)      763,371
Depreciation and amortization..........       52,954       22,193  $     45,231      120,378       (9,627)      110,751
                                        ------------ ------------  ------------ ------------  -----------  ------------
 Total.................................      538,998      462,704        45,231    1,046,933     (172,811)      874,122
                                        ------------ ------------  ------------ ------------  -----------  ------------
Operating income.......................       85,235       54,365       (45,231)      94,369        5,805       100,174
Interest expense.......................      (13,321)      (8,273)      (75,579)     (97,173)      14,257       (82,916)
Other non-operating--net...............        6,001        7,228                     13,229         (770)       12,459
                                         ------------ ------------  ------------ -----------  -----------  ------------
Income from continuing operating before
 income tax provision..................       77,915       53,320      (120,810)      10,425       19,292        29,717
Income tax provision...................       33,422       23,828       (39,495)      17,755        4,042        21,797
                                        ------------ ------------  ------------  -----------  -----------  ------------

Income (loss) from continuing operation$     44,493 $     29,492  $    (81,315) $     (7,330) $    15,250  $      7,920
                                        ============ ============  ============ ============  ===========  ============

Earnings (loss) per share from continu
 ing operations........................       $1.18                                                               $0.16

Weighted average common shares.........       37,812                     10,684                                  48,496

         See notes to pro forma condensed combined financial statements.

                 PRO FORMA CONDENSED COMBINED BALANCE SHEET 15% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                                  SEPTEMBER 30, 1997
                                                    (IN THOUSANDS)

                                                                          Pro Forma     Pro Forma     Pro Forma
                                              McClatchy      Cowles       Purchase    Combined Prior Businesses
                                            September 30, September 27,  Accounting   to Businesses   Disposed      Pro Forma
                                                1997          1997       Adjustments    Disposed     Adjustments    Combined
                                            ------------- ------------- ------------- ------------- ------------- ----------
                                                                        (See note 1)                (See note 3(a))

Current assets............................. $     118,242 $     103,567  $     2,188  $     223,997 $    (51,785) $     172,212
Property, plant and equipment--net.........       328,510       115,672      110,057        554,239      (88,693)       465,546
Intangibles--net...........................       397,125       116,093    1,253,610      1,766,828     (112,445)     1,654,383
Other assets...............................        11,373         6,667           --         18,040         (742)        17,298
                                            ------------- -------------  -----------  ------------- ------------  -------------

     Total assets.......................... $     855,250 $     341,999 $  1,365,855  $   2,563,104 $   (253,665) $   2,309,439
                                            ============= ============= ============  ============= ============  =============

Current liabilities........................ $     101,444 $     122,792               $     224,236 $    (56,036) $     168,200
Long-term debt.............................       119,000        83,194 $  1,152,550      1,354,744     (190,083)     1,164,661
Other long-term obligations................        87,546        36,051      120,951        244,548       (7,546)       237,002
Stockholders' equity:
 Common stock..............................           381         2,334       (2,270)           445                         445
 Additional paid-in capital................        73,650           665      191,587        265,902                     265,902
 Retained earnings.........................       473,229        96,963      (96,963)       473,229                     473,229
                                            ------------- ------------- ------------  ------------- ------------  -------------
 Total.....................................       547,260        99,962       92,354        739,576                     739,576
                                            ------------- ------------- ------------  ------------- ------------  -------------
     Total liabilities and stockholders'
        equity............................. $     855,250 $     341,999 $  1,365,855  $   2,563,104 $   (253,665) $   2,309,439
                                            ============= ============= ============  ============= ============  =============

         See notes to pro forma condensed combined financial statements.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS 15% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                    (IN THOUSANDS)

                                                                       Pro Forma     Pro Forma      Pro Forma
                                           McClatchy      Cowles       Purchase    Combined Prior  Businesses
                                         September 30, September 27,  Accounting   to Businesses    Disposed     Pro Forma
                                             1997          1997       Adjustments    Disposed      Adjustments   Combined
                                        -------------- ------------- ------------- ------------- ------------- -----------
                                                                     (See note 2)                (See note 3(b))

Revenues - net......................... $     472,501  $    390,129                $    862,630  $    (119,700)$   742,930

Operating expenses.....................       350,076       323,019                     673,095       (112,226)    560,869
Depreciation and amortization..........        40,167        16,204  $     33,979        90,350         (6,787)     83,563
                                        -------------  ------------  ------------  ------------  ------------- -----------
 Total.................................       390,243       339,223        33,979       763,445       (119,013)    644,432
                                        -------------  ------------  ------------  ------------  ------------- -----------
Operating income.......................        82,258        50,906       (33,979)       99,185           (687)     98,498
Interest expense.......................        (7,005)       (5,824)      (63,966)      (76,795)        10,828     (65,967)
Other non-operating--net...............         7,523         3,692            --        11,215         (1,059)     10,156
                                        -------------  ------------  ------------  ------------  ------------- -----------
Income from continuing operating before
 income tax provision..................        82,776        48,774       (97,945)       33,605          9,082      42,687
Income tax provision...................        34,302        20,278       (32,606)       21,974            (80)     21,894
                                        -------------  ------------  ------------  ------------  ------------- -----------

Income (loss) from continuing
 operations............................ $      48,474  $     28,496  $    (65,339) $     11,631  $       9,162 $    20,793
                                        =============  ============  ============  ============  ============= ===========

Earnings per share from continuing
 operations............................         $1.27                                                                $0.47

Weighted average common shares.........        38,103                       6,411                                   44,514

         See notes to pro forma condensed combined financial statements.

            PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS 15% STOCK ELECTION ALTERNATIVE (UNAUDITED)
                                     FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1996
                                                    (IN THOUSANDS)

                                                        Cowles       Pro Forma    Pro Forma     Pro Forma
                                          McClatchy    March 29,     Purchase   Combined Prior Businesses
                                        December 31,     1997       Accounting  to Businesses   Disposed     Pro Forma
                                            1996                    Adjustments   Disposed     Adjustments   Combined
                                        ------------ ------------  ------------ ------------  -----------  ------------
                                                                   (See note 2)               (See note 3(b))

Revenues - net......................... $    624,233 $    517,069               $  1,141,302  $  (167,006) $    974,296

Operating expenses.....................      486,044      440,511                    926,555     (163,184)      763,371
Depreciation and amortization..........       52,954       22,193  $     45,306      120,453       (9,627)      110,826
                                        ------------ ------------  ------------ ------------  -----------  ------------
 Total.................................      538,998      462,704        45,306    1,047,008     (172,811)      874,197
                                        ------------ ------------  ------------ ------------  -----------  ------------
Operating income.......................       85,235       54,365       (45,306)      94,294        5,805       100,099
Interest expense.......................      (13,321)      (8,273)      (85,289)    (106,883)      14,257       (92,626)
Other non-operating--net...............        6,001        7,228                     13,229         (770)       12,459
                                        ------------ ------------  ------------ ------------  -----------  ------------
Income from continuing operating before
 income tax provision..................       77,915       53,320      (130,595)         640       19,292        19,932
Income tax provision...................       33,422       23,828       (43,476)      13,774        4,042        17,816
                                        ------------ ------------  ------------ ------------  -----------  ------------

Income (loss) from continuing
 operation............................. $     44,493 $     29,492  $    (87,119)$    (13,134) $    15,250  $      2,116
                                        ============ ============  ============ ============  ===========  ============

Earnings per share from continuing
 operations............................        $1.18                                                              $0.05

Weighted average common shares.........       37,812                      6,411                                  44,223


         See notes to pro forma condensed combined financial statements.

     NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)


1.  Pro Forma Adjustments to Reflect Purchase Accounting

         The following tables set forth the determination of the estimated purchase price based on a market value of $30.00 per share of McClatchy Common Stock, and assumes that either 25% or 15% of the total consideration in the Cowles Merger is paid in New McClatchy Class A Common Stock (in thousands):

                                                                                25% Alternative        15% Alternative
                                                                             --------------------   --------------------

New McClatchy Class A Common Stock (10,684,197 and 6,410,518,                $            320,526   $            192,316
  respectively, @ $30.00 per share).......................................
Assumed debt..............................................................                 92,134                 92,134
Cash paid including transaction costs.....................................              1,021,340              1,152,550
                                                                             --------------------   --------------------
Estimated purchase price..................................................   $          1,434,000   $          1,437,000
                                                                             ====================   ====================

         New McClatchy will fund the acquisition of Cowles using bank debt along with issuing Class A Common Stock as discussed above. A syndicate of banks have committed to providing the debt in three tranches. The term loan facility will consist of two tranches: Tranche A, of $735 million, will bear interest at LIBOR plus 125 basis points and will be payable in seven years; and Tranche B, of up to $330 million, will bear interest at LIBOR plus 175 basis points and will be payable in nine and one-half years. In addition, a revolving credit facility of up to $200 million will bear interest at LIBOR plus 125 basis points, will be partially available for New McClatchy's working capital needs and will be payable in seven years. The debt is secured by certain assets of New McClatchy, and all of the debt is pre-payable without penalty. To the extent that New McClatchy reduces outstanding debt relative to its EBITDA, the interest rate spread over LIBOR on the debt will decline. Although New McClatchy has no present plan in place for early repayment of this debt, New McClatchy intends to accelerate payments on this debt as cash generation allows. An additional $170 million of debt will be added to Tranche B in the event that the sales of the Non-newspaper Subs (see note 3) do not close at the Effective Time.

         The estimated transaction costs totaling $34 million (25% alternative) and $37 million (15% alternative) include approximately $22 million of bank fees ($25 million in the 15% alternative) and approximately $12 million in advisory, accounting and legal fees, including costs of disposing of the Non-newspaper Subs (see Note 3).

         The preliminary allocation of the estimated purchase price is as follows (in thousands):

                                                                                 25% Alternative       15% Alternative
                                                                               ------------------    ------------------

Cowles shareholder equity as reported........................................  $           99,962    $           99,962
Cowles debt as reported......................................................              92,134                92,134
Increases to assets and liabilities:
 Newsprint inventory at fair market price....................................               2,188                 2,188
 STAR TRIBUNE property.......................................................              30,000                30,000
 Non-newspaper net assets....................................................              80,057                80,057
 STAR TRIBUNE identifiable intangible assets (net of
   $3,648 of previously recorded intangible assets)..........................             271,352               271,352
 Deferred income taxes payable...............................................            (120,951)             (120,951)
 Goodwill....................................................................             979,258               982,258
                                                                               ------------------    ------------------

Investment in Cowles                                                           $        1,434,000    $        1,437,000
                                                                               ==================    ==================

         The STAR TRIBUNE identifiable intangible assets relate to daily subscriber lists (amortized over 15 years) and Sunday subscriber lists (amortized over 8 years). The amounts and related amortization periods have been estimated by McClatchy based on its knowledge of the industry and values associated with recent acquisitions made by McClatchy. A formal appraisal of all of the assets purchased will be performed as soon after the Effective Time as possible. This appraisal may result in adjustments to the amounts allocated to STAR TRIBUNE tangible property, subscriber lists, goodwill and certain of their amortization periods, which could result in annual depreciation and amortization costs that would be as much as $6 million higher than reflected in these pro forma results.

2. Pro Forma Adjustments to Combined Statement of Operations (excluding assets to be disposed) for the nine months ended September 30, 1997 and the year ended December 31, 1996:

                                                                            Increase (Decrease) In Income
                                                       ----------------------------------------------------------------
                                                                 25% Alternative                    15% Alternative
                                                       ----------------------------------  ----------------------------
                                                            1997                1996             1997              1996
                                                       ---------------   ----------------  ----------------   ---------
                                                                                   (In thousands)

Increase in depreciation and amortization on
  carrying value of property, plant and
  equipment and identifiable intangible assets
  of STAR TRIBUNE...................................   $      (15,562)   $       (20,750)  $       (15,562)   $      (20,750)
Increase in goodwill amortization...................          (18,361)           (24,481)          (18,417)          (24,556)
Interest charges on new debt assuming 7.4%
  rate..............................................          (56,684)           (75,579)          (63,966)          (85,289)
Tax effect of pro forma adjustments.................           29,621             39,495            32,606            43,476
                                                       --------------    ---------------   ---------------    --------------
Net decrease in income                                 $      (60,986)   $       (81,315)  $       (65,339)   $      (87,119)
                                                       ==============    ===============   ===============    ==============

         The 7.4% interest rate used above is based upon McClatchy's calculation of expected outstanding debt and interest expense on the various tranches of debt (see note 1), divided by the average debt balance. A 0.25% increase (or decrease) in this rate would increase (or decrease) annual interest expense by $2.5 million and decrease (or increase) net income by $1.5 million under the 25% alternative and increase (or decrease) interest expense by $2.9 million and decrease (or increase) net income by $1.7 million in the 15% alternative.

         The tax effects of the pro forma adjustments are calculated as follows (in thousands):

                                                                 25% Alternative                     15% Alternative
                                                       ----------------------------------  ---------------------------------
                                                            1997               1996              1997              1996
                                                       ---------------   ----------------  ----------------   --------------

Additional interest deduction.......................   $      (56,684)   $       (75,579)  $       (63,966)   $      (85,289)
Additional depreciation and amortization............          (33,923)           (45,231)          (33,979)          (45,306)
                                                       --------------    ---------------   ---------------    --------------
Net income adjustments..............................          (90,607)          (120,810)          (97,945)         (130,595)
Non taxable goodwill amortization...................           18,361             24,481            18,417            24,556
                                                       --------------    ---------------   ---------------    --------------
Net taxable adjustments.............................          (72,246)           (96,329)          (79,528)         (106,039)
Statutory tax rate(1)...............................               41%                41%               41%               41%
                                                       --------------    ---------------   ---------------    --------------

Reduction to taxes..................................   $      (29,621)   $       (39,495)  $       (32,606)   $      (43,476)
                                                       ==============    ===============   ===============    ==============

----------

(1)       Taxes reflect 35% federal rate and 9.8% state rate net of federal benefit.

         Pro forma combined earnings per share from continuing operations is calculated assuming that New McClatchy issued 10,666,702 and 6,400,021 shares of its Class A Common Stock, assuming a 25% stock election and 15% stock election, respectively, in the Cowles Merger at the beginning of each year (see Note 1).

3.  Pro Forma Adjustments for Businesses Disposed

         McClatchy and Cowles executed definitive agreements in January 1998 to sell Non-newspaper Subs CEM and CBM to PRIMEDIA Inc., and to sell Non-newspaper Sub CCP to a management group led by CCP's president. The sales of the Non-Newspaper Subs, valued at $208.3 million including the assumption of $29.6 million in debt and other liabilities, are expected to close at or as soon as practicable after the Effective Time, although there can be no assurance that these transactions will close at such time. See "BUSINESS OF NEW McCLATCHY FOLLOWING THE REORGANIZATION." Accordingly, the pro forma financial statements reflect these businesses as a discontinued operating segment. The following adjustments are in thousands:

         (a) To reclassify assets and liabilities of segment sold:

                                                                                                               Pro Forma
                                                                           Cowles                             Businesses
                                                                        September 27,       Pro Forma          Disposed
                                                                            1997           Adjustments        Adjustments
                                                                      ---------------    --------------    ---------------

Current assets.....................................................   $        51,785    $           --    $        51,785
Net property, plant & equipment
 including increase in carrying value..............................             8,636            80,057             88,693
Net intangibles....................................................           112,445                --            112,445
Other assets.......................................................               742                --                742
Current liabilities................................................           (56,036)               --            (56,036)
Long-term debt.....................................................           (15,808)           (6,275)           (22,083)
Other liabilities..................................................            (6,834)             (712)            (7,546)
                                                                      ---------------    --------------    ---------------
   Net reduction in New McClatchy debt.............................   $        94,930    $       73,070    $       168,000
                                                                      ===============    ==============    ===============

         The carrying value of the net assets sold represents New McClatchy's best estimate of the after-tax proceeds expected to be used to reduce debt. New McClatchy does not expect a significant gain or loss on the sale of these assets. The after-tax proceeds are net of $3 million in costs ($2 million in advisor fees and $1 million in legal and accounting fees).

         (b) To reclassify operating results of discontinued operations (in thousands):

                                                                      Pro Forma                                         Pro Forma
                                     Cowles                          Businesses         Cowles                         Businesses
                                    Sept. 27,        Pro Forma        Disposed         March 29,       Pro Forma        Disposed
                                      1997          Adjustments      Adjustments         1997         Adjustments      Adjustments
                                 --------------   --------------   --------------   --------------  --------------   -------------

Revenues - net................   $    (119,700)   $          --    $    (119,700)   $    (167,006)  $          --    $    (167,006)
Operating expenses............        (112,226)              --         (112,226)        (163,184)             --         (163,184)
Depreciation and amortization.          (6,787)              --           (6,787)          (9,627)             --           (9,627)
Interest......................          (1,504)          (9,324)         (10,828)          (1,825)        (12,432)         (14,257)
Other non-operating--net.......          (1,059)              --           (1,059)            (770)             --             (770)
Earnings (loss) before taxes..            (242)           9,324             9,082           6,860          12,432           19,292
Tax expense...................          (3,903)           3,823              (80)           1,055           5,097            4,042
                                 -------------    -------------    -------------    -------------   -------------    -------------
   Adjustment to income from
     continuing operations....   $       3,661    $       5,501    $        9,162   $       7,915   $       7,335    $      15,250
                                 =============    =============    ==============   =============   =============    =============

         Interest expense reflects actual interest expense of the Non-newspaper Subs plus an interest expense reduction of $9,324,000 and $12,432,000 in 1997 and 1996, respectively. The lower interest expense reflects a $168 million reduction in New McClatchy debt. In addition, tax expense reflects actual taxes associated with the Non-newspaper Subs plus an increase for the lost interest deduction at statutory rates.

4.  Changes to Expenses Not Reflected in Pro Forma Financial Statements

         McClatchy estimates there will be certain expenses which will be eliminated or incurred which have not been reflected in these pro forma condensed combined financial statements. The estimated adjustments to expenses relate primarily to the elimination of duplicate corporate functions and positions ($10 million to $12 million, annually), severance costs for 35-40 employees ($3 million to $5 million of one-time charges), and reduced newsprint prices resulting from the buying power associated with the increase in volume ($1 million to $2 million, annually). However, there can be no assurances that these savings and/or additional costs will be realized or incurred.

                      DIVIDENDS AND PRICES OF COMMON STOCK

MCCLATCHY

         McClatchy's Class A Common Stock is listed and traded on the NYSE under the symbol "MNI," and on the Midwest Stock Exchange and the Pacific Stock Exchange. McClatchy's Class B Common Stock is not publicly traded. The following table shows the dividends paid (or payable) by McClatchy on its Class A Common Stock (which dividends are also paid on its Class B Common Stock) and the high and low closing prices for the McClatchy Class A Common Stock for the fiscal periods indicated, as reported by the NYSE Composite Transactions Tape:

                                                                      Stock Price
                                                            -------------------------------
                                                               High                  Low             Dividend
                                                            ----------           ----------         ----------
     Year Ended December 31, 1996:
           First Quarter...............................       $19.70               $17.40             $0.076
           Second Quarter..............................        22.10                18.60              0.076
           Third Quarter...............................        22.80                19.50              0.076
           Fourth Quarter..............................        28.10                21.90              0.095

     Year Ended December 31, 1997:
           First Quarter...............................        28.00                23.75              0.095
           Second Quarter..............................        30.50                23.38              0.095
           Third Quarter...............................        35.19                29.25              0.095
           Fourth Quarter..............................        34.69                26.50              0.095

     Year Ending December 31, 1998:
           First Quarter (through February 13, 1998)...        28.88                25.13              0.095

         The high and low sales prices and dividends per share have been adjusted for 1996 to reflect the impact of a five-for-four stock split paid on January 2, 1997. The McClatchy Board does not anticipate reducing the present level of quarterly dividend payments. However, the payment and amount of future dividends remain within the discretion of the McClatchy Board, subject to limitations contained in the terms of the Reorganization Financings, and will depend upon McClatchy's future earnings, financial condition and requirements, and other factors considered relevant by the McClatchy Board. Further, McClatchy and Cowles have agreed to coordinate dividend payments while the Reorganization is pending. See "--Cowles."

         As of the McClatchy Record Date, there were approximately 1,470 stockholders of record of McClatchy Class A Common Stock and approximately 24 stockholders of record of McClatchy Class B Common Stock.

         On November 13, 1997, the last trading day before public announcement of the execution of the Reorganization Agreement, the last sale price of McClatchy Class A Common Stock as reported on the NYSE Composite Transactions Tape was $32.625 per share.

         On February 13, 1998, the most recent practicable date prior to the date of this Joint Proxy Statement/Prospectus, the last sale price of McClatchy Class A Common Stock as reported on the NYSE Composite Transactions Tape was $27.8125 per share.

COWLES

         Cowles' Common Stock is traded on the local over-the-counter market under "Cowles Media." The following table shows the dividends paid (or payable) on Cowles Common Stock and the high and low bid-and-asked prices for Cowles Common Stock for the fiscal periods indicated, as published in the STAR TRIBUNE:

                                                              High                Low            Dividend
                                                             -------           --------         ----------
     Year Ended March 30, 1996:
           First Quarter................................     $25.00             $22.00            $0.15
           Second Quarter...............................      25.00              23.00             0.15
           Third Quarter................................      25.00              23.00             0.15
           Fourth Quarter...............................      24.50              23.00             0.15

     Year Ended March 29, 1997:
           First Quarter................................      24.50              23.50             0.16
           Second Quarter...............................      25.50              23.50             0.16
           Third Quarter................................      25.50              24.50             0.16
           Fourth Quarter...............................      26.50              24.50             0.16

     Year Ending March 28, 1998:
           First Quarter................................      27.00              25.50             0.17
           Second Quarter...............................      50.00              26.00             0.17
           Third Quarter................................      85.00              50.00             0.17
           Fourth Quarter (through February 13, 1998)...      80.00              80.00             0.17

         As of the Cowles Record Date, there were approximately 389 stockholders of record of Cowles Common Stock.

         On September 26, 1997, the last day on which prices were published in STAR TRIBUNE before public announcement of the execution of the Reorganization Agreement, the average of the bid-and-asked prices of Cowles Common Stock was $50.00 per share.

         On February 13, 1998, the most recent practicable date prior to the date of this Joint Proxy Statement/Prospectus, the bid price of Cowles Common Stock as published in the STAR TRIBUNE was $80.00 per share. No ask price was published on that date.

         Stockholders of Cowles should obtain current market prices of the McClatchy Class A Common Stock and the Cowles Common Stock.

         Pursuant to the Reorganization Agreement, Cowles and McClatchy (for itself and on behalf of New McClatchy) have agreed to coordinate with each other on the declaration and payment of dividends on McClatchy Common Stock and Cowles Common Stock (and the record dates and payment dates thereto), so that with respect to each holder of McClatchy Common Stock and Cowles Common Stock, such holder will not, in the calendar quarter in which the Reorganization is consummated, receive two dividends or fail to receive any dividend. Both McClatchy and Cowles have declared a dividend for the first quarter of 1998. McClatchy's first quarter dividend will be paid on April 1, 1998 to McClatchy stockholders of record as of February 13, 1998. Cowles' first quarter dividend will be paid on March 2, 1998 to Cowles stockholders of record as of February 13, 1998.

                   DESCRIPTION OF NEW MCCLATCHY CAPITAL STOCK

AUTHORIZED CAPITAL STOCK

         New McClatchy is authorized by its Certificate of Incorporation to issue an aggregate of 160,000,000 shares of Common Stock, of which 100,000,000 shares are Class A Common Stock with a par value of $0.01 per share and 60,000,000 shares are Class B Common Stock with a par value of $0.01 per share. The following is a summary of certain of the rights, powers, preferences and limitations pertaining to New McClatchy's capital stock.

         COMMON STOCK. The Certificate of Incorporation of New McClatchy provides that in all matters other than the election and removal of directors, the holders of the New McClatchy Class A Common Stock vote together with the holders of the New McClatchy Class B Common Stock as a single class, provided that the holders of New McClatchy Class A Common Stock have one-tenth (1/10) of a vote for each share and the holders of New McClatchy Class B Common Stock shall have one (1) vote for each share, except as may otherwise be required by law. Approval of matters brought before the stockholders requires the affirmative vote of a majority of the voting power of outstanding shares, except as otherwise required by law. All shares of New McClatchy Common Stock are entitled to share in such dividends as the New McClatchy Board may from time to time declare from sources legally available therefor. Holders of New McClatchy Common Stock are entitled to share ratably in a distribution of assets of New McClatchy upon any liquidation, dissolution or winding-up of New McClatchy.

ANTITAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND DELAWARE LAW

         CERTIFICATE OF INCORPORATION. Certain provisions of the Certificate of Incorporation of New McClatchy are designed to enhance the likelihood of continuity and stability of the New McClatchy Board and the policies formulated thereby. Accordingly, such provisions may have the effect of discouraging, delaying or preventing a change in control or unsolicited acquisition proposals that a stockholder might consider favorable. These provisions include: (i) the grant of one-tenth (1/10) a vote per share of New McClatchy Class A Common Stock and one (1) vote per share of New McClatchy Class B Common Stock; and (ii) the right of the holders of Class A Common Stock to elect only 25% of the New McClatchy Board. The concentration of voting control may have the effect of impeding the ability of holders of New McClatchy Class A Common Stock to replace the management of New McClatchy even if factors warranted such a change. The concentration of voting control may also affect the price investors might be willing to pay in the future for shares of New McClatchy Class A Common Stock.

         DELAWARE TAKEOVER STATUTE. New McClatchy is subject to section 203 of the DGCL ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the law will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         Section 203 defines business combination to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

MCCLATCHY STOCK OPTIONS

         At the Effective Time, each McClatchy Stock Option will be assumed by New McClatchy in such manner that it is converted into an option to purchase shares of New McClatchy Common Stock, with each such McClatchy Stock Option to otherwise be exercisable upon the same terms and conditions as then are applicable to such McClatchy Stock Option, including the number of shares, exercise price and vesting schedule provided thereby. At the Effective Time, New McClatchy will assume all rights and obligations of McClatchy under McClatchy's stock option plans as in effect at the Effective Time and will continue such plans in accordance with their terms.


                          THE REORGANIZATION AGREEMENT

         The following summary describes the material provisions of the Reorganization Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Reorganization Agreement.

THE MERGERS

         Pursuant to the Reorganization Agreement and subject to the terms and conditions thereof, MNI Merger Sub and CMC Merger Sub will be merged with and into McClatchy and Cowles, respectively. As a result of the Reorganization, McClatchy and Cowles will become wholly owned subsidiaries of New McClatchy. As part of the Reorganization, stockholders of McClatchy and stockholders of Cowles will receive the consideration described below.

         It is anticipated that the closing of the transactions contemplated by the Reorganization Agreement (the "Closing") will take place on the date of the Special Meetings, subject to the satisfaction or waiver of all conditions to the Reorganization Agreement (the "Closing Date"). The Mergers will become effective upon the date and time of filing of a certificate of merger with the Secretary of State of the State of Delaware for each of the McClatchy Merger and the Cowles Merger (each a "Certificate of Merger"), which filings shall be made contemporaneously. The time at which the Mergers become effective is referred to as the "Effective Time." Subject to certain limitations, the Reorganization Agreement may be terminated by either McClatchy or Cowles if, among other reasons, the Mergers have not been consummated on or before May 31, 1998. See "--Conditions to the Consummation of the Reorganization" and "--Termination."

CONVERSION OF MCCLATCHY COMMON STOCK

         Upon consummation of the McClatchy Merger, pursuant to the Reorganization Agreement, (i) each share of McClatchy Class A Common Stock or McClatchy Class B Common Stock, except for McClatchy Excluded Shares or McClatchy Dissenting Shares, issued and outstanding at the Effective Time, will be converted into one share of New McClatchy Class A Common Stock or New McClatchy Class B Common Stock, respectively (the "McClatchy Merger Consideration"), and upon such conversion all shares of McClatchy Common Stock will be canceled and cease to exist, and (ii) all McClatchy Excluded Shares will be canceled and retired without payment of any consideration therefor. With regard to treatment of McClatchy Dissenting Shares, see "STOCKHOLDERS' APPRAISAL RIGHTS."

         AT THE EFFECTIVE TIME, EACH CERTIFICATE REPRESENTING SHARES OF McCLATCHY COMMON STOCK WILL, WITHOUT ANY ACTION ON THE PART OF THE HOLDER THEREOF, BE DEEMED TO REPRESENT AN EQUAL NUMBER OF SHARES OF NEW McCLATCHY COMMON STOCK. HOLDERS OF McCLATCHY COMMON STOCK SHOULD NOT SEND ANY CERTIFICATES REPRESENTING McCLATCHY COMMON STOCK WITH THE ENCLOSED PROXY CARD.

COWLES MERGER CONSIDERATION

         Pursuant to the Reorganization Agreement, upon consummation of the Cowles Merger (a) each share of Cowles Common Stock and each Cowles Converted Stock Unit (as defined herein) issued and outstanding immediately prior to the Effective Time, except for Cowles Excluded Shares or Dissenting Shares, will be converted into the right to receive, at the election of the holder thereof, either (i) cash (subject to proration) of $90.50 (the "Cash Election Price"),
(ii) that number of shares (subject to proration) of New McClatchy Class A Common Stock as equals the Exchange Ratio (as defined herein) (the "Stock Election Price"), or (iii) a combination of cash and shares of New McClatchy Class A Common Stock (the "Cowles Merger Consideration," and collectively with the McClatchy Merger Consideration, the "Merger Consideration"), (b) all such shares of Cowles Common Stock will be canceled and cease to exist and (c) all Cowles Excluded Shares will be canceled and retired without payment of any consideration therefor. A "Cowles Converted Stock Unit" is a restricted performance stock unit granted under an employee benefit plan or arrangement of Cowles. With regard to the treatment of (i) fractional shares of New McClatchy, see "--Fractional Shares," and (ii) Dissenting Shares, see "STOCKHOLDERS' APPRAISAL RIGHTS."

         The "Exchange Ratio" is equal to $90.50 divided by the McClatchy Stock Price (as defined herein), rounded to the nearest 1/100,000, provided, however, that if the foregoing would cause the Exchange Ratio to be less than 2.68820, then the Exchange Ratio shall be 2.68820 and if the foregoing would cause the Exchange Ratio to be greater than 3.01667, then the Exchange Ratio shall be
3.01667. The "McClatchy Stock Price" is equal to the average of the Volume Weighted Average Trading Price (as defined herein) of McClatchy Class A Common Stock on the NYSE, as reported on the NYSE Composite Transactions Tape for the 15 trading days randomly selected by lot out of the 25 trading days ending on the second trading day immediately preceding the Closing Date. "Volume Weighted Average Trading Price" means, for any given trading day, an amount equal to (A) the sum of each of the products of (x) each sales price at which McClatchy Class A Common Stock was traded during such trading day on the NYSE (or such other principal exchange on which such security is listed) and (y) the number of shares of McClatchy Class A Common Stock traded at such price during such trading day, divided by (B) the total number of shares of McClatchy Class A Common Stock so traded on such trading day.

         The maximum number of shares of Cowles Common Stock and Cowles Converted Stock Units (the "Maximum Stock Number") in respect of which the holders thereof shall be entitled to receive shares of New McClatchy Class A Common Stock pursuant to the Cowles Merger shall be equal to 25% multiplied by the Determination Date Number (as defined herein). The "Determination Date Number" is the total number of shares of Cowles Common Stock outstanding (other than Cowles Excluded Shares) plus the number of Cowles Converted Stock Units and Cowles Compensation Units (as defined herein), in each case as of the last day of the valuation period used to determine the McClatchy Stock Price (the "Determination Date").

         The maximum number of shares of Cowles Common Stock and Cowles Converted Stock Units (the "Maximum Cash Number") in respect of which the holders thereof shall be entitled to receive cash pursuant to the Cowles Merger shall be equal to (i) 85% multiplied by the Determination Date Number, less (ii) that number that is the sum of the Dissenting Shares (as defined herein) plus the "Cowles Compensation Units" (performance compensation units or stay-bonus compensation units that will be converted at the Effective Time into the right to receive consideration equal to the Cash Election Price).

         ELECTION PROCEDURES. Each person who, on or prior to the Election Record Date (as defined herein), is a record holder of shares of Cowles Common Stock or is a holder of Cowles Converted Stock Units will be entitled, with respect to all or any portion of such shares of Cowles Common Stock or Cowles Converted Stock Units, as applicable, to make an election on or prior to the Election Date to receive the Cash Election Price (a "Cash Election") and/or the Stock Election Price (a "Stock Election," each of which shall be an "Election"). Each share of Cowles Common Stock or each Cowles Converted Stock Unit as to which an Election has been made and not revoked shall be an "Electing Share" and each share of Cowles Common Stock or Converted Stock Unit that is not an Electing Share shall be a "Non-Electing Share."

         Chase Mellon Shareholders Services LLC (the "Exchange Agent") is mailing a Form of Election with this Joint Proxy Statement/Prospectus to each record holder of Cowles Common Stock and each holder of a Cowles

Converted Stock Unit as of the Cowles Record Date, which Form of Election shall be used by any such holder wanting to make an Election in respect of any or all Cowles Common Stock or Cowles Converted Stock Unit, as the case may be, held by any such holder. Any purported Election shall have been properly made only if the Exchange Agent shall have received by the business day next preceding the date of Cowles Special Meeting (the "Election Record Date"), a Form of Election properly completed and signed and, in the case of delivery of a Form of Election in respect of Cowles Common Stock, accompanied by the certificates evidencing the shares of Cowles Common Stock (each a "Cowles Stock Certificate") to which such Form of Election relates (but no Cowles Converted Stock Unit shall be subject to any requirement of delivering any Cowles Stock Certificate), duly endorsed in blank or otherwise in form acceptable for transfer on the books of Cowles (or by an appropriate written guarantee of delivery of such Cowles Stock Certificates in accordance with such Form of Election). Any Form of Election may be revoked only by the record holder of the applicable share of Cowles Common Stock or the holder of the applicable Cowles Converted Stock Unit, as the case may be, submitting it and only by written notice received by the Exchange Agent prior to the Election Record Date. Each Form of Election shall be automatically revoked if the Exchange Agent is notified in writing by McClatchy and Cowles that the Cowles Merger has been abandoned.

         PRORATION--EXCESS STOCK ELECTIONS. If the total number of Electing Shares covered by Stock Elections (the "Stock Electing Shares") exceeds the Maximum Stock Number, then all Electing Shares covered by Cash Elections (the "Cash Electing Shares") and all Non-Electing Shares shall be converted into the right to receive the Cash Election Price, and all Stock Electing Shares shall be converted in the following manner: (i) for each Stock Election, the number of Stock Electing Shares to be converted into the right to receive the Stock Election Price shall be the total number of Stock Electing Shares covered by such Stock Election multiplied by the Stock Proration Factor (as defined herein) and (ii) all Stock Electing Shares, other than that number converted into the right to receive the Stock Election Price in accordance with (i) above, shall be converted into the right to receive the Cash Election Price. The "Stock Proration Factor" shall be the Maximum Stock Number divided by the total number of Stock Electing Shares (rounded to the nearest 1/1,000,000).

         PRORATION--EXCESS CASH ELECTIONS. If the total number of Cash Electing Shares exceeds the Maximum Cash Number, then all Stock Electing Shares and all Non-Electing Shares shall be converted into the right to receive the Stock Election Price, and the Cash Electing Shares shall be converted in the following manner: (i) for each Cash Election, the number of Cash Electing Shares to be converted into the right to receive the Cash Election Price shall be the total number of Cash Electing Shares covered by such Cash Election multiplied by the Cash Proration Factor (as defined herein) and (ii) all Cash Electing Shares, other than that number converted into the right to receive the Cash Election Price in accordance with (i) above, shall be converted into the right to receive the Stock Election Price. The "Cash Proration Factor" shall be the Maximum Cash Number divided by the number of Cash Electing Shares (rounded to the nearest 1/1,000,000).

         PRORATION--NO EXCESS STOCK ELECTIONS OR EXCESS CASH ELECTIONS. If there are neither excess Stock Elections nor excess Cash Elections, then all Cash Electing Shares shall be converted into the right to receive the Cash Election Price, all Stock Electing Shares shall be converted into the right to receive the Stock Election Price and each Non-Electing Share, if any, shall be converted into the right to receive (i) cash equal to the product of (x) the Cash Election Price and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess, if any, of the Maximum Cash Number over the total number of Cash Electing Shares and the denominator of which shall be the excess of (A) the Determination Date Number (less (i) the number of shares of Cowles Stock that are Dissenting Shares and (ii) the number of Cowles Compensation Units) over (B) the sum of the total number of Electing Shares; plus (ii) to the extent applicable, a number of New McClatchy Class A Common Stock shares equal to the product of (x) the Stock Election Price and (y) a fraction equal to 1.0 minus the Non-Election Fraction (unless if the Non-Election Fraction is greater than 1.0 or has a denominator of zero, then the Non-Election Fraction shall be 1.0.).

COWLES STOCK OPTIONS

         For each Cowles Stock Option (as defined herein) that is outstanding immediately before the Effective Time, the terms of such Cowles Stock Option (and such Cowles stock plan, as applicable) shall be amended so as to provide as follows: (i) if such Cowles Stock Option is vested before (or as a consequence of) the Cowles Merger and is exercisable at an exercise price that is less than $90.50, and the holder of such Cowles Stock Option has elected (by written notice to McClatchy received prior to the Election Record Date) to receive the payment contemplated by this clause (i), then such Cowles Stock Option shall be canceled in exchange for a payment from New McClatchy (payable in cash at Closing, subject to any applicable withholding taxes) equal to the excess of $90.50 over the exercise price, or (ii) if such Cowles Stock Option is not canceled pursuant to clause
(i) above, such Cowles Stock Option shall become (at the Effective Time) an option to acquire (on the same terms and conditions as were applicable under such Cowles Stock Option) the number of shares of New McClatchy Class A Common Stock as equals the Exchange Ratio, at an exercise price per share of New McClatchy Class A Common Stock (which exercise price shall be rounded to the nearest one cent) equal to (A) the exercise price under such Cowles Stock Option divided by (B) the Exchange Ratio. "Cowles Stock Option" shall mean an option to purchase one share of Cowles Common Stock granted under any plan or arrangement of Cowles.

PROCEDURES FOR EXCHANGE OF STOCK CERTIFICATES

         With respect to each certificate evidencing a share of Cowles Common Stock (a "Cowles Stock Certificate") outstanding at the Effective Time (other than any evidencing Cowles Dissenting Shares), New McClatchy shall cause the Exchange Agent to mail (as soon as practicable after the Closing Date), to the holder of such Cowles Stock Certificate, (a) a letter of transmittal and (b) instructions to effect the surrender of such Cowles Stock Certificate (if such certificate had not been previously surrendered with a Form of Election) in exchange for the Cowles Merger Consideration. The letter of transmittal sent to Cowles stockholders will contain instructions with respect to the surrender of Cowles Stock Certificates in exchange for cash or certificates representing shares of New McClatchy Class A Common Stock or the amount of cash in lieu of any fractional interest in a share of New McClatchy Class A Common Stock for which the shares represented by the Cowles Stock Certificates so surrendered are exchangeable pursuant to the Reorganization Agreement. Holders of a certificate evidencing a share of McClatchy Common Stock (a "McClatchy Stock Certificate" and, together with the Cowles Stock Certificates, the "Stock Certificates") need not exchange such certificate for a certificate representing shares of New McClatchy Class A Common Stock or New McClatchy Class B Common Stock.

         As soon as practicable after the Effective Time, each holder of an outstanding Cowles Stock Certificate who surrenders or has previously surrendered to the Exchange Agent such Cowles Stock Certificate shall be entitled to the amount of cash, if any, into which the number of shares of Cowles Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Reorganization Agreement and a certificate or certificates representing the number of full shares of New McClatchy Class A Common Stock, if any, to be received by the holder thereof pursuant to the Reorganization Agreement. The Exchange Agent will accept such Cowles Stock Certificates when duly executed and completed in accordance with the instructions thereto, together with such other documents as may reasonably be required by the Exchange Agent. After the Effective Time, there will be no further transfer on the records of McClatchy or Cowles or its transfer agent of any Cowles Stock Certificate or McClatchy Stock Certificate. If any Cowles Stock Certificate is presented for transfer, it shall be canceled against delivery by the Exchange Agent of the applicable Cowles Merger Consideration. If any Cowles Merger Consideration is to be delivered or paid to a name other than that in which the surrendered Cowles Stock Certificate is registered, a condition of such exchange shall be that such Cowles Stock Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and the person requesting such exchange shall (A) pay to New McClatchy any transfer (or other) tax required by reason of the issuance of such certificate in a name other than that in which the surrendered certificate is registered, or (B) establish to the satisfaction of New McClatchy that such tax has been paid or is not applicable. Until surrendered, each Cowles Stock Certificate shall, at all times after the Effective Time, represent only the right to receive the applicable Merger Consideration upon such surrender. No interest will be paid (and none will accrue) under the Reorganization Agreement on any cash payable as Cowles Merger Consideration or payable in respect of Cowles Converted Stock Units or Cowles Compensation Units.

         No dividends or other distributions with respect to shares of New McClatchy Common Stock having a record date after the Closing Date shall be paid with respect to any share of New McClatchy Common Stock represented by any unsurrendered Cowles Stock Certificate until surrender thereof to the Exchange Agent. Subject to the effect of applicable laws, following surrender of any such Cowles Stock Certificate, there shall be paid

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

(without interest) to the holder of New McClatchy Common Stock issued in exchange therefor, (i) at the time of such surrender, the amount of dividends or other distributions theretofore paid with respect to such New McClatchy Common Stock having a record date after the Closing Date, and (ii) at the appropriate payment date, the amount of dividends or other distributions with respect to such New McClatchy Common Stock having (A) a record date after the Closing Date but prior to such surrender and (B) a payment date after such surrender.

         At the Effective Time, each certificate evidencing a share of McClatchy Class A Common Stock or McClatchy Class B Common Stock (other than any evidencing Dissenting Shares), shall be converted and treated on the stock records of New McClatchy, without any action on the part of the holder thereof, as evidencing a share of New McClatchy Class A Common Stock or New McClatchy Class B Common Stock, respectively.

         ACCORDINGLY, HOLDERS OF McCLATCHY STOCK CERTIFICATES SHOULD RETAIN THEIR McCLATCHY STOCK CERTIFICATES.

FRACTIONAL SHARES

         No certificate or scrip representing any fractional share of New McClatchy Common Stock shall be issued as Cowles Merger Consideration or in respect of Converted Stock Units and no such fractional-share interest will entitle the holder thereof to any vote or any other right of a stockholder of New McClatchy. Each holder entitled to receive Cowles Merger Consideration or payment in respect of a Converted Stock Unit who would otherwise have been entitled to receive a fraction of a share of New McClatchy Common Stock (after taking into account all Cowles Merger Consideration or other consideration to which such holder is entitled) shall receive, in lieu thereof and in accordance with the exchange procedures, a cash payment (without interest) equal to such fraction multiplied by the McClatchy Stock Price (each a "Fractional Share Payment"). All fractional-share interests of each such holder will be aggregated, and no such holder will receive any Fractional Share Payment equal to or greater than the McClatchy Stock Price.

REPRESENTATIONS AND WARRANTIES

         The Reorganization Agreement contains customary representations and warranties of McClatchy and its subsidiaries relating to, among other things:
(i) organization, standing and similar corporate matters, including the identity of all subsidiaries of McClatchy; (ii) McClatchy's capital stock structure;
(iii) the authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters; (iv) the absence of conflict between the execution and delivery of the Reorganization Agreement and the transactions contemplated thereby and (A) McClatchy's charter or a material contract of McClatchy and (B) all government and other consents; (v) the accuracy of information contained in public documents filed by McClatchy with the Commission; (vi) the absence of certain material adverse changes or other events with respect to McClatchy; (vii) litigation and compliance with applicable laws; (viii) benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and certain employment matters; (ix) certain labor matters; (x) filing of complete and correct tax returns and payment of all applicable taxes; (xi) environmental matters; (xii) brokers' and financial advisors' fees and expenses; (xiii) the receipt of the fairness opinion of Salomon Brothers; (xiv) the recommendation by the McClatchy Board to McClatchy's stockholders of the approval of the Reorganization Agreement and the transactions contemplated thereby; (xv) the required vote of holders of outstanding shares of McClatchy Common Stock to approve and adopt the Reorganization Agreement and the transactions contemplated thereby; (xvi) that McClatchy has or has available sufficient funds to pay all consideration payable under the Reorganization Agreement; and (xvii) that McClatchy has not taken any actions that would prevent the McClatchy Merger or the Cowles Merger from qualifying for the intended tax treatment.

         The Reorganization Agreement contains customary representations and warranties of Cowles and its subsidiaries relating to, among other things: (i) organization, standing and similar corporate matters, including the identity of all subsidiaries of Cowles; (ii) Cowles' capital stock structure; (iii) the authorization, execution, delivery, performance and enforceability of the Reorganization Agreement and related matters; (iv) the absence of conflict between the execution and delivery of the Reorganization Agreement and the transactions contemplated thereby and (A) Cowles' charter or a material contract of Cowles and (B) all government and other consents; (v) the accuracy

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of information contained in documents made publicly available by Cowles to its stockholders; (vi) the absence of certain material adverse changes or other events with respect to Cowles; (vii) litigation and compliance with applicable laws; (viii) benefit plans and other matters relating to ERISA and certain employment matters; (ix) certain labor matters; (x) filing of complete and correct tax returns and payment of all applicable taxes; (xi) environmental matters; (xii) title to owned real property, valid leasehold interests in leased real property and other real estate related matters; (xiii) Cowles' ownership of or right to use its intellectual property; (xiv) books and records of Cowles
(xv) brokers' and financial advisors' fees and expenses; (xvi) insurance; (xvii) the validity of and the absence of defaults under material contracts; (xviii) the absence of certain transactions with affiliates of Cowles; (xix) the receipt of a fairness opinion, dated as of November 13, 1997, of Goldman Sachs; (xx) the recommendation by the Cowles Board to Cowles' stockholders of the approval of the Reorganization Agreement and the transactions contemplated thereby; and
(xxi) the required vote of holders of outstanding shares of Cowles Common Stock to approve and adopt the Reorganization Agreement and the transactions contemplated thereby.

CERTAIN PRE-CLOSING COVENANTS

         Pursuant to the Reorganization Agreement and until the Effective Time, McClatchy has agreed to only conduct the businesses of McClatchy and its subsidiaries in the ordinary course of its business in all material respects and consistent with past practice. McClatchy agreed that, except with the prior written consent of Cowles, it will not, and will not permit any of its subsidiaries to: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or make payments to stockholders, except that McClatchy may continue the declaration and payment of regular quarterly cash dividends consistent with current dividend policies regarding payout ratio; (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iii) purchase, redeem or otherwise acquire any shares of capital stock of McClatchy or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities; (iv) amend its Certificate of Incorporation or By-laws; (v) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization; (vi) issue any shares of its capital stock at less than fair market value as determined in good faith by McClatchy's board of directors (other than pursuant to the McClatchy's employee benefit plans); (vii) acquire or agree to acquire any other entity if, in connection with such acquisition, McClatchy would issue shares of McClatchy Common Stock in an aggregate amount exceeding 10% of the aggregate amount of shares of McClatchy Common Stock outstanding on the date of the Reorganization Agreement; or (viii) take any action, or permit any subsidiary to take any action that could be reasonably expected to prevent or materially delay McClatchy's, New McClatchy's or the Merger Subs' consummation of the transactions contemplated by the Reorganization Agreement.

         Pursuant to the Reorganization Agreement and until the Effective Time, Cowles has agreed to only conduct the businesses of Cowles and its subsidiaries in the ordinary course of its business in all material respects and consistent with past practice, and to use its reasonable best efforts to preserve intact the business organization of Cowles and its subsidiaries, to keep available the services of its present officers and employees and to preserve the present relationships of Cowles and its subsidiaries with customers, suppliers, advertisers and other persons having business dealings with Cowles. Cowles agreed that, except with the written consent of McClatchy, it will not, and will not permit any of its subsidiaries to: (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock or make payments to stockholders (except that Cowles may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.17 per share of Cowles Common Stock); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;
(iii) purchase, redeem or otherwise acquire any shares of capital stock of Cowles or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except in connection with options under employee benefit plans); (iv) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, or any rights, warrants or options to acquire any such shares (other than in connection with employee benefit plans); (v) amend its Certificate of Incorporation or By-laws; (vi) acquire or agree to acquire any business or any entity, or otherwise acquire any assets having a purchase price greater than a specified amount; (vii) sell, lease, license, encumber or otherwise dispose of any of its assets other than in the ordinary course of business consistent with past practice or in transactions not exceeding a specified amount; (viii) incur any indebtedness for borrowed money or

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

guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Cowles or any of its subsidiaries, guarantee any debt securities of others, or agree to maintain any financial condition of others, except for borrowings under its revolving credit facilities incurred in the ordinary course of business consistent with past practice, or make any loans, advances or capital contributions to, or investments in, any other person (other than to Cowles or any subsidiary of Cowles and other than routine advances to employees in the ordinary course of business); (ix) make or agree to make any capital expenditures except (A) capital expenditures which would not exceed a certain specified amount, and (B) purchases of newsprint, ink and other inventory and supplies and replacements in the ordinary course of business; (x) pay, discharge or satisfy any claims, liabilities or obligations, except for the payment, discharge or satisfaction of
(A) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their respective terms, (B) liabilities reflected or reserved against in, or disclosed in, the most recent consolidated financial statements (or the notes thereto) of Cowles, (C) claims settled or compromised in the ordinary course of business, consistent with past practice, and (D) other claims, liabilities or obligations at a cost not exceeding a certain specified amount; (xi) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization; (xii) change any material accounting principle used by it, except for such changes as may be required under GAAP or rules and regulations of the Commission promulgated after the date of the Reorganization Agreement; (xiii) make any material tax election or settle or compromise any material federal, state, local or foreign income tax liability, except in the ordinary course of business and consistent with past practice; (xiv) enter into any contract that is not terminable by Cowles without penalty upon six months' notice, or that obligates Cowles or any subsidiary to make annual expenditures in excess of a certain specified amount, or terminate or modify in any material respect any material contract to which Cowles or any subsidiary is a party; (xv) except in the ordinary course of business consistent with past practice, sell, assign, transfer, license or permit to lapse any material right with respect to Cowles' intellectual property rights; (xvi) increase or enhance the compensation or benefits of directors, officers or employees, except under certain circumstances; or (xvii) enter into, or otherwise engage in any transactions over a certain specified amount with affiliates of Cowles.

NO SOLICITATION OF TRANSACTIONS

         Pursuant to the Reorganization Agreement, Cowles has agreed that Cowles shall not (and shall not permit any of its officers, directors, agents, representatives or advisors to): (i) solicit, initiate, or knowingly encourage the submission of any proposal or offer from any person relating to any (A) acquisition of a substantial amount of assets of Cowles (other than in the ordinary course of business) or of more than 15% of all outstanding Cowles Common Stock or more than 15% of all outstanding Cowles Voting Common Stock or
(B) tender offer or exchange offer that, if consummated, would result in any person beneficially owning more than 15% of all outstanding Cowles Common Stock or more than 15% of all outstanding Cowles Voting Common Stock, or (C) merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation or similar transaction involving Cowles, other than the transactions contemplated by the Reorganization Agreement (each an "Alternative Proposal"), or agree to or endorse any Alternative Proposal, or
(ii) enter into or participate in any discussions or negotiations regarding any Alternative Proposal, or furnish to any other person any non-public information with respect to its business, properties or assets, or otherwise cooperate with, or assist or participate in, any attempt by any other person to make any Alternative Proposal; provided, however, subject to the following paragraph, nothing in the Reorganization Agreement shall prohibit Cowles, following receipt of an Alternative Proposal, from disclosing to its stockholders a position with respect to such Alternative Proposal to the extent required by applicable law. Cowles must promptly notify McClatchy upon receipt of an Alternative Proposal.

BOARD RECOMMENDATIONS

         The McClatchy Board and the Cowles Board have each agreed, pursuant to the Reorganization Agreement, (i) to recommend approval of the Reorganization Agreement and the respective Merger to their respective stock- holders, (ii) to include, and to not withdraw or modify, each such recommendation in the Joint Proxy Statement/Prospectus unless under applicable law it is required to omit, withdraw or modify any such recommendation, (iii) to submit for approval of its stockholders the matters to be voted upon at the respective Special Meeting,
(iv) to use its best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by

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applicable law, to obtain such stockholder approval, and (v) to not take any action to nullify its resolution approving the respective Merger and the Reorganization Agreement and its submission to their respective stockholders.

LISTING OF NEW MCCLATCHY CLASS A COMMON STOCK ON THE NYSE

         The Reorganization Agreement provides that McClatchy shall cause the shares of New McClatchy Class A Common Stock to be issued in the Mergers and under the employee benefit plans of McClatchy and Cowles to be approved for listing on the NYSE prior to the Closing Date, subject only to official notice of issuance. After the consummation of the Reorganization, the shares of McClatchy Class A Common Stock will be delisted from the NYSE.

BOARD OF DIRECTORS AND OFFICERS OF NEW MCCLATCHY FOLLOWING THE MERGERS

         The Reorganization Agreement provides that the directors of McClatchy immediately prior to the Effective Time, plus one present member of the Cowles Board, will be the directors of New McClatchy after the Effective Time until the next annual meeting of stockholders of New McClatchy (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be. Further, New McClatchy's Board of Directors has agreed to nominate such present member of the Cowles Board, or any such other person as designated by the Cowles Board on the date of the Reorganization Agreement after consultation with New McClatchy (or a person mutually acceptable to Cowles and New McClatchy), for election by the holders of New McClatchy Class A Common Stock as a director of New McClatchy. Information about such new member of McClatchy's Board, Elizabeth Ballantine, is set forth below. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

         Elizabeth Ballantine, 49, will become a director of New McClatchy after the Effective Time. Ms. Ballantine has been a director of Cowles since 1993. Ms. Ballantine has been an attorney with Dickstein Shapiro Morin & Oshinsky LLP since November 1993. From August 1990 until November 1993, she worked as a private consultant for international business investments. Ms. Ballantine has also been an Adjunct Professor of History with The George Washington University since August 1991.

         The Reorganization Agreement also provides that the officers of McClatchy immediately prior to the Effective Time will be officers of New McClatchy following the Reorganization until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

REGISTRATION RIGHTS AGREEMENT

         As a condition to Cowles' obligation to effect the Cowles Merger, New McClatchy will execute the Registration Rights Agreement with the Cowles Stockholders (as defined in the Cowles Stockholders Voting Agreement), which will provide that New McClatchy will, subject to certain conditions, register the resale of all or any portion of New McClatchy Class A Common Stock owned by the Cowles Stockholders.

         New McClatchy must use all reasonable efforts to prepare and file with the Commission as of the Closing the registration statement required by such provisions (the "Resale Registration Statement"). Further, New McClatchy shall use all reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof, and to keep the Resale Registration Statement continuously effective under the Securities Act until the earlier of the time at which (i) all registrable securities covered by the Resale Registration Statement have been sold under the Resale Registration Statement, (ii) a subsequent registration statement covering all of the registrable securities has been declared effective under the Securities Act, (iii) holders no longer hold any registrable securities, (iv) with respect to any holder, all registrable securities held by such holder may be sold in compliance with Rule 144 or Rule 145 within any three month period, or (v) two years has elapsed from the Effective Date of the Cowles Merger (the "Effectiveness Period").

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         In registering registrable securities, New McClatchy will make commercially reasonable efforts, which include relevant filings with the Commission, relevant notices and necessary disclosures to requesting parties, and customarily required warranties and representations to underwriters.

         The Cowles Stockholders will pay all underwriting discounts, commissions and transfer taxes related to the registrable securities offered for sale by the Cowles Stockholders. All other fees and expenses in connection with the registration of registrable securities will be borne by New McClatchy. New McClatchy agrees to indemnify the Cowles Stockholders and the prospective underwriters of registrations of registrable securities for liabilities arising out of violations by New McClatchy of applicable laws relating to the registration statement and for material misstatements and omissions, not provided by the Cowles Stockholders, included in the registration statement. Likewise, each Cowles Stockholder agrees to indemnify New McClatchy, all other Cowles Stockholders or any underwriter for liabilities arising out of violations of applicable laws relating to its offer and sale of registrable securities and for material misstatements and omissions made in the registration statement in reliance on information provided to New McClatchy by such Cowles Stockholders.

ACCESS TO INFORMATION

         Subject to confidentiality agreements between the parties, Cowles shall
(a) provide to McClatchy and its representatives reasonable access during normal business hours to Cowles' and its subsidiaries' properties, books, contracts, commitments, personnel and records and (b) furnish promptly to McClatchy (i) a copy of each report, schedule, registration statement and other document filed by Cowles during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as McClatchy may from time to time reasonably request. Similarly, subject to confidentiality agreements between the parties, McClatchy shall (a) provide to Cowles and its representatives reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records and (b) furnish promptly to Cowles (i) a copy of each report, schedule, registration statement and other document filed by McClatchy during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as Cowles may from time to time reasonably request.

PUBLIC ANNOUNCEMENTS

         With respect to any news release or other public announcement or statement relating to the Reorganization Agreement or the transactions contemplated thereby, McClatchy and Cowles have agreed to consult with each other before issuing such announcement or statement, and to provide to the other reasonable opportunity to review and comment on such announcement or statement, and to not issue such announcement or statement prior to such consultation and opportunity (except as otherwise required by applicable law).

INDEMNIFICATION AND INSURANCE

         Pursuant to the Reorganization Agreement, at all times after the Effective Time, New McClatchy and the Cowles Surviving Corporation shall indemnify all present and former directors, officers and employees of Cowles and its subsidiaries to the fullest extent called for by the Cowles Indemnification Provisions (in each case as the Cowles Indemnification Provisions exist immediately before the Effective Time and regardless of whether any of them is subsequently amended, qualified, repealed or otherwise changed). The "Cowles Indemnification Provisions" mean the provisions of the certificate of incorporation, articles of organization and by-laws of Cowles and its subsidiaries which contemplate indemnification of directors, officers and employees of Cowles and its subsidiaries. New McClatchy shall cause to be maintained for a period of not less than six years after the Closing Date, the directors' and officers' liability insurance policy currently maintained by Cowles or, if not available, comparable policies; provided, however, that New McClatchy shall not be obligated to make annual premium payments for such insurance to the extent that premiums exceed 200% of the annual premiums paid as of the date of the Reorganization Agreement by Cowles for such insurance (the "Current Premium"), and if such premiums for such insurance would at any time exceed 200% of Cowles' Current Premium, then New McClatchy shall cause to be maintained policies

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of insurance which provide the maximum coverage available at an annual insurance premium equal to 200% of the Current Premium.

REASONABLE BEST EFFORTS

         Pursuant to the Reorganization Agreement and subject to certain conditions and limitations described therein, McClatchy, Cowles and New McClatchy have agreed to use their reasonable best efforts to consummate the Reorganization as soon as practicable.

CONDITIONS TO THE CONSUMMATION OF THE REORGANIZATION

         The respective obligations of McClatchy and Cowles to effect the Reorganization are subject to the following closing conditions: (i) the Reorganization Agreement and the transactions contemplated thereby shall have been approved by the vote of the holders of outstanding shares of Cowles Voting Common Stock and McClatchy Common Stock; (ii) the shares of New McClatchy Class A Common Stock shall have been approved for listing on the NYSE, subject only to official notice of issuance; (iii) the waiting period (and any extension thereof) applicable to the Reorganization under the HSR Act shall have expired or been terminated; (iv) no temporary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting consummation of the Mergers shall be in effect; (v) the Registration Statement of which this Joint Proxy Statement/Prospectus is a part shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding (initiated or threatened) seeking a stop order; and (vi) McClatchy shall have received all material state securities and "blue sky" permits and approvals necessary to consummate the Mergers.

         McClatchy's obligations to effect the Reorganization are further subject to the following additional conditions: (i) the representations and warranties of Cowles which contain materiality exclusions shall be true and correct in all material respects generally as of November 13, 1997 and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date); (ii) the other representations and warranties of Cowles in the Reorganization Agreement generally shall be true and correct as of November 13, 1997 and as of the Closing Date as though made on and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date), except to the extent the effect of breaches thereof would not have a material adverse effect on Cowles; (iii) Cowles shall have performed in all material respects all of its obligations under the Reorganization Agreement on or prior to the Closing Date; (iv) McClatchy shall have received evidence that Cowles has obtained the consent or approval of third parties whose consents or approvals are required in order to consummate the Reorganization (except for those consents or approvals which would not have a material adverse effect on New McClatchy, McClatchy or Cowles or the ability to effect the Mergers); (v) McClatchy shall have received an opinion of Pillsbury Madison & Sutro LLP, counsel to McClatchy, or, if such firm is unwilling or unable to render such opinion, an opinion of special counsel to Cowles, dated as of the Closing Date, based upon customary representations from McClatchy, Cowles, and certain stockholders of McClatchy, that the McClatchy Merger will qualify as a reorganization within the meaning of section 368(a) of the Code or that the McClatchy Merger, either alone or in connection with Cowles Merger, will qualify as a transaction described in section 351 of the Code.

         The obligations of Cowles to effect the Reorganization are further subject to the following additional conditions: (i) the representations and warranties of McClatchy which contain materiality exclusions shall be true and correct in all material respects generally as of November 13, 1997 and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date); (ii) the other representations and warranties of McClatchy in the Reorganization Agreement and the representations and warranties of New McClatchy in the Reorganization Agreement shall be true and correct generally as of November 13, 1997 and as of the Closing
Date as though made on and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date), except to the extent the effect of breaches thereof would not have a material adverse effect on McClatchy or (taking into account the transactions contemplated thereby) New McClatchy, as the case may be; (iii) each of McClatchy and New McClatchy shall have performed all of its obligations under the Reorganization Agreement required to be performed in any material respect at or prior to the Closing Date; and (iv) Cowles shall have received evidence that McClatchy has obtained the consent or approval of third parties whose

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consents or approvals are required in order to consummate the Reorganization
(except for those consents or approvals which would not have a material adverse effect on New McClatchy, McClatchy or Cowles or the ability to effect the Mergers).

TERMINATION

         The Reorganization Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of McClatchy or Cowles:

         (a) by mutual written consent of McClatchy and Cowles;

         (b) by either McClatchy or Cowles if any court or governmental entity shall have issued an order, decree or ruling permanently enjoining or prohibiting the Reorganization and such order, decree or ruling shall have become final and nonappealable (but only if the party seeking to so terminate shall have used all reasonable efforts to oppose and remove such order, decree or ruling);

         (c) by either McClatchy or Cowles if the Mergers shall not have been consummated on or before May 31, 1998 (other than due to failure of the party seeking termination to perform in all material respects its obligations under the Reorganization Agreement required to be performed at or prior to the Effective Time, or the failure of such party's stockholders to have approved by such date the Reorganization Agreement and the transactions to be submitted to them thereunder for their approval);

         (d) by McClatchy if (i) (A) as of such time of determination, any of the representations and warranties of Cowles in the Reorganization Agreement which contain materiality exclusions shall not be true and correct in all material respects or any of the other representations and warranties of Cowles set forth in the Reorganization Agreement shall not be true and correct, except in the case of such other representations and warranties to the extent the effect of breaches thereof would not have a material adverse effect on Cowles, or (B) Cowles or the Cowles Stockholders shall have failed to perform in any material respect any material obligation under the Reorganization Agreement or the Cowles Stockholders Voting Agreement and, in the case of (A), such untruth or incorrectness cannot be or has not been cured within 30 days after the giving of written notice to Cowles, and, in the case of (B), such failure cannot be or has not been cured within 15 days after the giving of written notice to Cowles or the Cowles Stockholders, as appropriate; or (ii) at the time of the Cowles Special Meeting the holders of more than 10% of the outstanding shares of Cowles Common Stock have submitted valid written demands for appraisal of their respective shares pursuant to Section 262 of the DGCL which demands have not been withdrawn at the time of the Cowles Special Meeting; or

         (e) by Cowles, if (i) as of such time of determination, any of the representations and warranties of McClatchy in the Reorganization Agreement which contain materiality exclusions shall not be true and correct in all material respects or any of the other representations or warranties of McClatchy or the representations and warranties of New McClatchy set forth in the Reorganization Agreement shall not be true and correct, except in the case of such other representations and warranties to the extent the effect of breaches thereof would not have a material adverse effect on McClatchy or (taking into account the transaction contemplated thereby) New McClatchy, as the case may be, or (ii) McClatchy, New McClatchy or either Merger Sub or, with respect to the McClatchy Stockholders Voting Agreement, the McClatchy Stockholders, shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of McClatchy, New McClatchy or either Merger Sub or, with respect to the McClatchy Stockholders Voting Agreement, the stockholders of McClatchy, to be performed or complied with by it under the Reorganization Agreement or the McClatchy Stockholders Voting Agreement and, in the case of (i), such untruth or incorrectness cannot be or has not been cured within 30 days after the giving of written notice to McClatchy, and, in the case of (ii), such failure cannot be or has not been cured within 15 days after the giving of written notice to McClatchy, or the McClatchy Stockholders, as appropriate.

AMENDMENT; EXTENSION; WAIVER

         The Reorganization Agreement may be amended by the parties at any time before or after obtaining approval of the Reorganization Agreement and the Mergers by the stockholders of McClatchy or Cowles. At any time prior to the Effective Time any party may (i) extend the time for the performance of any of the obligations or other acts of the other parties of the Reorganization Agreement, (ii) waive any inaccuracies in the representations and warranties made by the other party contained in the Reorganization Agreement or in any document delivered pursuant thereto and (iii) waive compliance with any of the agreements or conditions contained in the Reorganization Agreement.

FEES AND EXPENSES

         Cowles has agreed to pay to McClatchy a termination fee of $45 million upon occurrence of any termination of the Reorganization Agreement by McClatchy for reasons described in clause (c) under "--Termination," as a result of the failure of Cowles to obtain the approval of its stockholders, or for reasons described in clause (d)(i) under "--Termination," as a result of the failure of the Cowles Stockholders to comply with the Cowles Stockholders Voting Agreement. Similarly, McClatchy has agreed to pay to Cowles a termination fee of $45 million upon occurrence of any termination of the Reorganization Agreement by Cowles for reasons described in clause (c) under "--Termination," as a result of the failure of McClatchy to obtain the approval of its stockholders, or for reasons described in clause (e) under "--Termination," as a result of failure by the McClatchy Stockholders to comply with the McClatchy Stockholders Voting Agreement.

         Except as otherwise provided above, all fees and expenses incurred in connection with the Reorganization Agreement and the Mergers shall be paid by the party incurring such expenses, whether or not the Reorganization is consummated, except that McClatchy and Cowles shall share equally all fees and expenses, other than attorneys' fees and accountants' fees, incurred in connection with the printing and filing of this Joint Proxy
Statement/Prospectus.


         CERTAIN PROVISIONS OF THE COWLES STOCKHOLDERS VOTING AGREEMENT

         The following summary describes the material provisions of the Cowles Stockholders Voting Agreement between the trustees (the "Cowles Voting Trustees") and certain certificateholders (the "Cowles Certificateholders") of Cowles on the one hand, and McClatchy, on the other hand, a copy of which is attached as Annex C to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Cowles Stockholders Voting Agreement.

         VOTING ARRANGEMENTS. Pursuant to the Cowles Stockholders Voting Agreement, the Cowles Certificateholders, severally and not jointly, have agreed to call a meeting of the Cowles Certificateholders to vote upon the Cowles Merger and the Reorganization Agreement, and at such meeting or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Cowles Merger and the Reorganization Agreement is sought, each Cowles Certificateholder shall vote the number of Cowles Voting Common Stock he or she is the beneficial owner of (the "Cowles Certificateholders Shares") in favor of the Cowles Proposal. The Cowles Certificateholders have waived any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware to which they may be entitled as a result of the Cowles Merger or the other transactions contemplated by the Reorganization Agreement.

         Pursuant to the Cowles Stockholders Voting Agreement, the Cowles Voting Trustees, severally and jointly, have agreed that at any meeting of the Cowles stockholders called to vote upon the Cowles Merger and the Reorganization Agreement or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Cowles Merger and the Reorganization Agreement is sought, each Cowles Voting Trustee shall vote the number of Cowles Voting Common Stock he or she is the record owner of and possess legal title to and the sole right to vote (the "Cowles Voting Trust Shares") (i) in favor of the Cowles Merger, the adoption by Cowles of the Reorganization Agreement and the approval of the terms thereof and (ii) against
(A) any
merger agreement or merger (other than the Reorganization Agreement and the Cowles Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or involving Cowles (each an "Alternative Proposal") or (B) any amendment of Cowles' certificate of incorporation or by-laws or other proposal or transaction involving Cowles or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, delay or nullify the Cowles Merger, the Reorganization Agreement or any of the other transactions contemplated by the Reorganization Agreement or change in any manner the voting rights of any class of capital stock of Cowles. The Voting Trustees further agreed not to take any action inconsistent with the foregoing.

         TRANSFER RESTRICTIONS. Under the Cowles Stockholders Voting Agreement, the Cowles Voting Trustees and the Cowles Certificateholders have agreed not to
(i) transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the subject shares to any person, other than pursuant to the terms of the Cowles Merger or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Alternative Proposal.

         NO SOLICITATION. During the term of the Cowles Stockholders Voting Agreement, the Cowles Voting Trustees and the Cowles Certificateholders shall not, nor shall they permit any of their affiliates or any director, officer, employee, investment banker, attorney or other adviser or representative of any of the foregoing to (i) directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Alternative Proposal or (ii) directly or indirectly, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal.

         ASSISTANCE. Until the Cowles Merger is consummated or the Reorganization Agreement is terminated other than pursuant to section (c) or (d) under "THE REORGANIZATION AGREEMENT--Termination," as a result of the failure to obtain Cowles Stockholder Approval, the Cowles Voting Trustees and the Cowles Certificateholders shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Cowles Merger and the other transactions contemplated by the Reorganization Agreement.

         TREATMENT OF CERTAIN CERTIFICATEHOLDER PROFITS. In the event that the Reorganization Agreement shall have been terminated pursuant to section (c) or
(d) under "THE REORGANIZATION AGREEMENT--Termination" above as a result of the failure to obtain Cowles Stockholder Approval at a meeting of the stockholders of Cowles called for the purpose of obtaining such approval, each Cowles Certificateholder which failed to comply with its voting obligations under the Cowles Stockholders Voting Agreement shall pay to McClatchy on demand an amount equal to all profit (determined in accordance with the Cowles Stockholders Voting Agreement) of such Cowles Certificateholder from the consummation of any Alternative Proposal (an "Alternative Transaction") within 18 months of such termination.

         GRANT OF IRREVOCABLE PROXY. Under the Cowles Stockholders Voting Agreement, the Cowles Voting Trustees revoked all previous proxies with respect to Cowles Voting Trust Shares. Following the receipt of the vote of the Cowles Certificateholders for the Cowles Merger, upon McClatchy's or New McClatchy's request, each Cowles Voting Trustee has agreed to irrevocably grant to, and appoint, McClatchy and New McClatchy, and each of them, and any person who may hereafter be designated by McClatchy or New McClatchy as permitted under applicable law, and each of them individually, the Cowles Voting Trustee's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Cowles Voting Trustee, to vote the Cowles Voting Trust Shares, or grant a consent or approval in respect of such Cowles Voting Trust Shares, in favor of or against, as the case may be, the Cowles Merger and Alternative Proposals, and to execute and deliver an appropriate instrument irrevocably granting such proxy. The proxy terminates upon any termination of the Cowles Stockholders Voting Agreement in accordance with its terms.

         AFFILIATE LETTER; TAX CERTIFICATES. Each Cowles Voting Trustee and Cowles Certificateholder, to the extent an affiliate of Cowles, shall execute and deliver an Affiliate Letter contemplated by the Reorganization Agreement and such tax certificates as may reasonably be requested by Cowles in connection with the rendering of the tax opinions contemplated by the Reorganization Agreement.

         TERMINATION. The Cowles Stockholders Voting Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Reorganization Agreement pursuant to its terms or (b) the Effective Time of the Cowles Merger; provided, however, that unless (i) Cowles is in material breach of its material obligations under the Reorganization Agreement, (ii) any Cowles Voting Trustee or Cowles Certificateholder is in material breach of its material obligations under the Cowles Stockholders Voting Agreement, or (iii) a meeting of the Cowles Stockholders (or any adjournment thereof) has been held to consider the Cowles Merger and the other transactions contemplated by the Reorganization Agreement and the requisite approval of the stockholders of Cowles was not obtained, the Cowles Stockholders Voting Agreement shall terminate at the time the Reorganization Agreement is terminated pursuant to its terms. Notwithstanding the foregoing, the Cowles Stockholders Voting Agreement shall (if operative in accordance with its terms) survive the termination of the Reorganization Agreement for the period of time specified therein.


        CERTAIN PROVISIONS OF THE MCCLATCHY STOCKHOLDERS VOTING AGREEMENT

         The following summary describes the material provisions of the McClatchy Stockholders Voting Agreement, a copy of which is attached as Annex B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the McClatchy Stockholders Voting Agreement.

         Pursuant to the McClatchy Stockholders Voting Agreement, certain McClatchy Class B Common Stockholders have severally agreed to vote their shares of McClatchy Class B Common Stock (the "Subject Shares") at any meeting of stockholders of McClatchy called to vote upon the McClatchy Merger and the Reorganization Agreement (or in any other circumstances upon which a vote, consent or other approval, including a written consent, with respect to the McClatchy Merger and the Reorganization Agreement is sought) in favor of the McClatchy Proposal. Each signatory to the McClatchy Stockholder Voting Agreement has agreed to waive any appraisal rights granted pursuant to Section 262 to which it may otherwise be entitled as a result of the McClatchy Merger or the other transactions contemplated by the Reorganization Agreement.

         The McClatchy Stockholders Voting Agreement will expire on the earlier of the 18 month anniversary of the termination of the Reorganization Agreement or the Effective Time.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF COWLES

         The following table sets forth, as of February 16, 1998, each person known to Cowles to own beneficially more than 5% of the Cowles Voting Common Stock. Except as otherwise indicated and subject to community property laws where applicable, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals and entities. Information with respect to stock ownership of directors and certain executive officers of Cowles is set forth following the table below.

                                                                       Number of Voting
                                                                     Shares and Nature of         Percent of Voting
Name Of Beneficial Owner                                             Beneficial Ownership        Shares Outstanding
------------------------                                             --------------------        ------------------

Elizabeth Ballantine(1),(2)...................................           2,164,836(3)                  56.42%
Elizabeth Bullitt(1),(2)......................................           2,164,404(4)                  56.41
John Cowles III(1),(2)........................................           2,163,258(5)                  56.38
Russell Cowles II(1),(2)......................................           2,283,552(6)                  59.51
Joe Scofield(1)...............................................           2,163,186(7)                  56.38
     5333 County Road 100
     Carbondale, CO 81623
Post-Newsweek Stations, Michigan, Inc.........................             881,532                     22.97
     3 Constitution Plaza
     Hartford, CT 06103

-----------

(1) Elizabeth Ballantine, Elizabeth Bullitt, John Cowles III, Russell Cowles II and Joe Scofield are Voting Trustees under a Voting Trust Agreement dated as of October 30, 1996 (the "Voting Trust"), and have shared voting power with respect to the shares of Cowles Voting Common Stock deposited in the Voting Trust. Each of Elizabeth Ballantine, Elizabeth Bullitt and John Cowles III is also a director of Cowles. The Voting Trustees may not, except upon obtaining the affirmative approval of holders of voting trust certificates representing at least two-thirds of the shares of Cowles Voting Common Stock deposited in the Voting Trust, vote in favor of or consent to any action involving matters of merger, liquidation, or transfer of substantially all of the assets of Cowles. The term of the Voting Trust continues until October 29, 2010, subject to earlier termination by the holders of voting trust certificates or by the Voting Trustees.
(2) The mailing address of this person is c/o Sherburne & Coughlin, Ltd., 708 South Third Street, #510, Minneapolis, MN 55415.
(3) This amount includes 2,163,186 shares held in the Voting Trust (of which 29,214 were deposited by Ms. Ballantine, 3,336 were deposited by trusts of which she is a trustee and 1,800 were deposited by her husband).
(4) This amount includes 2,163,186 shares held in the Voting Trust (of which 98,286 were deposited by Ms. Bullitt, 28,200 were deposited by trusts of which she is a trustee and 600 were deposited by her husband) and 1,200 held in trusts of which Ms. Bullitt is a trustee having shared voting power and shared investment power.
(5) This amount includes 2,163,186 shares held in the Voting Trust (of which 23,172 were deposited by John Cowles III, 765,372 were deposited by trusts of which he is a trustee and 600 were deposited by his wife).
(6) This amount includes 2,163,186 shares held in the Voting Trust (of which 277,472 shares were deposited by trusts of which Mr. Cowles is a trustee) plus 210 shares held personally by him and 119,160 shares held in trusts of which he is a trustee having shared voting power and shared investment power.
(7) This amount includes 2,163,186 shares held in the Voting Trust (of which 510 shares were deposited by Mr. Scofield).

        The following table sets forth, as of February 16, 1998, the number of shares of Cowles Voting Common Stock and Cowles Non-voting Common Stock beneficially owned by the directors, the chief executive officer and the four most highly compensated executive officers of Cowles and all directors and officers of Cowles as a group. Except as otherwise indicated and subject to community property laws where applicable, each person has sole investment and voting power with respect to the shares shown.

                                                  Number Of Shares And Nature Of
                                                       Beneficial Ownership              Percent Of Shares Outstanding
                                               -----------------------------------    ----------------------------------
Name Of Beneficial Owner                           Voting             Non-voin           Voting            Non-voting
--------------------------------------------   -----------------------------------    ----------------------------------

Elizabeth Ballantine1.......................    2,164,836(2)          326,018(3)          56.42%               3.24%
Elizabeth Bullitt1..........................    2,164,404(4)          106,470(5)          56.41                1.06
John Cowles III1............................    2,163,258(6)          451,158(7)          56.38                4.48
David C. Cox................................       37,775(8)          171,295(9)            *                  1.70
William A. Hodder...........................           --                 500               *                  *
Joel R. Kramer..............................       18,901(10)          77,266(11)           *                  *
K. Prescott Low.............................           --                  --               *                  *
Franklin J. Parisi..........................           --               7,552(12)           *                  *
James N. Rosse..............................           --               2,000               *                  *
Terry T. Saario.............................           --                 210               *                  *
Pamela J. Sveinson..........................        2,185               9,358               *                  *
James J. Viera..............................        6,211(13)          32,730(14)           *                  *
Herbert P. Wilkins, Sr......................           --                  --               *                  *
Director and officers as a group
     (16 individuals).......................    2,233,965(15)       1,201,525(16)         58.22               11.86

-----------

*       Less than 1%.

(1) Elizabeth Ballantine, Elizabeth Bullitt, John Cowles III, Russell Cowles II and Joe Scofield are Voting Trustees under a Voting Trust Agreement dated as of October 30, 1996 (the "Voting Trust"), and have shared voting power with respect to the shares of Cowles Voting Common Stock deposited in the Voting Trust. Each of Elizabeth Ballantine, Elizabeth Bullitt and John Cowles III is also a director of Cowles. The Voting Trustees may not, except upon obtaining the affirmative approval of holders of voting trust certificates representing at least two-thirds of the shares of Cowles Voting Common Stock deposited in the Voting Trust, vote in favor of or consent to any action involving matters of merger, liquidation, or transfer of substantially all of the assets of Cowles. The term of the Voting Trust continues until October 29, 2010, subject to earlier termination by the holders of voting trust certificates or by the Voting Trustees.
(2) This amount includes 2,163,186 shares held in the Voting Trust (of which 29,214 were deposited by Ms. Ballantine and 3,336 were deposited by trusts of which she is a trustee).
(3) This amount includes 175,504 shares held in various trusts of which Ms. Ballantine is a trustee having shared investment power, 13,684 shares held by her minor children and 36,162 held by her husband directly or as trustee for minor children.
(4) This amount includes 2,163,186 shares held in the Voting Trust (of which 98,286 were deposited by Ms. Bullitt, 28,200 were deposited by trusts of which she is a trustee and 600 were deposited by her husband) and 1,200 held in trusts of which Ms. Bullitt is a trustee having shared voting power and shared investment power.

(5) This amount includes 7,332 shares held in various trusts of which Ms. Bullitt is a trustee having shared investment power and 1,290 shares held by her husband.
(6) This amount includes 2,163,186 shares held in the Voting Trust (of which 23,172 were deposited by Mr. Cowles, 765,372 were deposited by trusts of which he is a trustee and 600 were deposited by his wife).
(7) This amount includes 391,976 shares held in various trusts of which Mr. Cowles is a trustee having shared investment power and 9,396 shares held by his wife.
(8) This amount includes 31,127 shares held in various trusts of which Mr. Cox is a trustee having shared voting power and shared investment power.

                                      -77-


(9) This amount includes 32,907 shares held in various trusts of which Mr. Cox is a trustee having shared investment power and 13,200 shares held in a charitable foundation of which Mr. Cox is a director having shared investment power.
(10)    This amount includes 15,854 shares held by his wife.
(11)    This amount includes 41,142 shares held by his wife.
(12)    This amount includes 3,932 shares held by his wife.
(13)    This amount includes 1,320 shares held by his wife.
(14)    This amount includes 12,480 shares held by his wife.
(15) This amount includes 2,163,138 shares held in the Voting Trust (of which Elizabeth Ballantine, Elizabeth Bullitt and John Cowles III are trustees having shared voting power).
(16) This amount includes the following number of shares that the named individual or group may purchase under options granted by Cowles: Mr. Cox, 59,701 (all of which are subject to repurchase by Cowles at the exercise price if he voluntarily terminates employment under certain circumstances within one year after exercise); Mr. Parisi, 3,420 (of which all are subject to repurchase); and directors and officers as a group, 65,438.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
                        AND FINANCIAL CONDITION OF COWLES

RECENT EVENTS

        Net earnings for Cowles for the third quarter ended December 27, 1997 were $12.4 million, compared to $9.3 million for the same period of 1996. Earnings per share were $0.87 in the third quarter ended December 27, 1997, up from $0.67 for the same period of 1996. The increase in net earnings reflects strong marketer revenue growth and positive effects of a recent acquisition at STAR TRIBUNE, improved earnings at CEM from initiatives and acquisitions, and a positive tax settlement. Net earnings were partially offset by a cash bonus paid directly to all employees in lieu of an annual stock contribution made in prior years to the Employee Stock Plan, and charges related to the pending Reorganization. CBM net earnings decreased from the prior period primarily due to the timing of a trade show. CCP net earnings also decreased due to the continued decline in the continuity book business.

        Net earnings for Cowles for the nine months ended December 27, 1997 were $34.0 million, compared to $22.6 million for the same period of 1996. Earnings per share were $2.41 in the nine months ended December 27, 1997, up from $1.63 in the nine months ended December 28, 1996. The increase in net earnings reflects strong marketer revenue growth and lower newsprint prices at STAR TRIBUNE, and improved earnings performance at CBM and CEM.

SIX MONTHS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996

        OVERVIEW. Net earnings of Cowles for the six months ended September 27, 1997 were $21.6 million, compared with $13.4 million for the same period of 1996. Earnings per share were $1.53 in the six months ended September 27, 1997, up from $0.96 in the six months ended September 28, 1996. The increase in net earnings reflects strong marketer revenue growth and lower newsprint prices at STAR TRIBUNE, improved earnings growth at CBM and CEM, and lower charitable contributions.

        OPERATING REVENUE. Operating revenue for the six months ended September 27, 1997 was $260.4 million, up from $252.6 million, or 3% over the same period of 1996.

        STAR TRIBUNE consolidated revenue in the six months ended September 27, 1997 grew 7% over the same period of 1996 due to a 7% increase in existing marketer revenue, a 67% increase in new business marketer revenue, and a 1% growth in reader revenue.

        Newspaper marketer revenue is categorized into three primary advertising categories: display ROP (run of press), classified and preprinted supplement. Display ROP advertising is advertising other than classified advertising which is printed on STAR TRIBUNE presses and appears within the body of the newspaper. Display ROP revenue grew 2% in the six months ended September 27, 1997 of which more than 1% was due to volume growth and less than 1% was due to rate increases. Classified advertising revenue grew 11%, of which 10% was an increase in employment advertising due to gains in volume and price. Preprinted supplement revenue increased 1%.

        STAR TRIBUNE reader revenue grew 1% in for the six months ended September 27, 1997. The daily metro edition single copy prices were raised to 50 cents in September of 1996, the first increase since 1986. Net paid circulation at September 1997 was 387,400 daily and 668,500 Sunday, compared with 393,700 daily and 678,000 Sunday at September 1996. While circulation declined slightly, the STAR TRIBUNE has retained its position as number 12 in the top 25 Sunday newspapers nationwide and ranks number 16 in the metropolitan daily newspaper group.

        STAR TRIBUNE had significant contributions from investments in new businesses during the six months ended September 27, 1997. New business revenues increased 67% over the same period in 1996, primarily due to a 34% increase in revenue at Alternate Delivery Extra Distribution Company (ADX), which distributes a total market coverage product as well as product samples in the Twin Cities. Additional increases came from Metro Marketing, a direct mailer that was acquired in August 1997. Revenue from electronic products and services increased 156% over the same period in 1996. The STAR TRIBUNE also saw increased usage of STAR TRIBUNE Online and

WorkAvenue.com, a web based employment service, and the launch of FreeTime.com digital initiatives during the six months ended September 27, 1997. Revenue from other printed products increased 55% compared to the same period in 1996.

        Operating revenues for the six months ended September 27, 1997 for CEM, CBM and CCP were slightly lower than the same period last year, reflecting increased revenue at CEM and CBM due to magazine acquisitions of Climbing, Kitplanes, American Demographics, and Circulation Management, offset by the divestitures of Walking Magazine, Inside Media, Weissmann Travel, and several business conferences. As referred to above, the Company discontinued or divested several CEM and CBM properties which lacked a strong strategic fit with ongoing operations. CEM revenue increased 1%; excluding recent acquisitions and divestitures, revenue would have increased 8%. CBM revenue decreased 3%. Excluding recent acquisitions and divestitures, CBM revenue would have decreased 9%. CCP's lower revenues were offset slightly by the acquisition of NorthWord Publishing, Inc., a producer of nature-related materials.

        OPERATING EXPENSES. Operating expenses (other than depreciation and amortization) decreased 4% in the six months ended September 27, 1997 compared to the same period in 1996. For STAR TRIBUNE, the largest operating expense items are labor and benefits (approximately one-half of total operating expenses) and newsprint (18% of total operating expenses). STAR TRIBUNE total operating expenses increased 2% in the six months ended September 27, 1997. Labor increased 5% primarily due to labor rate increases and increased sales incentives. Newsprint expense was down 13% primarily due to decreased price. A portion of the savings in newsprint expense was used to fund investments in strategic initiatives including new digital capabilities and the acquisition of Metro Marketing, a direct mailer.

        Operating expenses for CEM, CBM and CCP decreased 12% in the six months ended September 27, 1997 compared to the same period in 1996 as acquisition and start-up costs were offset by reduced expense due to divestitures and discontinued operations. Operating expenses for CEM decreased 7%, primarily as a result of divestitures and discontinued properties, partially offset by increased start-up costs and acquisitions. Operating expenses for CBM decreased 17%, which decrease was primarily related to divested conferences. CCP operating expenses decreased 15% in line with a planned year to year decline in sales.

        DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased 4% in the six months ended September 27, 1997 compared to the same period in 1996 to $11.5 million. The increase was due mainly to higher depreciation at the STAR TRIBUNE.

        OPERATING EARNINGS. Operating earnings were $39.3 million in the six months ended September 27, 1997 compared to $22.6 million in the same period in 1996. The 74% increase reflects the 3% increase in operating revenues and the 4% decrease in operating expenses discussed above, which were offset partially by the increase in depreciation and amortization.

        INTEREST EXPENSE. Interest expense (net of investment income) decreased $0.5 million in the six months ended September 27, 1997 compared to the same period in 1996 mainly due to debt refinancing in late fiscal year 1996 and again in late fiscal year 1997, resulting in lower interest rates.

        OTHER NON-OPERATING INCOME. Other non-operating income (net of expense) decreased $3.2 million in the six months ended September 27, 1997 compared to the same period in 1996, primarily due to the absence of real estate transactions in 1997.

        INCOME TAX EXPENSE. Income tax expense increased $5.8 million in the six months ended September 27, 1997 compared to the same period in 1996, mainly a result of higher earnings. The effective income tax rate as a percent of earnings before income taxes was 41.0% and 40.9% for the six months ended September 27, 1997 and September 28, 1996, respectively.

        LIQUIDITY AND CAPITAL RESOURCES. Cash and cash equivalents as of September 27, 1997 and September 28, 1996 were $3.4 million and $3.3 million, respectively. Cash generated by operating activities in the six months ended September 27, 1997 totaled $23.4 million (after payment of interest and income taxes). The cash generated by operating activities and proceeds from disposal of properties funded $10.8 million of acquisition expenditures, $8.0 million of capital spending, as well as debt principal payments and dividends. Stockholders' equity increased from $70.7 million as of September 28, 1996 to $100.0 million as of September 27, 1997.

        As of September 27, 1997, $65 million remained unused on our credit agreements to provide working capital and meet other capital requirements. Management believes that cash generated from its operations and the availability of funds from external sources should be adequate to cover planned capital expenditures, dividend payments, scheduled debt principal payments and other cash requirements in the remainder of the fiscal year. Dividends increased to $0.34 per share for the six months ended September 27, 1997 compared to $0.32 per share for the same period in 1996.

        QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                 First                            Second
                                     ----------------------------      ----------------------------
                                     Fiscal Year      Fiscal Year      Fiscal Year      Fiscal Year
                                        1998             1997             1998            1997
                                     -----------      -----------      -----------      -----------
                                                (In thousands, except per share amounts)

Results of operations:
       Operating revenue..........   $   127,883      $   126,288      $   132,536     $   126,305
       Operating earnings.........        20,006            9,073           19,298          13,560
       Net earnings...............        10,922            6,238           10,696           7,112
Earnings per share................   $      0.79      $      0.45      $      0.74     $      0.51

FISCAL YEARS 1997, 1996 AND 1995

        OVERVIEW. Net earnings of Cowles for fiscal 1997 were $29.5 million, compared with $24.4 million in fiscal 1996 and $22.5 million in fiscal 1995. Earnings per share were $2.13 in fiscal 1997, up from $1.76 in fiscal 1996 and $1.61 in fiscal 1995. The increase in net earnings from fiscal 1996 to fiscal 1997 reflected strong revenue growth and lower newsprint prices at STAR TRIBUNE and a decrease in depreciation and amortization expense. Earnings growth at STAR TRIBUNE more than offset lower earnings at CCP, higher charitable contributions, investments in strategic business initiatives and reengineering charges at CEM, CBM and CCP.

        Net earnings increased 9% in fiscal 1996 from fiscal 1995. STAR TRIBUNE net earnings increased 6%, reflecting an 8% increase in revenue, partially offset by a 38% increase in newsprint expense. Combined operating revenues of the Non-newspaper Subs increased 14%; however, net losses of the Non-newspaper Subs increased to $2.7 million in fiscal 1996 from $1.3 million in fiscal 1995, due primarily to a writedown of $1.5 million of intangible assets related to a magazine title. The increase in Cowles net earnings in fiscal 1996 included an increase of $1.1 million in gains from sales of real estate, offset by a decrease of $1.6 million in revenue from a non-compete covenant related to the sale of the GREAT FALLS (Mont.) TRIBUNE in 1990.

        OPERATING REVENUE. Operating revenue for fiscal 1997 was $517.1 million, up 5% over revenue of $492.6 million in fiscal 1996 and $449.7 million in fiscal 1995. STAR TRIBUNE consolidated revenue grew 7% in fiscal 1997 over fiscal 1996 as a result of a 10% increase in advertising revenue and a 1% increase in circulation revenue. STAR TRIBUNE fiscal 1996 revenue increased 8% over fiscal 1995 as a result of a 9% increase in advertising revenue and a 5% increase in circulation revenue. In fiscal 1997, newspaper display advertising revenue increased $6.7 million, or 5%, and classified advertising revenue increased $12.3 million, or 11%, resulting in an overall increase in "core" newspaper revenue of $21.1 million, or 7%. Pre-printed supplement advertising revenue increased 1%. The largest increase in classified advertising revenue was in employment advertising (a 15% increase over fiscal 1996 resulting from increased volume and price). In fiscal 1996, newspaper display advertising increased $2.6 million, or 2%, and classified advertising revenue increased $13.4 million, or 14%, resulting in an overall increase in "core" newspaper revenue of $18.2 million, or 6%.

        STAR TRIBUNE circulation revenue grew 1% in fiscal 1997 over fiscal 1996 and grew 5% in fiscal 1996 over fiscal 1995. The daily metro edition single-copy price was raised to $.50 in September, 1996, the first increase since 1986. Net paid circulation at the end of fiscal 1997 was 387,300 daily and 673,000 Sunday, compared with 388,120 daily and 682,318 Sunday at the end of fiscal 1996. While circulation declined slightly, the STAR TRIBUNE retained its position as 12th in the largest 25 Sunday newspapers nationwide and it rose from 18th to 16th among metropolitan daily newspapers.

        In fiscal 1997, STAR TRIBUNE had significant contributions from investments in new businesses. New-business revenues increased 30% over fiscal 1996, including a $2.0 million revenue increase for ADX and increased 107% in fiscal 1996 over fiscal 1995. Revenue from electronic products and services increased 26% over fiscal 1996. Fiscal 1997 also included increased use of STAR TRIBUNE Online, the launch of WorkAvenue.com (a web-based employment service) and other digital initiatives. Revenue from other printed products increased by $0.7 million in fiscal 1997, reflecting increased development and promotional spending.

        Operating revenues for CEM, CBM and CCP were largely unchanged from fiscal 1996, reflecting increased revenue at CEM and CBM (offset by the sale of MOBILE OFFICE magazine in early fiscal 1997) and slightly lower revenue at CCP. In fiscal 1997, Cowles sold or discontinued several CEM and CBM properties which lacked a strong strategic fit with ongoing operations, including WALKING magazine at CEM at the end of fiscal 1997. CEM revenue increased by 4% over fiscal 1996 and, excluding recent acquisitions and divestitures, revenue would have increased 7%. This performance reflects strong increases for VEGETARIAN TIMES, DOLL READER, and HORSE & RIDER magazines. CEM's fiscal 1996 revenue reflects a 10% increase over fiscal 1995. CBM revenue increased 1% in fiscal 1997 over 1996. Excluding the sale of MOBILE OFFICE, INSIDE MEDIA and Weissmann Travel Reports, as well as discontinued businesses, CBM revenue would have increased 9%. CBM's fiscal 1996 revenue reflects a 13% increase over fiscal 1995. CCP revenue for fiscal 1997 decreased by $1.7 million, or 4% from fiscal 1996, reflecting lower revenues due to reduced direct-mail solicitations in fiscal 1996. CCP's fiscal 1996 revenue reflects a 20% increase over fiscal 1995 due to the transfer of a book and products division from CEM.

        OPERATING EXPENSES. Operating expenses (other than depreciation and amortization) increased 4% in fiscal 1997. STAR TRIBUNE operating expenses (approximately half of which are labor and benefits costs) increased 5%, although newsprint expense (approximately 20% of total operating expenses) was down 14% from fiscal 1996 due to decreased price and volume. A portion of the savings in newsprint expense was used to fund investments in strategic initiatives, including new digital capabilities and a campaign to develop and promote the STAR TRIBUNE brand.

        Operating expenses for CEM, CBM and CCP increased 2% in fiscal 1997. Operating expenses for CEM increased 4%, due principally to increased investments in new business initiatives (including database marketing and the start-up of a new affinity buying club for history enthusiasts, the National Historical Society). Operating expenses for CBM increased 1%, with increases at established businesses offset by divested or discontinued properties. CCP operating expenses were down 1%. In fiscal 1996, operating expenses for these units increased 14% over fiscal 1995. Excluding recent acquisitions, the increase would have been 9%.

        DEPRECIATION AND AMORTIZATION. In fiscal 1997, depreciation and amortization decreased by 9% from fiscal 1996, due mainly to lower depreciation at STAR TRIBUNE (related to fully depreciated assets at the Heritage Center production facility) and lower amortization expense at CBM (related to an intangible asset write-down for a discontinued trade show). In fiscal 1996, depreciation and amortization increased 13% from fiscal 1995, due mainly to increased intangible asset amortization (from acquisitions) and additional depreciation (from the newly refurbished STAR TRIBUNE offices).

        OPERATING EARNINGS. Operating earnings were $54.4 million in fiscal 1997, compared with $45.2 million in fiscal 1996, a 20% increase reflecting higher growth in revenues than in operating expense and decreased amortization and depreciation expense. Operating earnings in fiscal 1996 were $45.2 million compared to $42.7 million in fiscal 1995, a 6% increase. In 1996, revenue growth outpaced the increase in operating expenses, but this increase was offset partially by higher amortization and depreciation expense.

        INTEREST EXPENSE. Interest expense (net of investment income) decreased $0.7 million in fiscal 1997 over fiscal 1996, due mainly to debt refinancing and lower interest rates. Interest expense did not change materially in fiscal 1996 from fiscal 1995.

        OTHER NON-OPERATING INCOME. Other non-operating income (net of expense) increased $1.8 million in fiscal 1997 over fiscal 1996 as a result of sales of publications by CEM and CBM, and increased income from sales of real estate. In fiscal 1996, other non-operating income (net of expense) decreased $0.6 million from fiscal 1995, as a result of reduced income from non-compete agreements, partially offset by increased gains from sales of real estate.

        INCOME TAX EXPENSE. Income tax expense increased $6.7 million in fiscal 1997 over fiscal 1996, mainly as a result of higher earnings and additional taxes from sales of assets. Income tax expense did not change materially in fiscal 1996 over fiscal 1995. The effective income tax rate as a percentage of earnings before income taxes was 44.7%, 41.2% and 43.3% for fiscal 1997, fiscal 1996 and fiscal 1995, respectively. During fiscal 1996, approximately $900,000 of tax benefits were recognized as a result of tax credits and differences between book and tax basis of assets contributed to the Cowles Media Foundation.

        LIQUIDITY AND CAPITAL RESOURCES. Cash and cash equivalents at the end of fiscal 1997 and 1996 were $5.9 million and $0.7 million, respectively. Cash generated by operating activities in fiscal 1997 was $46.0 million (after payment of interest and income taxes) and, together with proceeds from sales of businesses, was used to fund $9.4 million of acquisition expenditures, $17.9 million of capital spending, plus debt principal payments and dividends. Cash generated by operating activities in fiscal 1996 was $32.0 million and, together with existing cash reserves and $6.0 million of net short-term borrowings, funded $6.4 million of acquisition expenditures, $16.1 million of capital spending (including $4.9 million for refurbishing the STAR TRIBUNE offices), plus debt principal payments and dividends.

        During fiscal 1997, stockholders' equity increased to $79.8 million, from $63.1 million in fiscal 1996 and $48.5 million in fiscal 1995.

        As of March 29, 1997, $65 million remained available under Cowles' credit agreements to provide working capital and meet other capital requirements. Management believes that cash generated from operations and the availability of funds from external sources will be adequate to cover planned capital expenditures of approximately $25 million, dividend payments of approximately $10 million, scheduled debt principal payments of approximately $8 million and other cash requirements in fiscal 1998. Dividends were increased from $.60 per share in fiscal 1996 to $.64 per share in fiscal 1997.

        QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                          Fiscal Quarter
                              ------------------------------------------------------------------------------------------------------
                                        First                    Second                     Third                    Fourth
                              ------------------------  ------------------------  ------------------------  ------------------------
                                 1997         1996         1997         1996         1997         1996         1997         1996
                              -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                             (In thousands, except per share amounts)

Results of operations:
 Operating revenue..........  $   126,288  $   120,375  $   126,305  $   122,868  $   134,766  $   125,004  $   129,710  $   124,388
 Operating earnings.........        9,073       10,170       13,560       10,397       20,130       12,834       11,602       11,757
 Net earnings...............        6,238        5,948        7,112        4,800        9,264        5,798        6,878        7,881
Earnings per share..........  $      0.45  $      0.43  $      0.51  $      0.34  $      0.67  $      0.42  $      0.50  $      0.57


                       COMPARISON OF STOCKHOLDERS' RIGHTS

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW MCCLATCHY AND MCCLATCHY

        New McClatchy and McClatchy are both organized under the laws of the State of Delaware. The New McClatchy Certificate of Incorporation and the New McClatchy By-laws are substantially similar to the McClatchy Certificate of Incorporation and McClatchy By-laws, respectively.

COMPARISON OF STOCKHOLDERS' RIGHTS WITH RESPECT TO NEW MCCLATCHY CLASS A COMMON STOCK AND COWLES COMMON STOCK

        New McClatchy and Cowles are both organized under the laws of the State of Delaware. Any differences, therefore, in the rights of holders of New McClatchy Common Stock and Cowles Common Stock arise solely from differences in their respective charter documents. The following discussion summarizes the material differences between the rights of the holders of New McClatchy Class A Common Stock and the rights of the holders of Cowles Common Stock.

        CAPITAL STOCK. The total number of authorized shares of capital stock of New McClatchy is 160,000,000, consisting of 100,000,000 shares of Class A Common Stock, with a par value of $.01 per share and 60,000,000 shares of Class B Common Stock, with a par value $.01 per share. The total number of authorized shares of capital stock of Cowles is 14,600,000, consisting of 4,000,000 shares of Voting Common Stock and 10,600,000 shares of Non-Voting Common Stock, all of which are without par value.

        VOTING RIGHTS. The Certificate of Incorporation of New McClatchy provides that in all matters other than the election and removal of Directors, the holders of the New McClatchy Class A Common Stock vote together with the holders of the New McClatchy Class B Common Stock as a single class, provided that the holders of New McClatchy Class A Common Stock have one-tenth (1/10) of a vote for each share and the holders of New McClatchy Class B Common Stock have one (1) vote for each share, except as may otherwise be required by law. The Restated Certificate of Incorporation of Cowles provides in all matters, the entire voting power shall be vested in the Cowles Voting Common Stock, and the Cowles Non-Voting Common Stock has no voting power, except as may otherwise be provided for by law.

        SPECIAL MEETINGS OF STOCKHOLDERS. The By-laws of New McClatchy provide that a special meeting of the stockholders may be called by the board of directors, while the By-laws of Cowles provide that the chairman of the board or president, a majority of the board of directors, or stockholders owning a majority in amount of the entire capital stock of Cowles issued and outstanding and entitled to vote may call such a meeting.

        QUORUM. The By-laws of New McClatchy provide that at all elections or votes for any purpose, there must be represented a number of shares sufficient to constitute a majority of the outstanding voting power of the Common Stock, and at all meetings of the board of directors, a majority of the directors then in office constitutes a quorum. The By-laws of Cowles provide that the holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business, and at each meeting of the board of directors, a majority of all directors then holding office is necessary and sufficient to constitute a quorum for the transaction of business.

        ADJOURNMENTS OF STOCKHOLDER MEETINGS. The By-laws of New McClatchy provide that if the adjournment of a meeting of stockholders is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting must be given to each stockholder of record entitled to vote at the meeting. Cowles is subject to the requirements with respect to adjournment of stockholder meetings set forth under Delaware law.

        REMOVAL OF DIRECTORS. The Certificate of Incorporation of New McClatchy provides that the holders of New McClatchy Class A Common Stock are entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of New McClatchy Class A Common Stock, provided that, to the extent permitted by applicable law, any director may be removed for cause by the board of directors. The holders of New McClatchy Class B Common Stock are entitled to vote as a separate class on removal, with or without cause, of any director who was elected by the holders of New McClatchy Class B Common Stock, provided that any director may be removed for cause by the board of directors. Pursuant to Delaware law, holders of Cowles Voting Common Stock may remove any director with or without cause.

        ELECTION OF DIRECTORS. The By-laws and the Certificate of Incorporation of New McClatchy provide that holders of New McClatchy Class A Common Stock voting as a separate class shall be entitled to elect 25% of the total membership of the board of directors. Such election is from a slate of director nominees separate from a slate of director nominees from which holders of New McClatchy Class B Common Stock elect directors. The remaining number of authorized directors are elected by the holders New McClatchy Class B Common Stock, voting as a separate class. For the election of directors a plurality of the votes cast by the respective classes is sufficient to elect the directors to be elected by each such class. The By-laws of Cowles provide that at an annual meeting of the stockholders, they shall elect by plurality vote by ballot a board of directors.

        INDEMNIFICATION AND LIMITATION OF LIABILITY. The Certificate of Incorporation of New McClatchy provides that in addition to any vote of the holders of any class or series of the stock required by law, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of stock of New McClatchy entitled to vote in any general election of directors, voting together as a single class, is required to amend or repeal Article VII of the Certificate of Incorporation of New McClatchy relating to the indemnification of directors and officers. The Certificate of Incorporation for Cowles does not provide for a supermajority vote in order to amend the indemnification provisions of the Certificate of Incorporation of Cowles. Therefore holders of Cowles Common Stock who become holders of New McClatchy Class A Common Stock after the Reorganization is consummated may find it more difficult to amend or repeal the provisions governing indemnification of directors and officers of New McClatchy. New McClatchy's Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent authorized by the DGCL. The Cowles Certificate and By-laws provide for similar indemnification of its officers and directors.

        SECTION 203. Section 203 could prohibit or delay mergers or other takeover or change in control attempts with respect to New McClatchy, and, accordingly, may discourage attempts to acquire New McClatchy. Cowles has not previously been subject to Section 203 because Section 203 does not apply to corporations which, subject to certain exceptions, do not have a class of voting stock that is (i) listed on a national securities exchange; (ii) authorized for quotation on The Nasdaq Stock Market; or (iii) held of record by more than 2,000 stockholders. Thus, holders of Cowles Common Stock who become holders of New McClatchy Class A Common Stock after the Cowles Merger is consummated will be afforded certain statutory protections provided by Section 203 in connection with an attempted takeover or change in control of New McClatchy that such holders did not previously have.

                         STOCKHOLDERS' APPRAISAL RIGHTS

        HOLDERS OF SHARES OF McCLATCHY CLASS B COMMON STOCK AND COWLES VOTING COMMON STOCK WHO DO NOT VOTE IN FAVOR OF OR CONSENT TO THE McCLATCHY PROPOSAL OR THE COWLES PROPOSAL, RESPECTIVELY, AND HOLDERS OF McCLATCHY CLASS B COMMON STOCK, COWLES VOTING COMMON STOCK AND COWLES NON-VOTING COMMON STOCK WHO HAVE PROPERLY COMPLIED WITH THE REQUIREMENTS OF SECTION 262 WILL BE ENTITLED TO APPRAISAL RIGHTS UNDER SECTION 262. SECTION 262 IS REPRINTED IN ITS ENTIRETY AS ANNEX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS A SUMMARY OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX F. THIS DISCUSSION AND ANNEX F SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS, IF AVAILABLE, OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS, IF AVAILABLE.

        Stockholders of McClatchy's Class A Common Stock are not entitled to appraisal rights in connection with the McClatchy Merger.

        A stockholder of McClatchy Class B Common Stock or Cowles Common Stock who makes the demand described below with respect to his or her shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the McClatchy Proposal (with respect to holders of McClatchy Class B Common Stock) or the Cowles Proposal (with respect to holders of Cowles Voting Stock) nor consents thereto in writing (hereinafter referred to as "Dissenting Stockholders") may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of McClatchy Class B Common Stock or Cowles Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Reorganization, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Except as set forth herein, holders of McClatchy Class B Common Stock and Cowles Common Stock will not be entitled to appraisal rights in connection with the Reorganization.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Special Meetings, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Joint Proxy Statement/Prospectus will constitute such notice to the holders of McClatchy Class B Common Stock and Cowles Common Stock.

        Holders of McClatchy Class B Common Stock and Cowles Voting Common Stock who desire to exercise their appraisal rights must NOT vote in favor of the McClatchy Proposal or the Cowles Proposal, respectively, and holders of McClatchy Class B Common Stock and Cowles Common Stock must deliver a separate written demand for appraisal to McClatchy or Cowles, whichever the case may be, prior to the vote by the stockholders of McClatchy on the McClatchy Proposal or Cowles on the Cowles Proposal, respectively. A Dissenting Stockholder of McClatchy or Cowles Voting Common Stock who signs and returns a proxy without expressly directing (by checking the applicable boxes on the [reverse side of the] proxy enclosed herewith) that his or her shares of McClatchy Class B Common Stock or Cowles Voting Common Stock be voted against the McClatchy Proposal or the Cowles Proposal, respectively, or that an abstention be registered with respect to his or her shares of McClatchy Class B Common Stock or Cowles Voting Common Stock will effectively have thereby waived his or her appraisal rights as to those shares of McClatchy Class B Common Stock or Cowles Voting Common Stock because, in the absence of express contrary instructions, such shares of McClatchy Class B Common Stock or Cowles Voting Common Stock will be voted in favor of the McClatchy Proposal or the Cowles Proposal, respectively. See "THE SPECIAL MEETINGS--Record Dates; Vote Required; Voting at the Meetings--Voting and Revocation of Proxies." Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of McClatchy Class B Common Stock or Cowles Voting Common Stock must, as one of the procedural steps involved in such perfection, either (i) refrain from executing and returning the enclosed proxy and from voting in person in favor of the McClatchy Proposal or the Cowles Proposal, respectively, or (ii) check either the "Against" or the

"Abstain" box next to the McClatchy Proposal or the Cowles Proposal, respectively, on such proxy or affirmatively vote in person against the McClatchy Proposal or the Cowles Proposal, respectively, or register in person an abstention with respect thereto.

        The written demand for appraisal should specify the name and mailing address of the stockholder, the number of shares of McClatchy Class B Common Stock or Cowles Common Stock owned, and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the McClatchy Proposal (with respect to a holder of McClatchy Class B Common Stock) or the Cowles Proposal (with respect to a holder of Cowles Voting Common Stock) will not by itself constitute such a demand. Within 10 days after the Effective Time, the surviving corporation must provide notice of the Effective Time to all stockholders of McClatchy or Cowles who have complied with Section 262.

        A person having a beneficial interest in shares of McClatchy Class B Common Stock or Cowles Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights may be available. If the shares of McClatchy Class B Common Stock or Cowles Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of McClatchy Class B Common Stock or Cowles Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A record owner, such as a broker, fiduciary or other nominee, who holds shares of McClatchy Class B Common Stock or Cowles Common Stock as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of McClatchy Class B Common Stock or Cowles Common Stock outstanding in the name of such record owner.

        A stockholder of McClatchy Class B Common Stock who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: McClatchy Newspapers, Inc., 2100 "Q" Street, Sacramento, California 95816,
Attention: Karole Morgan-Prager, Corporate Secretary. A stockholder of Cowles Common Stock who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Cowles Media Company, 329 Portland Avenue, Minneapolis, Minnesota 55415, Attention: William R. Busch, Jr., Secretary.

        Within 120 days after the Effective Time, either the surviving corporation or any Dissenting Stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a Dissenting Stockholder, demanding a determination of the fair value of the shares of all stockholders of McClatchy or Cowles entitled to appraisal rights. There is no present intent on the part of McClatchy to file an appraisal petition and Dissenting Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, Dissenting Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any Dissenting Stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of McClatchy Class B Common Stock or Cowles Voting Common Stock not voting in favor of the McClatchy Proposal or the Cowles Proposal, as applicable, and with respect to which demands for appraisal were received by McClatchy or Cowles and the number of holders of such shares (hereinafter referred to as "Dissenting Shares"). Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

        If a petition for appraisal described above is duly filed by a Dissenting Stockholder and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to provide the Delaware Court Register with a duly verified list containing the names and addresses of all holders of Dissenting Shares with whom agreement as to the value of their shares has not been reached. After notice to such Dissenting Stockholders, the Delaware Court is empowered to conduct a hearing upon the petition in order to determine those Dissenting Stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the Dissenting Stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Court Register for notation thereon of the pendency of the appraisal proceedings. If any Dissenting Stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such Dissenting Stockholder. After determination of the Dissenting Stockholders entitled to an appraisal, the Delaware Court will appraise the Dissenting Shares, determining their fair value, together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining fair value, the Delaware Court may consider all relevant factors. Although future prospects may be considered, Delaware law requires that fair value be determined exclusive of any element of value arising from the accomplishment or expectation of the Reorganization. The approach of the Delaware Court in determining value in an appraisal action may differ from the approaches used by the Board of Directors of McClatchy or Cowles in evaluating the fairness of the Reorganization. In determining the fair rate of interest, the Delaware Court shall take into account all relevant factors, including the rate of interest McClatchy or Cowles, as the case may be, would have had to pay to borrow money during the pendency of the proceeding. When the fair value is determined, the Delaware Court will direct the payment by the surviving corporation of such value, with interest thereon, if any, to the Dissenting Stockholders entitled to receive the same, upon surrender to the surviving corporation by such Dissenting Stockholders of the certificates representing his or her Dissenting Shares.

        Stockholders of McClatchy or Cowles considering seeking appraisal should recognize that the fair value of their shares determined under Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Reorganization Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a Dissenting Stockholder entitled to appraisal rights, the Delaware Court may order that all or a portion of the expenses incurred by any Dissenting Stockholder entitled to appraisal rights in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

        Any Dissenting Stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of McClatchy or Cowles of record at a date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any Dissenting Stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the McClatchy Merger or the Cowles Merger, as applicable; after this period, the Dissenting Stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders of McClatchy or Cowles rights to appraisal will cease, and Dissenting Stockholders will be entitled to receive the consideration they would have received pursuant to the Reorganization Agreement. Any Dissenting Stockholder may withdraw such Dissenting Stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his or her demand for appraisal and acceptance of the consideration they would have received pursuant to the Reorganization Agreement, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court will be dismissed as to any Dissenting Stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just. Any Dissenting Stockholder who withdraws such Dissenting Stockholder's demand for appraisal or who fails to perfect such demand after the Effective Time will be entitled to the consideration they would have received pursuant to the Reorganization Agreement in accordance with the Reorganization Agreement for each share of McClatchy Class B Common Stock or Cowles Common Stock owned by such Dissenting Stockholder. Any such Dissenting Stockholder holding shares of Cowles Common Stock will be deemed not to have made an Election with respect to such shares.


                                     EXPERTS

        The consolidated financial statements of McClatchy and the related financial statement schedule incorporated in this Joint Proxy Statement/Prospectus by reference from McClatchy's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of Cowles as of March 29, 1997 and March 30, 1996 and for each of the years in the three-year period ended March 29, 1997 included in this Joint Proxy Statement/Prospectus have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.


                                  LEGAL MATTERS

        The legality of the shares of New McClatchy Class A Common Stock being issued in the Reorganization is being passed on by Pillsbury Madison & Sutro LLP, Palo Alto, California. Pillsbury Madison & Sutro LLP has rendered an opinion regarding certain United States federal income tax matters, which opinion will be confirmed as of the Closing Date. Fried, Frank, Harris, Shriver & Jacobson and Faegre & Benson LLP will also render opinions regarding certain United States federal income tax matters.


                   OTHER INFORMATION AND STOCKHOLDER PROPOSALS

        As specified in McClatchy's Proxy Statement dated April 4, 1997 for its 1997 Annual Meeting of Stockholders, any stockholder proposals to be included in McClatchy's Proxy Statement for the 1998 Annual Meeting of Stockholders must have been received by McClatchy by December 4, 1997.

        Assuming that the proposed Cowles Merger is consummated, Cowles will not hold an Annual Meeting of Stockholders in 1998.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                             OF COWLES MEDIA COMPANY


HISTORICAL ANNUAL FINANCIAL STATEMENTS:

Independent Auditors' Report............................................... F-2
Consolidated Statements of Earnings for the Years in the Three-Year
  Period Ended March 29, 1997.............................................. F-3
Consolidated Balance Sheets as of March 29, 1997 and March 30, 1996........ F-4
Consolidated Statements of Stockholders' Equity for the Years in the
  Three-Year Period Ended March 29, 1997................................... F-5
Consolidated Statements of Cash Flows for the Years in the Three-Year
  Period Ended March 29, 1997.............................................. F-6
Notes to Consolidated Financial Statements................................. F-7

INTERIM PERIOD FINANCIAL STATEMENTS:

Consolidated Balance Sheets as of September 27, 1997 and
  September 28, 1996 (Unaudited).......................................... F-23
Consolidated Statements of Earnings for the Six Months Ended
  September 27, 1997 and September 28, 1996 (Unaudited)................... F-24
Consolidated Statement of Stockholders' Equity for the Six-Month
  Period Ended September 27, 1997 (Unaudited)............................. F-25
Consolidated Statements of Cash Flows for the Six Months Ended
  September 27, 1997 and September 28, 1997 (Unaudited)................... F-26
Note to Interim Consolidated Financial Statements......................... F-27

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cowles Media Company:

        We have audited the accompanying consolidated balance sheets of Cowles Media Company and subsidiaries as of March 29, 1997 and March 30, 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended March 29, 1997. These consolidated financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cowles Media Company and subsidiaries at March 29, 1997 and March 30, 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended March 29, 1997 in conformity with generally accepted accounting principles.

                                         KPMG Peat Marwick LLP

Minneapolis, Minnesota
May 1, 1997

                       CONSOLIDATED STATEMENTS OF EARNINGS
                               FOR THE YEARS ENDED
                MARCH 29, 1997, MARCH 30, 1996 AND APRIL 1, 1995

                                                                       1997                1996                 1995

                                                                 ----------------    ----------------    -----------------
                                                                          (In thousands except per share amounts)

Operating revenue.............................................   $        517,069    $        492,635    $         449,738
Expenses:
    Operating.................................................            253,821             261,126              234,573
    Selling, general and administrative.......................            186,690             161,956              150,780
    Depreciation..............................................             15,117              16,094               15,189
    Amortization of intangible assets (Note 3)................              7,076               8,301                6,502
                                                                 ----------------    ----------------    -----------------
        Operating earnings....................................             54,365              45,158               42,694
                                                                 ----------------    ----------------    -----------------
Other income (expense), net:
    Investment income.........................................                302                 199                  307
    Interest expense..........................................             (8,273)             (8,847)              (8,950)
    Other, net (Note 4).......................................              6,926               5,055                5,612
                                                                 ----------------    ----------------    -----------------
                                                                           (1,045)             (3,593)              (3,031)
                                                                 ----------------    ----------------    -----------------
        Earnings before income taxes..........................             53,320              41,565               39,663

Provision for income taxes (Note 11)..........................             23,828              17,138               17,164
                                                                 ----------------    ----------------    -----------------
Net earnings..................................................   $         29,492    $         24,427    $          22,499
                                                                 ================    ================    =================
Net earnings per share........................................              $2.13               $1.76                $1.61
                                                                 ================    ================    =================
Average equivalent common shares (in thousands)...............             13,858              13,908               13,934

          See accompanying notes to consolidated financial statements.

                           CONSOLIDATED BALANCE SHEETS
                     AS OF MARCH 29, 1997 AND MARCH 30, 1996

                                                                                                        1997            1996
                                                                                                   --------------  --------------
                                                                                                           (In thousands)
Assets
Current assets:
  Cash and cash equivalents.....................................................................   $        5,867  $          674
  Receivables, less allowance for doubtful accounts of $9,397 and $8,671 in 1997 and
      1996, respectively........................................................................           63,174          55,489
  Inventories (Note 5)..........................................................................           12,512           8,872
  Deferred tax asset............................................................................            7,791           7,587
  Prepaid expenses and other....................................................................           14,076          15,761
                                                                                                   --------------  --------------
      Total current assets......................................................................          103,420          88,383
                                                                                                   --------------  --------------
Property, plant and equipment, at cost:
  Land and land improvements....................................................................           10,261          10,730
  Buildings.....................................................................................           59,229          57,335
  Machinery and equipment.......................................................................          181,920         169,566
  Construction in progress......................................................................            6,374           5,517
                                                                                                   --------------  --------------
                                                                                                          257,784         243,148
  Less accumulated depreciation.................................................................          142,017         128,913
                                                                                                   --------------  --------------
      Net property, plant and equipment.........................................................          115,767         114,235
                                                                                                   --------------  --------------
Intangible assets, net of accumulated amortization of $34,604 and $36,660 in 1997 and
  1996, respectively (Note 3)...................................................................          101,240         105,994
Other assets....................................................................................            6,363           7,554
                                                                                                   --------------  --------------
      Total.....................................................................................   $      326,790  $      316,166
                                                                                                   ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
  Borrowings under lines of credit (Note 6).....................................................   $            0  $       13,000
  Current installments of long-term debt (Note 6)...............................................            7,838           3,902
  Accounts payable..............................................................................           15,556          15,720
  Accrued expenses and other liabilities (Note 7)...............................................           48,287          44,420
  Unearned income, principally subscriptions paid in advance....................................           50,078          51,631
  Income taxes..................................................................................            5,687           7,731
                                                                                                   --------------  --------------
      Total current liabilities.................................................................          127,446         136,404
                                                                                                   --------------  --------------
Long-term debt, less current installments (Note 6)..............................................           84,976          85,979
Deferred income taxes...........................................................................           12,020           9,923
Deferred credit.................................................................................            3,000           4,500
Other liabilities...............................................................................           19,528          16,305
Stockholders' equity:
  Voting common stock, $0.17 stated value; 4,000,000 shares authorized; 3,858,687 and
      3,857,533 shares issued; 3,818,808 and 3,828,841 shares outstanding.......................              643             643
  Non-voting common stock, $0.17 stated value; 10,600,000 shares authorized; 10,145,836
      and 10,142,790 shares issued; 9,857,081 and 9,997,614 shares outstanding..................            1,691           1,690
  Capital in excess of stated value.............................................................            4,506           4,320
  Retained earnings.............................................................................           80,009          59,333
                                                                                                   --------------  --------------
                                                                                                           86,849          65,986
Less:
  Treasury stock, at cost; 328,635 and 173,868 common shares....................................            7,029           2,931
  Unamortized value of restricted stock issued (Note 9).........................................                0               0
                                                                                                   --------------  --------------
      Total stockholders' equity................................................................           79,820          63,055
                                                                                                   --------------  --------------
Commitments and contingent liabilities (Notes 8, 9 and 12)......................................
      Total.....................................................................................   $      326,790  $      316,166
                                                                                                   ==============  ==============

                               See accompanying notes to consolidated financial
statements.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               FOR THE YEARS ENDED
                MARCH 29, 1997, MARCH 30, 1996 AND APRIL 1, 1995

                                                                               Unamortized
                                                  Common Stock                   Value Of      Capital
                                            ----------------------  Treasury    Restricted   In Excess Of    Retained
                                              Voting    Non-voting    Stock       Stock      Stated Value    Earnings      Total
                                            ---------   ----------  --------    ----------   ------------   ----------   ----------
                                                                             (In thousands, except per share amounts)
Balance, April 2, 1994...................   $     636   $   1,674   $   (232)   $  (1,118)   $      1,144    $  28,379    $  30,483
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
    Net earnings.........................          --          --         --           --              --       22,499       22,499
    Cash dividends on common stock:
        $.56 per share...................          --          --         --           --              --       (7,675)      (7,675)
    Amortization of restricted stock.....          --          --         --        3,810              --           --        3,810
    Restricted stock granted, net of
    forfeitures: 121,108 shares..........           6          16       (345)      (2,785)          3,108           --            0
    Stock options exercised:  900 shares.          --          --         --           --              18           --           18
    Purchases of common stock: 87,099
        shares...........................          --          --     (2,033)          --              --           --       (2,033)
    Estimated shares to be issued to
        Employee Stock Plan: 60,120
        shares (Note 9)..................          --          --      1,367           --              16           --        1,383
    Adjustment to stock-based incentive
        plans............................           1          --         40           33             (49)          --           25
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
Balance, April 1, 1995...................         643       1,690     (1,203)         (60)          4,237       43,203       48,510
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
    Net earnings.........................          --          --         --           --              --       24,427       24,427
    Cash dividends on common stock:
        $.60 per share...................          --          --         --           --              --       (8,297)      (8,297)
    Restricted stock forfeited, net of
        grants: 11,404 shares............                               (262)         262                          --            0
    Stock options exercised: 4,410 shares          --          --         --           --              89           --           89
    Purchases of common stock:
        108,335 shares...................          --          --     (2,597)          --              --           --       (2,597)
    Estimated shares to be issued to
        Employee Stock Plan: 49,266
        shares (Note 9)..................          --          --      1,182           --                          --        1,182
    Adjustment to stock-based incentive
        plans............................          --          --        (51)        (202)             (6)          --         (259)
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
Balance, March 30, 1996..................         643       1,690     (2,931)           0           4,320       59,333       63,055
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
    Net earnings.........................          --          --         --           --              --       29,492       29,492
    Cash dividends on common stock:
        $.64 per share...................          --          --         --           --              --       (8,816)      (8,816)
    Stock options exercised: 7,800 shares          --           1         84           --              80           --          165
    Purchases of common stock: 205,489
        shares...........................          --          --     (5,166)          --              --           --       (5,166)
    Estimated shares to be issued to
        Employee Stock Plan: 44,014
        shares (Note 9)..................          --          --      1,052           --              90           --        1,142
    Adjustment to stock-based incentive
        plans............................          --          --       (124)          --               5           --         (119)
    Shares issued to stock-based
        incentive plans: 2,797 shares....          --          --         56                           11           --           67
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------
Balance, March 29, 1997..................   $     643   $   1,691   $ (7,029)   $       0    $      4,506    $  80,009    $  79,820
                                            ---------   ---------   --------    ---------    ------------    ---------    ---------

          See accompanying notes to consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED
                MARCH 29, 1997, MARCH 30, 1996 AND APRIL 1, 1995

                                                                        1997                 1996                 1995
                                                                 -----------------     ----------------     ----------------
                                                                                        (In thousands)
Cash Flows from Operating Activities:
  Cash received from customers................................   $         493,804     $        467,491     $        436,666
  Cash paid to suppliers and employees........................            (416,592)            (409,394)            (373,818)
  Interest paid...............................................              (8,809)              (8,901)              (8,505)
  Investment income received..................................                 302                  202                  354
  Income taxes paid...........................................             (22,681)             (17,403)             (21,771)
                                                                 -----------------     ----------------     ----------------
      Net cash from operating activities......................              46,024               31,995               32,926
                                                                 -----------------     ----------------     ----------------
Cash Flows from Investing Activities:
  Net cash outlay for acquisitions (Note 2)...................              (9,402)              (6,402)             (32,726)
  Capital expenditures........................................             (17,911)             (16,134)             (24,182)
  Proceeds from sales of assets and businesses................              18,006                4,357                3,932
  Other.......................................................              (1,259)              (1,258)              (1,570)
                                                                 -----------------     ----------------     ----------------
      Net cash used by investing activities...................             (10,566)             (19,437)             (54,546)
                                                                 -----------------     ----------------     ----------------
Cash Flows from Financing Activities:
  Net borrowings under revolving credit agreement.............             (13,000)               6,000                7,000
  Payments on long-term debt..................................              (3,186)              (9,749)              (7,615)
  Dividends paid..............................................              (8,816)              (8,297)              (7,675)
  Capital stock repurchased...................................              (5,166)              (2,597)              (2,033)
  Other.......................................................                 (97)                   0                   (9)
                                                                 -----------------     ----------------     ----------------
      Net cash used by financing activities...................             (30,265)             (14,643)             (10,332)
                                                                 -----------------     ----------------     ----------------
Net Change in Cash and Cash Equivalents.......................               5,193               (2,085)             (31,952)
Cash and cash equivalents at beginning of year................                 674                2,759               34,711
                                                                 -----------------     ----------------     ----------------
Cash and Cash Equivalents at End of Year......................   $           5,867     $            674     $          2,759
                                                                 =================     ================     ================

Reconciliation of net earnings to net cash from operating activities:
  Net earnings................................................   $          29,492     $         24,427     $         22,499
  Adjustments to reconcile net earnings to net cash
      provided by operating activities:
         Depreciation and amortization........................              22,193               24,395               21,691
         Stock-based compensation expense.....................               2,619                2,621                5,193
         Deferred income taxes................................                (479)              (2,478)              (1,476)
         Changes in assets and liabilities, net of effects
             from acquisitions and divestitures:
             Accounts receivable..............................              (9,476)              (7,738)              (7,253)
             Inventories......................................              (3,916)              (1,089)              (1,990)
             Prepaid and other assets.........................               1,663               (1,022)              (3,690)
             Accounts payable, accrued expenses and
                unearned income...............................               6,089               (4,957)               5,393
             Income taxes payable.............................               1,626                2,213               (3,131)
         Other, net...........................................              (3,787)              (4,377)              (4,310)
                                                                 ------------------    -----------------    -----------------
Net cash from operating activities............................   $           46,024    $          31,995    $          32,926
                                                                 ==================    =================    =================

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


Note 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The following summary explains the accounting policies followed in preparing our consolidated financial statements:

         FISCAL YEAR. Our fiscal year ends on the Saturday closest to March 31. As a result, most fiscal years are fifty-two weeks in length, although every five or six years we have a fiscal year consisting of fifty-three weeks. This fiscal year schedule simplifies year-to-year comparisons because each fiscal year contains the same number of Sundays (except in the case of a fifty-three week year). For the STAR TRIBUNE, the Sunday paper, which is the largest issue of the week both in circulation and advertising content, significantly affects revenues and profits. All of the years for which financial results are presented in this report contained fifty-two weeks.

         CONSOLIDATION. We combine our financial statements with those of our wholly owned subsidiaries and present them on a consolidated basis. The consolidated financial statements do not include the results of transactions between our parent company and our subsidiaries or among our subsidiaries.

         CASH EQUIVALENTS. We invest cash in excess of amounts needed for daily operations in marketable securities. Investments that are readily convertible into cash and have original maturities of three months or less are considered cash equivalents. These investments are shown on the financial statements at their cost, which approximates market value. We record income from these investments as interest accrues or dividends are declared. We account for each individual investment security so that when we sell, we are able to specifically identify and record the gain or loss on that security.

         DEPRECIATION AND MAINTENANCE. Property, plant and equipment are recorded initially at cost, which is reduced over time by the recording of depreciation. Depreciation is generally computed on a straight-line basis over the estimated useful lives of the assets as follows:

                                                      Estimated
                                                    Service Lives
                                                    -------------

              Buildings and improvements           10 to 40 years
              Machinery and equipment               3 to 20 years

         Costs of repairs and maintenance are expensed as incurred, and costs of new construction or major renewals and betterments, which represent improvements, are capitalized as additions to the appropriate asset accounts.

         INVENTORIES. Our inventories consist primarily of newsprint and books and products. We value our newsprint inventories at the lower of replacement value or cost, as determined principally under the last-in, first-out ("LIFO") method of accounting. The LIFO method has the general effect of not allowing rising price levels to inflate inventory value. All other inventories are stated at the lower of cost, as determined on the first-in, first-out ("FIFO") method, or market value.

         INTANGIBLE ASSETS. A majority of the intangible assets represent the unamortized excess of the amount paid to acquire a company or business over the fair value of its net tangible assets at the date of acquisition. We amortize these assets on a straight-line basis over periods of up to 40 years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


         We assess the recoverability of our intangible assets by determining whether the amortization of the intangible balance over its remaining life can be recovered through projected undiscounted future cash flows over the remaining amortization period. As of March 29, 1997, our intangible assets were fully recoverable.

         In fiscal 1996, we adopted Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The adoption of SFAS 121 did not have a material impact on our results of operations or financial position.

         DEFERRED REVENUE. Customer prepayments on subscriptions received at the beginning of a subscription period are deferred and later recorded as earned revenue at the time of publication.

         DEFERRED EXPENSES. Deferred expenses consist primarily of direct-response advertising and book production costs. Direct-response advertising expenditures comprise a majority of the magazine subscription procurement costs; we capitalize such costs and amortize them based on the average life of the subscriptions procured. We also use direct response advertising to market books and products; such costs are capitalized and amortized to match the expense with the revenue generated by the direct response campaign. At March 29, 1997 and March 30, 1996, $8,623,000 and $7,171,000,
respectively, of direct-response advertising costs were reported as assets. Advertising expense which includes direct-response advertising costs, was $23,894,000, $21,217,000 and $17,947,000 in 1997, 1996 and 1995, respectively.
Non-direct-response advertising costs are expensed as incurred. Book production costs (editorial, art, and photography costs incurred in the production of a book) are capitalized and amortized over the period in which related revenues are earned.

         STOCK-BASED COMPENSATION. The company has adopted the disclosure-only provision of FAS 123, "Accounting for Stock-Based Compensation," effective for 1997, whose disclosures are presented in Note 9, "Incentive Plans." Accordingly, the company continues to account for stock-based compensation under APB Opinion No. 25. Under this opinion, compensation cost is recorded when the excess of the fair market value of the company's stock at the date of grant for fixed options exceeds the exercise price of the stock option. The company's policy is to grant stock options at a value equal to its common stock's fair market value on the date of grant. Compensation cost for restricted stock awards is recorded when we achieve certain financial performance goals as established by the Board of Directors.

         POST-RETIREMENT BENEFITS OTHER THAN PENSIONS. We provide certain health care benefits for retired employees. Statement of Financial Accounting Standards No. 106 (SFAS 106), "Employers' Accounting for Post-retirement Benefits Other Than Pensions," requires that the expected cost of providing these post-retirement benefits be accrued over the years that employees render the necessary service.

         FINANCIAL STATEMENT PREPARATION. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES. Statement of Financial Accounting Standards No. 109 (SFAS
109), "Accounting for Income Taxes," requires us to use the asset and liability method of accounting for income taxes. Under this method, deferred

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


tax amounts are recognized for future tax consequences attributable to differences between amounts shown on the financial statements for existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those differences will be recovered or settled. The effect of a change in tax rates is recognized as income or expense in the period that includes the enactment date of such change.

         EARNINGS PER SHARE. Earnings per share are calculated by dividing net earnings by the weighted average number of common shares and common stock equivalents outstanding during each year. Common stock equivalents include stock options, restricted shares, performance stock units and shares to be issued to the Employee Stock Plan.

Note 2   ACQUISITIONS

         In 1997, we acquired PROMO magazine, CIRCULATION MANAGEMENT magazine, KITPLANES magazine and a number of small enthusiast magazines. In 1996, we acquired the remaining stock of Simba Information, Inc. not previously owned by the Company and a number of small publishing and information services businesses. In 1995, we acquired Cy DeCosse Incorporated, WALKING magazine and SOUTHWEST ART magazine.

         We accounted for these acquisitions as purchases; as a result, we included the acquired businesses' operating results in our consolidated financial statements from the dates of purchase. Costs of acquisitions incurred during 1997, 1996 and 1995 were $18,407,000, $6,402,000, and $40,175,000, respectively, including liabilities incurred of $8,645,000, $0, and $7,349,000, respectively. Payments related to acquisitions may occur over time and there may be additional payments contingent upon financial results. The 1997 purchases generated $20.1 million of intangible assets.

         The financial results of the businesses acquired in 1997, 1996 and 1995 are not material on an individual basis in relation to our consolidated financial results. The following unaudited pro forma financial information reflects consolidated results as if the businesses acquired in 1997, 1996 and 1995 had each been acquired at the beginning of 1995. This pro forma information is not necessarily indicative of results which would actually have occurred or of results which may occur in the future.

                              Pro Forma (unaudited)


                                             1997         1996         1995
                                          ---------    ---------    ---------
                                        (In thousands, except per share amounts)

Operating revenue.....................    $ 521,134    $ 500,807    $ 464,425
Net earnings..........................       30,297       25,040       24,232
Earnings per share....................         2.19         1.80         1.74

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


Note 3   INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                    1997            1996
                                                ------------    ------------
                                                       (In thousands)

Goodwill....................................    $     87,465    $     87,085
Subscriber relationships....................          38,187          42,456
Agreements not to compete...................           9,515          12,436
Other.......................................             677             677
                                                ------------    ------------
                                                     135,844         142,654
Less accumulated amortization...............          34,604          36,660
                                                ------------    ------------
                                                $    101,240    $    105,994
                                                ============    ============

         During 1997 and 1996, we recognized write-downs of $944,000 and $1,500,000, respectively, related to impairment of CBM intangible assets. The 1997 writedown was due to the discontinuation of a trade show. The 1996 writedown was related to magazine intangible assets and was determined by estimating the amount recoverable from the sale of a magazine property compared to the carrying value. Both amounts are included in amortization expense.

Note 4   OTHER INCOME AND EXPENSE

         During 1997, 1996 and 1995 we sold or contributed several parcels of land which increased pretax earnings by $4,153,000, $3,466,000 and $2,330,000, respectively.

         During 1997, 1996 and 1995, we recognized $1,560,000, $1,500,000 and
$3,100,000, respectively, of pretax earnings from agreements not to compete related to the 1997 sale of Weissmann Travel Reports and the 1990 sales of Great Falls Tribune Company and Rapid City Journal Company. Amounts related to these agreements not to compete which have not yet been recognized as income are reflected on the Consolidated Balance Sheets as a deferred credit. Income of $1,740,000, $1,740,000 and $1,680,000 will be recognized in fiscal 1998, 1999 and 2000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


Note 5   INVENTORIES

         Inventories consist of the following:

                                                            1997         1996
                                                         ---------    ---------
                                                              (In thousands)

Books and products...................................    $   7,849    $   6,066
Paper................................................        2,367        1,064
Newsprint............................................        1,408          634
Other................................................          888        1,108
                                                         ---------    ---------
                                                         $  12,512    $   8,872
                                                         =========    =========

         Newsprint inventories are valued at the lower of replacement value or cost, with cost determined using the LIFO method. If the inventories had been valued using replacement cost at year-end, the amounts would be increased by $2,024,000 and $2,919,000 as of March 29, 1997 and March 30, 1996, respectively.
Books and products inventory consists primarily of books that we have developed, had printed by third parties, and hold for sale. Paper inventory consists of magazine paper stock.

Note 6   LONG-TERM DEBT

         Long-term debt consists of the following:

                                                                1997      1996
                                                             ---------  --------
                                                               (In thousands)

Senior Notes (unsecured), bearing interest
  between 6.97% and 9.84% per annum, due from 2003 to 2007.. $ 69,550   $ 68,550
Notes, contracts and obligations under capital leases,
  bearing interest between 4.92 % and 12% per annum,
  due from 1998 to 2039.....................................   23,264     21,331
                                                             --------   --------
                                                               92,814     89,881
Less current installments...................................    7,838      3,902
                                                             --------   --------
                                                             $ 84,976   $ 85,979
                                                             ========   ========

         We have a credit agreement under which we may borrow, from time to time, up to $50 million on a revolving basis. Under the agreement, our right to borrow on a revolving basis will expire in August, 2000. Outstanding borrowings during the revolving credit period bear interest, at our discretion, at (1) the higher of the prime rate or the federal funds rate plus 1/2%; (2) LIBOR (London Interbank Offered Rate) plus a margin ranging from .2% to .4%, depending on the ratio of consolidated debt to EBITDA; or (3) a bid rate solicited from the participating banks. We pay annual fees of up to $112,500, depending on the ratio of consolidated debt to EBITDA under the agreement. In addition to the revolving credit agreement discussed above, we have a $15 million

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


uncommitted credit line with rates negotiable at the time of borrowing. There was $0 and $13 million outstanding for these lines of credit at the end of 1997 and 1996, respectively. The weighted average interest rate for these lines of credit on amounts outstanding at the end of 1996 was 5.56%.

         Agreements and instruments governing the debt described above contain covenants regarding additional debt incurrence, maintenance of minimum net worth, and payment of cash dividends. In general, dividends paid after April 2, 1988, may not exceed the sum of $10,000,000 plus cumulative net earnings after April 2, 1988.

         Excluding payments under the revolving credit agreement, the long-term debt outstanding at March 29, 1997 is scheduled to be repaid as follows:
1998--$7,838,000; 1999--$6,625,000; 2000--$12,781,000; 2001--$13,835,000;
2002--$12,884,000 and thereafter--$38,581,000.

Note 7   ACCRUED EXPENSES

         Accrued expenses and other liabilities consist of the following:

                                                        1997         1996
                                                     ---------    ---------
                                                          (In thousands)

Compensation and benefits........................    $  23,467    $  17,528
Insurance (primarily workers compensation).......        7,258        9,067
Other............................................       17,562       17,825
                                                     ---------    ---------
                                                     $  48,287    $  44,420
                                                     =========    =========

Note 8   RETIREMENT PLANS

         We sponsor and administer retirement plans that cover the majority of our employees. The plans include eligibility requirements of age, length of service and hours worked per year. Benefits under these plans generally are based on the employee's years of service and compensation during various periods preceding retirement. Pension costs are determined by independent actuaries using the projected unit credit method. The plans are funded solely by our payments, which are equal to funding requirements imposed by law plus additional amounts which may be contributed from time to time.

         The components of net periodic pension expense for company-administered plans and the amounts charged to pension expense for multi-employer pension plans in 1997, 1996 and 1995 are summarized as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


                                                                               1997               1996               1995
                                                                          ---------------    ---------------    --------------
                                                                                              (In thousands)

Service cost--benefits earned during the period........................   $        5,417     $        4,435     $        4,250
Interest cost on projected benefit obligation.........................            10,500             10,265              9,555
Loss/(return) on assets
   Actual.............................................................           (28,742)           (38,618)               685
   Deferred...........................................................            15,612             26,602            (12,246)
Amortization of unrecognized prior service cost.......................               785                785                706
Amortization of net transition asset..................................            (1,951)            (1,951)            (1,950)
Amortization of unrecognized net gain (loss)..........................                59                (48)                 9
                                                                          --------------     --------------     --------------
   Company-administered plans.........................................             1,680              1,470              1,009
   Multi-employer plans...............................................             1,506              1,441              1,349
                                                                          --------------     --------------     --------------
Net pension expense...................................................    $        3,186     $        2,911     $        2,358
                                                                          ==============     ==============     ==============

         We have also, on occasion, offered certain employees special retirement incentives, some of which will be paid from plan assets.

         We have unfunded deferred compensation plans that provide supplemental retirement benefits for certain officers and other key employees. The 1997, 1996 and 1995 net pension expense for company-administered plans includes the costs of these plans.

         We have several defined contribution savings plans. Amounts recorded as expense, based on plan formulas or collective bargaining agreements, were $1,534,000, $1,464,000 and $1,360,000 for 1997, 1996 and 1995, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


         The following table reflects the funded status of the Company-administered plans:

                                                       March 29, 1997                             March 30, 1996
                                          ----------------------------------------   ---------------------------------------
                                              Plans with            Plans with           Plans with            Plans with
                                               Assets in            Accumulated           Assets in            Accumulated
                                               Excess of            Benefits in           Excess of            Benefits in
                                              Accumulated            Excess of           Accumulated            Excess of
                                               Benefits               Assets              Benefits               Assets
                                          ------------------    ------------------   ------------------    -----------------
                                                                            (In thousands)

Accumulated benefit obligation
     Vested.............................  $          121,340    $            2,551   $          121,883    $           2,123
     Non-vested.........................               7,583                    81                6,767                  128
                                          ------------------    ------------------   ------------------    -----------------
                                          $          128,923    $            2,632   $          128,650    $           2,251
                                          ==================    ==================   ==================    =================

Projected benefit obligation............  $          145,176    $            3,230   $          144,375    $           3,079
Market value of plan assets*............             178,918                    --              157,401                   --
                                          ------------------    ------------------   ------------------    -----------------
Plan assets in excess of/(less than)
     projected benefit obligation.......  $           33,742    $           (3,230)  $           13,026    $          (3,079)
Less unrecognized:
     Prior service cost.................              (5,095)                 (395)              (6,221)                (444)
     Net transition asset...............              10,587                    30               12,533                   35
     Net gains/(losses).................              28,819                  (228)               6,136                 (368)
                                          ------------------    ------------------   ------------------    -----------------
Prepaid/(accrued) net pension cost......  $             (569)   $           (2,637)  $              578    $          (2,302)
                                          ==================    ==================   ==================    =================
----------

* Consists of equity securities, fixed income instruments and cash equivalents.

                                                             1997       1996
                                                            ------     ------

Actuarial Assumptions:
     Discount rate.......................................    7.5%       7.0%
     Expected long-term rate of return on plan assets....    9.5        9.5
     Average assumed rate of compensation increase.......    4.0        3.5

        Prepaid pension cost is included in the Consolidated Balance Sheets within "Other Assets" while accrued net pension cost for plans with accumulated benefits in excess of plan assets is included within "Other Liabilities."

         Retiree Medical Benefits--We provide continued medical benefits until age 65 to employees who retire prior to that age, if they meet certain length-of-service and other requirements. The cost of providing retiree medical benefits is actuarially determined and accrued over the service period of the employee. It is our policy to fund these benefits as claims and premiums are paid.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


         The Consolidated Balance Sheets include the accumulated retiree medical obligation within "Other Liabilities." The accrued retiree medical obligation components are as follows:

                                                   March 29,      March 30,
                                                     1997           1996
                                                  -----------    -----------
                                                          (In thousands)

Accumulated retiree medical obligation
     Retirees..................................   $     1,812    $     1,988
     Fully eligible active plan participants...         3,114          2,874
     Other active plan participants............         4,590          4,656
                                                  -----------    -----------
                                                        9,516          9,518
     Less unrecognized actuarial loss..........         1,078          1,505
                                                  -----------    -----------
Accrued retiree medical obligation.............   $     8,438    $     8,013
                                                  ===========    ===========

         The accumulated obligation was determined using discount rates of 7.5% as of March 29, 1997 and 7% as of March 30, 1996. An annual health care cost increase of 10% was used in 1997 and is assumed to decrease evenly for eight years until it reaches 5.5%, and remain level thereafter. For 1996 the annual health care cost increase was assumed to be 10.6%, decreasing evenly for ten years until it reached 5.25%.

         The components of retiree medical benefits accrued as operating expense in 1997, 1996, and 1995 were:

                                                                                  1997            1996            1995
                                                                             --------------  --------------  --------------
                                                                                             (In thousands)

Service cost--benefits earned during the period...........................   $          526  $          408  $          432
Interest cost on accumulated retiree medical obligation...................              664             687             638
Amortization of unrecognized net loss.....................................               29              --              23
                                                                             --------------  --------------  --------------
Net periodic retiree medical cost.........................................   $        1,219  $        1,095  $        1,093
                                                                             ==============  ==============  ==============

         The health care cost trend rate has a significant effect on the amounts reported. For example, a 1% increase in the health care cost trend rate would increase the accumulated retiree medical obligation as of March 29, 1997 by $926,000 and the net periodic cost for 1997 by $145,000.

Note 9   INCENTIVE PLANS

         Employee Stock Plan--The Cowles Media Company Employee Stock Plan (the Stock Plan) covers substantially all employees. The cost of the Stock Plan is borne by the Company through discretionary contributions of shares of our common stock. Any contributed shares are allocated to individual accounts for employees and held in trust until termination of employment, retirement or death. For all voting shares allocated to employee accounts, the employee is entitled to provide voting instructions to the trustee with respect to each matter submitted for a shareholder vote.

         Amounts recorded as expense and the related shares allocated to employee accounts are as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.

                                    Expenses          Shares
                                  -----------       ----------
                                         (In thousands)

          1997.................   $     1,142           44,014
          1996.................         1,182           49,266
          1995.................         1,383           60,120

         The shares represented by the expense recorded in 1997 had not been issued to the Stock Plan as of March 29, 1997, but were considered common stock equivalents as of that date for purposes of computing earnings per share.

LONG TERM INCENTIVE PLAN

         The Cowles Media Company Long Term Incentive Plan (1990 Plan) provided for grants of stock options and shares of common stock with deferred and contingent vesting ("restricted stock") to certain key employees at any time on or prior to May 31, 1996. Options were either "incentive stock options," within the meaning of Section 422A of the Internal Revenue Code, or non-statutory options. The price at which an option to purchase stock may be exercised was not less than the fair market value of such stock on the date of grant. Options were exercisable during a period beginning not less than one year after the date of grant and ending not more than 10 years after the date of grant, except in the event of termination, retirement or death of the employee. No additional awards will be made available under the 1990 Plan.

         In May 1995, the Board of Directors adopted the Cowles Media Company 1995 Stock Incentive Plan (1995 Plan). The 1995 Plan was subsequently approved by the Company's shareholders on July 31, 1995. The 1995 Plan provides for grants of incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, and applicable dividend equivalents to certain key employees. Under the 1995 Plan, 1,229,215 shares of common stock were available for awards, consisting of 1,000,000 newly authorized shares and 229,215 shares that were authorized under the 1990 Plan and are still available. The price at which an option to purchase stock may be exercised will be not less than the fair market value of such stock on the date of grant. The 1995 Plan succeeds the 1990 Plan.

         Information concerning options granted under the 1990 and 1995 Plans and weighted average exercise prices are as follows:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


                                                   Number of    Weighted-Average
                                                     Shares      Exercise Price
                                                 -----------    ----------------

Options outstanding on April 2, 1994..........      123,228           $24.54
     Granted in 1995..........................        4,035            23.00
     Exercised in 1995........................         (900)           19.59
     Expired in 1995..........................       (2,490)           25.41
                                                 ----------
Options outstanding on April 1, 1995..........      123,873            24.51
     Granted in 1996..........................      261,350            24.00
     Exercised in 1996........................       (4,410)           20.10
     Expired in 1996..........................       (7,560)           27.38
                                                 ----------
Options outstanding on March 30, 1996.........      373,253            24.15
     Granted in 1997..........................       37,037            24.09
     Exercised in 1997........................       (7,800)           21.14
     Expired in 1997..........................      (89,672)           24.66
     Converted in 1997........................      (30,889)           24.00
                                                 ----------
Options outstanding on March 29, 1997.........      281,929            24.07
                                                 ==========

         As reported in Note 1, Cowles has adopted the disclosure-only provision, of FAS 123, "Accounting for Stock-Based Compensation" and continues to account for stock-based compensation as in prior years. Restricted performance stock units have been granted under the 1995 Plan in fiscal years 1997 and 1996. In general, restricted shares and restricted performance stock units will vest and related expense will be recorded if and to the extent that we achieve certain financial performance goals established by the Board of Directors. Compensation expense of $1,594,000, $1,495,000, and $3,942,000 was recorded in 1997, 1996 and 1995, respectively, related to restricted performance stock units and restricted shares. As of March 29,1997, 167,053 restricted performance stock units were outstanding and not yet vested and there were no remaining shares of restricted stock. At March 29, 1997, 810,056 shares are available for additional award grants under the 1995 Plan.

         Under FAS 123, Cowles is required to report the pro forma effect of net earnings per share for 1997 and 1996 which would have resulted if the fair value method of accounting for stock-based compensation issued in those years had been adopted. Stock-based compensation issued prior to 1996 is not included in the pro forma calculation. Employing the fair value method for stock options granted would have reduced Cowles' net earnings and earnings per share by $137,000 or $.01 per share for 1997, and $468,000, or $.04 per share for 1996. The per share weighted average fair value of stock options granted in 1997 and 1996 are $4.88 and $4.60, respectively. The fair value of stock options granted was estimated on the grant date using the Black-Scholes option pricing model with the following assumptions: dividend yield of 2.6% (2.5% in 1996), volatility of 8.6% (4.7% in 1996), risk free interest rate of 6.5% (6.35% in 1996) and an expected life of seven years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


         Further information on outstanding and exercisable stock options by exercise price range as of March 29, 1997 is disclosed in the table below:

                                             Weighted Average
      Range Of              Number               Remaining         Weighted Average          Number         Weighted Average
   Exercise Price         Outstanding        Contractual Life       Exercise Price         Exercisable        Exercise Price
 -----------------     -----------------     ----------------     ------------------     --------------     ----------------

   $19.17-23.83             58,713                 4.95                $21.13                58,713               $21.13
          24.00            189,967                 8.45                 24.00               129,797                24.00
    25.00-33.33             33,249                 3.12                 29.71                31,143                30.02
                           -------                                                          -------
                           281,929                                                          219,653
                           =======                                                          =======

Note 10  COMMON STOCK

         The Board of Directors has authorized the purchase of 1,000,000 shares of our stock from time to time in the open market. In 1997, 1996 and 1995, 151,462, 16,662 and 40,500 shares of Common Stock were purchased in the open market at a total cost of $3,812,000, $406,000 and $935,000, respectively.

         A total of 44,014 shares held in the treasury as of March 29, 1997 will be issued to the Employee Stock Plan in satisfaction of the 1997 contribution.

Note 11  INCOME TAXES

         Our provision for income taxes on earnings consists of these components:

                                                    1997              1996              1995
                                                -----------      ------------      -----------
                                                                (In thousands)

Current:
     Federal..............................      $    19,305      $     14,851      $    15,215
     State and local......................            5,002             4,765           3,425
Deferred:
     Federal..............................             (351)           (1,871)          (1,140)
     State and local......................             (128)             (607)            (336)
                                                -----------      ------------      -----------
     Total provision for income taxes.....      $    23,828      $     17,138      $    17,164

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


Our provision for income taxes differs from the federal statutory income tax rate as a result of the following items:

                                                                                      1997          1996           1995
                                                                                   -----------   -----------   -----------

Percentage of earnings before income taxes
Federal income tax rate.........................................................        35.0%         35.0%          35.0%
Items affecting effective income tax rate:
     State and local income taxes, net of federal tax...........................         5.9           6.5            6.7
     Amortization not deductible................................................         1.4           1.8            1.5
     Difference between tax basis and book basis on disposal of assets..........         1.8          (1.3)            --
     Tax exempt interest........................................................          --            --           (0.1)
     Other......................................................................          .6          (0.8)           0.2
                                                                                   ---------     ---------     ----------
Effective tax rate..............................................................        44.7%         41.2%          43.3%
                                                                                   ==========    ==========    ===========

         Deferred income taxes reflect temporary differences in the recognition of revenue and expense for tax reporting and financial statement purposes. Our deferred tax assets and liabilities were comprised of the following at the end of 1997 and 1996:

                                                                    March 29,          March 30,
                                                                      1997               1996
                                                                ----------------   ----------------
                                                                          (In thousands)
Liabilities:
     Depreciation and amortization...........................   $         23,925   $         23,949
     Employee benefits.......................................                527              2,603
     Other...................................................              7,363              7,766
                                                                ----------------   ----------------
     Total deferred tax liabilities..........................             31,815             34,318
Assets:
     Fixed assets............................................                628              1,168
     Intangible Assets.......................................                957              1,471
     Employee benefits.......................................             11,467             13,113
     Agreements not to compete...............................              2,140              3,105
     Reserves deductible in future years.....................              9,757              9,501
     Other...................................................              2,637              3,625
                                                                ----------------   ----------------
     Total deferred tax assets...............................             27,586             31,983
                                                                ----------------   ----------------
Net deferred tax liabilities.................................   $          4,229   $          2,335
                                                                ================   ================

         We have determined that establishing a valuation allowance for the deferred tax assets is not required since it is more likely than not that the deferred tax assets will be realized principally through carry back to taxable income in prior years and future reversals of existing temporary differences.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


Note 12  COMMITMENTS AND CONTINGENT LIABILITIES

         Various libel actions, employment, environmental and other legal proceedings that have arisen in the ordinary course of business are pending against us. It is our opinion, based on our review of such actions with counsel, that matters currently pending will not have a material adverse effect on our financial position or results of operations.

         We rent certain facilities under operating leases with remaining terms of one to eight years. The minimum lease payments due under these operating leases are as follows: 1998--$4,191,000; 1999--$3,595,000; 2000--$2,952,000;
2001--$2,257,000; 2002--$1,305,000 and thereafter--$5,375,000.

         Rental expense was $7,095,000, $7,186,000 and $6,079,000 for 1997, 1996
and 1995, respectively.

         At March 29, 1997, we had outstanding letters of credit in the amount of $21,200,000. These letters of credit support our deferred acquisition obligations and insurance programs relating to workers' compensation, automobile and general liability.

         The company has entered into commitments to purchase 218,000 metric tons of newsprint over the next four years at a negotiated price per metric ton. The metric tons purchased during 1997 and 1996 under this commitment was 88,800 and 89,300 metric tons, respectively.

Note 13  FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures About Fair Value of Financial Instruments," requires us to disclose the estimated fair value of our financial instruments. The following estimates were determined using available market information and appropriate valuation methodologies:

                                                                         1997                              1996
                                                            -------------------------------   -------------------------------
                                                               Carrying         Estimated        Carrying         Estimated
                                                                Amount         Fair Value         Amount         Fair Value
                                                            -------------------------------   -------------------------------
                                                                                     (In thousands)

Cash and cash equivalents................................   $        5,867   $        5,867   $          674   $          674
Long-term investments....................................   $        2,060   $        2,060   $        1,404   $        1,404
Long-term debt...........................................   $       92,814   $       93,084   $       89,881   $       92,980

         The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those investments.

         Long-term investments consist of a certificate of deposit, a low-income housing investment and three stock holdings. The fair value of each is approximately equal to its carrying value.

         Long-term debt consists primarily of Senior Notes, borrowings under our revolving credit agreement and seller financing related to past business acquisitions. The fair value of the Senior Notes was determined by using interest rates currently available to us for issuance of debt with similar terms and remaining maturities. Although

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


market rates of interest are currently lower than the interest rates associated with some of our Senior Notes, prepayment clauses limit our ability to refinance at lower rates. The fair value of the capital leases and the seller-financed debt is approximately equal to the carrying value.


Note 14  INDUSTRY SEGMENTS

         Cowles primary business activities include newspaper publishing, which is the largest of its operations, and magazine and book publishing. For financial reporting purposes, Cowles has established three segments:
(i) newspaper, (ii) non-newspaper and (iii) corporate.

         The newspaper segment consists principally of a daily newspaper in the Minneapolis-Saint Paul ("Twin Cities") metropolitan area and other print and digital information services and products. The non-newspaper segment consists of
(i) specialized business magazines and conferences, special interest consumer magazines, and (ii) specialty consumer publishing, including the distribution and direct marketing of books, videos and interactive media in the home arts, home improvement and outdoor markets. The majority of this segment consists of approximately 50 magazine and newsletter titles, nine conferences and over 500 print and audio book titles. The corporate segment represents "central" operations and unallocated assets, primarily cash, investments and real estate.

         Separate financial data for each of Cowles three business segments are as follows. Intersegment sales are not material. Operating income represents total revenue less operating expenses, depreciation and amortization of intangibles. There were no customers that represent 10% of revenue in the fiscal year's presented. In determining operating income by industry segment, general corporate expenses, interest expense, income taxes, and other income and expense items of a non-operating nature are not considered. Corporate assets include cash and cash equivalents, investments, receivables, and plant and equipment primarily used for corporate purposes. Identifiable assets are those assets used in Cowles operation of each segment.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                March 29, 1997, March 30, 1996 and April 1, 1995
           ALL REFERENCES ARE TO FISCAL YEARS UNLESS OTHERWISE NOTED.


                    COWLES MEDIA COMPANY -- SEGMENT REPORTING

                                                                                   Fiscal Year
                                                        ---------------------------------------------------------------
                                                               1997                   1996                   1995
                                                        -------------------    ------------------     -----------------
                                                                                 (In millions)
OPERATING REVENUE
     Newspapers.....................................    $            350.1     $           326.1      $           302.6
     Non-Newspapers.................................                 167.0                 166.5                  147.1
     Corporate......................................                   0.0                   0.0                    0.0
                                                        ------------------     -----------------      -----------------
                                                        $            517.1     $           492.6      $           449.7
                                                        ==================     =================      =================

OPERATING EARNINGS
     Newspapers.....................................    $             71.2     $            57.7      $            55.0
     Non-Newspapers.................................                  (5.8)                 (5.0)                  (3.7)
     Corporate......................................                 (11.0)                 (7.5)                  (8.6)
                                                        ------------------     -----------------      -----------------
                                                        $             54.4     $            45.2      $            42.7
                                                        ==================     =================      =================

IDENTIFIABLE ASSETS
     Newspapers.....................................    $            148.9     $           142.5      $           144.5
     Non-Newspapers.................................                 166.1                 163.9                  160.9
     Corporate......................................                  11.8                   9.8                    8.8
                                                        ------------------     -----------------      -----------------
                                                        $            326.8     $           316.2      $           314.2
                                                        ==================     =================      =================

CAPITAL EXPENDITURES
     Newspapers.....................................    $             13.5     $            12.6      $            20.7
     Non-Newspapers.................................                   4.1                   3.2                    3.1
     Corporate......................................                   0.3                   0.3                    0.4
                                                        ------------------     -----------------      -----------------
                                                        $             17.9     $            16.1      $            24.2
                                                        ==================     =================      =================

DEPRECIATION AND AMORTIZATION
     Newspapers.....................................    $             12.4     $            13.8      $            13.2
     Non-Newspapers.................................                   9.6                  10.5                    8.4
     Corporate......................................                   0.2                   0.1                    0.1
                                                        ------------------     -----------------      -----------------
                                                        $             22.2     $            24.4      $            21.7
                                                        ==================     =================      =================

                           CONSOLIDATED BALANCE SHEETS
                 AS OF SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                   (UNAUDITED)

                     ALL REFERENCES ARE TO INTERIM PERIODS.

                                                                                                        1997            1996
                                                                                                   --------------  --------------
Assets                                                                                                     (In thousands)
Current assets:
  Cash and cash equivalents.....................................................................   $        3,410  $        3,272
  Receivables, less allowance for doubtful accounts of $9,931 as of September 27, 1997
      and $9,047 as of September 28, 1996.......................................................           62,769          58,382
  Inventories...................................................................................           14,303          11,071
  Deferred tax asset............................................................................            7,405           7,079
  Prepaid expenses and other....................................................................           15,680          15,800
                                                                                                   --------------  --------------
      Total current assets......................................................................          103,567          95,604
                                                                                                   --------------  --------------
Property, plant and equipment, at cost:
  Land and land improvements....................................................................           10,261          10,731
  Buildings.....................................................................................           59,231          57,335
  Machinery and equipment.......................................................................          183,827         172,752
  Construction in progress......................................................................           12,460          11,002
                                                                                                   --------------  --------------
                                                                                                          265,779         251,820
  Less accumulated depreciation.................................................................          150,107         136,844
                                                                                                   --------------  --------------
      Net property, plant and equipment.........................................................          115,672         114,976
                                                                                                   --------------  --------------
Intangible assets, net of accumulated amortization of $38,191 as of September 27, 1997
  and $40,625 as of September 28, 1996..........................................................          116,093         104,843
Other assets....................................................................................            6,667           7,550
                                                                                                   --------------  --------------
      Total.....................................................................................   $      341,999  $      322,973
                                                                                                   ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
  Borrowings under lines of credit..............................................................   $            0  $       15,000
  Current installments of long-term debt........................................................            8,940           4,369
  Accounts payable..............................................................................           13,535          15,055
  Accrued expenses and other liabilities........................................................           46,059          43,565
  Unearned income, principally subscriptions paid in advance....................................           48,198          51,712
  Income taxes..................................................................................            6,060           6,342
                                                                                                   --------------  --------------
      Total current liabilities.................................................................          122,792         136,043
                                                                                                   --------------  --------------
Long-term debt, less current installments.......................................................           83,194          85,833
Deferred income taxes...........................................................................           11,313           8,846
Deferred credit.................................................................................            2,250           3,750
Other liabilities...............................................................................           22,488          17,788
Stockholders' equity:
  Voting common stock, $0.17 stated value; 4,000,000 shares authorized; 3,858,687
      and 3,858,687 shares issued; 3,831,546 and 3,829,291 shares outstanding...................              643             643
  Non-voting common stock, $0.17 stated value; 10,600,000 shares authorized; 10,145,836
      and 10,145,836 shares issued; 10,027,842 and 9,999,634 shares outstanding.................            1,691           1,691
  Capital in excess of stated value.............................................................            4,517           4,406
  Retained earnings.............................................................................           96,963          68,250
                                                                                                   --------------  --------------
                                                                                                          103,814          74,990
Less:
  Treasury stock, at cost; 145,136 as of September 27, 1997 and 175,599 as of
      September 28, 1996........................................................................            3,852           4,277
                                                                                                   --------------  --------------
      Total stockholders' equity................................................................           99,962          70,713
                                                                                                   --------------  --------------
Commitments and contingent liabilities..........................................................
      Total.....................................................................................   $      341,999  $      322,973
                                                                                                   ==============  ==============

       See accompanying note to interim consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF EARNINGS
       FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997 AND SEPTEMBER 28, 1996
                                   (UNAUDITED)

                     ALL REFERENCES ARE TO INTERIM PERIODS.


                                                                        1997                 1996
                                                                 -----------------    -----------------
                                                                 (In thousands, except per share amounts)

Operating revenue.............................................   $         260,419    $         252,593
Expenses:
    Operating.................................................             123,517              134,280
    Selling, general and administrative.......................              86,123               84,657
    Depreciation..............................................               8,393                7,920
    Amortization of intangible assets.........................               3,082                3,103
                                                                 -----------------    -----------------
        Operating earnings....................................              39,304               22,633
                                                                 -----------------    -----------------
Other income (expense), net:
    Investment income.........................................                 214                  136
    Interest expense..........................................              (3,506)              (3,977)
    Other, net................................................                 633                3,809
                                                                 -----------------    -----------------
                                                                            (2,659)                 (32)
                                                                 -----------------    -----------------
        Earnings before income taxes..........................              36,645               22,601
Provision for income taxes....................................              15,027                9,251
                                                                 -----------------    -----------------
Net earnings..................................................   $          21,618    $          13,350
                                                                 =================    =================
Net earnings per share........................................               $1.53                $0.96
                                                                 =================    =================
Average equivalent common shares..............................              14,111               13,920


       See accompanying note to interim consolidated financial statements.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997
                                   (UNAUDITED)

                     ALL REFERENCES ARE TO INTERIM PERIODS.


                                              Common Stock                              Capital
                                      -----------------------------     Treasury      In Excess Of      Retained
                                         Voting        Non-voting         Stock       Stated Value      Earnings         Total
                                      -------------   -------------   ------------    ------------   -------------   ------------
                                                                (In thousands, except per share amounts)

Balance, March 29, 1997               $         643   $       1,691   $     (7,029)   $       4,506  $      80,009   $     79,820
  Net earnings......................             --              --             --              --          21,618         21,618
  Cash dividends on common stock:
      $.34 per share................             --              --             --              --          (4,664)        (4,664)
  Stock options exercised: 154,145
      shares........................             --              --          3,641             (16)             --          3,625
  Purchases of common stock: 34,676
      shares........................             --              --           (925)             --              --           (925)
  Estimated shares to be issued to
      Employee Stock Plan: 0 shares.             --              --             --              --              --              0
  Shares issued to executives:
      2,831 shares..................             --              --             65              10              --             75
  Shares issued to stock-based
      incentive plans: 17,235
      shares........................             --              --            396              17              --            413
                                      -------------   -------------   ------------    ------------   -------------   ------------
Balance, September 27, 1997.........  $         643   $       1,691   $     (3,852)   $      4,517   $      96,963   $     99,962
                                      =============   =============   ============    ============   =============   ============

       See accompanying note to interim consolidated financial statements.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   FOR THE SIX MONTHS ENDED SEPTEMBER 27, 1997
                             AND SEPTEMBER 28, 1996
                                   (UNAUDITED)

                     ALL REFERENCES ARE TO INTERIM PERIODS.

                                                                                       1997                   1996
                                                                                -------------------    ------------------
                                                                                              (In thousands)
Cash Flows from Operating Activities:
  Cash received from customers...............................................   $          252,414     $          242,819
  Cash paid to suppliers and employees.......................................             (210,796)              (210,582)
  Interest paid..............................................................               (3,416)                (3,978)
  Investment income received.................................................                  216                    136
  Income taxes paid..........................................................              (15,058)               (11,204)
                                                                                ------------------     ------------------
      Net cash from operating activities.....................................               23,360                 17,191
                                                                                ------------------     ------------------
Cash Flows from Investing Activities:
  Net cash outlay for acquisitions (Note 2)..................................              (10,775)                (4,867)
  Capital expenditures.......................................................               (7,964)                (8,747)
  Proceeds from sales of assets and businesses...............................                  105                  5,683
  Other......................................................................                 (337)                (1,103)
                                                                                ------------------     ------------------
      Net cash used by investing activities..................................              (18,971)                (9,034)
                                                                                ------------------     ------------------
Cash Flows from Financing Activities:
  Net borrowings under revolving credit agreement............................                   --                 20,000
  Payments on long-term debt.................................................               (4,866)               (19,974)
  Dividends paid.............................................................               (4,664)                (4,415)
  Proceeds from stock options exercised......................................                3,625                    165
  Capital stock repurchased..................................................                 (925)                (1,305)
  Other......................................................................                  (16)                   (30)
                                                                                ------------------     ------------------
      Net cash used by financing activities..................................               (6,846)                (5,559)
                                                                                ------------------     ------------------
Net Change in Cash and Cash Equivalents......................................               (2,457)                 2,598
Cash and cash equivalents at beginning of year...............................                5,867                    674
                                                                                ------------------     ------------------
Cash and Cash Equivalents at End of Year.....................................   $            3,410     $            3,272
                                                                                ==================     ==================

Reconciliation of net earnings to net cash from operating activities:
  Net earnings...............................................................   $           21,618     $           13,350
  Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization.......................................               11,475                 11,023
         Stock-based compensation expense....................................                1,289                  1,385
         Deferred income taxes...............................................                 (321)                  (569)
         Changes in assets and liabilities, net of effects from acquisitions and divestitures:
             Accounts receivable.............................................                1,822                 (2,824)
             Inventories.....................................................                 (768)                (2,199)
             Prepaid and other assets........................................               (1,050)                   (92)
             Accounts payable, accrued expenses and unearned income..........              (10,488)                   707
             Income taxes payable............................................                  290                 (1,384)
         Other, net..........................................................                 (507)                (2,206)
                                                                                -------------------    -------------------
Net cash from operating activities...........................................   $            23,360    $            17,191
                                                                                ===================    ===================

       See accompanying note to interim consolidated financial statements.

                NOTE TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                   September 27, 1997, September 28, 1996 ALL
            REFERENCES ARE TO INTERIM PERIODS UNLESS OTHERWISE NOTED.


         The interim financial statements should be read in conjunction with the audited consolidated financial statements of Cowles and related notes thereto appearing elsewhere herein.

         In the opinion of management, the interim financial statements contain all adjustments necessary to present fairly the Company's balance sheets, consolidated statement of earnings and cash flows for the interim periods presented. All adjustments are normal recurring entries. These interim financial statements are not necessarily indicative of the results to be expected for a full year.

                                                                        ANNEX A
                                                                        -------

===============================================================================


                              AMENDED AND RESTATED

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                          DATED AS OF FEBRUARY 13, 1998

                                  BY AND AMONG

                           MCCLATCHY NEWSPAPERS, INC.,

                              COWLES MEDIA COMPANY,

                                MNI NEWCO, INC.,

                               MNI MERGERCO, INC.

                                       AND

                               CMC MERGERCO, INC.


===============================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1    Merger........................................................... 2
     Section 1.01   Mergers................................................... 2
     Section 1.02   Closing................................................... 2
     Section 1.03   Effective Time............................................ 2
     Section 1.04   Effects of the Mergers.................................... 2
     Section 1.05   Organization of Newco Holding and Merger
                    Subsidiaries.............................................. 2
     Section 1.06   Certificate of Incorporation; Bylaws...................... 3
     Section 1.07   Directors and Officers.................................... 3

ARTICLE 2    Conversion of Securities......................................... 3
     Section 2.01   Effect on Capital Stock................................... 3
     Section 2.02   Elections................................................. 5
     Section 2.03   Proration................................................. 6
     Section 2.04   Exchange Ratio Definitions................................ 7
     Section 2.05   Stock Plans and Compensation Units........................ 8
     Section 2.06   Payment of Merger Consideration........................... 9

ARTICLE 3    Representations and Warranties of the Company................... 12
     Section 3.01   Organization, Standing and Corporate Power............... 12
     Section 3.02   Company Subsidiaries..................................... 13
     Section 3.03   Capital Structure........................................ 13
     Section 3.04   Authority; Non-Contravention............................. 14
     Section 3.05   Company Public Documents................................. 15
     Section 3.06   Absence of Certain Changes or Events..................... 16
     Section 3.07   Litigation; Compliance with Law.......................... 16
     Section 3.08   Benefit Plans............................................ 16
     Section 3.09   Labor Matters............................................ 19
     Section 3.10   Tax Returns and Tax Payments............................. 19
     Section 3.11   Environmental Matters.................................... 19
     Section 3.12   Title to Properties; Encumbrances........................ 20
     Section 3.13   Intellectual Property.................................... 20
     Section 3.14   Books and Records........................................ 21
     Section 3.15   Brokers.................................................. 21
     Section 3.16   Insurance................................................ 21
     Section 3.17   Material Contracts....................................... 21
     Section 3.18   Affiliate Transactions................................... 21
     Section 3.19   Opinion of Company's Financial Advisor................... 21
     Section 3.20   Company Board Recommendation............................. 21
     Section 3.21   Company Stockholder Approval............................. 21
     Section 3.22   No Other Representations or Warranties................... 22
     Section 3.23   Deemed Execution Date.................................... 22

ARTICLE 4    Representations and Warranties of Parent........................ 22
     Section 4.01   Organization, Standing and Corporate Power............... 22
     Section 4.02   Subsidiaries............................................. 22

     Section 4.03   Capital Structure........................................ 22
     Section 4.04   Authority; Non-Contravention............................. 23
     Section 4.05   Parent SEC Documents..................................... 24
     Section 4.06   Absence of Certain Changes or Events..................... 25
     Section 4.07   Litigation; Compliance with Law.......................... 25
     Section 4.08   Benefit Plans............................................ 25
     Section 4.09   Labor Matters............................................ 27
     Section 4.10   Tax Returns and Tax Payments............................. 27
     Section 4.11   Environmental Matters.................................... 27
     Section 4.12   Brokers.................................................. 28
     Section 4.13   Opinion of Parent's Financial Advisor.................... 28
     Section 4.14   Parent Board Recommendation.............................. 28
     Section 4.15   Parent Stockholder Approval.............................. 28
     Section 4.16   Financial Capability..................................... 28
     Section 4.17   Qualification as a Reorganization for Tax Purposes....... 28
     Section 4.18   No Other Representations or Warranties................... 28
     Section 4.19   Deemed Execution Date.................................... 28

ARTICLE 4A   Representations and Warranties of Newco Holding................. 29
     Section 4A.01  Organization, Standing and Corporate Power and Authority. 29
     Section 4A.02  Non-Contravention........................................ 29
     Section 4A.03  Interim Operations....................................... 29

ARTICLE 5    Covenants Regarding Conduct of Business......................... 29
     Section 5.01   Conduct of Business by the Company....................... 29
     Section 5.02   Conduct of Business by Parent............................ 32
     Section 5.03   Coordination of Dividends................................ 32

ARTICLE 6    Additional Agreements Relating to the Mergers................... 33
     Section 6.01   Preparation of Form S-4 and Joint Proxy Statement;
                    Stockholder Meetings..................................... 33
     Section 6.02   Letter of Company's Accountants.......................... 34
     Section 6.03   Letter of Parent's Accountants........................... 34
     Section 6.04   Access to Information; Confidentiality................... 34
     Section 6.05   Mutual Best Efforts...................................... 35
     Section 6.06   Public Announcements..................................... 36
     Section 6.07   Affiliate Agreements..................................... 36
     Section 6.08   Stock Exchange Listing................................... 36
     Section 6.09   Directorships............................................ 36
     Section 6.10   No Solicitation.......................................... 36
     Section 6.11   Indemnification.......................................... 37
     Section 6.12   Certain Newspaper Matters................................ 37
     Section 6.13   Charitable Contributions................................. 37
     Section 6.14   Tax Matters.............................................. 38
     Section 6.15   Registration of Parent Stock Held by Rule 145
                    Affiliates............................................... 38

ARTICLE 7    Employment Matters.............................................. 38
     Section 7.01   Certain Employment-Related Definitions................... 38
     Section 7.02   Benefit Plans............................................ 39

     Section 7.03   Severance Payments to Non-Represented Employees.......... 40
     Section 7.04   Other Employment-Related Obligations..................... 41
     Section 7.05   Enforcement.............................................. 41

ARTICLE 8    Conditions Precedent to Merger.................................. 41
     Section 8.01   Conditions to Each Party's Obligation.................... 41
     Section 8.02   Conditions to Obligations of Parent...................... 42
     Section 8.03   Conditions to Obligation of the Company.................. 43

ARTICLE 9    Termination, Amendment, Fees and Expenses....................... 43
     Section 9.01   Termination.............................................. 43
     Section 9.02   Effect of Termination.................................... 44
     Section 9.03   Amendment................................................ 44
     Section 9.04   Extension; Waiver........................................ 45
     Section 9.05   Procedure for Termination, Amendment, Etc................ 45
     Section 9.06   Fees and Expenses........................................ 45

ARTICLE 10   General Provisions.............................................. 45
     Section 10.01  Nonsurvival of Representations and Warranties............ 45
     Section 10.02  Notices.................................................. 45
     Section 10.03  Certain Definitions...................................... 46
     Section 10.04  Interpretation........................................... 47
     Section 10.05  Counterparts............................................. 47
     Section 10.06  Entire Agreement; Third-Party Beneficiaries.............. 47
     Section 10.07  Governing Law............................................ 48
     Section 10.08  Assignment............................................... 48
     Section 10.09  Enforcement.............................................. 48
     Section 10.10  Severability............................................. 48

EXHIBITS
--------

Exhibit 1.05(B)    Form of Newco Holding and Merger Subs Certificate and By-laws
Exhibit 1.06       Form of Newco Holding Post-Closing Certificate and By-laws
Exhibit 6.15       Registration Rights Agreement
Exhibit 7.03(F)    Form of Employee Release


SCHEDULES
---------

Company Disclosure Schedules
Parent Disclosure Schedules

DEFINED TERMS
-------------

Term                                                         Section
----                                                         -------

Access.....................................................  6.04(a)
Affiliate..................................................  10.03(a)
Agreement..................................................  (Page 1)
Alternative Proposal.......................................  6.10(a)(i)
Announcement...............................................  6.06
Base Compensation..........................................  7.01(i)
Cash Election..............................................  2.02(a)
Cash Electing Shares.......................................  2.03(a)
Cash Election Price........................................  2.01(e)(i)(A)
Cash Proration Factor......................................  2.03(b)(i)
Certificate of Merger......................................  1.03
Change in Employment Terms.................................  7.01(h)
Closing....................................................  1.02
Closing Date...............................................  1.02
Code.......................................................  (Page 1)
Company....................................................  (Page 1)
Company Benefit Plan.......................................  3.08(b)
Company Compensation Unit..................................  2.05(e)
Company Indemnification Provisions.........................  6.11
Company Disclosure Schedule................................  3
Company Excluded Shares....................................  2.01(f)
Company Financial Statements...............................  3.05
Company Merger.............................................  1.01
Company Merger Consideration...............................  2.01(e)(i)
Company Merger Sub.........................................  1.05(a)
Company Non-voting Stock...................................  (Page 1)
Company Pension Plan.......................................  3.08(b)(i)
Company Public Documents...................................  3.05
Company Stock..............................................  (Page 1)
Company Stock Certificate..................................  2.02(c)
Company Stock Option ......................................  2.05(a)
Company Stock Price........................................  2.04(a)
Company Stock Unit.........................................  2.05(b)
Company Stockholder Approval...............................  (Page 1)
Company Stockholder Meeting................................  6.01(b)
Company Subsidiaries.......................................  3.02
Company Subsidiary.........................................  3.02
Company Surviving Corporation..............................  1.01
Company Voting Stock.......................................  (Page 1)
Company Welfare Plan.......................................  3.08(b)(ii)
Confidentiality Agreement..................................  6.04(d)
Converted Stock Unit.......................................  2.05(b)(i)
Converted Stock Unit Terms and Conditions..................  2.05(b)(i)
Current Premium............................................  6.11
Defined Benefit Pension Plan...............................  3.08(g)

Term                                                         Section
----                                                         -------

Determination Date.........................................  2.01(d)(ii)(A)
Determination Date Number..................................  2.01(e)(ii)(B)
Deloitte...................................................  6.03
DGCL.......................................................  1.01
Dissenting Share...........................................  2.01(g)
Effective Time.............................................  1.03
Electing Share.............................................  2.02(a)
Election...................................................  2.2(a)
Election Record Date.......................................  2.2(c)
Employee...................................................  7.1(d)
Employee Pension Benefit Plan..............................  3.8(a)
Employee Welfare Benefit Plan..............................  3.8(a)
Environmental Claim........................................  3.11(b)(i)
Environmental Laws.........................................  3.11(b)(iii)
Environmental Permits......................................  3.11(b)(ii)
ERISA......................................................  3.08(a)
Exchange Act...............................................  4.04(c)(ii)
Exchange Agent.............................................  2.02(b)
Exchange Fund..............................................  2.06(f)
Exchange Ratio.............................................  2.04(b)
Executive Income Continuation Policy.......................  7.03(a)(ii)
Final Employee Release.....................................  7.03(f)
For Cause..................................................  7.01(f)
Form of Election...........................................  2.02(c)
Form S-4...................................................  6.01(a)
Fractional Share Payment...................................  2.06(e)(ii)
GAAP.......................................................  3.05
Governmental Entity........................................  3.04(c)
Hazardous Materials........................................  3.11(b)(iv)
HSR Act....................................................  3.04(c)(i)
Involuntary Termination....................................  7.01(g)
Joint Proxy Statement......................................  4.04(c)(ii)
KPMG.......................................................  6.02
Liens......................................................  3.02
Material Adverse Change....................................  10.03(b)
Material Adverse Effect....................................  10.03(b)
Maximum Cash Number........................................  2.01(e)(ii)(D)
Maximum Stock Number.......................................  2.01(e)(ii)(C)
Medical Allowance..........................................  7.03(d)
Mergers....................................................  1.01
Merger Consideration.......................................  2.01(e)(i)
Merger Subs................................................  1.05(a)
Multiemployer Plan.........................................  3.08(h)
1990 Long Term Incentive Plan..............................  2.05
1995 Long Term Incentive Plan..............................  2.05
Newco Holding..............................................  (Page 1)
Newco Holding Class A Stock................................  1.06

Term                                                         Section
----                                                         -------

Newco Holding Class B Stock................................  1.06
Newco Holding Stock........................................  1.06
Non-electing Share.........................................  2.02(a)
Non-election Fraction......................................  2.03(c)(i)
Non-represented Employee...................................  7.01(c)
NYSE.......................................................  2.04(c)
One-Year Period............................................  7.01(e)
Parent.....................................................  (Page 1)
Parent Class A Stock.......................................  (Page 1)
Parent Class B Stock.......................................  (Page 1)
Parent Disclosure Schedule.................................  4
Parent Merger..............................................  1.01
Parent Merger Consideration................................  2.01(c)
Parent Merger Sub..........................................  1.05(a)
Parent SEC Documents.......................................  4.05
Parent Stock...............................................  (Page 1)
Parent Stock Price.........................................  2.04(c)
Parent Stockholder Approval................................  (Page 1)
Parent Stockholders Meeting................................  6.01(b)
Parent Subsidiaries........................................  4.02
Parent Subsidiary..........................................  4.02
Parent Surviving Corporation...............................  1.01
PBGC.......................................................  3.08(f)(ii)
Permitted Company Stock Changes............................  5.01(b)
Permitted Investments......................................  2.06(h)
Person.....................................................  10.03(c)
Qualified Plan.............................................  3.08(e)
Reorganization.............................................  (Page 1)
Represented Employee.......................................  7.01(b)
Rule 145 Affiliate.........................................  6.07
Salomon Opinion............................................  4.13
SEC........................................................  3.02
Securities Act.............................................  3.03(b)
Severance Amount...........................................  7.03(b)
Severance Period...........................................  7.03(d)
Significant Subsidiary.....................................  3.02
Stock Electing Shares......................................  2.03(a)
Stock Election.............................................  2.02(a)
Stock Election Price.......................................  2.01(e)(i)(B)
Stock Exchange.............................................  2.04(c)
Stock Plan.................................................  2.05
Stock Proration Factor.....................................  2.03(a)
Subsidiary.................................................  10.03(d)
Surviving Corporation......................................  7.01(a)
Volume Weighted Average Trading Price......................  2.04(c)

                AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION


         THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is dated as of February 13, 1998, by and among McClatchy Newspapers, Inc., a Delaware corporation ("Parent"), Cowles Media Company, a Delaware corporation (the "Company"), MNI Newco, Inc., a Delaware corporation ("Newco Holding"), MNI Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of Newco Holding ("Parent Merger Sub") and CMC Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of Newco Holding ("Company Merger Sub" and, together with Parent Merger Sub, the "Merger Subs"), and amends and restates the agreement between Parent and the Company dated as of November 13, 1997 (the "Original Agreement").

                              W I T N E S S E T H:

         WHEREAS, the respective Boards of Directors of Parent, the Company, Newco Holding and each Merger Sub have approved the reorganization whereby Newco Holding will acquire all of the stock of each of Parent and the Company through the merger of Parent Merger Sub and Company Merger Sub with and into each of Parent and the Company respectively (the "Reorganization"); and

         WHEREAS, the authorized capital stock of the Company consists of 14,600,000 shares of common stock without par value ("Company Stock"), of which 4,000,000 shares are voting common stock ("Company Voting Stock") and 10,600,000 shares are non-voting common stock ("Company Non-Voting Stock"); and

         WHEREAS, the authorized capital stock of Parent consists of 100,000,000 shares of Class A Common Stock, $.01 par value ("Parent Class A Stock"), and 60,000,000 shares of Class B Common Stock, $.01 par value ("Parent Class B Stock," and together with the Parent Class A Stock, "Parent Stock"); and

         WHEREAS, the Company Merger (as hereinafter defined) and this Agreement require the affirmative vote of holders of a majority of all outstanding shares of Company Voting Stock for the approval thereof (the "Company Stockholder Approval"); and

         WHEREAS, the Parent Merger (as hereinafter defined) and this Agreement require the affirmative vote of holders of a majority in voting interest of all outstanding shares of Parent Stock for approval thereof (the "Parent Stockholder Approval"); and

         WHEREAS, concurrent with the execution and delivery of this Agreement, in order to induce Parent to enter into this Agreement, certain record and beneficial stockholders of the Company are entering into the Company Stockholders Voting Agreement; and

         WHEREAS, concurrent with the execution and delivery of this Agreement, in order to induce the Company to enter into this Agreement, certain stockholders of Parent are entering into the Parent Stockholders Voting Agreement; and

         WHEREAS, for Federal income-tax purposes, it is intended that (i) the Parent Merger qualify as a reorganization under the provisions of section 368(a) of the Internal Revenue Code of 1986, as amended

(the "Code"), and/or as an exchange under the provisions of section 351 of the Code and (ii) the Company Merger qualify as an exchange under the provisions of section 351 of the Code.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements in this Agreement, the parties agree as follows:


                                    ARTICLE 1

                                     MERGER

         SECTION 1.01 MERGERS. Under the terms and conditions in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company Merger Sub shall be merged with and into the Company (the "Company Merger"), and the Parent Merger Sub shall be merged with and into Parent (the "Parent Merger," and together with the Company Merger, the "Mergers"), at the Effective Time. At the Effective Time, the separate existence of the Company Merger Sub shall cease, and the Company shall continue to exist as the surviving corporation (the "Company Surviving Corporation"), a wholly owned subsidiary of Newco Holding, and the separate existence of Parent Merger Sub shall cease and Parent shall continue to exist as the surviving corporation (the "Parent Surviving Corporation"), a wholly owned subsidiary of Newco Holding. At the Effective Time, the certificates of incorporation and bylaws of the Company and Parent shall be the certificates of incorporation and bylaws of the Company Surviving Corporation and the Parent Surviving Corporation, respectively, provided that, in connection with the Mergers, the Company Surviving Corporation and the Parent Surviving Corporation may change their respective corporate names and make such other changes to their respective certificates of incorporation and bylaws as Parent shall determine to be reasonably necessary or desirable.

         SECTION 1.02 CLOSING. Unless this Agreement shall have been terminated pursuant to Article 9, and subject to satisfaction or waiver of the conditions in Article 8, the closing of the Reorganization (the "Closing") will occur at 10:00 a.m., local time, on the first business day after satisfaction or waiver of the conditions set forth in Section 8.01 (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Sections 8.02 and 8.03), at the offices of Pillsbury Madison & Sutro LLP in San Francisco, California (the day on which the Closing occurs being the "Closing Date").

         SECTION 1.03 EFFECTIVE TIME. As soon as practicable on or after the Closing Date, the parties shall cause to be duly prepared and filed with the Secretary of State of the State of Delaware a certificate of merger for each of the Company Merger and the Parent Merger (each, a "Certificate of Merger"), executed in accordance with the applicable provisions of the DGCL, and shall make all other filings or recordings required under the DGCL. The Mergers shall become effective upon the date and time of filing with the Secretary of State of the State of Delaware of (i) the Certificate of Merger relating to the Company Merger and (ii) the Certificate of Merger relating to the Parent Merger, which filings shall be made contemporaneously (such time when the Mergers become effective being the "Effective Time").

         SECTION 1.04 EFFECTS OF THE MERGERS. The Mergers shall have the effects stated in the DGCL.

         SECTION 1.05  ORGANIZATION OF NEWCO HOLDING AND MERGER SUBSIDIARIES.

         (a) Parent has caused Newco Holding and the Merger Subs to be organized for the sole purpose of effectuating the Reorganization.

         (b) The initial certificate of incorporation and bylaws of Newco Holding are set forth in Exhibit 1.05(b).

         (c) The certificate of incorporation and bylaws of Company Merger Sub are set forth in Exhibit 1.05(b).

         (d) The certificate of incorporation and bylaws of Parent Merger Sub are set forth in Exhibit 1.05(b).

         SECTION 1.06 CERTIFICATE OF INCORPORATION; BYLAWS. Parent shall cause the certificate of incorporation and bylaws of Newco Holding to be amended prior to the Closing to be in the forms attached as Exhibit 1.06, with such changes as Parent may determine to be appropriate; PROVIDED, HOWEVER, that such changes may not be made without the prior consent of the Company, which consent shall not be unreasonably withheld. The Class A Common Stock, $.01 par value, described in the certificate of incorporation set forth in Exhibit 1.06 is referred to herein as the "Newco Holding Class A Stock", and the Class B Common Stock, $.01 par value, described in the certificate of incorporation set forth in Exhibit 1.06 is referred to herein as the "Newco Holding Class B Stock," and together with the Newco Holding Class A Stock, the "Newco Holding Stock".

         SECTION 1.07  DIRECTORS AND OFFICERS.

         (a) DIRECTORS AND OFFICERS OF NEWCO HOLDING. Subject to Section 6.09 hereof, as of the Effective Time, the directors and officers of Newco Holding will be identical to the directors and officers of Parent immediately prior to the Effective Time. Each such director and officer shall remain in office until his or her successor is elected and qualified.

         (b) DIRECTORS OF SURVIVING CORPORATIONS. The directors of Parent Merger Sub immediately prior to the Effective Time shall be the directors of Parent Surviving Corporation, and the directors of Company Merger Sub immediately prior to the Effective Time shall be the directors of the Company Surviving Corporation, in each case as of the Effective Time and until their respective successors are elected and qualified.


                                    ARTICLE 2

                            CONVERSION OF SECURITIES

         SECTION 2.01 EFFECT ON CAPITAL STOCK. As of the Effective Time, each of the following shall occur:

         (a) STOCK OF MERGER SUBS. Each share of common stock of Company Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one share of voting common stock of Company Surviving Corporation. Each share of common stock of Parent Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one share of class A common stock of Parent Surviving Corporation.

         (b) NEWCO HOLDING CAPITAL STOCK. Each share of capital stock of Newco Holding issued and outstanding immediately prior to the Effective Time shall be canceled and retired and shall cease to exist.

         (c) CONVERSION OF PARENT STOCK. Except as otherwise provided herein, at the Effective Time, each issued and outstanding share of Parent Class A Stock or Parent Class B Stock shall be converted into one share of Newco Holding Class A Stock or Newco Holding Class B Stock, respectively (the "Parent Merger Consideration.")

         (d) CANCELLATION OF TREASURY STOCK AND COMPANY OWNED PARENT STOCK. At the Effective Time, each share of Parent Stock which is owned by Parent as treasury stock or by any Parent Subsidiary (as hereinafter defined), and each share of Parent Stock that is owned by the Company or any Company Subsidiary (as hereinafter defined), shall automatically be canceled and retired and shall cease to exist, and no cash, Newco Holding Stock or other consideration shall be delivered in exchange therefor.

         (e)  CONVERSION OF COMPANY STOCK.

                  (i) Except as otherwise provided herein, including without limitation Section 2.03, each issued and outstanding share of Company Stock shall be converted into the right to receive, from Newco Holding, at the election of the holder thereof as provided in Section 2.02, the following (the "Company Merger Consideration," and together with the Parent Merger Consideration, the "Merger Consideration"):

                           (A)  cash of $90.50 (the "Cash Election Price");

                           (B) that number of fully paid and nonassessable
                  shares of Newco Holding Class A Stock as equals the Exchange Ratio (as hereinafter defined), (the "Stock Election Price"); or

                           (C) a combination of cash and shares of Newco Holding
                  Class A Stock.

                  (ii)  CERTAIN DEFINITIONS.

                           (A) The "Determination Date" shall be the last day of
                  the valuation period used to determine the Parent Stock Price under Section 2.04(c).

                           (B) The total number of shares of Company Stock
                  outstanding (other than Company Excluded Shares) plus the number of Converted Stock Units and Company Compensation Units (each as hereinafter defined), in each case at the Determination Date, shall be the "Determination Date Number."

                           (C) The "Maximum Stock Number" shall be the number
                  obtained by multiplying 25% by the Determination Date Number.

                           (D) The "Maximum Cash Number" shall be equal to (I)
                  85% multiplied by the Determination Date Number less (II) that number which is the sum of the Dissenting Shares plus the Company Compensation Units.

         (f) CANCELLATION OF TREASURY STOCK AND PARENT OWNED COMPANY STOCK. At the Effective Time, each share of Company Stock that is owned by the Company as treasury stock or by any Company Subsidiary, and each share of Company Stock that is owned by Parent or any Parent Subsidiary, shall automatically be canceled and retired and shall cease to exist (such shares to be referred to herein as

"Company Excluded Shares"), and no cash, Newco Holding Stock or other consideration shall be delivered in exchange therefor.

         (g) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, each share (if any) of Parent Class B Stock or Company Stock issued and outstanding immediately before the Effective Time for which the holder submitted a valid written demand for appraisal of such share pursuant to
Section 262 of the DGCL, which demand has not been withdrawn at or prior to such time (each, a "Dissenting Share"), shall not be converted into any Parent Merger Consideration or Company Merger Consideration, respectively. If after the Effective Time any such holder fails to perfect (or otherwise loses) any such right to appraisal, then each such share of such holder shall be treated thereafter, (i) if Parent Class B Stock, as a share thereof that had been converted as of the Effective Time into the right to receive the Parent Merger Consideration and (ii) if Company Stock, as a share that is not an Electing Share (as hereinafter defined) that had been converted into the right to receive the Company Merger Consideration. The Company shall give prompt notice to Parent and Newco Holding of each demand received by the Company for appraisal of Company Stock, and Parent (prior to the Effective Time) and Newco Holding shall have the right to participate in negotiations and proceedings regarding each such demand. The Company shall not, except with the prior written consent of Parent (prior to the Effective Time) and Newco Holding, settle or make any payment regarding any such demand.

         (h) CONVERSION OF CERTAIN STOCK UNITS. Except as otherwise provided herein, each Converted Stock Unit (as hereinafter defined) shall be converted into the same consideration as the Company Merger Consideration, in the manner provided in Section 2.01(e), as though such Converted Stock Unit were one issued and outstanding share of Company Stock.

         SECTION 2.02  ELECTIONS.

         (a) Each person who, on or prior to the Election Date (as hereinafter defined), is a record holder of shares of Company Stock or is a holder of Converted Stock Units will be entitled, with respect to all or any portion of such shares of Company Stock or Converted Stock Units, as applicable, to make an election on or prior to the Election Date to receive the Cash Election Price (a "Cash Election") and/or the Stock Election Price (a "Stock Election"), each of which shall be an "Election" and shall be subject to the following terms. Subject to paragraph (e) below, each share of Company Stock or Converted Stock Unit as to which an Election has been made and not revoked shall be an "Electing Share" and each share of Company Stock or Converted Stock Unit that is not an Electing Share shall be a "Non-Electing Share."

         (b) Prior to mailing of the Joint Proxy Statement (as hereinafter defined), Parent shall cause Newco Holding to appoint Chase Mellon Shareholder Services LLC (or if Chase Mellon Shareholder Services LLC is unwilling or unable to act, any other bank or trust company mutually acceptable to the Company and Parent) to act as exchange agent (the "Exchange Agent") for payment and delivery of the Merger Consideration.

         (c) Parent, on behalf of Newco Holding, shall prepare a form of election (which, when approved by the Company, shall be the "Form of Election") and shall mail the Form of Election with the Joint Proxy Statement to each record holder of Company Stock and each holder of a Converted Stock Unit as of the record date for the Company Stockholder Meeting (as hereinafter defined), which Form of Election shall be used by any such holder wanting to make an Election in respect of any or all Company Stock or Converted Stock Unit, as the case may be, held by any such holder. Any purported Election shall have been properly made only if the Exchange Agent shall have received at its office designated in the Form of Election by 5:00 p.m., New York time, on the business day (the "Election Record Date") next preceding the date of the Company Stockholder Meeting, a Form of Election properly completed and signed and, in the case of delivery of a Form of Election in respect of Company Stock, accompanied by the certificates evidencing the shares of Company Stock (each a "Company Stock Certificate") to which such Form of Election relates (but no Converted Stock Unit shall be subject to any requirement of delivering any Company Stock Certificate), duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate written guarantee of delivery of such Company Stock Certificates in accordance with such Form of Election, from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, if such Company Stock Certificates are in fact delivered to the Exchange Agent within five New York Stock Exchange trading days after delivery of such guarantee).

         (d) Any Form of Election may be revoked only by the record holder of the applicable share of Company Stock or the holder of the applicable Converted Stock Unit, as the case may be, submitting it and only by written notice received by the Exchange Agent prior to 5:00 p.m. New York time on the Election Record Date. Each Form of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Company Merger has been abandoned. If a Form of Election is revoked, each Company Stock Certificate (or guarantee of delivery, as the case may be) to which such Form of Election relates shall be promptly returned to the submitting holder.

         (e) The Exchange Agent's good-faith determination shall be binding (except in the case of manifest error) as to whether or not any election has been properly made or revoked and as to when any election or revocation was received. If the Exchange Agent determines, with respect to any share of Company Stock or any Converted Stock Unit, that any purported election was not properly made, such share of Company Stock or Converted Stock Unit, as the case may be, shall be treated by the Exchange Agent as a Non-Electing Share. The Exchange Agent shall make all computations as to allocation and proration referred to below and each such computation made in good faith shall be conclusive and binding on each holder of Company Stock or Converted Stock Unit, as the case may be (except in the case of manifest error). The Exchange Agent may, with the agreement of Parent and the Company, make such rules as are consistent with this Section for implementation of Elections and termination of Converted Stock Units.

         SECTION 2.03  PRORATION.

         (a) If the total number of Electing Shares covered by Stock Elections (the "Stock Electing Shares") exceeds the Maximum Stock Number, then all Electing Shares covered by Cash Elections (the "Cash Electing Shares") and all Non-Electing Shares shall be converted into the right to receive the Cash Election Price, and all Stock Electing Shares shall be converted in the following manner:

                  (i) The "Stock Proration Factor" shall be the Maximum Stock Number divided by the total number of Stock Electing Shares (rounded to the nearest 1/1,000,000).

                  (ii) For each Stock Election, the number of Stock Electing Shares to be converted into the right to receive the Stock Election Price shall be the total number of Stock Electing Shares covered by such Stock Election multiplied by the Stock Proration Factor.

                  (iii) All Stock Electing Shares, other than that number converted into the right to receive the Stock Election Price in accordance with Section 2.03(a)(ii), shall be converted into the right to receive the Cash Election Price.

         (b) If the total number of Cash Electing Shares exceeds the Maximum Cash Number, then all Stock Electing Shares and all Non-Electing Shares shall be converted into the right to receive the Stock Election Price, and the Cash Electing Shares shall be converted in the following manner:

                  (i) The "Cash Proration Factor" shall be the Maximum Cash Number divided by the number of Cash Electing Shares (rounded to the nearest 1/1,000,000).

                  (ii) For each Cash Election, the number of Cash Electing Shares to be converted into the right to receive the Cash Election Price shall be the total number of Cash Electing Shares covered by such Cash Election multiplied by the Cash Proration Factor.

                  (iii) All Cash Electing Shares, other than that number converted into the right to receive the Cash Election Price in accordance with Section 2.03(b)(ii), shall be converted into the right to receive the Stock Election Price.

         (c) If neither Section 2.03(a) nor Section 2.03(b) applies, then all Cash Electing Shares shall be converted into the right to receive the Cash Election Price, all Stock Electing Shares shall be converted into the right to receive the Stock Election Price, and each Non-Electing Share, if any, shall be converted into the right to receive

                  (i) cash equal to the product of (x) the Cash Election Price and (y) a fraction (the "Non-Election Fraction"), the numerator of which shall be the excess, if any, of the Maximum Cash Number over the total number of Cash Electing Shares and the denominator of which shall be the excess of (A) the Determination Date Number (less (i) the number of shares of Company Stock that are Dissenting Shares and (ii) the number of Company Compensation Units) over (B) the sum of the total number of Electing Shares; plus

                  (ii) to the extent applicable, a number of Newco Holding Class A Stock shares equal to the product of (x) the Stock Election Price and
         (y) a fraction equal to 1.0 minus the Non-Election Fraction.

(Notwithstanding the foregoing, however, if, in the absence of this sentence, the Non-Election Fraction would be greater than 1.0 or would have a denominator of zero, then the Non-Election Fraction shall be 1.0.)

         SECTION 2.04  EXCHANGE RATIO DEFINITIONS.

         (a)  "Company Stock Price" is $90.50.

         (b) "Exchange Ratio" is the Company Stock Price divided by the Parent Stock Price, rounded to the nearest 1/100,000, PROVIDED, HOWEVER, that if the foregoing would cause the Exchange Ratio to be less than 2.68820, then the Exchange Ratio shall be 2.68820 and if the foregoing would cause the Exchange Ratio to be greater than 3.01667, then the Exchange Ratio shall be 3.01667.

         (c) "Parent Stock Price" is the average of the Volume Weighted Average Trading Price (as hereinafter defined) of Parent Class A Stock on the New York Stock Exchange ("NYSE" or the "Stock Exchange"), as reported on the NYSE Composite Transactions Tape for the 15 trading days randomly selected by lot out of the 25 trading days ending on the second trading day immediately preceding the

Closing Date. "Volume Weighted Average Trading Price" means, for any given trading day, an amount equal to (A) the sum of each of the products of (x) each sales price at which Parent Class A Stock was traded during such trading day on the NYSE (or such other principal exchange on which such security is listed) and
(y) the number of shares of Parent Class A Stock traded at such price during such trading day, divided by (B) the total number of shares of Parent Class A Stock so traded on such trading day.

         SECTION 2.05 STOCK PLANS AND COMPENSATION UNITS. "Stock Plan" means any plan, program or arrangement of the Company under which the Company has granted any stock option, restricted stock, right to receive stock or other compensation payable in Company Stock including without limitation the Company's Long Term Incentive Plan As Amended and Restated, effective July 25, 1990 (the "1990 Long Term Incentive Plan"), and the Company's 1995 Stock Incentive Plan, as amended (the "1995 Long Term Incentive Plan"). As soon as practicable following November 13, 1997, the Board of Directors of the Company shall adopt such resolutions or take such other actions as may be required to effect the following with respect to each Stock Plan:

         (a) "Company Stock Option" shall mean an option to purchase one share of Company Stock granted under any Stock Plan. For each Company Stock Option that is outstanding immediately before the Effective Time, the terms of such Company Stock Option (and such Stock Plan, as applicable) shall be amended so as to provide as follows:

                  (i) If such Company Stock Option is vested before (or as a consequence of) the Company Merger and is exercisable at an exercise price that is less than the Company Stock Price, and the holder of such Company Stock Option shall have elected (by written notice to Parent, by 5:00 p.m. San Francisco time on the Election Record Date) to receive the payment contemplated by this clause (i), then such Company Stock Option shall be canceled in exchange for a payment from Newco Holding (payable in cash at Closing, subject to any applicable withholding taxes) equal to the excess of the Company Stock Price over the exercise price.

                  (ii) Any Company Stock Option that is not canceled pursuant to clause (i) above shall become (at the Effective Time) an option to acquire (on the same terms and conditions as were applicable under such Company Stock Option) the number of shares of Newco Holding Class A Stock as equals the Exchange Ratio, at an exercise price per share of Newco Holding Class A Stock (which exercise price shall be rounded to the nearest one cent) equal to (A) the exercise price under such Company Stock Option divided by (B) the Exchange Ratio.

         (b) "Company Stock Unit" shall mean a restricted performance stock unit granted under a Stock Plan. For each Company Stock Unit that is outstanding immediately before the Effective Time, the terms of such Company Stock Unit (and such Stock Plan, as applicable) shall be amended so as to provide as follows:

                  (i) Each Company Stock Unit referred to in Company Disclosure
         Schedule 2.05(b) shall be a "Converted Stock Unit" and shall be converted at the Effective Time into the right to receive consideration equal to the Company Merger Consideration, in each case subject to the terms and conditions specified for such Converted Stock Unit in Company Disclosure Schedule 2.05(b), including withholding of any applicable taxes (in each case the "Converted Stock Unit Terms and Conditions").

                  (ii) Each Company Stock Unit that is not a Converted Stock Unit shall be canceled at the Effective Time, no amount shall be paid or exchanged therefor and Company Surviving Corporation shall have no obligation with regard thereto after the Effective Time.

         (c) As of the Effective Time, Parent shall cause Newco Holding to assume all of the Company's obligations under each Stock Plan (as amended pursuant to the terms hereof).

         (d) As soon as practicable after the Closing Date, Parent shall cause Newco Holding to include under a registration statement on Form S-8 filed by Newco Holding covering the total number of shares of Newco Holding Stock subject to outstanding Company Stock Options. Parent shall maintain the effectiveness of such registration statement until all Company Stock Options have been exercised, expired or forfeited.

         (e) "Company Compensation Unit" shall mean a Performance Compensation Unit referred to in Company Disclosure Schedule 2.05(e) or a Stay-Bonus Compensation Unit referred to in Company Disclosure Schedule 2.05(e). Each Company Compensation Unit shall be converted at the Effective Time into the right to receive consideration equal to the Cash Election Price, and Newco Holding shall cause the Company Surviving Corporation to pay such consideration within 20 days after the Closing Date.

         SECTION 2.06  PAYMENT OF MERGER CONSIDERATION.

         (a) EXCHANGE AGENT. On the Closing Date, Parent shall cause Newco Holding to deposit with the Exchange Agent all cash and certificates evidencing shares of Newco Holding Stock which holders of shares of Company Stock and Converted Stock Units are entitled to receive under this Agreement as the Company Merger Consideration for the benefit of such holders and for exchange in accordance with this Article 2. The Exchange Agent shall, under irrevocable instructions, deliver and pay all Merger Consideration and other consideration in accordance with this Article 2.

         (b)  EXCHANGE PROCEDURES.

                  (i) With respect to each Company Stock Certificate outstanding at the Effective Time (other than any evidencing Dissenting Shares), Newco Holding shall cause the Exchange Agent to mail (as soon as practicable after the Closing Date, but in any event within five days thereafter), to the holder of such Company Stock Certificate, (A) a letter of transmittal and (B) instructions to effect the surrender of such Stock Certificate in exchange for the Company Merger Consideration.

                  (ii)  With respect to each holder of

                           (A) a Company Stock Certificate that is surrendered
                  to the Exchange Agent (together with and in accordance with the duly executed letter of transmittal and such other customary documents as may be required pursuant to the instructions provided by the Exchange Agent);

                           (B)  a Company Stock Certificate previously
                  surrendered with a Form of Election for making any Election;
                  or

                           (C)  a Converted Stock Unit,

         Newco Holding shall cause the Exchange Agent to deliver and pay to such holder certificates evidencing the number of shares of Newco Holding Stock (if any) plus the amount of cash (if any) to which such holder is entitled pursuant to this Agreement as the Company Merger Consideration or payable with respect to Converted Stock Units (which delivery and payment in the case of each Converted Stock Unit shall be subject to its respective Converted Stock Unit Terms and Conditions).

                  (iii) After the Effective Time, there shall be no further transfer on the records of the Company or Parent or its respective transfer agent of any Company Stock Certificate or certificate evidencing a share of Parent Stock (a "Parent Stock Certificate"; Parent Stock Certificates and Company Stock Certificates, collectively, the "Stock Certificates"). If any Company Stock Certificate is presented for transfer, it shall be canceled against delivery by the Exchange Agent of the Company Merger Consideration. Any Parent Stock Certificate presented for transfer shall be treated in a manner that gives effect to Section 2.06(b)(iv). If any Company Merger Consideration is to be delivered or paid to a name other than that in which the surrendered Company Stock Certificate, is registered, a condition of such exchange shall be that such Stock Certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and the person requesting such exchange shall (A) pay to Newco Holding any transfer (or other) tax required by reason of the issuance of such certificate in a name other than that in which the surrendered certificate is registered, or (B) establish to the satisfaction of Newco Holding that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section, each Company Stock Certificate shall, at all times after the Effective Time, represent only the right to receive the Company Merger Consideration upon such surrender. No interest will be paid (and none will accrue) under this Agreement on any cash payable as Company Merger Consideration or payable in respect of Converted Stock Units or Company Compensation Units.

                  (iv) At and after the Effective Time, each Parent Stock Certificate outstanding immediately prior to the Effective Time (other than any evidencing Dissenting Shares) shall be deemed for all purposes to evidence ownership of, and to represent, that number of shares of Newco Holding Class A Stock or Newco Holding Class B Stock, as the case may be, equal to the Parent Merger Consideration payable in respect to the shares of Parent Class A Stock or Parent Class B Stock formerly evidenced by such Parent Stock Certificate, and Newco Holding shall treat each holder of record of Parent Class A Stock or Parent Class B stock immediately prior to the Effective Time as a holder of record of Newco Holding Class A Stock or Newco Holding Class B Stock, respectively, as of the Effective Time. The registered owner on the books and records of Newco Holding or its transfer agent of each outstanding Parent Stock Certificate which, immediately prior to the Effective Time of the Merger, evidenced shares of Parent Class A Stock or Parent Class B Stock, shall, until such Parent Stock Certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Newco Holding or its transfer agent, have and be entitled to exercise any and all voting and other rights with respect to, and to receive any and all dividends and other distributions upon, the shares of Newco Holding Class A Stock or Newco Holding Class B Stock, as appropriate, of which such person is the owner.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividend or other distribution with respect to Newco Holding Stock having a record date after the Closing Date shall be paid with respect to any share of Newco Holding Stock represented by any unsurrendered Company Stock Certificate, until surrender thereof in accordance with this Agreement. Following surrender of any such Company Stock Certificate, there shall be paid (without interest) to the holder of Newco Holding Stock issued in exchange therefor,

                  (i) at the time of such surrender, the amount of dividends or other distributions theretofore paid with respect to such Newco Holding Stock having a record date after the Closing Date, and

                  (ii) at the appropriate payment date, the amount of dividends or other distributions with respect to such Newco Holding Stock having

                           (A) a record date after the Closing Date but prior to
                  such surrender and

                           (B) a payment date after such surrender.

         (d) NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The Company Merger Consideration paid and delivered upon surrender of any Company Stock Certificate, and the Parent Merger Consideration paid and delivered at the Effective Time in respect of each Parent Stock Certificate, in accordance with this Article 2 shall be deemed to have been issued (and paid) in full satisfaction of all rights regarding Company Stock or Parent Stock, as applicable, theretofore represented by such Stock Certificate, SUBJECT, HOWEVER, to the Company Surviving Corporation's and Parent Surviving Corporation's respective obligations, with respect to shares of Company Stock or Parent Stock, as applicable, outstanding immediately before the Effective Time, to pay such dividends and make any such other distribution having a record date prior to the Effective Time which

                  (i) were declared or made by the Company with respect to such Company Stock, or Parent with respect to such Parent Stock, as applicable, prior to November 13, 1997, or thereafter in accordance with this Agreement; and

                  (ii)  remain unpaid at the Effective Time.

         (e)  NO FRACTIONAL SHARES.

                  (i) Notwithstanding anything in this Article 2 to the contrary, no certificate or scrip representing any fractional share of Newco Holding Stock shall be issued as Company Merger Consideration or in respect of Converted Stock Units and no such fractional-share interest will entitle the holder thereof to any vote or any other right of a stockholder of Newco Holding.

                  (ii) Each holder entitled to receive Company Merger Consideration or payment in respect of a Converted Stock Unit who would otherwise have been entitled to receive a fraction of a share of Newco Holding Stock (after taking into account all Company Merger Consideration or other consideration to which such holder is entitled) shall receive, in lieu thereof and in accordance with Section 2.06(b), a cash payment (without interest) equal to such fraction multiplied by the Parent Stock Price (each a "Fractional Share Payment"). All fractional-share interests of each such holder will be aggregated, and no such holder will receive any Fractional Share Payment equal to or greater than the Parent Stock Price.

         (f) TERMINATION OF EXCHANGE FUND. Any portion of the Company Merger Consideration or other consideration deposited with the Exchange Agent (the "Exchange Fund") which remains undistributed for six months after the Closing Date shall be delivered to Newco Holding upon demand, and any person otherwise entitled to receive Company Merger Consideration or other consideration who has not theretofore complied with this Article 2 shall thereafter look only to Newco Holding and only as a general creditor thereof for payment of any claim for Company Merger Consideration or other consideration and any dividends or distributions with respect to Newco Holding Stock to which such person may be entitled.

         (g) NO LIABILITY. None of Newco Holding, the Merger Subs, the Company, the Parent Surviving Corporation or the Company Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Newco Holding Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund that may be delivered to a public official pursuant to any applicable law regarding abandoned property, escheat or similar matters.

         (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Newco Holding, on a daily basis, PROVIDED, HOWEVER, that all such investments shall be in (i) obligations guaranteed by the United States of America, (ii) commercial paper obligations having the highest rating from Moody's Investors Service, Inc. or Standard & Poor's Corporation or (iii) certificates of deposit or banker's acceptances of commercial banks with capital exceeding $500 million (collectively, "Permitted Investments"). The maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment to former stockholders of the Company entitled thereto as provided in this Article 2. Newco Holding shall promptly deposit cash into the Exchange Fund to the extent that losses are incurred. All interest and other income resulting from Permitted Investments shall be paid to Newco Holding. If for any reason (including losses) the Exchange Fund shall at any time have an insufficient number of shares of Newco Holding Stock or an insufficient amount of cash to deliver or pay all Company Merger Consideration or other consideration deliverable or payable under this
Article 2, then Newco Holding shall be liable for payment or delivery thereof. The Exchange Fund shall not be used for any purpose not specifically authorized by this Agreement.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent, Newco Holding and each Merger Sub that, except as disclosed in the disclosure schedules delivered to Parent by the Company at the time of execution of the Original Agreement (the "Company Disclosure Schedules" and each a "Company Disclosure Schedule"):

         SECTION 3.01 ORGANIZATION, STANDING AND CORPORATE POWER. Each of the Company and the Company Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its material contracts. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect (as hereinafter defined) on the Company. Company Disclosure Schedule 3.01 includes complete and correct copies of the certificate of incorporation and by-laws of the Company, as in effect on November 13, 1997. The Company has made available to Parent complete and correct copies of the organizational documents and by-laws of each Company Subsidiary, in each case as in effect on November 13, 1997.

         SECTION 3.02 COMPANY SUBSIDIARIES. The only direct or indirect subsidiaries of the Company (other than subsidiaries of the Company that would not constitute in the aggregate a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); it being understood that for purposes of this Agreement, Cowles Enthusiast Media, Inc., Cowles Business Media, Inc. and Cowles Creative Publishing, Inc. shall be deemed a "Significant Subsidiary" regardless of whether such subsidiary would actually be a "Significant Subsidiary" under such Rule 1-02) are those listed in Company Disclosure Schedule 3.02 (the "Company Subsidiaries" and each a "Company Subsidiary"). All outstanding shares of capital stock of each such Company Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of preemptive rights or similar rights and are owned (of record and beneficially) by the Company or by another Company Subsidiary, free and clear of all rights of first refusal, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for (a) the ownership interests listed in Company Disclosure Schedule 3.02 and (b) other ownership interests not having a value in excess of $500,000, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.03  CAPITAL STRUCTURE.

         (a) The authorized capital stock of the Company consists of 14,600,000 shares of Company Stock, of which 4,000,000 shares are Company Voting Stock and 10,600,000 shares are Company Non-Voting Stock. Subject to any Permitted Company Stock Changes (as hereinafter defined) there are:

                  (i) 3,833,873 shares of Company Voting Stock issued and outstanding;

                  (ii) 10,041,028 shares of Company Non-Voting Stock issued and outstanding;

                  (iii) 5,749 shares of Company Voting Stock issuable upon exercise of outstanding but unexercised Company Stock Options;

                  (iv) 112,150 shares of Company Non-Voting Stock issuable upon exercise of outstanding but unexercised Company Stock Options;

                  (v) 80,393 shares of Company Non-Voting Stock issuable under Company Stock Units that are earned and fully vested;

                  (vi) 175,267 shares of Company Non-Voting Stock issuable under Company Stock Units earned but not yet fully vested.

                  (vii) 13,116 Company Compensation Units, the value of which are determined by reference to one share of Company Non-Voting Stock; and

                  (viii) 44,170 shares of Company Non-Voting Stock reserved for possible contribution to the Employee Stock Plan of the Company with respect to the Company's fiscal year ending in 1998 (which contribution may be made in such shares of Company Stock or by contribution or distribution of cash based on the value thereof).

         (b) Except as stated above, no shares of capital stock or other equity securities of the Company are issued and outstanding and neither the Company nor any Company Subsidiary is a party to any contract, understanding or arrangement based on or otherwise tracking the performance or characteristics of such stock or other equity securities. All outstanding shares of Company Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive (or similar) rights and are held of record by the persons identified on Company Disclosure Schedule 3.03(b). Except as stated above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exercisable or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as stated above, there are no outstanding securities, options, warrants, rights, or agreements of any kind to which the Company or any Company Subsidiary is a party (or by which any of them is bound) obligating the Company or any Company Subsidiary to issue, deliver, transfer or sell shares of capital stock or other equity securities of the Company or any Company Subsidiary. Other than the Company Stock Options, the Company Stock Units, the Company Compensation Units and the other agreements and arrangements referred to in this Agreement or Company Disclosure Schedule 3.03(b), there are no outstanding contractual obligations, commitments or arrangements of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any Company Subsidiary. Except as disclosed in Company Disclosure Schedule 3.03(b), there are no agreements or arrangements pursuant to which the Company is required to register shares of Company Stock under the Securities Act of 1933, as amended (the "Securities Act"). None of the outstanding equity securities of the Company was issued in violation of the Securities Act or the blue sky laws of any jurisdiction.

         SECTION 3.04  AUTHORITY; NON-CONTRAVENTION.

         (a) The Company has the requisite corporate power and authority to enter into this Agreement and (subject to Company Stockholder Approval) to consummate the transactions contemplated hereby. Execution and delivery of this Agreement by the Company and consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company (subject to Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity).

         (b) Except as disclosed in Company Disclosure Schedule 3.04(b), execution and delivery of this Agreement by the Company do not (and consummation of the transactions contemplated hereby will not)

                  (i) conflict with or violate the certificate of incorporation or by-laws of the Company or any comparable charter documents of any Company Subsidiary, or any resolution adopted by the Board of Directors or stockholders of the Company or any Company Subsidiary,

                  (ii) subject to the governmental filings and other matters referred to in paragraph (c) below, violate in any material respect any judgment, order, statute, law, rule or regulation applicable to the Company or any Company Subsidiary, or

                  (iii) with respect to any material loan or credit agreement, or material note, bond, mortgage, indenture, lease or other material agreement, instrument, or license applicable to the Company or any Company Subsidiary, result in any material breach or violation of, or material default thereunder (with or without notice or lapse of time, or both), or give rise to a material right of termination, cancellation or modification, or imposition of material fees or penalties thereunder, or acceleration of any material obligation thereunder, or result in the creation of any material Lien upon assets of the Company or any Company Subsidiary thereunder.

         (c) No consent, approval, order or authorization of (or from), or registration, notification, declaration or filing with, any Federal, state or local government or any court, administrative agency of other governmental authority, domestic or foreign (each a "Governmental Entity"), or other third party, is required by or with respect to the Company or any Company Subsidiary in connection with execution and delivery of this Agreement by the Company or consummation by the Company of the transactions contemplated hereby, except for

                  (i) filing of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),

                  (ii) filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with authorities of other states in which Parent or the Company is qualified to do business,

                  (iii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices disclosed in Company Disclosure Schedule 3.04(c), and

                  (iv) such third-party consents and approvals (if any), the absence of which would not be material to the Company and its subsidiaries taken as a whole or would not prevent or materially delay the consummation of the transactions contemplated hereby.

         SECTION 3.05  COMPANY PUBLIC DOCUMENTS.

         (a) Company Disclosure Schedule 3.05 includes complete copies of all annual reports and proxy materials made available by the Company to its stockholders or the public since January 1, 1994, and the most recent quarterly reports since March 29, 1997, made available to the public by the Company (collectively, the "Company Public Documents"). As of their respective dates, none of the Company Public Documents (including any and all financial statements included therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company Public Documents (the "Company Financial Statements") present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries at the respective dates thereof, and the results of their operations and their cash flows for the respective periods specified therein, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved, subject to
(i) such exceptions as may be indicated in the notes thereto, (ii) in the case of unaudited financial statements, normal year-end audit adjustments, and (iii) in the case of unaudited financial statements, the omission of footnotes that may be required by GAAP.

         (b) Except to the extent reflected or reserved against in the Company Financial Statements as of and for the fiscal year ended March 29, 1997 (and the notes thereto), or otherwise disclosed in the Company Disclosure Schedules, the Company and the Company Subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations) except (i) liabilities and obligations incurred in the ordinary course of business since the date of the most recent audited balance sheet included in the Company Financial Statements or (ii) that would not be required to be reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries prepared in accordance with GAAP.

         SECTION 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company Public Documents or in Company Disclosure Schedule 3.06, since the date of the financial statements as of and for the year ended March 29, 1997, included in the Company Public Documents, the Company and each Company Subsidiary has conducted its business in the ordinary course consistent with past practice, and there is not and has not been (a) any material adverse change to the Company, (b) any distribution or dividend made by the Company (other than quarterly dividends in the amount not in excess of $0.17 per share), (c) any material repurchase of equity securities by the Company, (d) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the Company's consummating the transactions contemplated by this Agreement or (e) any material change in accounting methods, principles or practices of the Company.

         SECTION 3.07  LITIGATION; COMPLIANCE WITH LAW.

         (a) Except as identified specifically in the Company Public Documents or in Company Disclosure Schedule 3.07, (i) there is no material suit, order, action or proceeding outstanding or pending (or, to the knowledge of the Company, threatened) against the Company or any Company Subsidiary and (ii) neither the Company nor any Company Subsidiary is subject to any material judgment, decree, injunction or order of any Governmental Entity outstanding against the Company or any Company Subsidiary.

         (b) The Company and each Company Subsidiary has conducted its business in compliance in all material respects with all judgments, orders, statutes, laws, rules, and regulations applicable thereto.

         SECTION 3.08  BENEFIT PLANS.

         (a) The term "employee pension benefit plan" shall have the meaning provided in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the term "employee welfare benefit plan" shall have the meaning provided in Section 3(1) of ERISA.

         (b)  Company Disclosure Schedule 3.08 includes a list of

                  (i) each Qualified Plan (as hereinafter defined) and each other material employee pension benefit plan (a "Company Pension Plan") and

                  (ii) each material employee welfare benefit plan (a "Company Welfare Plan")

under which the Company or any Company Subsidiary has any material liability to (or with respect to) any present or former employee (or survivor or dependent thereof) of the Company or any Company Subsidiary (each of the foregoing a "Company Benefit Plan").

         (c) With respect to each Company Benefit Plan (other than any Multiemployer Plan, as hereinafter defined), the Company has made available to Parent a true, complete and correct copy of

                  (i) such Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof),

                  (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to such Company Benefit Plan (if any such report was required by applicable law),

                  (iii) the most recent summary plan description for such Company Benefit Plan (if a summary plan description is required by law),

                  (iv) each material trust agreement and insurance or annuity contract relating to such Company Benefit Plan,

                  (v) where applicable, for each Company Pension Plan, the actuarial report for the most recent reporting period for which such a report has been prepared; and

                  (vi) for each qualified Plan, the most recent determination concerning such Qualified Plan's qualification, as issued by the IRS.

         (d) With respect to each Company Benefit Plan (other than any Multiemployer Plan and except as disclosed in Company Disclosure Schedule 3.08):

                  (i) such Company Benefit Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code;

                  (ii) all material reports, returns and similar documents with respect to such Company Benefit Plan required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been filed or distributed;

                  (iii) neither the Company nor any Company Subsidiary has received any written notice to the effect that there is any material investigation by any Governmental Entity, any termination proceeding or any other material claim (except claims for benefits payable in the normal operation of such Company Benefit Plan), suit or proceeding against or involving such Company Benefit Plan;

                  (iv) all material contributions required to be made in accordance with the terms of such Company Benefit Plan or any applicable collective bargaining agreement have been timely made, and benefits have been paid in accordance with the terms of such Company Benefit Plan;

                  (v) if such Company Benefit Plan is a Company Pension Plan, there has been no application for waiver of the minimum funding standards imposed by Section 412 of the Code; and

                  (vi) if such Company Benefit Plan is a Company Pension Plan, it had no "accumulated funding deficiency" within the meaning of
         Section 412(a) of the Code as of the end of its most recently completed plan year.

         (e) Except as disclosed in Company Disclosure Schedule 3.08, each Company Pension Plan (other than any Multiemployer Plan) intended to qualify under Section 401(a) of the Code (each, a "Qualified Plan") has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a) of the Code, and no such determination letter has been revoked.

         (f) With respect to each Company Benefit Plan that is not a Multiemployer Plan, except as disclosed in Company Disclosure Schedule 3.08 (and except for such other items, if any, that are not material), since January 1, 1994:

                  (i) to the knowledge of the Company, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves assets of any Company Benefit Plan and subjects the Company or any other fiduciary of any trust created under any Company Benefit Plan to any tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; and

                  (ii) no Company Pension Plan that is subject to Title IV of ERISA has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the filing of notice with the Pension Benefit Guaranty Corporation ("PBGC") has not been waived.

         (g) Except as disclosed in Company Disclosure Schedule 3.08, with respect to each Company Pension Plan that is a "defined benefit pension plan" as defined in Section 3(35) of ERISA (a "Defined Benefit Pension Plan") but is not a Multiemployer Plan, as of January 1, 1997, the fair market value of the assets of such Defined Benefit Pension Plan exceeded the accumulated benefit obligations thereunder (as determined by such Defined Benefit Pension Plan's actuaries).

         (h) Except as disclosed in Company Disclosure Schedule 3.08, neither the Company nor any Company Subsidiary has since January 1, 1991, (i) incurred any material "withdrawal liability" (as defined in Section 4201 of ERISA) other than any such liability that has been fully paid as of November 13, 1997, (ii) announced an intention to withdraw, but has not yet completed withdrawal, from a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), or (iii) negotiated any benefit increases that would be material to the Company and its subsidiaries taken as a whole.

         (i) All material unpaid liabilities of the Company under a Company Benefit Plan for benefits (other than COBRA) to employees, retirees or other former employees, their survivors or dependents, are reflected (to the extent required by GAAP) in the Company Financial Statements.

         (j) Notwithstanding the foregoing, each representation, warranty and other statement by or on behalf of the Company with respect to any Company Benefit Plan that is a Multiemployer Plan or is otherwise maintained pursuant to a collective bargaining agreement and administered by a union or other person other than the Company (or any Company Subsidiary) is made only to the extent of written information (if any) received by the Company.

         (k) All employment-related agreements with management-level employees that provide for a term of employment, for bonuses, for incentive pay or for termination pay have been made available to Parent.

         (l) All material bonus or incentive pay programs or policies are reflected in a written document or documents that have been made available to Parent.

         SECTION 3.09 LABOR MATTERS. Company Disclosure Schedule 3.09 lists each collective bargaining agreement and other similar labor-related agreement with a labor union or labor organization to which the Company or any Company Subsidiary is a party or by which it is bound. Except as disclosed in Company Disclosure
Schedule 3.09, neither the Company nor any Company Subsidiary is the subject of any material proceeding claiming an unfair labor practice or seeking to compel bargaining with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other material labor dispute involving the Company or any Company Subsidiary pending (or, to the Company's knowledge, threatened).

         SECTION 3.10  TAX RETURNS AND TAX PAYMENTS.

         (a) Each of the Company and the Company Subsidiaries has filed all material tax returns and reports required to be filed by it (or requests for extensions to file such returns or reports have been timely filed and granted and have not expired) and all such tax returns and reports were complete and accurate in all material respects when filed, except to the extent that such failures to file, to have extensions granted that remain in effect or to be complete and accurate in all material respects, as applicable, would not, individually or in the aggregate, have a material adverse effect. The Company and each Company Subsidiary has paid (or the Company has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent Company Financial Statements reflect an adequate reserve for all taxes payable by the Company and Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such Company Financial Statements, the Company has received no notice of deficiencies for any taxes proposed, asserted or assessed against the Company or any Company Subsidiary that are not adequately reserved for, except for any inadequately reserved taxes and inadequately reserved deficiencies that, individually or in the aggregate, would not be material to the Company and its subsidiaries taken as a whole. No requests for waivers of the time to assess any taxes against the Company or any Company Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent Company Financial Statements or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, be material to the Company and its subsidiaries taken as a whole.

         (b) The term "taxes" shall include all Federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

         SECTION 3.11  ENVIRONMENTAL MATTERS.

         (a) Except as disclosed in Company Disclosure Schedule 3.11, as of November 13, 1997:

                  (i) each of the Company and the Company Subsidiaries holds, and is in compliance with, all material Environmental Permits (including without limitation all material Environmental Permits necessary to store and dispose of printing inks, oils, and solvents) and is otherwise in compliance in all material respects with all applicable Environmental Laws;

                  (ii) neither the Company nor any Company Subsidiary has received any material Environmental Claim against the Company or any Company Subsidiary; and

                  (iii) neither the Company nor any Company Subsidiary (A) has entered into or agreed to any material consent decree or order under any Environmental Law, or (B) is subject to any material judgment, decree or order of any Governmental Entity relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of Hazardous Materials under any Environmental Law (other than orders applying generally to any industry in which the Company or any Company Subsidiary operates).

         (b) For purposes of this Agreement, the following terms have the following meanings:

                  (i) "Environmental Claim" means any written notice, claim, demand, action, suit, complaint or proceeding by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (A) the presence, discharge, emission or release of any Hazardous Materials or (B) any violation or alleged violation of any Environmental Law or Environmental Permit.

                  (ii) "Environmental Permits" with respect to any entity means all permits, licenses, registrations and other governmental authorizations required for current operations of such entity's business and facilities and otherwise to conduct such entity's business in compliance with Environmental Laws.

                  (iii) "Environmental Laws" means all applicable Federal, state and local statutes, rules, regulations, ordinances, orders and decrees regarding contamination, pollution or protection of natural resources, human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clear Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community-Right-to-Know Act, and the Safe Drinking Water Act, all as amended.

                  (iv) "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances regulated by Environmental Laws.

         SECTION 3.12 TITLE TO PROPERTIES; ENCUMBRANCES. The Company and the Company Subsidiaries own all the material assets and properties reflected as owned by the Company and the Company Subsidiaries on the Company Financial Statements as of and for the year ended March 29, 1997, other than any such assets or properties disposed of in the ordinary course of business since such date. All material assets and properties owned by the Company and the Company Subsidiaries are free and clear of material encumbrances other than (a) liens for current taxes not yet due, (b) minor imperfections of title, if any, none of which materially impairs the present use of the property subject thereto or impairs the current operations of the Company or the Company Subsidiaries, and
(c) zoning laws and other use restrictions that do not materially impair the current use of the property subject thereto. The Company has delivered or made available to Parent title commitments to all real property owned by the Company and the Company Subsidiaries.

         SECTION 3.13 INTELLECTUAL PROPERTY. The Company and the Company Subsidiaries own, or have all necessary rights to use, all trademarks, trade names, copyrights, and other intellectual property currently being used by the Company and the Company Subsidiaries, which rights are sufficient in all material respects to permit such current use by the Company and the Company Subsidiaries. The Company has received no material claim of any infringement of any trademark, trade name, copyright or other intellectual property owned by the Company and the Company Subsidiaries.

         SECTION 3.14 BOOKS AND RECORDS. The minute books and other records of the Company that have been made available to Parent contain the records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books (other than recent meetings for which minutes are currently being prepared).

         SECTION 3.15 BROKERS. The Company has not made (and is not bound by) any agreement or arrangement under which any broker, investment banker, financial advisor or other person (other than Goldman, Sachs & Co., whose fees and expenses will be paid in full by the Company under an agreement previously furnished to Parent) is entitled to any broker's, finder's or financial advisor's fee or any similar payment in connection with the transactions contemplated by this Agreement.

         SECTION 3.16 INSURANCE. Copies of all material insurance policies of the Company and its subsidiaries have been made available to Parent, and all such policies are in full force and effect.

         SECTION 3.17 MATERIAL CONTRACTS. The Company has made available to Parent copies of all material contracts (excluding purchase orders) to which the Company or any Company Subsidiary is a party or by which any material assets or operations of the Company or any Company Subsidiary is bound.
 Each material contract is a valid and binding obligation of the Company or one of the Company Subsidiaries and, to the knowledge of the Company, each other party thereto, and is enforceable against the Company or one or more Company Subsidiaries and, to the knowledge of the Company, each other party thereto, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and is subject to general principles of equity. Neither the Company nor any Company Subsidiary, nor to the knowledge of the Company, any other party, is in default to any material extent under any of such material contracts.

         SECTION 3.18 AFFILIATE TRANSACTIONS. Since the date of the most recent proxy statement issued by the Company, the Company has not engaged in any transaction with any officer, director or owner of more than 10 percent of the equity interests of the Company which would be required to be disclosed under
Item 404 of Regulation S-K of the SEC.

         SECTION 3.19 OPINION OF COMPANY'S FINANCIAL ADVISOR. The Company has received the opinion of Goldman, Sachs & Co., to the effect that the consideration to be received in the Company Merger by the Company's stockholders is fair to such stockholders from a financial viewpoint.

         SECTION 3.20 COMPANY BOARD RECOMMENDATION. The Board of Directors of the Company has, by unanimous vote of those directors present at a meeting duly called and held at which a quorum was present, (a) determined that this Agreement and the transactions contemplated hereby are in the best interests of the stockholders of the Company, and (b) recommended that such stockholders approve this Agreement and the transactions contemplated hereby.

         SECTION 3.21 COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval consists of an affirmative vote of holders of a majority of the issued and outstanding Company Voting Stock and is the only vote of holders of any class or series of the Company's securities necessary to approve the

Company's actions taken or to be taken in connection with this Agreement, the Company Merger and the other transactions contemplated hereby.

         SECTION 3.22 NO OTHER REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article 3, the Company shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

         SECTION 3.23 DEEMED EXECUTION DATE. For purposes of Article 3 (other than Sections 3.04, 3.20 and 3.21), this Agreement as amended and restated shall be deemed to have been executed at the time of the execution of the Original Agreement.


                                    ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that, except as disclosed in the disclosure schedules delivered to the Company by Parent at the time of execution of the Original Agreement (the "Parent Disclosure Schedules" and each a "Parent Disclosure Schedule"):

         SECTION 4.01 ORGANIZATION, STANDING AND CORPORATE POWER. Parent and each Parent Subsidiary (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its material contracts. Parent and each Parent Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not have a material adverse effect on Parent. Parent Disclosure
Schedule 4.01 includes complete and correct copies of the certificates of incorporation and by-laws of Parent, each as in effect on November 13, 1997. Parent has made available to the Company complete and correct copies of the organizational documents and by-laws of each Parent Subsidiary, in each case as in effect on November 13, 1997.

         SECTION 4.02 SUBSIDIARIES. The only direct or indirect subsidiaries of Parent (other than such subsidiaries of Parent that would not constitute in the aggregate a Significant Subsidiary) are those listed in Parent Disclosure
Schedule 4.02 (the "Parent Subsidiaries" and each a "Parent Subsidiary"). All outstanding shares of capital stock of each Parent Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of preemptive or similar rights and are owned (of record and beneficially) by Parent or by another Parent Subsidiary, free and clear of all Liens (other than any that would have no material adverse effect on Parent). Except for (a) the ownership interests listed in Section 4.02 of the Parent Disclosure Schedule and (b) other ownership interests not having a value in excess of $500,000, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 4.03  CAPITAL STRUCTURE.

         (a) The authorized capital stock of Parent consists of 160,000,000 shares of Parent Stock, of which 100,000,000 shares are Parent Class A Common Stock and 60,000,000 shares are Parent Class B Common Stock. As of November 13, 1997, there are:

                  (i) 9,421,383 shares of Parent Class A Common Stock issued and outstanding;

                  (ii) 28,685,912 shares of Parent Class B Common Stock issued and outstanding; and

                  (iii) 798,029 shares of Parent Class A Common Stock issuable upon exercise of outstanding but unexercised Parent Stock Options.

         (b) Except as stated above, as of November 13, 1997, no shares of capital stock or other equity securities of Parent are issued and outstanding, and there are no contracts, understandings or arrangements based on or otherwise tracking the performance or characteristics of such capital stock or other equity securities. All outstanding shares of capital stock of Parent are (and all shares to be issued pursuant to this Agreement will be when issued) duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as stated above, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as stated above, there are no outstanding securities, options, warrants, rights or agreements of any kind to which Parent or any Parent Subsidiary is a party (or by which any of them is bound) obligating Parent or any Parent Subsidiary to issue, deliver, transfer or sell additional shares of capital stock or other equity securities of Parent or any Parent Subsidiary. Except as set forth in that certain Stockholders Agreement, dated September 17, 1987, by and among Parent and holders of its Class B Common Stock, there are no outstanding contractual obligations, commitments, or arrangements of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any Parent Subsidiary.

         SECTION 4.04  AUTHORITY; NON-CONTRAVENTION.

         (a) Parent has the requisite corporate power and authority to enter into this Agreement and (subject to the Parent Stockholder Approval) to consummate the transactions contemplated hereby. Execution and delivery of this Agreement by Parent and consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent (subject to the Parent Stockholder Approval). This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally, and to general principles of equity).

         (b) Execution and delivery of this Agreement by Parent, Newco Holding and each Merger Sub do not (and consummation of the transactions contemplated hereby will not) (i) conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), (ii) give rise to a right of termination, cancellation, modification or acceleration of any obligation under, or (iii) result in the creation of any Lien upon assets of Parent or any Parent Subsidiary under

                  (A) the certificate of incorporation or by-laws of Parent, Newco Holding and each Merger Sub or any comparable charter documents of any other Parent Subsidiary,

                  (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, or license applicable to Parent, Newco Holding and each Merger Sub or any other Parent Subsidiary or

                  (C) , subject to the governmental filings and other matters referred to below, any judgment, order, statute, law, rule or regulation applicable to Parent, Newco Holding and each Merger Sub or any other Parent Subsidiary, other than or in the case of (B) or (C) any such conflicts, breaches, violations, defaults, rights, losses or Liens that would not have a material adverse effect on Parent and would not prevent or materially delay Parent's consummating the transactions contemplated by this Agreement.

         (c) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent, Newco Holding and each Merger Sub or any other Parent Subsidiary in connection with execution and delivery of this Agreement by Parent, Newco Holding and each Merger Sub or consummation by Parent, Newco Holding and each Merger Sub of the transactions contemplated hereby, except for

                  (i) filing of a pre-merger notification and report form under the HSR Act;

                  (ii) filing with the SEC of (A) a proxy statement relating to the Parent Stockholder Approval (such proxy statement as amended or supplemented from time to time, together with the proxy statement for Company Stockholder Approval, being referred to herein as the "Joint Proxy Statement"), (B) the Form S-4 (as hereinafter defined) and the SEC filings required by the Registration Rights Agreement referred to in Section 6.15 and (C) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby;

                  (iii) filing of the Certificates of Merger with the Secretary of State of Delaware and appropriate documents with authorities of other states in which Parent or the Company is qualified to do business; and

                  (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filing and notices as stated in Parent Disclosure Schedule 4.04(c).

         SECTION 4.05 PARENT SEC DOCUMENTS. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994. Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents. As of their respective dates, none of the Parent SEC Documents (including any and all financial statements therein) contained any untrue statement of a material fact or failed to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods specified therein (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as reflected or reserved against in the Parent Financial Statements or otherwise disclosed in the Parent Disclosure Schedules, Parent and the Parent Subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations), except (i) since the date of the most recent audited balance sheet included in the Parent Financial Statements, liabilities and obligations incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the consolidated balance sheet of Parent and its subsidiaries prepared in accordance with GAAP.

         SECTION 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents, or in Parent Disclosure Schedule 4.06, since the date of the most recent audited balance sheet included in the Parent SEC Documents, Parent and each Parent Subsidiary has conducted its business in the ordinary course consistent with past practice, and there is not and has not been
(a) any material adverse change to Parent; or (b) any condition, event or occurrence which could reasonably be expected to prevent or materially delay Parent's consummating the transactions contemplated by this Agreement.

         SECTION 4.07  LITIGATION; COMPLIANCE WITH LAW.

         (a) Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule 4.07, there is no suit, order, action or proceeding outstanding or pending (or, to the knowledge of Parent, threatened) against Parent or any Parent Subsidiary that could reasonably be expected to have any material adverse effect on Parent or prevent or materially delay Parent's consummating the transactions contemplated by this Agreement, and neither Parent nor any Parent Subsidiary is subject to any judgment, decree, injunction or order of any Governmental Entity outstanding against Parent or any Parent Subsidiary having any such effect.

         (b) Parent and each Parent Subsidiary has conducted its business in compliance with all judgments, orders, statutes, laws, rules and regulations applicable thereto, except for such failures to comply that would not have a material adverse effect on Parent.

         SECTION 4.08  BENEFIT PLANS.

         (a) A "Parent Benefit Plan" includes (i) each Qualified Plan and each other material employee pension benefit plan (a "Parent Pension Plan") and (ii) each material employee welfare benefit plan (a "Parent Welfare Plan") under which Parent or any Parent Subsidiary has any material liability to (or with respect to) any present or former employee (or survivor or dependent thereof) of Parent or any Parent Subsidiary.

         (b) With respect to each Parent Benefit Plan (other than any Multiemployer Plan and except as disclosed in Parent Disclosure Schedule 4.08):

                  (i) such Parent Benefit Plan has been administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA and the Code;

                  (ii) all reports, returns and similar documents with respect to such Parent Benefit Plan required to be filed with any Governmental Entity or distributed to any participant have been filed or distributed;

                  (iii) neither Parent nor any Parent Subsidiary has received any written notice to the effect that there is any investigation by any Governmental Entity, any termination proceeding or any other claim (except claims for benefits payable in the normal operation of such Parent Benefit Plan), suit or proceeding against or involving such benefit plan that would have a material adverse effect on Parent;

                  (iv) all contributions required to be made in accordance with the terms of such Parent Benefit Plan or any applicable collective bargaining agreement have been timely made, and benefits have been paid in accordance with the terms of such Parent Benefit Plan;

                  (v) if such Parent Benefit Plan is a Parent Pension Plan, there has been no application for waiver of the minimum funding standards imposed by Section 412 of the Code; and

                  (vi) if such Parent Benefit Plan is a Parent Pension Plan, it had no "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the end of its most recently completed plan year.

         (c) Except as disclosed in Parent Disclosure Schedule 4.08, each Parent Pension Plan (other than any Multiemployer Plan) intended to qualify under
Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Parent Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a) of the Code, and no such determination letter has been revoked.

         (d) With respect to each Parent Benefit Plan that is not a Multiemployer Plan, except as disclosed in Parent Disclosure Schedule 4.08 (and except for such other items, if any, that would have no material adverse effect on Parent), since January 1, 1994,

                  (i) to the knowledge of Parent, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves assets of any Parent Benefit Plan and subjects Parent or any other fiduciary of any trust created under any Parent Benefit Plan to any tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; and

                  (ii) no Parent Pension Plan that is subject to Title IV of ERISA has been terminated or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the filing of notice with the PBGC has not been waived.

         (e) Except as disclosed in Parent Disclosure Schedule 4.08, with respect to each Parent Pension Plan that is a Defined Benefit Pension Plan but is not a Multiemployer Plan, as of January 1, 1997, the fair market value of the assets of such Defined Benefit Pension Plan exceeded the accumulated benefit obligations thereunder (as determined by such Defined Benefit Pension Plan's actuaries).

         (f) Except as disclosed in Parent Disclosure Schedule 4.08, neither Parent nor any Parent Subsidiary has since January 1, 1991, (i) incurred any "withdrawal liability" (as defined in Section 4201 of ERISA) other than any such liability that has been fully paid as of the date hereof, or (ii) announced an intention to withdraw, but has not yet completed withdrawal, from a Multiemployer Plan.

         (g) The liabilities under the Parent Welfare Plans for benefits (other than COBRA) to retirees or other former employees, their survivors or dependents, have been reflected in the Parent Financial Statements.

         (h) Notwithstanding the foregoing, each representation, warranty and other statement made by or on behalf of Parent with respect to any Parent Benefit Plan that is a Multiemployer Plan or is otherwise maintained pursuant to a collective bargaining agreement and administered by a union or other person other than Parent (or any Parent Subsidiary) is made only to the extent of written information (if any) received by Parent.

         SECTION 4.09 LABOR MATTERS. Parent Disclosure Schedule 4.09 lists each collective bargaining agreement and other similar labor-related agreement with a labor union or labor organization to which Parent or any Parent Subsidiary is a party or by which it is bound. Except as disclosed in Parent Disclosure Schedule 4.09, neither Parent nor any Parent Subsidiary is the subject of any material proceeding claiming an unfair labor practice or seeking to compel bargaining with any labor organization as to wages or conditions of employment, nor is there any strike, work stoppage or other material labor dispute involving Parent or any Parent Subsidiary pending (or, to Parent's knowledge, threatened).

         SECTION 4.10 TAX RETURNS AND TAX PAYMENTS. Each of Parent and the Parent Subsidiaries has filed all material tax returns and reports required to be filed by it (or requests for extensions to file such returns or reports have been timely filed and granted and have not expired), and all such tax returns or reports were complete and accurate in all material respects when filed, except to the extent that such failures to file, to have extensions granted that remain in effect or to be complete and accurate in all material respects, as applicable, would not, individually or in the aggregate, have a material adverse effect. Parent and each Parent Subsidiary has paid (or Parent has paid on its behalf) all taxes shown as due on such tax returns and reports. The most recent Parent Financial Statements reflect an adequate reserve for all taxes payable by Parent and Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such Parent Financial Statements, Parent has received no notice of deficiencies for any taxes proposed, asserted or assessed against Parent or any Parent Subsidiary that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, individually or in the aggregate, have a material adverse effect. No requests for waivers of the time to assess any taxes against Parent or any Parent Subsidiary have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent Parent Financial Statements or, to the extent not adequately reserved, the assessment of which would not, individually or in the aggregate, have a material adverse effect.

         SECTION 4.11  ENVIRONMENTAL MATTERS.

         (a) Except as disclosed in Parent Disclosure Schedule 4.11 (and except for such matters, if any, which would not have a material adverse effect on Parent):

                  (i) each of Parent and the Parent Subsidiaries holds, and is in compliance with, all Environmental Permits (including without limitation all Environmental Permits necessary to store and dispose of printing inks, oils, and solvents) and is otherwise in compliance in all material respects with all applicable Environmental Laws;

                  (ii) neither Parent nor any Parent Subsidiary has received any Environmental Claim against Parent or any Parent Subsidiary; and

                  (iii) neither Parent nor any Parent Subsidiary (A) has entered into or agreed to any material consent decree or order under any Environmental Law, or (B) is subject to any material judgment, decree or order of any Governmental Entity relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of Hazardous Materials under any Environmental Law (other than orders applying generally to any industry in which Parent or any Parent Subsidiary operates).

         (b)  [intentionally removed]

         SECTION 4.12 BROKERS. Parent has not made (and is not bound by) any agreement or arrangement under which any broker, investment banker, financial advisor or other person (other than Salomon Brothers Inc, whose fees and expenses will be paid in full by Parent) is entitled to any broker's, finder's or financial advisor's fee or any similar payment in connection with the transactions contemplated by this Agreement.

         SECTION 4.13 OPINION OF PARENT'S FINANCIAL ADVISOR. Parent has received the opinion of Salomon Brothers Inc, dated November 13, 1997 (the "Salomon Opinion"), to the effect that the consideration to be paid in connection with the Merger by Parent is fair to Parent from a financial viewpoint.

         SECTION 4.14 PARENT BOARD RECOMMENDATION. The Board of Directors of Parent has, by unanimous vote of those directors present at a meeting duly called and held at which a quorum was present, (a) determined that this Agreement and the transactions contemplated hereby are in the best interests of the stockholders of Parent, and (b) recommended that such stockholders approve this Agreement and the transactions contemplated hereby.

         SECTION 4.15 PARENT STOCKHOLDER APPROVAL. The Parent Stockholder Approval consists of an affirmative vote of holders of a majority of the voting power of Parent Stock, and is the only vote of holders of any class or series of the Parent's securities necessary to approve Parent's actions taken or to be taken in connection with this Agreement, the Reorganization and the other transactions contemplated hereby.

         SECTION 4.16 FINANCIAL CAPABILITY. Parent has, or has available to it, sufficient funds to pay all Merger Consideration payable under this Agreement.

         SECTION 4.17 QUALIFICATION AS A REORGANIZATION FOR TAX PURPOSES. To the best of Parent's knowledge after due inquiry, Parent has not taken any action (or failed to take any action) which action or failure would prevent (i) the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code and/or (ii) the exchange of Parent Stock for Newco Holding Stock from qualifying under Section 351 of the Code. Parent has in effect no share-repurchase plan or similar plan to purchase outstanding stock of Parent.

         SECTION 4.18 NO OTHER REPRESENTATIONS OR WARRANTIES. Other than the representations and warranties expressly set forth in this Article 4, Parent, Newco Holding and Merger Subs shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.

         SECTION 4.19 DEEMED EXECUTION DATE. For purposes of Article 4 (other than Sections 4.04, 4.14 and 4.15), this Agreement as amended and restated shall be deemed to have been executed at the time of the execution of the Original Agreement.

                                   ARTICLE 4A

                 REPRESENTATIONS AND WARRANTIES OF NEWCO HOLDING

         Newco Holding represents and warrants to the Company that as of the date hereof:

         SECTION 4A.01 ORGANIZATION, STANDING AND CORPORATE POWER AND AUTHORITY. Each of Newco Holding and the Merger Subs is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Execution and delivery of this Agreement by each of Newco Holding and the Merger Subs and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action.

         SECTION 4A.02 NON-CONTRAVENTION. This Agreement has been duly executed and delivered by each of Newco Holding and the Merger Subs and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity). Execution and delivery of this Agreement by Newco Holding and the Merger Subs do not (and the consummation of the transactions contemplated hereby will not) conflict with or violate their respective certificates of incorporation or bylaws or any resolution adopted by their respective boards of directors or stockholders.

         SECTION 4A.03 INTERIM OPERATIONS. Each of Newco Holding and the Merger Subs has engaged in no business or other activities except as contemplated by this Agreement.


                                    ARTICLE 5

                     COVENANTS REGARDING CONDUCT OF BUSINESS

         SECTION 5.01 CONDUCT OF BUSINESS BY THE COMPANY. During the period from November 13, 1997 to the Effective Time (except as otherwise contemplated by this Agreement), the Company shall (and shall cause each Company Subsidiary to) conduct its businesses in the ordinary course of business in all material respects and consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, advertisers and others having business dealings with it. Without limiting the generality of the foregoing, during the period from November 13, 1997 to the Effective Time, except as contemplated by this Agreement or disclosed in Company Disclosure
Schedule 5.01, the Company shall not (and shall not permit any Company Subsidiary to) without the prior written consent of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, and except that the Company may continue the declaration and payment of regular quarterly cash dividends not in excess of $0.17 per share of Company Stock (with usual record and payment dates and in accordance with its past dividend policy), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or make any other changes to its capital structure, or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company

Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except in the case of clause (iii), for the acquisition of shares of Company Stock from (A) the holder of any Company Stock Option outstanding on November 13, 1997, in full or partial payment of the exercise price payable by such holder upon exercise of such Company Stock Option or (B) any former employee of the Company in connection with a distribution on or after November 13, 1997 of such former employee's account under the Employee Stock Plan of the Company);

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or the capital stock of any Company Subsidiary, or any rights, warrants or options to acquire any such shares (or based on any such shares), other than (i) issuance of Company Stock upon the exercise of any Company Stock Option outstanding on November 13, 1997 and (ii) vesting of Company Stock Units outstanding on November 13, 1997, in each case in accordance with the terms therefor in effect as of such date (such issuance and vesting, together with acquisitions of Company Stock permitted under clause (a)(iii) above, being "Permitted Company Stock Changes");

         (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents (but this clause (c) shall not prohibit any amendment to any charter or organizational document of a Company Subsidiary that does not reduce the Company's control thereof or rights therein);

         (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof; or otherwise acquire any assets having a purchase price exceeding $250,000 in any one case or $1,000,000 in the aggregate;

         (e) sell, lease, license, mortgage or otherwise encumber or subject to any material Lien or otherwise dispose of any of its properties or assets except in the ordinary course of business consistent with past practice or in transactions involving consideration not exceeding $250,000 in any one case or $1,000,000 in the aggregate;

         (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person or agree to maintain the financial condition of any person (other than the Company or any Company Subsidiary), except for borrowings under its revolving credit facilities incurred in the ordinary course of business consistent with past practice, or
(ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to the Company or any Company Subsidiary and other than routine advances to employees in the ordinary course of business);

         (g) make or agree to make any capital expenditures except (i) capital expenditures which (individually or in the aggregate) would not cause the total thereof during the Company's fiscal year ending in 1998 to exceed $26 million, and (ii) purchases of newsprint, ink and other inventory and supplies and replacements in the ordinary course of business;

         (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of (i) liabilities or obligations in the ordinary course of business consistent with past practice or in accordance with their respective terms as in effect on November 13, 1997, (ii) liabilities reflected or reserved against in, or disclosed in, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Public Documents, (iii) claims settled or compromised in the ordinary course of business (consistent with past practice), and (iv) other claims, liabilities or obligations at a cost not exceeding $250,000 individually or $1,000,000 in the aggregate;

         (i) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (j) change any material accounting principle used by it, except for such changes as may be required under GAAP or rules and regulations of the SEC promulgated following November 13, 1997;

         (k) make any material tax election or settle or compromise any material Federal, state, local or foreign income tax liability, except in the ordinary course of business and consistent with past practice;

         (l) enter into any contract that is not terminable by it without penalty upon six months' notice, or that obligates the Company or any subsidiary to make annual expenditures in excess of $250,000; or terminate or modify in any material respect any material contract to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

         (m) except in the ordinary course of business consistent with past practice, sell, assign, transfer, license or permit to lapse any material rights with respect to the Company's intellectual property rights;

         (n) except for normal changes in the ordinary course of business that are consistent with past practice, and that, in the aggregate, do not result in a material increase of benefits or compensation expense to the Company or any of its subsidiaries relative to the level in effect prior to such changes and except as required by law,

                  (i) adopt, enter into, amend or terminate any material bonus, profit-sharing, compensation, severance, termination, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any individual;

                  (ii) enter into any material new employment arrangement or relationship with new or existing employees which has the legal effect of any relationship other than at-will employment;

                  (iii) increase the compensation or fringe benefits of any director, officer or management-level employee or pay any benefit to any director, officer or management-level employee other than pursuant to an existing plan or arrangement and in amounts consistent with past practice;

                  (iv) grant any awards to any director, officer or employee under any bonus, incentive, performance or other compensation plan or arrangement (including the removal of existing restrictions in any benefit plans or agreements or awards made thereunder);

                  (v) except as required by law or existing contract, take any action to segregate assets for, or in any other way secure, the payment of compensation or benefits to any employee under any employee plan, agreement, contract or arrangement; or

         (o) enter into, or otherwise engage in, any transaction referred to in Section 3.18; or

         (p)  commit or agree to take any of the foregoing actions.

         SECTION 5.02 CONDUCT OF BUSINESS BY PARENT. During the period from November 13, 1997 to the Effective Time (except as otherwise contemplated by this Agreement), Parent shall (and shall cause each Parent Subsidiary to) conduct its businesses in the ordinary course of business in all material respects and consistent with past practice, and Parent shall not without the prior written consent of the Company:

         (a) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except that Parent may continue the declaration and payment of regular quarterly cash dividends consistent with current dividend policies regarding payout ratio (with usual record and payment dates and in accordance with its past dividend policy);

         (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (c) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (c), for the acquisition of shares of Parent Stock from the holder of any option outstanding on November 13, 1997 to purchase Parent Stock, in full or partial payment of the exercise price payable by such holder upon exercise of such option);

         (d) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

         (e) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

         (f) issue any shares of its capital stock at less than fair market value as determined in good faith by Parent's board of directors (other than pursuant to the Parent's employee benefit plans);

         (g) acquire or agree to acquire any other person, by way of purchase, merger or consolidation, or the purchase of substantially all the assets thereof, if, in connection with such acquisition, merger or consolidation, Parent would issue shares of Parent Stock in an aggregate amount exceeding 10% of the aggregate amount of shares of Parent Stock outstanding on the date hereof;

         (h) take any action, or permit any subsidiary to take any action that could be reasonably expected to prevent or materially delay Parent's, Newco Holding's and the Merger Subs' consummation of the transactions contemplated by this Agreement; or

         (i)  commit or agree to take any of the foregoing actions.

         SECTION 5.03 COORDINATION OF DIVIDENDS. Each of the Company and Parent (for itself and on behalf of Newco Holding) shall coordinate with the other the declaration and payment of dividends in respect of Company Stock and Parent Stock and the record dates and the payment dates relating thereto, so as to carry out the intent of the Company and Parent that, with respect to each holder of Company Stock or Parent Stock, such holder shall not receive two dividends, or fail to receive one dividend, for the calendar quarter in which the Reorganization occurs.

                                    ARTICLE 6

                  ADDITIONAL AGREEMENTS RELATING TO THE MERGERS

         SECTION 6.01 PREPARATION OF FORM S-4 AND JOINT PROXY STATEMENT; STOCKHOLDER MEETINGS.

         (a) Promptly following November 13, 1997, the Company, Parent and Newco Holding shall jointly prepare the Joint Proxy Statement and Newco Holding shall file it with the SEC, and Newco Holding shall prepare and file with the SEC a Form S-4 relating to Newco Holding Stock to be issued in connection with the Mergers (the "Form S-4"), in which the Joint Proxy Statement will be included as a prospectus. Newco Holding shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Newco Holding shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Newco Holding Stock in the Mergers, and the Company shall furnish all information concerning the Company and holders of Company Stock and rights to acquire Company Stock as may be reasonably requested in connection with any such action. Each of Parent, Merger Subs, Newco Holding and the Company, respectively, shall

                  (i) cause all information provided (and to be provided) by it for use in the Form S-4 to be true and correct in all material respects;

                  (ii) not omit from such information any material fact required to be stated therein or necessary in order to make such information not misleading; and

                  (iii) correct any information provided by it for use in the Form S-4 which shall have become false or misleading.

         (b) The Company will, as promptly as practicable following November 13, 1997, duly call, give notice of and hold a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of approval of this Agreement and the transactions contemplated hereby. Parent will, as promptly as practicable following November 13, 1997, duly call, give notice of and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of approving the Reorganization. The Board of Directors of the Company (i) has recommended approval of the Company Merger and this Agreement, (ii) shall include, and shall not withdraw or modify, each such recommendation in the Joint Proxy Statement unless under applicable law it is required to omit, withdraw or modify any such recommendation, (iii) shall submit for approval of its stockholders the matters to be voted upon at the Company Stockholders Meeting, (iv) shall use its best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by applicable law, to obtain such stockholder approval, and (v) shall not take any action to nullify its resolution approving the Company Merger and this Agreement and its submission to the Company stockholders. The Board of Directors of Parent (i) has recommended approval of the Parent Merger and this Agreement, (ii) shall include, and shall not withdraw or modify, each such recommendation in the Joint Proxy Statement unless under applicable law it is required to omit, withdraw or modify any such recommendation, (iii) shall submit for approval of its stockholders the matters to be voted upon at the Parent Stockholders Meeting, (iv) shall use its best efforts (including, without limitation, soliciting proxies for such approvals), to the extent permitted by applicable law, to obtain such stockholder approval, and (v) shall not take any action to nullify its resolution approving the Parent Merger and this Agreement and its submission to the Parent stockholders. Each of Parent and the Company will use its reasonable best efforts to hold such meetings on the same day and as soon as practicable after November 13, 1997.

         (c) The Company will cause its transfer agent to make stock-transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

         SECTION 6.02 LETTER OF COMPANY'S ACCOUNTANTS. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP ("KPMG"), the Company's independent public accountants, which letter shall be addressed to Parent, dated a date within two business days before the date on which the Form S-4 shall become effective, and in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, Parent shall provide such representation letter as may be reasonably requested by KPMG complying with SAS 72, if then required.

         SECTION 6.03 LETTER OF PARENT'S ACCOUNTANTS. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche, LLP ("Deloitte"), Parent's independent public accountants, which letter shall be addressed to the Company, dated a date within two business days before the date on which the Form S-4 shall become effective, and in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with Parent's efforts to obtain such letter, the Company shall provide such representation letter as may be reasonably requested by Deloitte complying with SAS 72, if then required.

         SECTION 6.04  ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) During the period prior to the Effective Time, the Company shall
(i) provide to Parent and its representatives reasonable access during normal business hours to the Company's and the Company Subsidiaries' ("Access") properties, books, contracts, commitments, personnel and records and (ii) furnish promptly to Parent (A) a copy of each report, schedule, registration statement and other document filed by the Company during such period pursuant to the requirements of Federal or state securities laws and (B) all other information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request.

         (b) During the period prior to the Effective Time, Parent shall (i) provide to the Company and its representatives reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records and (ii) furnish promptly to the Company (A) a copy of each report, schedule, registration statement and other document filed by Parent during such period pursuant to the requirements of Federal or state securities laws and (B) all other information concerning its business, properties, financial condition, operations and personnel as the Company may from time to time reasonably request.

         (c) No investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent, Newco Holding or either Merger Sub hereunder. Nothing in this Section shall require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its respective obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by any such executive officer.

         (d) Parent and the Company will comply with (and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to comply with) existing letter agreements setting forth confidentiality arrangements among the parties (the
"Confidentiality Agreements").

         SECTION 6.05  MUTUAL BEST EFFORTS.

         (a) Subject to the conditions set forth in this Agreement, each party shall use its reasonable best efforts to (and cause each person and entity under its control to) take all actions, and assist and cooperate with each other party in taking all actions necessary, useful or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement. Each party shall use its reasonable best efforts and cooperate with each other party in (i) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable law or regulation or from any Governmental Entity or third party) in connection with the transactions contemplated by this Agreement, and (ii) promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, waivers, permits and authorizations. In connection with the tax opinion referred to in Section 8.02(d), each party agrees to deliver letters of representation reasonable under the circumstances as to its present intention and present knowledge. Parent shall, and shall use its reasonable best efforts to cause each of its stockholders holding shares of Parent Stock representing 5% or more of the outstanding Parent Stock to, provide to counsel to the Company such customary representations as shall be reasonably requested by such counsel in order for such counsel to render an opinion that the exchange of Company Stock for Newco Holding Stock pursuant to the Company Merger qualifies under Section 351 of the Code.

         (b) The Company shall use its reasonable best efforts to (and shall cause each person and entity under its control to) take, and assist and cooperate with Parent and its representatives in taking, all actions necessary, useful or advisable (including, without limitation, providing Access to third parties upon execution of customary confidentiality agreements), in connection with Parent's efforts to sell the businesses referred to on Parent Disclosure
Schedule 6.05(b).

         (c) Parent hereby agrees to use its reasonable best efforts to arrange and complete the financing necessary to pay the aggregate cash portion of the Company Merger Consideration, to pay (or provide the funds for Newco Holding to pay) all other amounts contemplated by Article 2 when due, to refinance any indebtedness or other obligation of the Company and its subsidiaries which may become due as a result of this Agreement or any of the transactions contemplated hereby, to pay all related fees and expenses and to provide for the anticipated working capital needs of Newco Holding and its subsidiaries following the Reorganization (the financing necessary to provide such funds being hereinafter referred to as the "Financing"), including (i) to negotiate definitive agreements with respect thereto and (ii) to satisfy all conditions applicable to Parent and its subsidiaries in such definitive agreements. Parent will keep the Company informed at all times with respect to the status of its efforts to arrange and complete the Financing, including, without limitation, with respect to the occurrence of any event which Parent believes may have a materially adverse effect on the ability of Parent to obtain the Financing. In the event Parent is unable to arrange or complete any portion of the Financing in the manner or from the sources originally contemplated, Parent will use its reasonable best efforts to arrange any such portion from alternative sources. The Company hereby agrees to use its reasonable best efforts to assist Parent in securing the Financing.

         SECTION 6.06 PUBLIC ANNOUNCEMENTS. With respect to any news release or other public announcement or statement relating to this Agreement or any transaction contemplated hereby (each an "Announcement"), Newco Holding, Parent and the Company will each consult with the others before issuing such Announcement, and will provide to them reasonable opportunity to review and comment on such Announcement, and shall not issue such Announcement prior to such consultation and opportunity (except as otherwise required by applicable law).

         SECTION 6.07 AFFILIATE AGREEMENTS. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying each person who is (based on information available to the Company following due inquiry), at the time this Agreement is submitted for Company Stockholder Approval, an "affiliate" of the Company for purposes of Rule 145 under the Securities Act (each a "Rule 145 Affiliate"). The Company shall use its reasonable best efforts to cause each Rule 145 Affiliate to deliver to Parent on or prior to the Closing Date a written agreement in form customary for purposes of having each Rule 145 Affiliate comply with Rule 145.

         SECTION 6.08 STOCK EXCHANGE LISTING. Parent shall cause the shares of Newco Holding Class A Stock to be issued in the Merger and under the Stock Plans to be approved for listing on the NYSE prior to the Closing Date, subject only to official notice of issuance.

         SECTION 6.09 DIRECTORSHIPS. On the Closing Date, the Board of Directors of Newco Holding will elect either (i) one present member of the Company's Board of Directors who is a member of the Cowles family as designated by the Company after consultation with Parent or (ii) a person mutually acceptable to the Company and Parent, to be a director of Newco Holding. With respect to the next succeeding annual meeting of stockholders of Newco Holding, Newco Holding's Board of Directors will cause such person or any such other Board member who is a member of the Cowles family as designated by the persons who are members of the Board of Directors on November 13, 1997 after consultation with Newco Holding (or a person mutually acceptable to the Company and Newco Holding) to be included among Newco Holding's nominees for election by the holders of Newco Holding Class A Stock as director of Newco Holding, in each case if such person is willing and able to serve.

         SECTION 6.10  NO SOLICITATION.

         (a) The Company shall not (and shall not permit any of its officers, directors, agents, representatives or advisors to)

                  (i) solicit, initiate or knowingly encourage the submission of any proposal or offer from any person relating to any (A) acquisition of a substantial amount of assets of the Company (other than in the ordinary course of business) or of more than 15% of all outstanding Company Stock or more than 15% of all outstanding Company Voting Stock or (B) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning more than 15% of all outstanding Company Stock or more than 15% of all outstanding Company Voting Stock, or (C) merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation or similar transaction involving the Company, other than the transactions contemplated by this Agreement (each an "Alternative Proposal") or agree to or endorse any Alternative Proposal, or

                  (ii) enter into or participate in any discussions or negotiations regarding any Alternative Proposal, or furnish to any other person any non-public information with respect to its business, properties or assets, or otherwise cooperate with, or assist or participate in, any attempt by any other person to make any Alternative Proposal.

         (b) Notwithstanding the foregoing, however, nothing herein shall prohibit, subject to Section 6.01(b), the Company following receipt of an Alternative Proposal from disclosing to its stockholders a position with respect to such Alternative Proposal to the extent required by applicable law.

         (c) The Company shall notify Parent promptly (and in any event no later than 24 hours) after receipt by the Company of any Alternative Proposal or any request for non-public information in connection with an Alternative Proposal or for access to the Company's properties, books or records by any person or entity that informs the Company that it is considering making an Alternative Proposal. Such notification shall include the terms of any Alternative Proposal and the name of any person or entity making any such proposal or requesting non-public information or access to the Company's properties, books or records in connection with an Alternative Proposal.

         SECTION 6.11 INDEMNIFICATION. Reference is hereby made to all provisions of the certificate of incorporation, articles of organization and by-laws of the Company and the Company Subsidiaries which contemplate indemnification of directors, officers and employees of the Company and the Company Subsidiaries (the "Company Indemnification Provisions"). At all times after the Effective Time, Newco Holding and Company Surviving Corporation shall indemnify all present and former directors, officers and employees of the Company and the Company Subsidiaries to the fullest extent called for by the Company Indemnification Provisions (in each case as the Company Indemnification Provisions exist immediately before the Effective Time and regardless of whether any of them is subsequently amended, qualified, repealed or otherwise changed). Newco Holding shall cause to be maintained for a period of not less than six years after the Closing Date, the directors' and officers' liability insurance policy currently maintained by the Company or, if not available, comparable policies; PROVIDED, HOWEVER, that Newco Holding shall not be obligated to make annual premium payments for such insurance to the extent that premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (the "Current Premium"), and if such premiums for such insurance would at any time exceed 200% of the Company's Current Premium, then Newco Holding shall cause to be maintained policies of insurance which provide the maximum coverage available at an annual insurance premium equal to 200% of the Current Premium.

         SECTION 6.12 CERTAIN NEWSPAPER MATTERS. Parent and Newco Holding shall cause the Company's newspaper operations and headquarters to continue to be located in Minneapolis, Minnesota after Closing. Parent and Newco Holding acknowledge that it is their intention that the Company's newspaper operations be afforded the same autonomous operating style after Closing as is afforded to Parent's other major newspapers.

         SECTION 6.13 CHARITABLE CONTRIBUTIONS. Parent and Newco Holding understand that the Company will commit (and hereby consent to such commitment) prior to the Closing Date to make a contribution or contributions to the Cowles Media Foundation so that the aggregate funds of the Cowles Media Foundation are sufficient to make contributions of $3 million per year for the ten years after the Closing Date. The Company agrees that it will not commit to when it will make such contributions until after the Closing. It is understood that the Company's contribution will be made only if (i) the Cowles Media Foundation's charter is amended to restrict contributions to 501(c)(3) organizations that are national in scope or are in the 13-county Minneapolis/St. Paul Metropolitan Statistical Area, such restricted contributions in either case to be consistent with past operations of the Cowles Media Foundation and (ii) the Cowles Media Foundation pledges to make contributions to such organizations in an amount equal to $3.0 million per year for the ten years after the Closing Date (which amendment and pledge would not be subject to modification without the approval of the Attorney General of the State of Minnesota).

         SECTION 6.14  TAX MATTERS.

         (a) The Company, Newco Holding and Parent shall not take (and shall not permit the Company Surviving Corporation or the Parent Surviving Corporation to
take) at any time any action that would cause the exchange of Company Stock for Newco Holding Stock pursuant to the Company Merger to fail to qualify under
Section 351 of the Code.

         (b) Newco Holding agrees that, during the five year period following the Effective Time, (i) neither Parent Surviving Corporation, the Company Surviving Corporation nor any of their respective successors shall be merged with, consolidated with, or liquidated into, Newco Holding or any successor thereto, and (ii) neither the Parent Surviving Corporation nor any successor thereto shall be merged or consolidated with the Company Surviving Corporation or any successor thereto.

         SECTION 6.15 REGISTRATION OF PARENT STOCK HELD BY RULE 145 AFFILIATES. As soon as practicable, Parent shall cause Newco Holding to execute the Registration Rights Agreement attached hereto as Exhibit 6.15.


                                    ARTICLE 7

                               EMPLOYMENT MATTERS

         SECTION 7.01  CERTAIN EMPLOYMENT-RELATED DEFINITIONS.

         (a) As used in this Article 7, (i) "Company" includes the Company and each Company Subsidiary and (ii) "Company Surviving Corporation" includes the Company Surviving Corporation and each affiliate thereof.

         (b) "Represented Employee" means any person employed by the Company immediately before Closing who is represented by a collective-bargaining representative.

         (c) "Non-Represented Employee" means any person employed by the Company immediately before Closing who is not represented by a collective-bargaining representative.

         (d) "Employee" means any person who is a Represented Employee or a Non-Represented Employee.

         (e) "One-Year Period" means the period commencing on the Closing Date and ending on the first anniversary of the Closing Date (except with respect to any Company Welfare Plan, in which case such term means the period commencing on the Closing Date and ending on the later of December 31, 1998, or 270 days after the Closing Date).

         (f) With respect to any Employee, a termination of employment by the Company Surviving Corporation shall be deemed "For Cause" if (and only if) such termination is for (i) such Employee's dishonesty or willful misconduct related to the Company Surviving Corporation;
(ii) such Employee's neglect of his or her duties, if the Company Surviving Corporation has given to such Employee written notice specifying the act or omission constituting such neglect and such Employee has repeated such act or omission following receipt of such notice; or (iii) such Employee's conviction of a felony.

         (g) "Involuntary Termination" with respect to any Employee shall mean
(i) any termination of employment by the Company Surviving Corporation that is not "For Cause" and (ii) any resignation by such Employee if such resignation occurs within 30 days following any Change in Employment Terms.

         (h) "Change in Employment Terms" with respect to any Employee shall mean (i) assignment to such Employee of material duties or responsibilities that are substantially different in nature and scope from those in effect immediately before Closing; (ii) any reduction of such Employee's Base Compensation so it is lower than that in effect immediately before Closing; and (iii) any requirement that such Employee change his or her regular workplace to a location more than 40 miles from the location of his or her regular workplace immediately before Closing.

         (i) "Base Compensation" with respect to any Employee shall mean his or her base cash compensation as in effect immediately before Closing (but not including any overtime, bonuses, commissions, fringe benefits or any other form of extra or added compensation).

         SECTION 7.02  BENEFIT PLANS.

         (a) With respect to each Company Benefit Plan that is in effect immediately before Closing and is not the subject of collective bargaining, Newco Holding shall

                  (i) cause such Company Benefit Plan, and all of its provisions in effect immediately before Closing (including without limitation the eligibility provisions thereof), to remain in effect throughout the One-Year Period; or

                  (ii) provide to each Non-Represented Employee, throughout the One-Year Period, benefits that are in the aggregate no less favorable to such Non-Represented Employee than those provided under such Company Benefit Plan immediately before Closing.

         (b) With respect to each collective bargaining agreement of the Company, Newco Holding will cause to be provided, to each Represented Employee covered thereby, all benefits called for by such collective bargaining agreement, in accordance with the terms thereof as in effect from time to time.

         (c) If any Employee is transferred to Newco Holding or any affiliate of Newco Holding or becomes a participant in any employee benefit plan, program or arrangement maintained (or contributed to) by the Company Surviving Corporation, Newco Holding or any affiliate of either, then Newco Holding shall cause such plan, program or arrangement to (i) treat for all purposes (except benefit accrual under any pension plan) the prior service of such Employee with the Company as service rendered to the Company Surviving Corporation, Newco Holding or such affiliate, as the case may be; (ii) waive each "pre-existing condition" or "actively at work" or similar exclusion that may otherwise be applicable to such Employee; and (iii) give credit for expenses incurred by such Employee to satisfy deductibles and co-insurance provisions.

         (d) Newco Holding shall not (and shall not allow the Company Surviving Corporation to) terminate, merge, amend or otherwise take any action affecting any Company Pension Plan that is a

Defined Benefit Pension Plan, if a consequence of such action is to permit a reversion of assets of such Defined Benefit Pension Plan.

         SECTION 7.03  SEVERANCE PAYMENTS TO NON-REPRESENTED EMPLOYEES.

         (a) For each regular full-time and regular part-time Non-Represented Employee, if

                  (i) his or her employment ends by Involuntary Termination during the One-Year Period and

                  (ii) such Non-Represented Employee is not an "Executive" as defined in the Company's Executive Income Continuation Policy, as amended (the "Executive Income Continuation Policy"),

then Newco Holding shall cause the Company to pay (in a lump-sum cash payment and within ten days following receipt of a Final Employee Release from such Employee), the Severance Amount (as hereinafter defined) and the Medical Allowance (as hereinafter defined).

         (b) For each Non-Represented Employee, the "Severance Amount" shall be the sum of

                  (i) one week of Base Compensation for each six months or portion thereof that such Non-Represented Employee has been continuously employed with the Company or with any business acquired by the Company prior to Closing, PLUS

                  (ii) if such Non-Represented Employee has less than 40 years of such continuous employment, 13 weeks of Base Compensation (but application of this paragraph (b) shall not in any case cause any Severance Amount to exceed 80 weeks of Base Compensation).

         (c)  To illustrate the foregoing,

                  (i) for a Non-Represented Employee having one year and one month of service, the Severance Amount would be 16 weeks of Base Compensation;

                  (ii) for a Non-Represented Employee having 34 years of service, the Severance Amount would be 80 weeks of Base Compensation; and

                  (iii) for a Non-Represented Employee having 42 years of service, the Severance Amount would be 84 weeks of Base Compensation.

         (d) For each Non-Represented Employee who is entitled to receive a Severance Amount, the "Severance Period" shall be the total number of weeks of Base Compensation included in such Severance Amount (E.G., for the three foregoing illustrations, the Severance Period would be 16 weeks, 80 weeks and 84 weeks, respectively). For each Non-Represented Employee who receives a Severance Amount and is a participant in one of the Company's health-insurance plans immediately before Closing (disregarding any dental plan and any plan subject to Section 125 of the Internal Revenue Code), the "Medical Allowance" shall be the total of the employer share of health-insurance premiums that would have been paid during the Severance Period for such Non-Represented Employee's coverage under the plan in effect for him or her immediately before Closing. In the case of a self-insured health plan, such "employer share of health-insurance premiums" shall be equal to (i) the COBRA premium that would have been paid by the

Employee (assuming no employer subsidy) during the Severance Period based on the COBRA rate in effect immediately prior to Closing (disregarding the 2% administrative fee), MINUS (ii) any contribution such Employee was making for such coverage immediately prior to Closing.

         (e) For each Non-Represented Employee who is entitled to receive a Severance Amount or payments under the Executive Income Continuation Policy, Newco Holding shall cause the Company Surviving Corporation to make outplacement assistance available in accordance with the Company's standard practices in effect immediately before Closing, and shall consider such Non-Represented Employee as an internal candidate for any job opening at the Company, Newco Holding and any affiliate of either, consistent with the Company's hiring policies in effect immediately before Closing.

         (f) As a condition precedent to payment of any Severance Amount and any Medical Allowance, Parent shall require that such Non-Represented Employee execute (and not rescind) and deliver to the Company Surviving Corporation a release of claims in the form of Exhibit 7.03(f). If (and only if) such Non-Represented Employee delivers such executed release to the Company Surviving Corporation and the time for any rescission thereof expires without any rescission, then such release shall be a "Final Employee Release."

         SECTION 7.04 OTHER EMPLOYMENT-RELATED OBLIGATIONS. Newco Holding shall cause the Company Surviving Corporation to honor throughout the term thereof each employment agreement that is in effect immediately before Closing (it being understood that the Executive Income Continuation Policy of the Company shall be deemed to be such an employment agreement to the extent benefits thereunder have been granted prior to November 13, 1997).

         SECTION 7.05 ENFORCEMENT. With respect to each Non-Represented Employee (and his or her heirs, executors or other legal representatives) who is entitled to any Severance Amount, Medical Allowance or other payment or benefit referred to in this Article 7, each party to this Agreement agrees and acknowledges that (as more fully described in Section 10.06) each person who is a member of the Board of Directors of the Company immediately before Closing may (but shall not be obligated to) enforce this Article 7 directly against the Company Surviving Corporation as a direct and irrevocable third-party beneficiary of this Article
7. Except as provided in the immediately preceding sentence and in Section 10.06, no employee or former employee of the Company (or any heir, executor or other legal representative of any such employee) or any other person shall have any rights as a third-party beneficiary of this Agreement.


                                    ARTICLE 8

                         CONDITIONS PRECEDENT TO MERGER

         SECTION 8.01 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to effect the transactions contemplated by this Agreement is subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

         (a) COMPANY STOCKHOLDER APPROVAL. The Company Stockholder Approval shall have been obtained.

         (b) PARENT STOCKHOLDER APPROVAL. The Parent Stockholder Approval shall have been obtained.

         (c) STOCK EXCHANGE LISTING. The shares of Newco Holding Class A Stock issuable under this Agreement shall have been approved for listing on the Stock Exchange, subject only to official notice of issuance.

         (d) HSR ACT. The waiting period (and each extension thereof, if any) applicable to the Mergers under the HSR Act shall have terminated or expired.

         (e) NO INJUNCTION. No temporary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting consummation of the Mergers shall be in effect.

         (f) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be subject to any stop order (or proceeding seeking a stop order), and any material requirements under "blue sky" and other state securities laws governing issuance of the Newco Holding Stock shall have been satisfied.

         SECTION 8.02 CONDITIONS TO OBLIGATIONS OF PARENT. The obligations of Parent to effect the Reorganization are further subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Sections 3.01, 3.02, 3.03, 3.04(a) and 3.06, and the first sentence of Section 3.10(a), of this Agreement shall be true and correct in all material respects as of the date of execution of this Agreement (or deemed date of execution to the extent provided in Section 3.23) and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date). The other representations and warranties of the Company in this Agreement shall be true and correct as of the date of execution of this Agreement (or deemed date of execution to the extent provided in Section 3.23) and as of the Closing Date as though made on and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date), except to the extent the effect of breaches thereof would not have a material adverse effect on the Company. Parent shall have received a certificate to such effect, signed on behalf of the Company by its chief executive officer and its chief financial officer.

         (b) PERFORMANCE BY COMPANY. The Company shall have performed all of its obligations under this Agreement required to be performed in any material respect on or prior to the Closing Date and Parent shall have received a certificate to such effect, signed on behalf of the Company by its chief executive officer and its chief financial officer.

         (c) CONSENTS, ETC. Parent shall have received evidence that the Company has received such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary with respect to the Company or any Company Subsidiary in connection with the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on Newco Holding, Parent or the Company or the ability to effect the Mergers).

         (d) TAX OPINION. Parent shall have received an opinion of Pillsbury Madison & Sutro LLP, counsel to Parent, or, if such firm is unwilling or unable to render such opinion, an opinion of Fried, Frank, Harris, Shriver & Jacobson, special counsel to the Company, dated as of the Closing Date, based upon customary representations from the Parent, Company, and certain stockholders of the Parent, that the Parent Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code or that the Parent Merger, either alone or in connection with the Company Merger, will qualify as a transaction described in Section 351 of the Code. This condition to Closing shall be deemed to be waived in the event that the tax opinion is not rendered solely because such stockholders of the Parent or Parent have failed to provide such customary representations.

         SECTION 8.03 CONDITIONS TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Reorganization is further subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent contained in Sections 4.01, 4.02, 4.03, 4.04(a), 4.04(b), 4.06, 4.07,
4.08(d), 4.10, and 4.11 shall be true and correct in all material respects as of the date of execution of this Agreement (or deemed date of execution to the extent provided in Section 4.19) and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date). The other representations and warranties of Parent in this Agreement and the representations and warranties of Newco Holding in this Agreement shall be true and correct as of the date of execution of this Agreement (or deemed date of execution to the extent provided in Section 4.19) and as of the Closing Date as though made on and as of the Closing Date (except for each representation and warranty that is expressly made as of a specified date), except to the extent the effect of breaches thereof would not have a material adverse effect on Parent or (taking into account the transactions contemplated hereby) Newco Holding, as the case may be. The Company shall have received a certificate to such effect, signed on behalf of Parent and Newco Holding by their respective chief executive officers and chief financial officers.

         (b) PERFORMANCE BY PARENT AND NEWCO HOLDING. Each of Parent and Newco Holding shall have performed all of its obligations under this Agreement required to be performed in any material respect at or prior to the Closing Date and the Company shall have received a certificate to such effect, signed on behalf of Parent and Newco Holding by their respective chief executive officers and chief financial officers.

         (c) CONSENTS, ETC. The Company shall have received evidence that Parent has received such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary with respect to Parent or any Parent Subsidiary in connection with the transactions contemplated hereby (except for those the absence of which would not have a material adverse effect on Newco Holding, Parent or the Company or the ability to effect the Mergers).


                                    ARTICLE 9

                    TERMINATION, AMENDMENT, FEES AND EXPENSES

         SECTION 9.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by stockholders of the Company or of Parent:

         (a)  by mutual written consent of Parent and the Company; or

         (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling permanently enjoining or prohibiting the Reorganization and such order, decree or ruling shall have become final and nonappealable (but only if the party seeking to terminate pursuant to this clause (b) shall have used all reasonable efforts to oppose and remove such order, decree or ruling); or

         (c) by either Parent or the Company if the Mergers shall not have been consummated on or before May 31, 1998 (other than due to failure of the party seeking termination to perform in all material respects its obligations under this Agreement required to be performed at or prior to the Effective Time, or the failure of such party's stockholders to have approved by such date this Agreement and the transactions to be submitted to them hereunder for their approval); or

         (d) by Parent if (i) (A) as of such time of determination, any of the representations and warranties of the Company set forth in Sections 3.01, 3.02, 3.03, 3.04(a) or 3.06, or the first sentence of Section 3.10(a), of this Agreement shall not be true and correct in all material respects or any of the other representations and warranties of the Company set forth in this Agreement shall not be true and correct, except in the case of such other representations and warranties to the extent the effect of breaches thereof would not have a material adverse effect on the Company, or (B) the Company or, with respect to the Company Stockholder Approval, its stockholders, shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it or, with respect to the Company Stockholder Approval, its stockholders, under this Agreement or the Company Stockholders Voting Agreement and, in the case of (A), such untruth or incorrectness cannot be or has not been cured within 30 days after the giving of written notice to the Company, and, in the case of (B), such failure cannot be or has not been cured within 15 days after the giving of written notice to the Company or the Company stockholders, as appropriate; or (ii) at the time of the Company Stockholders Meeting the holders of more than 10% of the outstanding shares of Company Common Stock have submitted valid written demands for appraisal of their respective shares pursuant to Section 262 of the DGCL which demands have not been withdrawn at the time of the Company Stockholder Meeting; or

         (e) by the Company, if (i) as of such time of determination, any of the representations and warranties of Parent set forth in Sections 4.01, 4.02, 4.03, 4.04(a), 4.04(b), 4.06, 4.07, 4.08(d), 4.10 or 4.11 of this Agreement shall not be true and correct in all material respects or any of the other representations or warranties of Parent or the representations and warranties of Newco Holding set forth in this Agreement shall not be true and correct, except in the case of such other representations and warranties to the extent the effect of breaches thereof would not have a material adverse effect on Parent or (taking into account the transaction contemplated hereby) Newco Holding, as the case may be, or (ii) Parent, Newco Holding or either Merger Sub or, with respect to the Parent Stockholders Voting Agreement, the stockholders of Parent, shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of Parent, Newco Holding or either Merger Sub or, with respect to the Parent Stockholders Voting Agreement, the stockholders of Parent, to be performed or complied with by it under this Agreement or the Parent Stockholders Voting Agreement and, in the case of (i), such untruth or incorrectness cannot be or has not been cured within 30 days after the giving of written notice to Parent, and, in the case of
(ii), such failure cannot be or has not been cured within 15 days after the giving of written notice to Parent, or the stockholders of Parent, as appropriate.

         SECTION 9.02 EFFECT OF TERMINATION. If this Agreement is terminated under Section 9.01, this Agreement shall immediately become void and have no effect, without any liability or obligation on the part of Newco Holding, either Merger Sub, Parent or the Company, other than the provisions of SECTION 3.15,
SECTION 4.12, SECTION 6.04(D), this SECTION 9.02, and SECTION 9.06. Nothing in this Section shall relieve any party for any breach of such party's representations, warranties, covenants or agreements in this Agreement.

         SECTION 9.03 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval by stockholders. This Agreement may be amended only by a writing signed on behalf of each party.

         SECTION 9.04 EXTENSION; WAIVER. At any time prior to the Effective Time, any party may, by a writing signed on behalf of such party (a) extend the time to perform any obligation or other act of another party, (b) waive any inaccuracy in any representation or warranty or (c) waive compliance with any agreement or condition in this Agreement. The failure of any party to assert any right under this Agreement or otherwise shall not constitute a waiver of such right.

         SECTION 9.05 PROCEDURE FOR TERMINATION, AMENDMENT, ETC. A party's termination, amendment, extension or waiver hereunder shall, in order to be effective, require action by such party's board of directors or the duly authorized designee of such board of directors.

         SECTION 9.06  FEES AND EXPENSES.

         (a) Except as provided in this Section 9.06, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses (whether or not the Mergers are consummated); PROVIDED, HOWEVER, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees and accountants' fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

         (b) The Company shall pay to Parent a termination fee of $45 million upon occurrence of any termination of this Agreement by Parent pursuant to
Section 9.01(c) as a result of the failure to obtain Company Stockholders Approval or Section 9.01(d)(i) as a result of the failure of the stockholders of the Company to comply with the Company Stockholders Voting Agreement.

         (c) Parent shall pay to Company a termination fee of $45 million upon occurrence of any termination of this Agreement by Company pursuant to Section 9.01(c) as a result of the failure to obtain Parent Stockholder Approval or
Section 9.01(e) as a result of failure by the stockholders of Parent to comply with the Parent Stockholders Voting Agreement.

         (d) Any termination fee shall be paid within five business days after the event giving rise to the obligation to pay such fee.

         (e) The fees provided for in paragraphs (b) or (c) of this Section 9.06 are not intended to be exclusive remedies with respect to the matters discussed in such paragraphs, and no party hereto shall be precluded from seeking damages or remedies at law or in equity as a result of any such matter.


                                   ARTICLE 10

                               GENERAL PROVISIONS

      SECTION 10.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
SECTION 10.01 shall survive the Effective Time, but shall not limit any covenant or agreement which by its terms contemplates performance after the Effective Time.

         SECTION 10.02 NOTICES. All notices, requests, claims and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or by overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):

         (a)  if to Parent or Newco Holding, to

                  McClatchy Newspapers, Inc.
                  2100 Q Street
                  Sacramento, California 95816

                  Attention:        Gary Pruitt
                                    President and Chief Executive Officer

         with a copy to:

                  Pillsbury Madison & Sutro LLP
                  235 Montgomery Street
                  San Francisco, California 94104

                  Attention:        Nathaniel M. Cartmell III

         (b)  if to the Company, to

                  Cowles Media Company
                  Fifth Floor, 329 Portland Avenue
                  Minneapolis, Minnesota 55415

                  Attention:        David C. Cox

         with copies to:

                  Faegre & Benson LLP
                  2200 Norwest Center
                  90 South Seventh Street
                  Minneapolis, Minnesota 55402

                  Attention:        William R. Busch, Jr.

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004

                  Attention:        Arthur Fleischer, Jr.

         SECTION 10.03  CERTAIN DEFINITIONS.  For purposes of this Agreement:

         (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

         (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company, Parent or Newco Holding, any change or effect that, either individually or in the aggregate with all other such changes or effects, is or would reasonably be expected to be materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole;

         (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

         (d) a "subsidiary" of any person means another person of which the first person owns (directly or indirectly)

                  (i) an amount of voting securities or other voting interests which is sufficient to elect at least a majority of its board of directors or other governing body; or

                  (ii) if there are no voting interests, 50% or more of all equity interests.

         SECTION 10.04 INTERPRETATION. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation." Each disclosure made by the Company in any section of this Agreement or any Company Disclosure Schedule shall be deemed to have been made in each other section and in each other Company Disclosure Schedule in which such disclosure would be relevant. Each disclosure made by Parent in any section of this Agreement or any Parent Disclosure Schedule shall be deemed to have been made in each other section and in each other Parent Disclosure
Schedule in which such disclosure would be relevant.

         SECTION 10.05 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

         SECTION 10.06 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement and the other agreements referred to herein constitute the entire agreement (and, subject to the following sentence, supersede each prior agreement and understanding, whether written or oral) among the parties regarding the subject matter of this Agreement. Execution of this Agreement as amended and restated shall not be deemed to have relieved any party from the consequences of any breach of any representation, warranty or agreement made in this Agreement in the form executed on November 13, 1997. This Agreement is not intended to confer any rights or remedies on any person other than the parties hereto, except that each person who is a member of the Board of Directors of the Company immediately before Closing shall have the right (but shall have no obligation) to enforce (against Newco Holding and the Company Surviving Corporation, as applicable) the provisions of Article 2, Sections 6.09, 6.11, 6.12, 6.13 and 6.14, and Article 7 (in each case on behalf of the Company or any person who is a stockholder or director of the Company immediately before Closing or is contemplated to be a director of Parent under Section 6.09, or is a Non-Represented Employee entitled to a payment or benefit under Article 7, as applicable).

If any such person referred to in this Section obtains a final and nonappealable order, decree, injunction or judgment against Parent or Newco Holding in connection with any action brought seeking to enforce any provision referred to in this Section, or settles any such action with Parent or Newco Holding, then such person shall be entitled to reimbursement by Newco Holding for his or her expenses (including without limitation attorneys' fees) incurred in connection with bringing, prosecuting and settling (or otherwise concluding) such action.

         SECTION 10.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.08 ASSIGNMENT. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of each other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors.

         SECTION 10.09 ENFORCEMENT. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms or were otherwise breached. Each party shall be entitled to injunctive relief to prevent any breach of this Agreement and to enforce this Agreement specifically in any court of the State of Delaware or any court of the United States located in the State of Delaware (in addition to any other remedy to which such party is entitled at law or in equity). In addition, each party hereby

         (a) submits itself to the personal jurisdiction of (i) the courts of the State of Delaware; and (ii) the United States District Court for the District of Delaware with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute;

         (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court; and

         (c) agrees that it will not bring any action relating to this Agreement (or any transactions contemplated by this Agreement) in any court other than such courts referred to above.

         SECTION 10.10 SEVERABILITY. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable law, but if any provision is held invalid, illegal or unenforceable under applicable law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

         IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

                                 MCCLATCHY NEWSPAPERS, INC.



                                 By:      /S/ GARY PRUITT
                                          -------------------------------------
                                 Name:    Gary Pruitt
                                 Title:   President and Chief Executive Officer


                                 COWLES MEDIA COMPANY



                                 By:      /S/ DAVID C. COX
                                          -------------------------------------
                                 Name:    David C. Cox
                                 Title:   President and Chief Executive Officer


                                 MNI NEWCO, INC.



                                 By:      /S/ GARY PRUITT
                                          -------------------------------------
                                 Name:    Gary Pruitt
                                 Title:   President


                                 MNI MERGERCO, INC.



                                 By:      /S/ GARY PRUITT
                                          -------------------------------------
                                 Name:    Gary Pruitt
                                 Title:   President


                                 CMC MERGERCO, INC.



                                 By:      /S/ GARY PRUITT
                                          -------------------------------------
                                 Name:    Gary Pruitt
                                 Title:   President

                                                                         ANNEX B
                                                                         -------

                          STOCKHOLDERS VOTING AGREEMENT


         STOCKHOLDERS VOTING AGREEMENT (this "Agreement") dated as of November 26, 1997, among COWLES MEDIA COMPANY, a Delaware corporation ("Cowles"), on the one hand, and certain stockholders of MCCLATCHY NEWSPAPERS, INC., a Delaware corporation ("McClatchy"), listed on Schedule A hereto (each a "Stockholder" and, collectively, the "Stockholders"), on the other hand.

         WHEREAS, this Agreement was originally executed on November 13, 1997 and as a result of the need to amend Section 5 hereof, this Agreement is being amended and restated in its entirety as provided herein;

         WHEREAS, Cowles and McClatchy propose to enter into an Agreement and Plan of Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing that a wholly owned subsidiary of McClatchy ("Newco Holding") will acquire all of the stock of each of McClatchy and Cowles through mergers of wholly owned subsidiaries of Newco Holding with and into each of McClatchy and Cowles (the "Reorganization"), upon the terms and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, each Stockholder owns of record the number of shares of Class B Common Stock, par value $.01 per share, of McClatchy (the "Class B Common Stock") set forth opposite its name on Schedule A attached hereto (the "Subject Shares");

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Cowles has required that each Stockholder enter into this Agreement.

         NOW, THEREFORE, to induce Cowles to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER. Each Stockholder hereby, severally and not jointly, represents and warrants to Cowles as of the date hereof in respect of itself as follows:

         (a) AUTHORITY. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder (or in the case of a Stockholder which is a trust, by trustees on behalf of such trust) and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets the effect of which, in any case, would be material and adverse to the ability of the Stockholder to consummate the transactions contemplated hereby or to comply with the terms hereof.

         (b) THE SUBJECT SHARES. The Stockholder (except as set forth on Schedule A attached hereto) is the record and beneficial owner of and has the sole or shared right to vote the Subject Shares set forth opposite such Stockholder's name on Schedule A attached hereto. Except for the Stockholders' Agreement among the holders of the Class B Common Stock of McClatchy dated September 17, 1987, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

         2. COVENANTS OF EACH STOCKHOLDER. Until the termination of this Agreement in accordance with Section 7, each Stockholder, severally and not jointly, agrees as follows:

         (a) VOTE FOR THE REORGANIZATION. At any meeting of stockholders of McClatchy called to vote upon the Reorganization and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Reorganization and the Merger Agreement is sought, the Stockholder shall vote (or cause to be voted), or execute a written consent in respect of, the Subject Shares in favor of the Reorganization, the adoption by McClatchy of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         (b) TRANSFER OF SUBJECT SHARES. Except with respect to that number of Subject Shares set forth next to such Stockholder's name in Schedule B which is in excess of the number of Subject Shares set forth on Schedule B necessary to approve the Reorganization and Merger Agreement (taking into account any and all other Transfers, as defined below, of Subject Shares by any other Stockholder), the Stockholder agrees not to (i) convert, transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of the Subject Shares to any person other than pursuant to the terms of the Reorganization or (ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise.

         3. FURTHER ASSURANCES. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Cowles may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         4. ASSIGNMENT. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         5. TERMINATION. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Merger Agreement (for any reason, including any termination pursuant to Section 8.01 thereof) and (b) the Effective Time of the Reorganization.

         6. GENERAL PROVISIONS.

         (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to Cowles in accordance with the notification provision contained in the Merger Agreement and to the Stockholders at their respective addresses set forth on the books of McClatchy (or at such other address for a party as shall be specified by like notice).

         (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that each party need not sign the same counterpart.

         (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto, any rights or remedies hereunder.

         (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         7. STOCKHOLDER REPRESENTATIVES. Each Stockholder signs solely in its capacity as the record holder and/or beneficial owner of such Stockholder's Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, trustee, affiliate or representative of a Stockholder who is or becomes an officer or a director of McClatchy in his or her capacity as an officer or director of McClatchy and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

         8. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby, and (v) appoints The Corporation Trust Company as such party's agent for service of process in the state of Delaware.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                 COWLES MEDIA COMPANY

                                 By  /S/ JAMES J. VIERA
                                    --------------------------------------------

                                         Vice President and Chief
                                 Title:  FINANCIAL OFFICER
                                        ----------------------------------------


                                 STOCKHOLDERS:


                                 /S/ ERWIN POTTS
                                 -----------------------------------------------
                                 ERWIN POTTS, as Trustee of the
                                   Trusts set forth on Schedule B


                                 /S/ JAMES B. MCCLATCHY
                                 -----------------------------------------------
                                 JAMES B. MCCLATCHY, individually and as
                                   trustee of the Trusts set forth on Schedule B


                                 /S/ WILLIAM K. COBLENTZ
                                 -----------------------------------------------
                                 WILLIAM K. COBLENTZ, as Trustee
                                   of the Trusts set forth on Schedule B


                                 /S/ WILLIAM ELLERY MCCLATCHY
                                 -----------------------------------------------
                                 WILLIAM ELLERY MCCLATCHY, as Trustee
                                   of the Trusts set forth on Schedule B


                                 /S/ WILLIAM M. ROTH
                                 -----------------------------------------------
                                 WILLIAM M. ROTH, as Trustee of the
                                   Trusts set forth on Schedule B

                                 /S/ MOLLY MALONEY EVANGELISTI
                                 -----------------------------------------------
                                 MOLLY MALONEY EVANGELISTI


                                 /S/ BETTY LOU MALONEY
                                 -----------------------------------------------
                                 BETTY LOU MALONEY

                                   SCHEDULE A

                              LIST OF STOCKHOLDERS


                                                      Shares of Class B
                                                     Common Stock Owned
Name                                                      Of Record
----                                                  -----------------

James B McClatchy                                        14,945,472(1)

William K. Coblentz                                      12,500,000(1)

William Ellery McClatchy                                 12,500,000(1)

Erwin Potts                                              12,500,000(1)

William M. Roth                                          12,500,000(1)

Molly Maloney Evangelisti                                 3,812,500

Betty Lou Maloney                                         1,850,000


(1) Includes or consists of 12,500,000 shares of Class B Common Stock held under five separate trusts with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz, William M. Roth and Erwin Potts, co-trustees, share joint voting and investment control with respect to these trusts. Each of (i) James B. McClatchy, (ii) William Ellery McClatchy, (iii) Charles McClatchy, Adair McClatchy and Kevin McClatchy, (iv) Sue Maloney Stiles and (v) Mazie Maloney have a present income interest in one of the five trusts. Messrs. Coblentz, Roth and Potts disclaim beneficial ownership of these shares.

                                      B-A-1

                                   SCHEDULE B

                                 LIST OF TRUSTS


      1. Trust for the Primary Benefit of Charles K. McClatchy dated November 15, 1974;

      2. Trust for the Primary Benefit of James B. McClatchy dated November 15, 1974;

      3. Trust for the Primary Benefit of William Ellery McClatchy dated November 15, 1974;.

      4. Trust for the Primary Benefit of Martin J. and Mazie Maloney dated November 15, 1974; and

      5.    Trust for the Primary Benefit of Sue Stiles dated November 15, 1974.

                                      B-B-1

                                                                        ANNEX C
                                                                        -------

                      COWLES STOCKHOLDERS VOTING AGREEMENT


         COWLES STOCKHOLDERS VOTING AGREEMENT (this "Agreement") dated as of November 13, 1997, among McClatchy Newspapers, Inc., a Delaware corporation ("McClatchy"), and the trustees (the "Voting Trustees") and certain certificateholders (the "Certificateholders") of that certain Amended and Restated Voting Trust Agreement effective October 30, 1996 (the "Voting Trust") relating to shares of voting common stock, without par value (the "Voting Common Stock"), of Cowles Media Company, a Delaware corporation (the "Company"), listed on Schedule A attached hereto.

         WHEREAS, McClatchy and the Company propose to enter into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement," capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing that a wholly owned subsidiary of McClatchy ("Newco Holding") will acquire all of the stock of each of McClatchy and Cowles through mergers of wholly owned subsidiaries of Newco Holding with and into each of McClatchy and Cowles (the "Reorganization"), upon the terns and subject to the conditions set forth in the Merger Agreement;

         WHEREAS, pursuant to the Reorganization, the Voting Common Stock will be converted into shares of Class A common stock, par value $.01 per share (the "Class A Common"), of Newco Holding;

         WHEREAS, immediately prior to the Effective Time, McClatchy will assign this Agreement and all of its rights, interests and obligations hereunder to Newco Holding;

         WHEREAS, the Voting Trustees possess the legal title to the shares of Company Voting Stock subject to the Voting Trust and set forth on Schedule A attached hereto (the "Subject Shares") and, subject to certain limitations, are entitled to exercise all rights of every nature and kind with respect to the Subject Shares, including the right to vote in person or by proxy or consent in writing;

         WHEREAS, the Certificateholders set forth on Schedule B are holders of Voting Trust Certificates, as defined in the Voting Trust, and beneficially own the number of Subject Shares set forth opposite his, her or its name on Schedule B;

         WHEREAS, the Subject Shares represent at least 50.1% of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote on each of the matters set forth in Section 4(c) and 4(d) hereof; and

         WHEREAS, as a condition to its willingness to enter into the Merger Agreement, McClatchy has required that each Voting Trustee and Certificateholder enter into this Agreement.

         NOW, THEREFORE, to induce McClatchy to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE VOTING TRUSTEES. The Voting Trustees hereby, severally and jointly, represent and warrant to McClatchy as follows:

         (a) AUTHORITY. The Voting Trustees have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Voting Trustees and constitutes a valid and binding obligation of the Voting Trustees enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of the Voting Trust, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Voting Trustees or to the Subject Shares the effect of which, in any case, would be material and adverse to the ability of the Voting Trustees to comply with the terms hereof.

         (b) THE SUBJECT SHARES. The Voting Trustees are the record owners of, and possess the legal title to, the Subject Shares set forth on Schedule A attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever, other than the encumbrance represented by the Voting Trust and the Voting Trust Agreement and as contemplated hereunder. Upon obtaining the affirmative vote of Certificateholders representing at least two-thirds beneficial interest in the Subject Shares (as provided for in Sections 4(a) and 4(b) hereof), the Voting Trustees have the sole right to vote such Subject Shares in favor of the Reorganization. Other than the Voting Trust, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF THE CERTIFICATEHOLDERS. Each Certificateholder hereby, severally and not jointly, represents and warrants to McClatchy as follows:

         (a) AUTHORITY. The Certificate holder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Certificateholder and constitutes a valid and binding obligation of the Certificateholder enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and is subject to general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance rule or regulation applicable to the Certificateholder or to the Subject Shares.

         (b) THE SUBJECT SHARES. The Certificateholder is the beneficial owner of the number of Subject Shares set forth opposite his, her or its name on Schedule B attached hereto, free and clear of any claims, liens, encumbrances and security interests whatsoever other than the Voting Trust as contemplated hereunder. Other than the Voting Trust, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction, except as contemplated by this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF MCCLATCHY. McClatchy hereby represents and warrants to each Voting Trustee and Certificateholder that McClatchy has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by McClatchy, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of McClatchy. This Agreement has been duly executed and delivered by McClatchy and constitutes a valid and binding obligation of McClatchy enforceable in accordance with its terms.

         4. COVENANTS OF THE VOTING TRUSTEES AND EACH CERTIFICATEHOLDER. Until the termination of this Agreement in accordance with Section 9 hereof, the Voting Trustees, severally and jointly, and each Certificateholder, severally and not jointly, agree as follows:

         (a) VOTE OF THE CERTIFICATEHOLDERS. Unless the Voting Trustees have already done so, as soon as practicable after the date hereof, but in no event later than immediately prior to any duly noticed meeting of stockholders of the Company called to vote upon the Company Merger and the Merger Agreement or any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Company Merger and the Merger Agreement is sought, the Voting Trustees shall, including by initiating a written consent solicitation, in accordance with paragraphs 6, 11 and 12 of the Voting Trust, call and duly notice a meeting of Certificateholders for the purpose of obtaining the vote of at least two-thirds interest in the Subject Shares (or in the case of a written consent, at least nine-tenths interest in the Subject Shares) in favor of the Company Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof.

         (b) CERTIFICATEHOLDERS; VOTE FOR THE COMPANY MERGER. At any duly noticed meeting of Certificateholders called to vote upon the Company Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Company Merger and the Merger Agreement is sought, the Certificateholders shall vote (or cause to be voted) the number of Subject Shares set forth opposite his, her or its name on Schedule B attached hereto in favor of the Company Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof. The Certificateholder hereby waives any appraisal rights granted pursuant to Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") (or any successor provision) to which it may otherwise be entitled as a result of the Company Merger or the other transactions contemplated by the Merger Agreement.

         (c) STOCKHOLDERS; VOTE FOR THE COMPANY MERGER. At any duly noticed meeting of stockholders of the Company called to vote upon the Company Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Company Merger and the Merger Agreement is sought, the Voting Trustees shall vote (or cause to be voted) the Subject Shares in favor of the Company Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof.

         (d) VOTE AGAINST ALTERNATIVE PROPOSALS. At any duly noticed meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the stockholders' vote, consent or other approval is sought, the Voting Trustees shall be present (in person or by proxy) and shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Company Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or involving the Company (each an "Alternative Proposal") or (ii) any amendment of the Company's certificate of incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, delay or nullify the Company Merger, the Merger Agreement or any of the other transactions contemplated by the Merger

Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Voting Trustees further agree not to commit or agree to take any action inconsistent with the foregoing.

         (e) TRANSFER OF SUBJECT SHARES. Except pursuant to this Agreement and except as provided in the immediately succeeding sentence of this Section 4(e), the Voting Trustees and Certificateholders agree not to (i) transfer, sell, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, the Subject Shares to any person, other than pursuant to the terms of the Company Merger, or
(ii) enter into any voting arrangement, whether by proxy, power-of-attorney, voting agreement, voting trust or otherwise, in connection with, directly or indirectly, any Alternative Proposal.

         (f) NO SOLICITATION. During the terms of this Agreement, the Voting Trustees and Certificateholders shall not, nor shall they permit any of their Affiliates or any director, officer, employee, investment banker, attorney or other advisor or representative of any of the foregoing to, (i) directly or indirectly, solicit, initiate or knowingly encourage the submission of, any Alternative Proposal or (ii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any other action to facilitate any inquires or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Alternative Proposal.

         (g) ASSISTANCE. Until the Company Merger is consummated or the Merger Agreement is terminated other than pursuant to Section 9.01(c) or Section 9.01(d) of the Merger Agreement as a result of the failure to obtain Company Stockholder Approval, the Voting Trustees and Certificateholders shall use all reasonable efforts to assist and cooperate with the other parties to consummate and make effective, in the most expeditious manner practicable, the Company Merger and the other transactions contemplated by the Merger Agreement.

         (h) TREATMENT OF CERTAIN CERTIFICATEHOLDER PROFITS. (i) In the event of that the Merger Agreement shall have been terminated pursuant to Section 9.01(c) or 9.01(d) of the Merger Agreement as a result of the failure to obtain Company Stockholder Approval at a meeting of the shareholders of the Company called for the purpose of obtaining such approval, each Certificateholder which failed to comply with its voting obligations hereunder shall pay to McClatchy on demand an amount equal to all profit (determined in accordance with Section 4(b)(ii) of such Certificateholder from the consummation of any Alternative Proposal (an "Alternative Transaction") within 18 months of such termination.

                  (ii) For purposes of this Section 4(h), the profit of any Certificateholder from any Alternative Transaction shall equal (A) the aggregate consideration received by such Certificateholder (or which such Certificateholder is legally entitled to receive) pursuant to such Alternative Transaction, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of disposition, of all Subject Shares of such Certificateholder disposed of after the termination of the Merger Agreement and prior to the date of such consummation of an Alternative Transaction less (C) the fair market value of the aggregate consideration that would have been issuable or payable to such Certificateholder pursuant to the Merger Agreement in effect on the date hereof, valued as of immediately prior to the first public announcement of the termination of, or the intention of McClatchy or the Company to terminate, the Merger Agreement, as if the Company Merger had been consummated on the date of such public announcement. For purposes of clause (D) above, the fair market value of the Class A Common Stock of Newco Holding that would have been received by the stockholders pursuant to the Merger Agreement as originally executed shall be deemed to be the fair market value of the Class A Common stock, par value $.01 per share, of McClatchy.

                  (ii) For purposes of this Section 4(h), the fair market value of any non-cash consideration consisting of:

                  (A) securities listed on a national securities exchange or traded on Nasdaq shall be equal to the average closing price per share of such security as reported on the composite trading system of such exchange or by Nasdaq for the five trading days ending on the trading day immediately prior to the date of value determination; and

                  (B) consideration which is other than cash or securities of the form specified in clause (A) of this Section 4(h)(iii) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by the parties within 10 business days of the event requiring selection of such banking firm; PROVIDED, HOWEVER, that if the parties are unable to agree within two business days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; PROVIDED FURTHER, that the fees and expenses of such investment banking firm shall be borne equally by McClatchy, on the one hand, and the Certificateholders which are required to pay profit to McClatchy pursuant hereto on the other hand. The determination of the investment banking firm shall be binding upon the parties.

                  (iii) Any payment of profit under this Section 4(h) shall (x) if paid in cash, be paid by wire transfer of same day funds to an account designated by McClatchy and (y) if paid through a mutually agreed transfer of securities, to the extent such transfer is permitted by applicable law and the transfer of such securities to McClatchy would not adversely impact McClatchy, or the value of such securities, be paid through delivery of such securities, suitably endorsed for transfer.

         5.  GRANT OF IRREVOCABLE PROXY.

         (a) EXISTING PROXIES REVOKED. The Voting Trustees represent that any proxies heretofore given in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked.

         (b) GRANT OF IRREVOCABLE PROXY TO MCCLATCHY AND NEWCO HOLDING. Following the receipt of the vote of the Certificateholders called for in
Section 4(b) above, upon McClatchy's or Newco Holding's request, each Voting Trustee hereby agrees to irrevocably grant to, and appoint, McClatchy and Newco Holding, and each of them, and any person who may hereafter be designated by McClatchy or Newco Holding as permitted under applicable law, and each of them individually, the Voting Trustee's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Voting Trustee, to vote the Subject Shares, or grant a consent or approval in respect of such Subject Shares, in favor of or against, as the case may be, the matters set forth in Sections 4(c) and 4(d), and to execute and deliver an appropriate instrument irrevocably granting such proxy. The proxy granted herein shall terminate upon any termination of this Agreement in accordance with its terms.

         (c) AFFIRMATIONS. Each Voting Trustee hereby affirms that any irrevocable proxy granted pursuant to Section 5(b) will be given in connection with the execution of the Merger Agreement, and that such irrevocable proxy will be given to secure the performance of the duties of the Voting Trustees under this

Agreement. If so granted, the Voting Trustees hereby ratify and confirm all that such irrevocable proxy may lawfully do or cause to be done by virtue thereof. Such irrevocable proxy, if and when executed, is intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.

         6. AFFILIATE LETTER, TAX CERTIFICATES. Each Voting Trustee and Certificateholder, to the extent an Affiliate of the Company, shall execute and deliver an Affiliate Letter contemplated by the Merger Agreement and such tax certificates as may reasonably be requested by the Company in connection with the rendering of the tax opinions contemplated by the Merger Agreement.

         7. FURTHER ASSURANCES. Each Voting Trustee and Certificateholder will from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as McClatchy or Newco Holding may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

         8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that McClatchy may assign, in its sole discretion, any or all of its rights, interest and obligations hereunder to Newco Holding or to any direct or indirect wholly owned subsidiary of McClatchy. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, successors and assigns.

         9. TERMINATION. This Agreement shall terminate upon the earlier of (a) the 18 month anniversary of the termination of the Merger Agreement or (b) the Effective Time of the Company Merger; PROVIDED, HOWEVER, that unless (x) the Company is in material breach of its material obligations under the Merger Agreement, (y) any Voting Trustee or Certificateholder is in material breach of its material obligations under this Agreement or (z) a meeting of the Company's stockholders (or any adjournment thereof) has been held to consider the Company Merger and the other transactions contemplated by the Merger Agreement and the requisite approval of the stockholders of the Company was not obtained, this Agreement shall terminate at the time the Merger Agreement is terminated pursuant to Section 9.01 thereof. Notwithstanding the foregoing, Section 4(h) shall (if operative in accordance with its terms) survive the termination of the Merger Agreement for the period of time specified therein.

         10. GENERAL PROVISIONS.

         (a) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

         (b) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to McClatchy in accordance with the notification provision contained in the Merger Agreement and to the Voting Trustees and Certificateholders at their respective addresses set forth on Schedule A and Schedule B attached hereto (or at such other address for a party as shall be specified by like notice).

         (c) INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         (d) COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

         (e) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and other than Newco Holding, which is an express beneficiary of this Agreement, any rights or remedies hereunder.

         (f) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         (g) PUBLIC ANNOUNCEMENTS. Each voting Trustee and Certificateholder will consult with McClatchy and use reasonable efforts to agree upon the text of any press release, before issuing any press release or otherwise making public statements with respect to the transactions contemplated by this Agreement and the Merger Agreement and shall not issue any such press release or make any such public statement without McClatchy's prior consent, which consent shall not be unreasonably withheld, except as may be required by applicable law (including requirements of stock exchanges and other similar regulatory bodies).

         (h) SEVERABILITY. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law, and the parties hereto shall reasonably negotiate in good faith a substitute term or provision that comes as close as possible to the invalidated and unenforceable term or provision, and that puts each party in a position as nearly comparable as possible to the position each such party would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         11. VOTING TRUSTEE AND CERTIFICATEHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Voting Trustee and Certificateholder signs solely in his or her capacity as the record holder and beneficial owner, respectively, of the number of Subject Shares set forth opposite his, her or its name in Schedules A and B, respectively, and nothing herein shall limit or affect any actions taken by a Voting Trustee or Certificateholder in his, her or its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement. Nothing in this Agreement shall be deemed to constitute a transfer of the beneficial ownership of the Subject Shares.

         12. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Minnesota or in a Minnesota state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Minnesota or any Minnesota state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the State of Minnesota or a Minnesota state court, (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                            (Signature page follows)

         IN WITNESS WHEREOF, McClatchy has caused this Agreement to be signed by its officer thereunto duly authorized and each Voting Trustee and Certificateholder has signed this Agreement or has caused this Agreement to be signed by its officer thereunto duly authorized, all as of the date first written above.

                                 MCCLATCHY, INC.


                                 By:      /S/ GARY PRUITT
                                          --------------------------------------
                                 Name:    Gary Pruitt
                                 Title:   President



                                 VOTING TRUSTEES:


                                 /S/ ELIZABETH BALLANTINE
                                 -----------------------------------------------
                                          Elizabeth Ballantine


                                 /S/ ELIZABETH BULLITT
                                 -----------------------------------------------
                                          Elizabeth Bullitt


                                 /S/ JOHN COWLES, III
                                 -----------------------------------------------
                                          John Cowles, III


                                 /S/ RUSSELL COWLES, II
                                 -----------------------------------------------
                                          Russell Cowles, II


                                 /S/ JOE SCOFIELD
                                 -----------------------------------------------
                                          Joe Scofield



                                 CERTIFICATEHOLDERS:


                                 /S/ MORLEY COWLES BALLANTINE
                                 -----------------------------------------------
                                 Morley Cowles Ballantine, individually and as trustee of the John Cowles Family Trust FBO:
                                 Morley Cowles Ballantine (S.D.#30630)

                                 /S/ RICHARD G. BALLANTINE
                                 -----------------------------------------------
                                 Richard G. Ballantine, individually and as
                                 trustee of the John Cowles Family Trust FBO:
                                 Morley Cowles Ballantine (S.D.#30630), the
                                 Arthur C. Ballantine Trust FBO: Richard Gale
                                 Ballantine, the Arthur C. Ballantine Trust FBO:
                                 Elizabeth Ballantine, the Arthur C. Ballantine Trust FBO: William Gay Ballantine, and the Arthur C. Ballantine Trust FBO: Helen Ballantine Healy


                                 /S/ FIRST BANK OF SOUTH DAKOTA, N.A.
                                 -----------------------------------------------
                                 First Bank of South Dakota, N.A. as trustee of the John Cowles Family Trust FBO: Morley Cowles Ballantine (S.D.#30630), the Elizabeth Bates Cowles Family Trust FBO: Sarah Cowles Doering (S.D.#30660), Sarah Cowles Bullitt Trust for Radcliffe College and Elizabeth Bullitt and Others (S.D.#30500), Sarah Cowles Bullitt Trust for Radcliffe College and Margaret Morley Bullitt and Others (S.D.#30510), John Cowles Family Trust FBO: John Cowles, Jr. (S.D.#30640), and the John Cowles Family Trust
                                 FBO: Russell Cowles, II (S.D.#30650)


                                 /S/ ELIZABETH BALLANTINE
                                 -----------------------------------------------
                                 Elizabeth Ballantine, individually and as
                                 trustee of the Arthur A. Ballantine Trust FBO:
                                 Richard Gale Ballantine, the Arthur A.
                                 Ballantine Trust FBO: Elizabeth Ballantine, the Arthur A. Ballantine Trust FBO: William Gay Ballantine, and the Arthur A. Ballantine Trust
                                 FBO: Helen Ballantine Healy


                                 /S/ SARAH COWLES DOERING
                                 -----------------------------------------------
                                 Sarah Cowles Doering (a.k.a. Sarah Cowles
                                 Bullitt), as trustee of the Sarah Cowles
                                 Bullitt Living Trust Agreement dated August 10, 1968 (as amended and restated) and the Elizabeth Bates Cowles Family Trust FBO: Sarah Cowles Doering (S.D.#30660)


                                 /S/ ELIZABETH BULLITT
                                 -----------------------------------------------
                                 Elizabeth Bullitt, individually and as trustee of the Sarah Cowles Bullitt Living Trust Agreement dated August 10, 1968 (as amended and restated) and the Elizabeth Bates Cowles Family Trust FBO: Sarah Cowles Doering (S.D.#30660)

                                 /S/ PHILIP S. SHERBURNE
                                 -----------------------------------------------
                                 Philip S. Sherburne, as trustee of the Sarah
                                 Cowles Bullitt Living Trust Agreement dated
                                 August 10, 1968 (as amended) and restated) and the John Cowles, III Living Trust dated January 4, 1991


                                 /S/ MARGARET MORLEY BULLITT-JONAS
                                 -----------------------------------------------
                                 Margaret Morley Bullitt-Jonas, individually and as trustee of the Sarah Cowles Bullitt Trust for Radcliffe College and Elizabeth Bullitt and Others (S.D.#30500) and the Sarah Cowles Bullitt Trust for Radcliffe College and Margaret Morley Bullitt and Others (S.D.#30510)


                                 /S/ JOHN BULLITT
                                 -----------------------------------------------
                                 John Bullitt, as trustee of the Sarah Cowles
                                 Bullitt Trust for Radcliffe College and
                                 Margaret Morley Bullitt and Others (S.D.#30510)


                                 /S/ JOHN COWLES, III
                                 -----------------------------------------------
                                 John Cowles, III, as trustee of the John
                                 Cowles, Jr. Irrevocable Short-Term Trust dated November 29, 1990, the John Cowles Family Trust
                                 FBO: John Cowles, Jr. (S.D.#30640), the Sage
                                 Fuller Cowles Irrevocable Short-Term Trust
                                 dated November 29, 1990, and the John Cowles, III Living Trust dated January 4, 1991


                                 /S/ TESSA SAGE FLORES
                                 -----------------------------------------------
                                 Tessa Sage Flores, as trustee of the John
                                 Cowles Family Trust FBO: John Cowles, Jr.
                                 (S.D.#30640)


                                 /S/ JANE SAGE COWLES
                                 -----------------------------------------------
                                 Jane Sage Cowles, as trustee of the John Cowles Family Trust FBO: John Cowles, Jr. (S.D.#30640)


                                 /S/ CHARLES FULLY COWLES
                                 -----------------------------------------------
                                 Charles Fully Cowles, as trustee of the John
                                 Cowles Family Trust FBO: John Cowles, Jr.
                                 (S.D.#30640)

                                 /S/ JOHN COWLES, JR.
                                 -----------------------------------------------
                                 John Cowles, Jr., as trustee of the John Cowles Family Trust FBO: John Cowles, Jr. (S.D.#30640)


                                 /S/ RUSSELL COWLES, II
                                 -----------------------------------------------
                                 Russell Cowles, II, as trustee of the John
                                 Cowles Family Trust FBO: Russell Cowles, II
                                 (S.D.#30650)


                                 /S/ MARGUERITE COWLES
                                 -----------------------------------------------
                                 Marguerite Cowles, as trustee of the John
                                 Cowles Family Trust FBO: Russell Cowles, II
                                 (S.D.#30650)


                                 /S/ LISA KRUIDENIER
                                 -----------------------------------------------
                                 Lisa Kruidenier


                                 /S/ ANN B. BURNS
                                 -----------------------------------------------
                                 Ann B. Burns, as trustee of the Sarah Cowles
                                 Bullitt Living Trust Agreement dated August 10, 1990 (as amended and restated)

                                   SCHEDULE A


Shares                     Record Holder
------                     -------------

2,163,186                  Voting Trustees of the Amended and Restated Voting
Voting Common Stock        Trust Agreement effective October 30, 1996

                                   SCHEDULE B


Shares                                Certificateholder
------                                -----------------

158,988        Morley Cowles Ballantine

228,342 Morley Cowles Ballantine, Richard G. Ballantine and First Bank of South Dakota, N.A. as trustees of John Cowles Family Trust FBO:
               Morley Cowles Ballantine (S.D.#30630)

25,344         Richard G. Ballantine

3,330 Arthur C. Ballantine Trust FBO: Richard Gale Ballantine, Elizabeth Ballantine and Richard G. Ballantine, Trustees

29,214         Elizabeth Ballantine

3,336 Arthur C. Ballantine Trust FBO: Elizabeth Ballantine, Elizabeth Ballantine and Richard G. Ballantine, Trustees

3,330 Arthur C. Ballantine Trust FBO: William Gay Ballantine, Elizabeth Ballantine and Richard G. Ballantine, Trustees

3,336 Arthur C. Ballantine Trust FBO: Helen Ballantine Healy, Elizabeth Ballantine and Richard G. Ballantine, Trustees

600 Sarah Cowles Doering, Elizabeth Bullitt, Philip S. Sherburne and Ann B. Burns, Trustees of Sarah Cowles Bullitt Living Trust Agreement dated August 10, 1968 (as amended and restated)

232,950 Sarah Cowles Doering, Elizabeth Bullitt and First Bank of South Dakota, N.A., Trustees of the Elizabeth Bates Cowles Family Trust
               FBO: Sarah Cowles Doering (S.D.#30660)

98,286         Elizabeth Bullitt

67,956         Margaret Morley Bullitt-Jonas (a.k.a. Margaret Morley Bullitt)

28,200 Elizabeth Bullitt, Margaret Morley Bullitt, and First Bank of South Dakota, N.A. as Trustees of Sarah Cowles Bullitt Trust for Radcliffe College and Elizabeth Bullitt and Others (S.D.#30500)

23,250 Margaret Morley Bullitt, John Bullitt and First Bank of South Dakota, N.A. as Trustees of Sarah Cowles Bullitt Trust for Radcliffe College and Margaret Morley Bullitt and Others (S.D.#30510)

246,152 John Cowles, III, Trustee of John Cowles, Jr. Irrevocable Short-Term Trust dated November 29, 1990

217,482 John Cowles, Jr., John Cowles, III, Tessa Sage Flores, Jane Sage Cowles, Charles Fuller Cowles and First Bank of South Dakota, N.A. as Trustees of the John Cowles Family Trust FBO: John Cowles, Jr. (S.D.#30640)

301,738 John Cowles, III, Trustee of the Sage Fuller Cowles Irrevocable Short- Term Trust dated November 29, 1990

23,172 John Cowles, III and Philip S. Sherburne, Trustees of the John Cowles, III Living Trust dated January 4, 1991

Shares                                Certificateholder
------                                -----------------

228, 342 Russell Cowles, II, Marguerite A. Cowles and First Bank of South Dakota, N.A. as Trustees of John Cowles Family Trust FBO: Russell Cowles, II (S.D.#30650)

70,746         Lisa Kruidenier

1,994,094      - 92.18%
---------

                                                                         ANNEX D
                                                                         -------

                        [SALOMON BROTHERS INC LETTERHEAD]


November 13, 1997



Board of Directors
McClatchy Newspapers, Inc.
2100 Q Street
Sacramento, California  95816-6899

Members of the Board:

        You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the consideration to be paid by McClatchy Newspapers, Inc. ("McClatchy") in its proposed acquisition of Cowles Media Company (the "Company") pursuant to the Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), dated as of November 13, 1997, by and between McClatchy and the Company.

        We understand that the Reorganization Agreement provides for the merger of a wholly owned subsidiary of a newly formed Delaware corporation ("Newco Holding") with and into the Company (the "Company Merger"). In the Company Merger, as set forth more fully in the Reorganization Agreement, each issued and outstanding share of the common stock (voting and nonvoting), no par value, of the Company ("Company Common Stock") (other than shares (a) held in treasury of the Company, (b) owned by the Company, McClatchy or any of their respective affiliates or (c) which are the subject of appraisal rights) shall be converted into either (at the election of the holder of such shares subject to proration )
(i) the right to receive $90.50 in cash or (ii) a number of fully paid and nonassessable shares of Class A common stock, par value $.01 per share, of Newco Holding ("Newco Class A Common Stock") with a market value (determined in the manner set forth in the Reorganization Agreement) equal to $90.50 but in no event less than 2.68820 shares or more than 3.01667 shares. The Reorganization Agreement further provides that in no event will fewer than 15% nor more than 25% of the outstanding shares of Company Common Stock be converted into Newco Class A Common Stock in the Company Merger.

        We further understand that the Reorganization Agreement also provides for the merger of a second wholly owned subsidiary of Newco Holding with and into McClatchy (the "McClatchy Merger" and, with the Company Merger, the "Mergers"). In

Board of Directors
McClatchy Newspapers, Inc.
November 13, 1997
Page 2


the McClatchy Merger, each issued and outstanding share of Class A and Class B common stock, par value $.01 per share of McClatchy ("McClatchy Common Stock") (other than shares (a) held in treasury of McClatchy, (b) owned by McClatchy, the Company or any of their respective subsidiaries or (c) which are the subject of appraisal rights) will be converted into one share of Newco Class A Common Stock or one share of Class B common stock, par value $.01 per share, of Newco Holding ("Newco Class B Common Stock"), respectively. We understand that Newco Class A Common Stock and Newco Class B Common Stock have rights identical to the Class A and Class B common stock of McClatchy, respectively.

        In connection with rendering our opinion, we have reviewed (i) the Reorganization Agreement, (ii) certain publicly available information concerning the Company and McClatchy; (iii) certain internal information, primarily financial in nature, including forecasts and pro forma financial information, concerning the business and operations of the Company and McClatchy as well as the proposed financing of the Mergers provided to us by McClatchy and the Company respectively for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, McClatchy Common Stock; (v) certain publicly available information with respect to certain companies that we believe to be comparable to the Company and McClatchy and the trading markets for such other companies' securities; and (vi) certain publicly available information concerning the nature and terms of certain other acquisition transactions that we consider relevant to our inquiry. We have discussed the past and current business operations, financial condition and prospects of the Company and McClatchy with certain officers and employees of McClatchy and the Company, respectively. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant.

        In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us for the purpose of this opinion and have neither attempted to independently verify nor assumed responsibility for verifying any of such information. With respect to the financial forecasts (including pro forma financial information) and supporting assumptions (including anticipated synergies and cost savings resulting from the acquisition by McClatchy of the Company), we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of McClatchy and the Company as to the future financial performance of the Company and McClatchy. We express no opinion with respect to such forecasts or the assumptions on which they were based. We have not

Board of Directors
McClatchy Newspapers, Inc.
November 13, 1997
Page 3


conducted a physical inspection of any of the properties or facilities of the Company and McClatchy, nor have we made or obtained or assumed responsibility for making or obtaining any independent evaluations or appraisals of any assets (including properties and facilities) or liabilities of the Company and McClatchy.

        Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances and events occurring after the date hereof. Our opinion as expressed below does not imply any conclusion as to the likely trading range for Newco Class A Common Stock following the consummation of the Mergers, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be paid by McClatchy in the proposed acquisition of the Company and does not address McClatchy's underlying business decision to effect the Mergers or constitute a recommendation concerning how holders of McClatchy Common Stock should vote with respect to the Mergers.

        We have acted as financial advisor to McClatchy in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon the execution of the Reorganization Agreement and the remainder of which is contingent upon consummation of the Mergers. In the ordinary course of business, we may actively trade the securities of McClatchy and the Company for our own account and for the accounts of customers and, accordingly, may at any a time hold a long or short position in such securities.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be paid by McClatchy in the proposed acquisition of the Company is fair, from a financial point of view, to McClatchy.

                                       Very truly yours,



                                       /s/ Salomon Brothers Inc
                                       Salomon Brothers Inc

                                                                         ANNEX E
                                                                         -------
                        [GOLDMAN, SACHS & CO. LETTERHEAD]


PERSONAL AND CONFIDENTIAL
-------------------------


November 13, 1997


Board of Directors
Cowles Media Company
329 Portland Avenue
Minneapolis, MN  55415-1112

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of voting and non-voting Common Stock, $0.17 stated value, (the "Shares") of Cowles Media Company (the "Company") of the Stock Consideration and Cash Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger and Reorganization, dated as of November 13, 1997, between McClatchy Newspapers, Inc. ("McClatchy") and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged (the "Merger") with a wholly-owned subsidiary of MNI Newco, Inc., a newly formed holding company ("Newco") owned by McClatchy and formed for the purpose of effectuating the transactions contemplated by the Agreement. Pursuant to the Agreement, each holder of Shares shall be entitled to elect to receive for each Share either cash consideration of $90.50 (the "Cash Consideration") or that number of shares of Newco Class A Common Stock, par value $0.01, (the "Newco Common Stock") equal to $90.50 divided by the Volume Adjusted Weighted Average Trading Price (as defined in the Agreement) (the "Exchange Ratio"), provided that the Exchange Ratio shall not be less than 2.68820 nor more than
3.01667 (the "Stock Consideration"); and provided, further, that if the total number of Shares designated by holders to be exchanged for Cash Consideration or for Stock Consideration exceeds the Maximum Cash Number or the Maximum Stock Number, respectively (as such terms are defined in the Agreement), the elections shall be subject to certain procedures and limitations as set forth in the Agreement, as to which procedures and limitations we are expressing no opinion. The Agreement also provides that simultaneously with the Merger a wholly-owned subsidiary of Newco will be merged with McClatchy, and each holder of Class A Common Stock and Class B Common Stock of McClatchy will be entitled to receive for each of such shares, a corresponding share of Newco Common Stock or Newco Class B Common Stock, as the case may be.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as its financial advisor in connection with, and having participated in the negotiations leading to, the Agreement. Goldman, Sachs & Co. may provide investment banking services to McClatchy or Newco in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from

Cowles Media Company
November 13, 1997
Page Two


time to time effect transactions and hold securities, including derivative securities, of the Company or McClatchy for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders of the Company for the five fiscal years ended March 31, 1997 and Annual Reports to Stockholders and Annual Reports on Form 10-K of McClatchy for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports of the Company and certain interim reports to stockholders and Quarterly Reports on Form 10-Q of McClatchy; certain other communications from the Company and McClatchy to their respective stockholders; and certain internal financial analyses and forecasts for the Company and McClatchy prepared by members of their respective senior managements. We also have held discussions with members of the senior managements of the Company and McClatchy regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the publicly traded shares of the Company and McClatchy, compared certain financial and stock market information for the Company and McClatchy with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the newspaper industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or McClatchy or any of their subsidiaries, and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction. We are not expressing any opinion herein as to the prices at which the shares of Newco Common Stock may trade if and when they are issued.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration and the Cash Consideration to be received by holders of Shares pursuant to the Agreement taken as a unitary transaction is fair from a financial point of view to the holders of Shares.

Very truly yours,


/s/ Goldman, Sachs & Co.
-----------------------------
(GOLDMAN, SACHS & CO.)

                                                                         ANNEX F
                                                                         -------

                               SECTION 262 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of his shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sections 251 (other than a merger effected pursuant to subsection (g) of section 251), 252, 254, 257, 258, 263 or 264 of this title:

                  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the holders of the surviving corporation as provided in subsection (f) of section 251 of this title.

                  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                           a. Shares of stock of the corporation surviving or
                  resulting from such merger or consolidation, or depository receipts in respect thereof;

                           b. Shares of stock of any other corporation, or
                  depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                           c. Cash in lieu of fractional shares or fractional
                  depository receipts described in the foregoing subparagraphs
                  a. and b. of this paragraph; or

                           d. Any combination of the shares of stock, depository
                  receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d)  Appraisal rights shall be perfected as follows:

                  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                  (2) If the merger or consolidation was approved pursuant to section 228 or section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given; provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the DGCL permits New McClatchy's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of New McClatchy, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Article VII of New McClatchy's Restated Certificate of Incorporation provides for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by law.

         As permitted by sections 102 and 145 of the DGCL, New McClatchy's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to New McClatchy and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL or liability for any breach of the director's duty of loyalty to New McClatchy or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

         In addition, New McClatchy will maintain officers' and directors' insurance covering certain labilities that may be incurred by officers and directors in the performance of their duties.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits.


Exhibit
Number     Description Of Document
------     -----------------------

2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of February 13, 1998 by and among McClatchy Newspapers, Inc., Cowles Media Company, MNI Newco, Inc., MNI Mergerco, Inc. and CMC Mergerco, Inc. (attached as Annex A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3.1 Form of Restated Certificate of Incorporation of MNI Newco, Inc., a Delaware corporation.

3.2        Bylaws of MNI Newco, Inc., a Delaware corporation.

5.1        Opinion of Pillsbury Madison & Sutro LLP.

8.1        Tax Opinion of Pillsbury Madison & Sutro LLP.

8.2        Tax Opinion of Faegre & Benson LLP.

8.3        Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson.

21.1       Subsidiaries of MNI Newco, Inc.

23.1       Consent of Deloitte & Touche LLP, independent auditors.

Exhibit
Number     Description Of Document
------     -----------------------

23.2       Consent of KPMG Peat Marwick LLP.

23.3 Consent of Pillsbury Madison & Sutro LLP (included in Exhibits 5.1 and 8.1).

23.4       Consent of Salomon Brothers Inc.

23.5       Consent of Goldman, Sachs & Co.

23.6       Consent of Faegre & Benson LLP (included in Exhibit 8.2).

23.7       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 8.3).

24.1       Powers of Attorney (see Page II-4 of this Registration Statement).

99.1       Forms of Proxy for Special Meeting of McClatchy Stockholders.

99.2       Form of Proxy for Special Meeting of Cowles Stockholders.

99.3       Form of Election form to be used in connection with the Cowles
           Merger.

---------------

*        Incorporated by reference.


         (b)      Financial Statement Schedules.

         None

ITEM 22.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities

Exchange Act of 1934, as amended (the "ExchangeAct"), that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

         The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Joint Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on February 13, 1998.

                                     MNI NEWCO, INC.



                                     By           /S/ GARY B. PRUITT
                                        ---------------------------------------
                                                    Gary B. Pruitt
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Gary B. Pruitt and Karole Morgan-Prager and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                         Title                      Date
         ---------                         -----                      ----



    /s/ Gary B. Pruitt            President, Chief Executive   February 13, 1998
----------------------------      Officer and Director
      Gary B. Pruitt              (Principal Executive
                                  Officer)



    /s/ James P. Smith            Vice President, Finance,     February 13, 1998
----------------------------      Treasurer and Director
      James P. Smith              (Principal Financial
                                  Officer)



   /s/ Robert W. Berger           Controller (Principal        February 13, 1998
----------------------------      Accounting Officer)
     Robert W. Berger



----------------------------      Director
    William K. Coblentz

         Signature                         Title                      Date
         ---------                         -----                      ----



/s/ Molly Maloney Evangelisti     Director                     February 13, 1998
-----------------------------
 Molly Maloney Evangelisti



     /s/ Joan F. Lane             Director                     February 13, 1998
----------------------------
       Joan F. Lane



    /s/ R. Larry Jinks            Director                     February 13, 1998
----------------------------
      R. Larry Jinks



   /s/ Betty Lou Maloney          Director                     February 13, 1998
----------------------------
     Betty Lou Maloney



  /s/ James B. Mcclatchy          Director                     February 13, 1998
----------------------------
    James B. McClatchy



/s/ William Ellery Mcclatchy       Director                    February 13, 1998
----------------------------
  William Ellery McClatchy



      /s/ Erwin Potts             Chairman of the Board        February 13, 1998
----------------------------      and Director
        Erwin Potts



/s/ S. Donley Ritchey, Jr.        Director                     February 13, 1998
----------------------------
  S. Donley Ritchey, Jr.



    /S/ WILLIAM M. ROTH           Director                     February 13, 1998
----------------------------
      William M. Roth



   /s/ FRederick R. Ruiz          Director                     February 13, 1998
----------------------------
     Frederick R. Ruiz

                                  EXHIBIT INDEX


Exhibit
Number     Description Of Document
------     -----------------------

2.1 Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of February 13, 1998 by and among McClatchy Newspapers, Inc., Cowles Media Company, MNI Newco, Inc., MNI Mergerco, Inc. and CMC Mergerco, Inc. (attached as Annex A to the Joint Proxy Statement/Prospectus included in this Registration Statement).

3.1 Form of Restated Certificate of Incorporation of MNI Newco, Inc., a Delaware corporation.

3.2        Bylaws of MNI Newco, Inc., a Delaware corporation.

5.1        Opinion of Pillsbury Madison & Sutro LLP.

8.1        Tax Opinion of Pillsbury Madison & Sutro LLP.

8.2        Tax Opinion of Faegre & Benson LLP.

8.3        Tax Opinion of Fried, Frank, Harris, Shriver & Jacobson.

21.1       Subsidiaries of MNI Newco, Inc.

23.1       Consent of Deloitte & Touche LLP, independent auditors.

23.2       Consent of KPMG Peat Marwick LLP.

23.3 Consent of Pillsbury Madison & Sutro LLP (included in Exhibits 5.1 and 8.1).

23.4       Consent of Salomon Brothers Inc.

23.5       Consent of Goldman, Sachs & Co.

23.6       Consent of Faegre & Benson LLP (included in Exhibit 8.2).

23.7       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in
           Exhibit 8.3).

24.1       Powers of Attorney (see Page II-4 of this Registration Statement).

99.1       Forms of Proxy for Special Meeting of McClatchy Stockholders.

99.2       Form of Proxy for Special Meeting of Cowles Stockholders.

99.3       Form of Election form to be used in connection with the Cowles
           Merger.

---------------

*        Incorporated by reference.